As filed with the Securities and Exchange
Commission
on
April
9, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form
S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JERSEY CENTRAL POWER & LIGHT COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	4911	21-0485010
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
300 Madison Avenue
Morristown, New Jersey 07962
(800)-736-3402
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Arcuri
Associate General Counsel
FirstEnergy Corp.
341 White Pond Drive
Akron, OH 44320
(800)
736-3402
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Celia A. Soehner
Erin E. Martin
Morgan, Lewis & Bockius LLP
One Oxford Centre, 32
nd
Floor
Pittsburgh, PA 15219-6401
(412)
560-3300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule
13e-4(i)
(Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule
14d-1(d)
(Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete this exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL [ ], 2026

PRELIMINARY PROSPECTUS

Jersey Central Power & Light Company

Offer to exchange up to

$350,000,000 aggregate principal amount of 4.150% Senior Notes due 2029

(CUSIP Nos. 476556 DJ1 and U04536 AJ4)

that have not been registered under the Securities Act

for

$350,000,000 aggregate principal amount of 4.150% Senior Notes due 2029

(CUSIP No. 476556 DK8)

registered under the Securities Act

and

$500,000,000 aggregate principal amount of 4.400% Senior Notes due 2031

(CUSIP Nos. 476556 DG7 and U04536 AG0)

that have not been registered under the Securities Act

for

$500,000,000 aggregate principal amount of 4.400% Senior Notes due 2031

(CUSIP No. 476556 DL6)

registered under the Securities Act

and

$500,000,000 aggregate principal amount of 5.150% Senior Notes due 2036

(CUSIP Nos. 476556 DH5 and U04536 AH8)

that have not been registered under the Securities Act

for

$500,000,000 aggregate principal amount of 5.150% Senior Notes due 2036

(CUSIP No. 476556 DM4)

registered under the Securities Act

THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME,

ON    , 2026, UNLESS WE EXTEND IT.

Terms of the Exchange Offer

We are offering to exchange all outstanding (i) $350,000,000 aggregate principal amount of our 4.150% Senior Notes due 2029 (the “Outstanding 2029 Notes”), (ii) $500,000,000 aggregate principal amount of our 4.400% Senior Notes due 2031 (the “Outstanding 2031 Notes”) and (iii) $500,000,000 aggregate principal amount of our 5.150% Senior Notes due 2036 (the “Outstanding 2036 Notes” and, together with the Outstanding 2029 Notes and the Outstanding 2031 Notes, the “Outstanding Notes”) that were issued in a transaction not requiring registration under the Securities Act for an equal amount of new $(i) $350,000,000 aggregate principal amount of our 4.150% Senior Notes due 2029 (the “New 2029 Notes”), (ii) $500,000,000 aggregate principal amount of our 4.400% Senior Notes due 2031 (the “New 2031 Notes”) and (iii) $500,000,000 aggregate principal amount of our 5.150% Senior Notes due 2036 (the “New 2036 Notes” and, together with the New 2029 Notes and the New 2031 Notes, the “New Notes”). We refer to this offer to exchange as the “exchange offer.”

•

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered Outstanding Notes for freely tradable New Notes that have been registered under the Securities Act.

•

The exchange offer expires at 5:00 p.m., New York City time, on    , 2026, unless extended. The exchange offer will remain open for at least 20 full business days calculated in accordance with the requirements of Regulation 14E under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” (or longer if required by applicable law, including Regulation 14E), after the date notice of the exchange offer is first sent to holders of the Outstanding Notes. We do not currently intend to extend the expiration date.

•	Upon expiration of the exchange offer, all Outstanding Notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of the applicable series of New Notes.

•	You may withdraw tendered Outstanding Notes at any time prior to the expiration or termination of the exchange offer.

•	The exchange of Outstanding Notes for New Notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•

The terms of the New Notes to be issued in the exchange offer are substantially the same as the terms of the corresponding series of Outstanding Notes, except that the offer of the New Notes is registered under the Securities Act, and the New Notes have no transfer restrictions, rights to additional interest or registration rights. In addition, the New Notes will bear a different CUSIP number than the Outstanding Notes.

•	The exchange offer is not subject to any minimum tender condition but is subject to customary conditions.

•	There is no existing public market for the Outstanding Notes or the New Notes. We do not intend to list the New Notes on any securities exchange or quotation system.

Investing in the New Notes to be issued in the exchange offer involves certain risks. See “Risk Factors” beginning on page 13.

We are not making an offer to exchange Outstanding Notes for New Notes in any jurisdiction where the offer is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the New Notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker dealer who acquired Outstanding Notes as a result of market making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the New Notes. We have agreed that, for a period of up to 180 days after the commencement of the exchange offer, we will make this prospectus available for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is    , 2026.

We have not authorized anyone to provide you with any additional information or any information that is different from that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained herein. The information contained in this prospectus is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any state where the offer is not permitted.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We caution you that this prospectus contains forward-looking statements based on information currently available to us. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following (see Glossary of Terms for definitions of capitalized terms).

The forward-looking statements contained herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are in some cases beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

•

The potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement (“DPA”), and settlements with the Ohio Attorney General’s (“OAG”) office and the U.S. Securities and Exchange Commission (“SEC”);

•	The risks and uncertainties associated with litigation, including the securities class-action lawsuit, regulatory proceedings, arbitration, mediation and similar proceedings;

•

Changes in national and regional economic conditions, including recession, volatile interest rates, inflationary pressure, supply chain disruptions, higher fuel costs, and workforce impacts, affecting us and/or our customers and the vendors with which we do business;

•

Variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters, which may result in increased storm restoration expenses and negatively affect future operating results;

•	The potential liabilities and increased costs arising from regulatory actions or outcomes in response to severe weather conditions and other natural disasters;

•

Legislative and regulatory developments, and executive orders, including, but not limited to, matters related to rates, generation resource adequacy, co-location of generation and large loads, and compliance and enforcement activity;

•

The ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions;

•

The risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information;

•

The ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, executing Energize 365, FirstEnergy’s transmission and distribution investment program (“Energize365”), our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, strengthening our balance sheet and growing earnings;

•

Changing market conditions affecting the measurement of certain liabilities and the value of assets held in FirstEnergy’s pension trusts may negatively impact our forecasted growth rate, results of operations and may also cause it to make contributions to its pension sooner or in amounts that are larger than currently anticipated;

•

Changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission investment opportunities;

•	Human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees, and labor disruptions by our unionized workforce;

•

Changes to environmental laws and regulations, including, but not limited to, federal and state rules related to climate change, Coal Combustion Residuals (“CCRs”), and potential changes to such laws and regulations;

•

Changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, and emerging technology, particularly with respect to electrification, energy storage, co-location of generation and large loads, and distributed sources of generation;

•	Future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity;

•	The potential of non-compliance with debt covenants in our credit facilities;

•	The ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates;

•	Changes to significant accounting policies;

•

Any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022 (the “IRA of 2022”), the One Big Beautiful Bill Act of 2025 (the “OBBBA”), or adverse tax audit results or rulings and potential changes to such laws and regulations;

•	The ability to meet our publicly-disclosed goals relating to climate-related matters, opportunities, improvements, and efficiencies, including FirstEnergy’s Greenhouse Gas (“GHG”) reduction goals; and

•	The risks and other factors discussed from time to time in our SEC filings.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus and should be read in conjunction with the risk factors and other disclosures contained in this prospectus. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors or assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

GLOSSARY OF TERMS

The following abbreviations and acronyms may be used to identify frequently used terms in this prospectus:

ACE	Affordable Clean Energy
AEP	American Electric Power Company, Inc.
AFS	Available-for-sale
AFUDC	Allowance for Funds Used During Construction
AMI	Advanced Metering Infrastructure
AMT	Alternative Minimum Tax
AOCI	Accumulated Other Comprehensive Income (Loss)
ARO	Asset Retirement Obligation
ASU	Accounting Standards Update
BGS	Basic Generation Service
CAA	Clean Air Act
CCR	Coal Combustion Residual
CERCLA	Comprehensive Environmental Response, Compensation, and Liability Act of 1980
CFR	Code of Federal Regulations
CO2	Carbon Dioxide
CODM	Chief Operating Decision Maker
CPP	EPA’s Clean Power Plan
CSAPR	Cross-State Air Pollution Rule
CWIP	Construction Work in Progress
D.C. Circuit	U.S. Court of Appeals for the District of Columbia Circuit
DCR	Delivery Capital Recovery
DMR	Distribution Modernization Rider
DOE	U.S. Department of Energy
DominionHV	Dominion High Voltage Mid-Atlantic, Inc., an affiliate of VEPCO
DPA	Deferred Prosecution Agreement entered into on July 21, 2021, between FE and the U.S. Attorney’s Office for the S.D. Ohio
DSIC	Distribution System Improvement Charge
DSP	Default Service Plan
EDC	Electric Distribution Company
EEI	The Edison Electric Institute
EGS	Electric Generation Supplier
EGU	Electric Generation Unit
EH	Energy Harbor Corp.
ELG	Effluent Limitation Guidelines
ENEC	Expanded Net Energy Cost
Energize365	FirstEnergy’s Transmission and Distribution Infrastructure Investment Program.
EnergizeNJ	JCP&L’s second Infrastructure Investment Program
EPA	U.S. Environmental Protection Agency
EPS	Earnings per Share
ESP	Electric Security Plan
Exchange Act	Securities Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
FE	FirstEnergy Corp.
FE Board	The Board of Directors of FE
FERC	Federal Energy Regulatory Commission
FIP	Federal Implementation Plan
Fitch	Fitch Ratings Service

FMB	First Mortgage Bond
FTR	Financial Transmission Right
GAAP	Generally Accepted Accounting Principles in the United States
GHG	Greenhouse Gas
HB 15	House Bill 15, as passed by Ohio’s 136th General Assembly
HB 6	House Bill 6, as passed by Ohio’s 133rd General Assembly
IRA	Inflation Reduction Act of 2022
IRS	Internal Revenue Service
kV	Kilovolt
LOC	Letter of Credit
LTIIP	Long-Term Infrastructure Improvement Plan
MDPSC	Maryland Public Service Commission
MGP	Manufactured Gas Plants
Moody’s	Moody’s Investors Service, Inc.
MW	Megawatt
MWh	Megawatt-hour
NCI	Noncontrolling Interest
NERC	North American Electric Reliability Corporation
NJBPU	New Jersey Board of Public Utilities
NOL	Net Operating Loss
NOx	Nitrogen Oxide
NYPSC	New York State Public Service Commission
OAG	Ohio Attorney General
OBBBA	One Big Beautiful Bill Act of 2025, as signed into law on July 4, 2025
OCC	Ohio Consumers’ Counsel
ODSA	Ohio Development Service Agency
Ohio Stipulation	Stipulation and Recommendation, dated November 1, 2021, entered into by and among the Ohio Companies, the OCC, PUCO staff, and several other signatories
OPEB	Other Postemployment Benefits
OPIC	Other paid-in capital
OVEC	Ohio Valley Electric Corporation
PA Consolidation	Consolidation of the Pennsylvania Companies on January 1st, 2024
PJM	PJM Interconnection, LLC, an RTO serving the PJM Region
PJM Region	The territory that PJM coordinates the movement of electricity through, including all or parts of Delaware, Illinois, Indiana, Kentucky, Maryland, Michigan, New Jersey, North Carolina, Ohio, Pennsylvania, Tennessee, Virginia, West Virginia and the District of Columbia.
PJM Tariff	PJM Open Access Transmission Tariff
PPA	Purchase Power Agreement
PPUC	Pennsylvania Public Utility Commission
PUCO	Public Utilities Commission of Ohio
Regulation FD	Regulation Fair Disclosure promulgated by the SEC
Registration Rights Agreements	Registration Rights Agreements in respect of each series of Outstanding Notes entered into on September 4, 2025, among JCP&L and the initial purchasers.
RFC	ReliabilityFirst Corporation
ROE	Return on Equity
RTEP	Regional Transmission Expansion Plan
RTO	Regional Transmission Organization
S&P	Standard & Poor’s Ratings Service
S.D. Ohio	Federal District Court, Southern District of Ohio

v

SEC	U.S. Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended
SEET	Significantly Excessive Earnings Test
SIP	State Implementation Plan(s) under the CAA
Sixth Circuit	U.S. Court of Appeals for the Sixth Circuit
SO2	Sulfur Dioxide
SOFR	Secured Overnight Financing Rate
SOS	Standard Offer Service
SPE	Special Purpose Entity
TCJA	Tax Cuts and Jobs Act adopted December 22, 2017
U.S.	United States
Valley Link LLCA	Amended and Restated Operating Agreement of Valley Link
VEPCO	Virginia Electric and Power Company, a subsidiary of Dominion Energy, Inc.
VIE	Variable Interest Entity
VSCC	Virginia State Corporation Commission
WVPSC	Public Service Commission of West Virginia

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements, including the notes to those financial statements, appearing elsewhere in this prospectus. Before making an investment decision, we encourage you to consider the information contained in this prospectus, including the risks discussed under the heading “Risk Factors” beginning on page 13 of this prospectus.

In this prospectus, unless the context requires otherwise, references to “we,” “us,” “our,” “JCP&L” and the “Company” refer to Jersey Central Power & Light Company. Capitalized terms used in this prospectus without definition have the meanings set forth in the Glossary of Terms included herein.

Our Business

We are a wholly owned, electric utility subsidiary of FirstEnergy Corp. (“FE”), a public electric power holding company. We own property and do business as an electric public utility in New Jersey, providing distribution services to approximately 1.2 million customers, as well as transmission services in northern, western, and east central New Jersey, with a combined rate base of $5.1 billion as of December 31, 2025. We had 1,165 employees as of December 31, 2025 and serve an area that has a population of approximately 2.8 million.

We plan, operate, and maintain our transmission system in accordance with North American Electric Reliability Corporation (“NERC”) reliability standards, and other applicable regulatory requirements. In addition, we comply with the regulations, orders, policies and practices prescribed by the Federal Energy Regulatory Commission (“FERC”) and the New Jersey Board of Public Utilities (“NJBPU”).

Our operations are a part of FE’s Integrated segment, which includes the distribution and transmission operations of JCP&L, Monongahela Power Company (“MP”) and The Potomac Edison Company (“PE”), as well as MP’s regulated generation operations, representing $10.2 billion in rate base as of December 31, 2025.

We are principally involved in the transmission and distribution of electricity through our reportable segments: Distribution and Transmission.

Our Distribution segment, representing $3.7 billion in rate base as of December 31, 2025, distributes electricity to approximately 1.2 million customers in New Jersey across its distribution footprint. The segment’s results reflect the costs of securing and delivering electric generation to customers, including the deferral and amortization of certain costs.

Our Transmission segment, representing $1.4 billion in rate base as of December 31, 2025, includes transmission infrastructure owned and operated by us that is used to transmit electricity. The segment’s revenues are primarily derived from forward-looking formula rates, pursuant to which the revenue requirement is updated annually based on a projected rate base and projected costs, which are subject to an annual true-up based on actual rate base and costs. The segment’s results also reflect the net transmission expenses related to the delivery of electricity on our transmission facilities.

As of January 1, 2026, JCP&L made changes in how management evaluates operating performance and allocates resources. As a result of these changes, JCP&L reassessed its operating segments and determined that its operations are now managed as a single integrated business. Historically, JCP&L reported two operating segments, Distribution and Transmission. Accordingly, JCP&L will change its external segment reporting and present its results, including comparative periods, as a single reportable segment effective January 1, 2026, to be reported in the Form 10-Q for the first quarter of 2026.

As of December 31, 2025, our transmission and distribution system consisted of approximately 24,892 circuit miles of distribution lines and 2,620 circuit miles of transmission lines.

We were organized as a corporation under the laws of the State of New Jersey in 1925. We, along with our electric utility affiliates, Metropolitan Edison Company (“ME”) and Pennsylvania Electric Company (“PN”), were acquired by FE on November 7, 2001, when our former parent company, GPU Inc., merged with and into FE. On January 1, 2024, ME and PN merged with and into FirstEnergy Pennsylvania Electric Company (“FE PA”).

State and Federal Regulation

Our retail distribution rates, conditions of service and other matters are subject to regulation by NJBPU. Our transmission rates, conditions of transmission service, issuance of securities and certain other matters are subject to regulation by FERC. As a transmission owner in the PJM Interconnection, LLC (“PJM”) region, we recover transmission rates through the PJM Open Access Transmission Tariff (“PJM Tariff”) on file with FERC. For a discussion of current regulatory and environmental matters affecting us, see the discussion of state and federal regulation under “Our Business-Regulation” below and in Note 13, “Regulatory Matters,” of the notes to the audited annual financial statements.

Executive Offices

Our principal executive office is located at 300 Madison Avenue, Morristown, New Jersey 07962. Our telephone number is (800) 736-3402.

Risk Factors

You should carefully consider the information set forth under the section entitled “Risk Factors” beginning on page 13 of this prospectus as well as the other information contained in this prospectus before participating in the exchange offer.

Summary of the Exchange Offer

A brief description of the material terms of the exchange offer follows. We are offering to exchange each series of New Notes for the corresponding series of Outstanding Notes. The terms of each series of New Notes offered in the exchange offer are substantially identical to the terms of the corresponding series of Outstanding Notes, except that the New Notes will be registered under the Securities Act and transfer restrictions, registration rights and additional interest provisions relating to the Outstanding Notes do not apply to the New Notes. For a more complete description of the exchange offer, see “The Exchange Offer.”

Background	On September 4, 2025, we issued $350,000,000 aggregate principal amount of Outstanding 2029 Notes, $500,000,000 aggregate principal amount of Outstanding 2031 Notes and $500,000,000 aggregate principal amount of Outstanding 2036 Notes in a private offering. In connection with that offering, we entered into a Registration Rights Agreements corresponding to each series of Outstanding Notes (as defined in “The Exchange Offer”) in which we agreed, among other things, to deliver this prospectus to you and use our reasonable best efforts to cause this exchange offer to be completed within 366 days after the initial issuance of the Outstanding Notes.

Under the terms of the exchange offer, you are entitled to exchange the Outstanding 2029 Notes, Outstanding 2029 Notes and Outstanding 2036 Notes for New 2029 Notes, New 2031 Notes and New 2036 Notes evidencing the same indebtedness and with substantially identical terms to the corresponding series of Outstanding Notes. You should read the discussion under the heading “Description of the Notes” for further information regarding the New Notes.

New Notes Offered	$350,000,000 aggregate principal amount of 4.150% Senior Notes due 2029;

$500,000,000 aggregate principal amount of 4.400% Senior Notes due 2031; and

$500,000,000 aggregate principal amount of 5.150% Senior Notes due 2036.

Exchange Offer	We are offering to exchange each series of Outstanding Notes for a like principal amount of the corresponding series of New Notes. Outstanding Notes may be exchanged only in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The exchange offer is being made pursuant to the Registration Rights Agreements, which grant the initial purchasers and any subsequent holders of the Outstanding Notes certain exchange and registration rights. This exchange offer is intended to satisfy those exchange and registration rights with respect to the Outstanding Notes. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Outstanding Notes.

Expiration Date	The exchange offer will expire 5:00 p.m., New York City time, on , 2026, or a later time if we choose to extend this exchange offer in our sole and absolute discretion. We do not currently intend to extend the expiration date for the exchange offer. The exchange offer will remain open for at least 20 full business days (or longer if required by applicable law) after the date notice of the exchange offer is first sent to holders of the Outstanding Notes.

Withdrawal of Tender	You may withdraw your tender of Outstanding Notes at any time prior to the expiration date. All Outstanding Notes that are validly tendered and not properly withdrawn will be accepted for exchange.

Conditions to the Exchange Offer	Our obligation to accept for exchange, or to issue the New Notes in exchange for, any Outstanding Notes is subject to certain customary conditions, including our determination that the exchange offer does not violate applicable law or interpretation by the Staff of the SEC, some of which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See “The Exchange Offer — Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes Held in the Form of Book-Entry Interests	The Outstanding Notes were issued as global securities and were deposited upon issuance with U.S. Bank Trust Company, National Association, which issued uncertificated depositary interests in those Outstanding Notes, which represent a 100% interest in those Outstanding Notes, to The Depository Trust Company (“DTC”).

Beneficial interests in the Outstanding Notes, which are held by direct or indirect participants in DTC, are shown on, and transfers of the Outstanding Notes can only be made through, records maintained in book-entry form by DTC.

You may tender your Outstanding Notes by instructing your broker or bank where you keep the Outstanding Notes to tender them for you. In some cases, you may be asked to submit the letter of transmittal that may accompany this prospectus. By tendering your Outstanding Notes, you will be deemed to have acknowledged and agreed to be bound by the terms set forth under “The Exchange Offer.” Your Outstanding Notes must be tendered in minimum denominations of $2,000 and in multiples of $1,000 in excess thereof.

We are not providing for guaranteed delivery procedures, and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC on or prior to the expiration time. If you hold your Outstanding Notes through a broker, dealer, commercial bank, trust company or other nominee, you should consider that such entity may require you to take action with respect to the exchange offer a number of days before the expiration time in order for such entity to tender notes on your behalf on or prior to the expiration time. In order for your tender to be considered valid, the exchange agent must receive a confirmation of book-entry transfer of your Outstanding Notes into the exchange agent’s account at DTC, under the procedure described in this prospectus under the heading “The Exchange Offer,” on or before

5:00 p.m., New York City time, on the expiration date of the exchange offer.

By executing the letter of transmittal or by transmitting an agent’s message in lieu thereof, you will represent to us that, among other things:

•	the New Notes that you receive will be acquired in the ordinary course of its business;

•	you are not participating in, and have no arrangement with any person or entity to participate in, the distribution of the New Notes;

•

you are not our “affiliate” (as defined in Rule 405 under the Securities Act) or if you are such an “affiliate,” you will comply with the prospectus delivery requirements of the Securities Act to the extent applicable in connection with any resale of the New Notes; and

•

if you are a broker-dealer that will receive New Notes for your own account in exchange for Outstanding Notes acquired as a result of market making or other trading activities, then you will comply with the prospectus delivery requirements of the Securities Act, to the extent applicable, in connection with any resale of the New Notes.

United States Federal Income Tax Consequences	The exchange of Outstanding Notes for New Notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See “Certain United States Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any proceeds from the issuance of the New Notes in the exchange offer.

Fees and Expenses	We will pay all of our expenses incident to the exchange offer.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent for the exchange offer.

Resales of New Notes	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us, we believe that the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as:

•	the New Notes are being acquired in the ordinary course of business;

•

you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the New Notes issued to you in the exchange offer;

•	you are not our affiliate;

•

you are not a broker-dealer tendering Outstanding Notes acquired directly from us for your account, or if you are such a broker-dealer, then you will comply with the prospectus delivery requirements of the Securities Act, to the extent applicable, in connection with any resale of the New Notes.

The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any New Notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your New Notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability. Each broker-dealer that receives New Notes for its own account in exchange for Outstanding Notes, where the Outstanding Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See “Plan of Distribution.”

Consequences of Not Exchanging Outstanding Notes	Outstanding Notes that are not tendered or that are tendered but not accepted will remain outstanding and continue to accrue interest but continue to be subject to the restrictions on transfer that are described in the legend on the Outstanding Notes.

In general, you may offer or sell your Outstanding Notes only if they are registered under, or offered or sold under an exemption from, or are not subject to, the Securities Act and applicable state securities laws. If you do not participate in the exchange offer, the liquidity of your Outstanding Notes could be adversely affected. See “The Exchange Offer — Consequences of Failure to Exchange.”

Summary of the Terms of the New Notes

The New Notes will be substantially identical to the Outstanding Notes, except that the New Notes will be registered under the Securities Act and will not have restrictions on transfer, rights to additional interest or registration rights. The New Notes will evidence the same debt as the Outstanding Notes, and the same Indenture (as defined herein) will govern the New Notes and the Outstanding Notes. We sometimes refer to the New Notes and the Outstanding Notes collectively as the “Notes.”

The following summary contains basic information about the New Notes and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the New Notes, please read “Description of the Notes.”

Issuer	Jersey Central Power & Light Company.

Securities Offered	$350,000,000 aggregate principal amount of 4.150% Senior Notes due 2029;

$500,000,000 aggregate principal amount of 4.400% Senior Notes due 2031; and

$500,000,000 aggregate principal amount of 5.150% Senior Notes due 2036

Maturity Date	New 2029 Notes: January 15, 2029

New 2031 Notes: January 15, 2031

New 2036 Notes: January 15, 2036

Interest Rates and Interest Rate Periods	Interest on the New 2029 Notes accrue at a rate of 4.150% per annum from the date of the original issuance and are payable semi-annually in arrears on each January 15 and July 15, beginning on January 15, 2026.

Interest on the New 2031 Notes accrue at a rate of 4.400% per annum from the date of the original issuance and are payable semi-annually in arrears on each January 15 and July 15, beginning on January 15, 2026.

Interest on the New 2036 Notes accrue at a rate of 5.150% per annum from the date of the original issuance and are payable semi-annually in arrears on each January 15 and July 15, beginning on January 15, 2026.

Security and Ranking	The New Notes will be our senior unsecured general obligations. They will rank equally with all of our other existing and future senior unsecured and unsubordinated indebtedness, senior to all of our existing and future subordinated indebtedness and junior to all of our future senior secured indebtedness. As of December 31, 2025, we had $3.1 billion of unsecured and unsubordinated long-term indebtedness outstanding and no other long-term debt outstanding. See “Description of the Notes— Ranking.”

For more information, see Note 11, “Capitalization—Long-Term Debt and Other Long-Term Obligations” of the notes to the audited consolidated annual financial statements in this prospectus.

Optional Redemption	The New 2029 Notes will be redeemable, in whole or in part, at our option, at any time prior to December 15, 2028 (the date that is one month prior to the scheduled maturity date of the New 2029 Notes) at a “make-whole” redemption price, as described under the heading “Description of the Notes—Optional Redemption” below, and, on or after such date, at par.

The New 2031 Notes will be redeemable, in whole or in part, at our option, at any time prior to December 15, 2030 (the date that is three months prior to the scheduled maturity date of the New 2031 Notes) at a “make-whole” redemption price, as described under the heading “Description of the Notes—Optional Redemption” below, and, on or after such date, at par.

The New 2036 Notes will be redeemable, in whole or in part, at our option, at any time prior to October 15, 2035 (the date that is three months prior to the scheduled maturity date of the New 2036 Notes) at a “make-whole” redemption price, as described under the heading “Description of the Notes—Optional Redemption” below, and, on or after such date, at par.

Form and Denomination	The New Notes will be issued in fully-registered form. The New Notes will be represented by one or more global notes, deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be shown on, and any transfers will be effective only through records maintained by DTC and its participants.

The New Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Certain Covenants	The terms of the New Notes contain only very limited protections for holders of New Notes. In particular, the New Notes will not place any restrictions on our or our subsidiaries’ ability to:

•	issue debt securities or otherwise incur additional indebtedness or other obligations ranking equal in right of payment with the New Notes; or

•	conduct other transactions that may adversely affect the holders of the New Notes.

Events of Default and Acceleration	The only events of default with respect to the New Notes are:

•	failure to pay principal, any premium or required interest for 30 days after it is due;

•

failure to perform other covenants in the Indenture for 90 days after we are given notice from the Trustee or the Trustee receives, and provides to us, written notice from the registered holders of at least 33% in principal amount of the outstanding New Notes of such series; provided, however, that the Trustee, or the Trustee and the holders of such principal amount of the New Notes of such series can agree to an extension of the 90-day period and, will be deemed to have agreed to an extension of that period if corrective action has been initiated by us within that period and is being diligently pursued; and

•	certain events of insolvency or bankruptcy, whether voluntary or not, involving JCP&L.

Only these events of default provide for a right of acceleration of the New Notes. No other events will result in acceleration.

See “Risk Factors — Risks Associated with the Exchange Offer.”

Additional Notes	We may from time to time, without consent of the holders of the Notes, issue Notes having the same terms and conditions as any series of New Notes being offered hereby or any series of Outstanding Notes (except for the issue date, offering price and, if applicable, the first interest payment date). Additional Notes issued in this manner will form a single series with the applicable outstanding series of Notes and will be treated as a single class for all purposes under the Indenture governing the Notes, including, without limitation, voting, waivers and amendments.

Risk Factors	See “Risk Factors” and the other information included in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the New Notes.

No Listing of the Notes	There is no public trading market for the New Notes, and we do not intend to list the New Notes on any national securities exchange or to arrange for quotation on any automated dealer quotation systems. There can be no assurance that an active trading market will develop for the New Notes. If an active trading market does not develop, the market price and liquidity of the New Notes may be adversely affected.

No Public Market	The New Notes will be new securities for which no market currently exists, and we cannot assure you that any public market for the New Notes will develop or be sustained.

Governing Law	The New Notes will be governed by the laws of the State of New York.

Trustee	The Bank of New York Mellon Trust Company, N.A., as successor trustee.

Book-Entry Depository	DTC.

Summary of Risk Factors

Before you decide to participate in the exchange offer, you should carefully consider all the information in this prospectus, including matters set forth under the section “Risk Factors.” These risks and uncertainties include:

•

Securities class-action litigation against us could have a material adverse effect on FirstEnergy’s reputation, business, financial condition, results of operations, our ability to access capital, liquidity or cash flows.

•

Damages to our and/or FirstEnergy’s reputation may arise from numerous sources making it and its subsidiaries vulnerable to negative customer perception, adverse regulatory outcomes, or other consequences, which could materially adversely affect our business, results of operations, and financial condition.

•	If our cost-saving initiatives do not achieve the expected benefits, there could be negative impacts to FirstEnergy’s business, results of operations, and financial condition.

•	Our ability to grow our business is subject to numerous risks and events, many of which are outside of our control.

•

State and federal rate regulation may delay or deny full recovery of costs and impose risks on our operations. Any denial of or delay in cost recovery could have an effect on our business, financial condition, results of operations, liquidity, cash flows and financial condition.

•

External pressures beyond our control may increase customer rates and, when combined with state and federal regulatory action to mitigate bill impacts, may impair our ability to earn a fair and equitable return on our investments and execute our strategy.

•	Complex and changing government regulations and actions, including those associated with rates, could have a negative impact on our business, financial condition, results of operations and cash flows.

•

We could be subject to higher costs and/or penalties related to mandatory reliability standards set by NERC, FERC, and RFC or changes in the rules of organized markets, which could have an adverse effect on our financial condition.

•

Demand for electricity within our service territory could exceed supply capacity, resulting in negative impacts to FirstEnergy’s reputation, results and financial condition, particularly if our systems are not performing as anticipated.

•	The hazardous activities associated with the operation of transmission and distribution facilities could adversely impact our results of operations and financial condition.

•	Our business is affected by variations in weather and severe weather conditions.

•

Cyber-attacks, data security breaches and other disruptions to our information technology systems, or those of third parties we are connected to or do business with, could compromise our business operations, critical and proprietary information and employee and customer data, which could have a material adverse effect on our business, results of operations, financial condition and reputation.

•

Our insurance coverage may not provide protection against all significant losses and our ability to obtain insurance coverage, as well as the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers.

•	We are subject to financial performance risks from regional and general economic cycles as well as data centers and heavy industries such as shale gas, automotive, chemical and steel.

•

FirstEnergy is subject to risks arising from the operation of its electric generation facilities and transmission and distribution equipment which could reduce revenues, increase expenses and have a material adverse effect on our business, financial condition and results of operations.

•

Capital investments and construction projects may not be completed within forecasted budget, schedule or scope parameters and could be canceled which could adversely affect our business and results of operations.

•

Physical acts of war, terrorism, sabotage or other attacks on any of our facilities or other infrastructure could have an adverse effect on our business, results of operations, cash flows and financial condition.

•	Failure to provide safe and reliable service and equipment could result in serious injury or loss of life that may harm our business reputation and adversely affect our operating results.

•	We face certain human resource risks associated with potential labor disruptions and/or with the availability of trained and qualified labor to meet our future staffing requirements.

•	Significant increases in our operation and maintenance expenses, including our health care and pension costs, could adversely affect our future earnings and liquidity.

•	Energy companies are subject to adverse publicity that makes them vulnerable to negative regulatory and legislative outcomes, which could have an adverse impact on our business.

•

Our results of operations could be adversely affected by events beyond our control, such as natural disasters, public health crises, government shutdowns, trade wars, recessions, political crises, negative global climate patterns, mine subsidence or other catastrophic events.

•

We are or may be subject to environmental liabilities, including costs of remediation of environmental contamination at current or formerly owned facilities, which could have a material adverse effect on our results of operations and financial condition.

•	Concerns about Greenhouse Gas (“GHG”) emissions and the potential risks associated with climate change have led to increased regulation and other actions that could impact our business.

•

Costs of compliance with environmental laws are significant, and the cost of compliance with new environmental laws, including limitations on GHG emissions related to climate change, could adversely affect our cash flows and financial condition.

•

We could be exposed to private rights of action relating to environmental matters seeking damages under various state and federal law theories which could have an adverse impact on our results of operations, financial condition, cash flows and business operations.

•	Transition risks associated with climate change, including those related to regulatory mandates, could negatively impact our financial results.

•	The physical risks associated with climate change may have an adverse impact on our business operations, financial condition and cash flows.

•

Our results of operations and financial condition may be adversely affected by the volatility in pension and other postemployment benefit (“OPEB”) investments and obligations due to capital market performance and other changes.

•

Failure to comply with debt covenants in our credit agreement or conditions could adversely affect our ability to execute future borrowings and/or require early repayment, and could restrict our ability to obtain additional or replacement financing on acceptable terms or at all.

•	A credit rating downgrade could negatively affect our financing costs, ability to access capital and requirement to post collateral.

•

In the event of volatility or unfavorable conditions in the capital and credit markets, our business, including the immediate availability and cost of short-term funds for liquidity requirements, our ability to meet long-term commitments and the competitiveness and liquidity of energy markets may be adversely affected, which could negatively impact our results of operations, cash flows and financial condition.

•

Changes in local, state or federal tax laws applicable to us or adverse audit results or tax rulings, and any resulting increases in taxes and fees, may adversely affect our results of operations, financial condition and cash flows.

•	We may recognize impairments of recorded goodwill, which would result in write-offs of the impaired amounts and could have an adverse effect on our results of operations.

•

There are limited covenants and protections in the Indenture; consequently, we and our subsidiaries may be able to incur substantially more indebtedness, a portion of which could be secured indebtedness.

•

The New Notes are not secured by any liens on our assets; consequently, any future secured creditors will be entitled to remedies that would give them priority over the holders of the New Notes to collect amounts due to them.

•	We have a significant amount of indebtedness, which could negatively impact our business and our ability to make payments on the New Notes.

•

If you fail to exchange your Outstanding Notes, the existing transfer restrictions will remain in effect and the market value of your Outstanding Notes may be adversely affected because they may be more difficult to sell.

•	The exchange offer may not be completed.

•	If you do not properly tender your Outstanding Notes, you will continue to hold unregistered notes and your ability to transfer your Outstanding Notes will be adversely affected.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before participating in the exchange offer. The risks and uncertainties described below are not the only risks facing us and your investment in the exchange notes. Additional risks and uncertainties that we are unaware of, or those we currently deem immaterial, also may become important factors that affect us. The following risks could materially and adversely affect our business, financial condition, cash flows or results of operations.

Risks Associated with Damage to FirstEnergy’s Reputation and Securities Class-Action Litigation

Securities class-action litigation against FirstEnergy could have a material adverse effect on our reputation, business, financial condition, results of operations, our ability to access capital, liquidity or cash flows.

On July 21, 2021, FE entered into a three-year Deferred Prosecution Agreement (the “DPA”) with the U.S. Attorney’s Office (the “USAO”) that, subject to court proceedings, resolves the previously disclosed USAO investigation into FE relating to its lobbying and governmental affairs activities concerning House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”). Under the DPA, FE paid a $230 million monetary penalty in 2021 and agreed to the filing of a criminal information charging FirstEnergy with one count of conspiracy to commit honest services wire fraud.

As of July 22, 2024, FirstEnergy successfully completed the obligations required within the three-year term of the DPA. Under the DPA, and until the conclusion of any related investigation, criminal prosecution and civil proceeding brought by the USAO, FirstEnergy has an obligation to continue (i) publishing quarterly a list of all payments to 501(c)(4) entities and all payments to entities known by FirstEnergy to be operating for the benefit of a public official, either directly or indirectly; (ii) not making any statements that contradict the DPA; (iii) notifying the USAO for the Federal District Court, Southern District of Ohio (“S.D. Ohio”) of any changes in FirstEnergy’s corporate form; and (iv) cooperating with the USAO for the S.D. Ohio. In accordance with the DPA, these obligations will continue until the completion of any related investigation, criminal prosecution, and civil proceeding brought by the USAO related to the conduct set forth in the DPA’s statement of facts, including the January 17, 2025 indictment against two former FirstEnergy senior officers. Within 30 days of those matters concluding, and FirstEnergy’s successful completion of its remaining obligations, the USAO will dismiss the criminal information. On February 26, 2025, the USAO filed a status report confirming these commitments.

If FE is found to have breached the terms of the DPA, the USAO may elect to prosecute, or bring a civil action against, us for conduct alleged in the DPA or known to the government, which could result in fines or penalties and could have a material adverse impact on FE’s reputation or relationships with regulatory and legislative authorities, customers and other stakeholders. Failure to comply with the DPA, including alleged failures to comply with anti-corruption and anti-bribery laws, may also result in a breach of certain covenants contained in FE’s credit agreements and could result in an event of default under such agreements, and FE would not be able to access its credit facilities for additional borrowings and letters of credit during the existence of any such default.

Following the announcement by the USAO for the S.D. Ohio of the investigation surrounding HB 6 in July 2020, certain of FE’s stockholders and customers filed several lawsuits against FirstEnergy and certain current and former directors, officers and other employees, including the federal securities class action litigation In re FirstEnergy Corp. Securities Litigation (Federal District Court, S.D. Ohio). We believe it is probable that FE will incur a loss in connection with the resolution of In re FirstEnergy Corp. Securities Litigation. Given the ongoing nature and complexity of such litigation, we cannot yet reasonably estimate a loss or range of loss that may arise from its resolution. However, if it is resolved against FirstEnergy, substantial monetary damages could result and our reputation, business, financial condition, results of operations, liquidity or cash flows may be materially adversely affected.

This securities class-action litigation could divert management’s focus and have resulted in, and could continue to result in, substantial expenses, and the commitment of substantial corporate resources. The outcome, duration, scope, result or related costs of the securities class action litigation In re FirstEnergy Corp. Securities Litigation discussed above, are inherently uncertain. Therefore, any of these risks could impact us significantly beyond expectations. A damaged reputation could further result in FERC, the New Jersey Board of Public Utilities (the “NJBPU”) and other regulatory and legislative authorities being less likely to view us in a favorable light and could negatively impact the rates we charge customers or otherwise cause us to be susceptible to unfavorable legislative and regulatory outcomes, as well as increased regulatory oversight and more stringent legislative or regulatory requirements.

Damage to our reputation may arise from numerous sources making us vulnerable to negative customer perception, adverse regulatory outcomes, or other consequences, which could materially adversely affect our business, results of operations and financial condition.

Our reputation is important towards maintaining new and ongoing positive relationships with customers, regulators, investors, and other stakeholders. Damage to FirstEnergy’s reputation could materially adversely affect our business, results of operations and financial condition. Such damage may arise from numerous sources further discussed generally within these risk factors. Any damage to FirstEnergy’s reputation, either generally or as a result of, among other things, changes in our service reliability, our rate affordability or negative outcomes in the ongoing matters relating to HB 6, may lead to negative customer perception, which may make it difficult for us to compete successfully for new opportunities, or could adversely impact our ability to launch new sophisticated technology-driven solutions to meet our customer expectations. A damaged reputation could further result in FERC, the NJBPU, and other regulatory and legislative authorities being less likely to view us in a favorable light and could negatively impact the rates we charge customers or otherwise cause us to be susceptible to unfavorable legislative and regulatory outcomes, as well as increased regulatory oversight and more stringent legislative or regulatory requirements.

Risks Associated with the Execution of Our Strategic Initiatives and the Regulation of Our Business

If FirstEnergy’s cost-saving initiatives do not achieve the expected benefits, there could be negative impacts to FirstEnergy’s business, results of operations and financial condition.

FirstEnergy is engaged in an ongoing effort to create a culture of continuous improvement to strategically reduce our operating expenditures and continually reinvest in a more diverse capital program in support of our long-term strategy. FirstEnergy leverages opportunities to reduce costs – such as filling only critical positions, implementing our facility optimization plans, and exploring other additional, sustainable opportunities, such as reducing contractor spend. Additionally, we intend to deploy advanced technology, included but not limited to artificial intelligence, to reduce operating expenses. There can be no assurance that implementation of our continuous improvement culture will allow us to realize the benefits to our business, results of operations and financial condition in a timely manner, if at all.

Our ability to achieve the continued benefits from our cost-saving initiatives is subject to many estimates and assumptions as well as our ability to hire, recruit and retain an appropriately qualified workforce and implement a culture of continuous improvement. FirstEnergy could experience unexpected delays and business disruptions resulting from supporting these initiatives, decreased productivity, and higher than anticipated costs, any of which may impair our ability to reduce operating expenditures and to achieve anticipated results or otherwise harm FirstEnergy’s business, results of operations and financial condition.

Our ability to grow our business is subject to numerous risks and events, many of which are outside of our control.

The success of our growth strategy will depend, in part, on the successful growth of revenue resulting from our transmission investments in line with our expectations. Factors that may affect our revenue growth may include: (1) FERC’s timely approval of rates to recover such investments; (2) whether investments are included in PJM’s RTEP; (3) FERC’s evolving policies with respect to incentive rates for transmission investment assets, the calculation of the base return on equity (“ROE”) component of transmission rates, and the interconnection of AI data centers and transmission network upgrades supporting such large loads; (4) FERC’s potentially-evolving policies regarding whether certain classes of network transmission upgrade costs can be capitalized as part of transmission rates and whether such costs will be directly charged to the connecting customer; (5) consideration and potential impact of the objections of those who oppose such investments and their recovery; and (6) timely development, construction, and operation of the new facilities.

Our ability to capitalize on investment opportunities available to our business depends, in part, on any future distribution rate cases or other filings seeking cost recovery for distribution system enhancements in New Jersey and transmission rate filings at FERC, including maintaining the affordability of the rates charged to customers. Any denial of, or delay in, the approval of any future distribution or transmission rate requests could restrict us from fully recovering our cost of service, may impose risks on the distribution and transmission operations, and could have a material adverse effect on our regulatory strategy, results of operations and financial condition.

State rate regulation may delay or deny full recovery of costs and impose risks on our operations. Any denial of or delay in cost recovery could have an adverse effect on our business, results of operations, liquidity, cash flows and financial condition.

Our retail rates are set by the NJBPU through traditional, cost-of-service-based regulated utility ratemaking. As a result, we may not be permitted to recover our costs and, even if we are able to do so, there may be a significant delay between the time we incur such costs and the time we are allowed to recover them. Factors that may affect outcomes in the distribution rate cases include, but are not limited to: (i) the value of plant in service; (ii) authorized rate of return; (iii) capital structure (including hypothetical capital structures); (iv) depreciation rates; (v) the allocation of shared costs, including consolidated deferred income taxes and income taxes payable; (vi) regulatory approval of rate recovery mechanisms for capital investment spending programs; and (vii) the accuracy of forecasts used for ratemaking purposes in “future test year” cases. Evolving legislation and executive actions related to our rates, such as Executive Order No. 2 of 2026 issued by the New Jersey governor on January 20, 2026, may also affect outcomes in distribution rate cases or could create uncertainty around our rate strategy.

We can provide no assurance that any base rate request filed will be granted in whole or in part. Any denial of, or delay in, any base rate request could restrict us from fully recovering our costs of service, may impose risks on our operations, and may negatively impact our results of operations, cash flows and financial condition. In addition, to the extent that we seek an increase in rates, third-party pressure may be exerted on the applicable legislators and regulators to take steps to control rate increases, including through some form of rate increase moderation, reduction or freeze. Any related public discourse and debate, including with respect to the HB 6 litigation, can increase uncertainty associated with the regulatory process, the level of rates and revenues that are ultimately obtained, and the ability of us to recover costs. Such uncertainty may restrict operational flexibility and resources, reduce liquidity and increase financing costs.

Federal rate regulation may delay or deny full recovery of costs and impose risks on our operations. Any denial or reduction of, or delay in cost recovery could have an adverse effect on our business, results of operations, cash flows and financial condition.

FERC policy currently permits recovery of prudently incurred costs associated with cost-of-service-based wholesale power rates and the expansion and updating of transmission infrastructure within its jurisdiction. FERC’s policies on recovery of transmission costs continue to evolve, evidenced by ongoing proceedings to determine an appropriate ROE methodology to determine transmission ROEs, to determine whether FERC’s existing policies on transmission rate incentives should be revised, and to determine whether certain classes of network transmission upgrade costs can be recovered in transmission rates and whether such costs will be directly charged to the connecting customer. If FERC were to adopt a different policy regarding recovery of transmission costs or if there is any resulting delay in cost recovery, our strategy of investing in transmission could be adversely affected. If FERC were to lower the rate of return it has authorized for JCP&L’s cost-based wholesale power rates or transmission investments and facilities, our future earnings and cash flows may be reduced, and our financial condition may be adversely impacted.

FERC, at the instruction of the U.S. Secretary of Energy, is also considering whether to develop regulations intended to speed interconnection of AI data centers and “hybrid” data center/electric generation facilities (collectively, “large loads”) to the transmission system. Final regulations, if any, from FERC are expected in the second quarter of 2026. To the extent the new regulations promulgated by FERC do not permit transmission utilities to fully recover costs associated with transmission network upgrades required to serve new large loads, our strategy of investing in transmission could be adversely affected.

External pressures beyond our control may increase customer rates and impair our ability to earn a fair and equitable return on our investments and execute our strategy.

PJM’s recent capacity auctions have been subject to a “price collar” that has resulted from all-time high generation capacity prices in recent auction outcomes. These all-time high capacity prices ultimately are passed through in retail rates and can result in material increases in retail customers’ monthly electric utility bills. On January 16, 2026, the PJM board along with various federal and state officials, expressed interest in extending the price collar through mid-2030.

In addition, the parties suggested that PJM should conduct a “backstop” auction to procure additional generation capacity, with the costs to be allocated first to “new” data centers and second to existing PJM loads. If the PJM capacity auctions continue to clear at the auction cap, and if PJM conducts a “backstop” capacity auction that clears at a high price point, customer resistance to the resulting market driven increases on the generation portion of their bills could lead to increased pressure for state and federal utility regulators to limit the needed capital investment in transmission and distribution systems required for safe, reliable and resilient service to customers, which may impair our ability to earn a fair and equitable return on our investments and execute our strategy.

Complex and changing government regulations and actions, including those associated with rates, could have a negative impact on our business, financial condition, results of operations and cash flows.

We are subject to comprehensive regulation by various federal, state and local regulatory agencies that significantly influence our operating environment. Changes in, or reinterpretations of, existing laws or regulations, or the imposition of new laws or regulations, by federal executive orders or otherwise, have in the past and could in the future require us to incur additional costs, which could be substantial, or change the way we conduct our business, and therefore could have a material adverse impact on our results of operations and financial condition.

Particularly, we provide service at rates approved by one or more regulatory commissions. Thus, the rates that we are allowed to charge may be decreased as a result of actions taken by FERC or by the NJBPU. Also, these rates may not be set to recover our expenses at any given time. Additionally, there may also be a delay between the timing of when costs are incurred and when costs are recovered, if at all. While rate regulation is premised on providing an opportunity to earn a reasonable return on investments and recovery of operating expenses, there can be no assurance that the applicable regulatory commission will determine that all of our costs have been prudently incurred or that the regulatory process in which rates are determined will always result in rates that will produce full recovery of our costs in a timely manner.

We could be subject to higher costs and/or penalties related to mandatory reliability standards set by NERC, FERC, and RFC or changes in the rules of organized markets, which could have an adverse effect on our financial condition.

Our operations are subjected to audit by FERC, NERC (which is the Electric Reliability Organization (the “ERO”) designated by FERC under Section 215 of the Federal Power Act (the “FPA”)) and approved by FERC and ReliabilityFirst Corporation (“RFC”), which is one of the regional reliability entities responsible for the PJM region. FERC, NERC, and RFC may conduct routine or special audits and issue requests designed to ensure compliance with applicable rules, regulations, policies and procedures. Among other rules, regulations, policies and procedures, owners, operators, and users of the bulk electric system are subject to mandatory reliability standards promulgated by NERC and approved by FERC. Additionally, we are subject to mandatory reliability standards imposed by the State of New Jersey. The standards are based on the functions that need to be performed to ensure that the bulk electric system operates reliably. NERC, RFC, FERC and the NJBPU continue to refine existing reliability standards, as well as develop and adopt new reliability standards. The reliability standards address operation, planning and security of the bulk electric system, including requirements with respect to real-time transmission operations, emergency operations, vegetation management, critical infrastructure protection and personnel training. Compliance with modified or new reliability standards may subject us to higher operating costs and/or increased capital expenditures. If we were found not to be in compliance with one or more of the mandatory reliability standards, we could become subject to sanctions, including substantial monetary penalties. For example, FERC has the authority under the FPA to impose penalties up to and including approximately $1.5 million per day per violation, subject thereafter to annual adjustments for inflation, for failure to comply with these mandatory electric reliability standards. Potential non-monetary sanctions include imposing limitations on the violator’s activities or operations.

In addition to direct regulation by FERC and the State of New Jersey, PJM may direct us to build new transmission facilities to meet PJM’s reliability requirements or to provide new or expanded transmission service under the PJM Tariff.

We are also subject to certain requirements under Sections 203, 204 and 205 of the FPA, including the requirement to obtain prior FERC approval of certain transactions and authorization of the issuance of certain securities and assumptions of liabilities, the obligation to file rate tariffs and contracts related to the provision of services subject to FERC jurisdiction and certain reporting, recordkeeping and accounting requirements. Under FERC policy, failure to file a jurisdictional tariff or agreement on a timely basis may result in an entity having to refund the time value of revenues collected under the relevant tariff or agreement, but not to the point where a loss would be incurred. The failure to obtain timely approval of transactions subject to Section 203 of the FPA or of issuances of securities or assumptions of liabilities under Section 204 of the FPA, or to comply with applicable filing, reporting, recordkeeping or accounting requirements under Section 205 of the FPA could subject us to penalties. FERC has authority under the FPA to impose penalties up to and including approximately $1.5 million per day per violation, adjusted for inflation, for violations of the FPA or rules or orders issued pursuant thereto.

Despite our best efforts to comply and FirstEnergy’s implementation of a compliance program intended to ensure reliability and compliance with the FPA, and rules and orders issued by FERC, there can be no assurance that violations that could result in material penalties or sanctions will not occur. In addition, failure to attain NJBPU’s minimum reliability levels may subject JCP&L to penalties and fines. On August 13, 2025, the NJBPU issued an Order relating to alleged failures by JCP&L to comply with certain minimum reliability levels. The Order alleges JCP&L has failed to achieve minimum reliability levels for calendar years 2022, 2023, and 2024, and directed JCP&L to file an answer demonstrating why the NJBPU should not impose certain penalties upon JCP&L for such failure, which JCP&L filed on October 10, 2025. It is not possible to determine or reasonably estimate at this time whether any such penalties or fines may be imposed by the NJPBU as a result of the Order. If we were to violate mandatory reliability standards or other NERC or FERC requirements, even unintentionally, in any material way, any penalties or sanctions imposed against us could have a material adverse effect on our business, financial condition, results of operations and cash flows, and our ability to pay interest on, and the principal of, the New Notes.

Any failure by us to comply with any applicable regulations or any limitations on our ability to raise capital and/or pursue acquisitions, development opportunities or other transactions imposed by any such regulations could have a material adverse effect on our business, financial condition, results of operations and cash flows, and our ability to pay interest on, and the principal of, the New Notes.

Regulatory changes in the electric industry, including potential changes in federal and state renewable energy initiatives, could affect our competitive position and result in unrecoverable costs adversely affecting our business and results of operations.

As a result of regulatory initiatives, changes in the electric utility business have occurred and are continuing to take place throughout the United States, including the states in which we do business. These changes have resulted, and are expected to continue to result, in fundamental alterations in the way utilities and competitive energy providers conduct their business. FERC and the U.S. Congress propose changes from time to time in the structure and conduct of the electric utility industry. In addition, potential changes in federal and state renewable energy initiatives may result in the cancellation or reduction in projects that we have invested in or commenced.

If any regulatory efforts result in costs, decreased margins and/or unrecoverable costs (including as a result of the cancellation or reduction in certain renewable energy projects), our business and results of operations would be adversely affected. We cannot predict the extent or timing of further regulatory efforts to modify our business or the industry.

Risks Related to Our Business Operations

Demand for electricity within our service territory could exceed supply capacity, resulting in negative impacts to FirstEnergy’s reputation, results and financial condition, particularly if our systems are not performing as anticipated.

Recent industry projections reflect the potential for significant growth in energy demand over the next decade. This could be exacerbated if additional generation resources are not available to meet increased demand in the future. For example, data centers have substantially larger load requirements than typical or commercial users. New data centers or increase in demand for existing data centers located in our service territory could increase load requirements substantially over the next several years. A need to serve the load obligations of these data centers, which could be up to 1,190 MWs through 2035, as the potential to adversely impact our business, results of operations, financial condition or cash flows. At the same time, our planning could be adversely affected if electricity usage by data centers is ultimately lower than projected, which could reduce anticipated load growth.

We continue to evaluate the potential impacts of the development, construction, and operation of new data centers in our service territory and will continue to evaluate potential mitigants to these risks. FirstEnergy cannot predict whether the data centers under consideration will ever commence operations or the size of the load obligations of those that do become operational.

Competitive market forces or adverse regulatory actions may require FirstEnergy to purchase capacity and energy from the market or build additional resources to meet customers’ energy needs in an expedited manner. If that occurs, we may see opposition to recovery of these additional costs and could experience a lag between when costs are incurred and when regulators permit recovery in rates. These situations could have negative impacts on results of operations and cash flows.

Furthermore, in the event of electricity shortages, our ability to maintain service reliability may be compromised, which could adversely affect our financial performance, customer satisfaction, and compliance with regulatory requirements.

The hazardous activities associated with the operation of transmission and distribution facilities could adversely impact our results of operations and financial condition.

Operation of transmission and distribution facilities involves risk, including the risk of potential breakdown or failure of equipment or processes due to aging infrastructure, accidents, labor disputes or work stoppages by employees, acts of terrorism or sabotage, construction delays or cost overruns, shortages of or delays in obtaining equipment, material and labor, operational restrictions resulting from environmental requirements and governmental interventions, and performance below expected levels. In addition to natural risks, such as earthquakes, floods, lightning, hurricanes and wind, hazards, such as fire, explosion, collapse and machinery failure, are inherent risks in our operations which may occur as a result of inadequate internal processes, technological flaws, human error or actions of third parties or other external events. The control and management of these risks depend upon adequate development and training of personnel and on operational procedures, preventative maintenance plans, and specific programs supported by quality control systems, which may not prevent the occurrence and impact of these risks.

The hazards described above, along with other safety hazards associated with our operations, can cause significant personal injury or loss of life, severe damage to and destruction of property, plant and equipment, contamination of, or damage to, the environment and suspension of operations. The occurrence of any one of these events may result in our being named as a defendant in lawsuits asserting claims for substantial damages, environmental cleanup costs, personal injury and fines and/or penalties.

Our business is affected by variations in weather and severe weather conditions.

Weather conditions directly influence the demand for electric power. Demand for power generally peaks during the summer and winter months, with market prices also typically peaking at that time. Overall operating results may fluctuate based on weather conditions. In addition, we have historically sold less power, and consequently received less revenue, when seasonal weather conditions are milder.

In addition, severe weather, such as tornadoes, hurricanes, ice or snowstorms, droughts, high winds or natural disasters, may cause outages and property damage that may require us to incur additional costs that are generally not insured and that may not be recoverable from customers. The effect of the failure of our facilities to operate as planned under these conditions would be particularly burdensome during a peak demand period and could have an adverse effect on our financial condition and results of operations, which adverse effects could be further exacerbated by an increased frequency of such severe weather events.

Cyber-attacks, electronic or physical data security breaches and other disruptions to our information technology systems, or those of third parties we are connected to or do business with, could compromise our business operations, critical and proprietary information and employee and customer data, which could have a material adverse effect on our business, results of operations, financial condition and reputation.

We rely on complex information technology systems to operate our transmission and distribution networks and to store sensitive business, employee and customer data. Increasingly sophisticated cyber-attacks, ransomware, and other security breaches—whether targeting us or third parties with whom we do business—could disrupt operations, compromise confidential information, and result in significant financial, legal, and reputational harm. Cybersecurity threats, including those that exploit advances in technologies such as artificial intelligence, continue to grow in frequency and sophistication, and the security controls we implement may not fully prevent or detect all such threats or incidents. Emerging artificial intelligence technologies may be used to develop new hacking tools, obscure malicious activities, exploit vulnerabilities, and increase the difficulty of detecting threats. Despite ongoing investments in cybersecurity, we cannot guarantee prevention or timely detection of all threats, which continue to evolve and may be amplified by interconnected systems. A successful attack or breach could lead to service interruptions, regulatory penalties, litigation, remediation costs, and loss of customer trust. Any such cyber incident could result in significant lost revenue, the inability to conduct critical business functions and serve customers for a significant period of time, the loss of confidential, sensitive and proprietary information, including but not limited to personal information of our customers, employees, suppliers, vendors and other third parties, the use of significant management resources, legal claims or proceedings, regulatory penalties, significant remediation costs, increased regulation, increased capital costs, increased insurance costs, increased protection costs for enhanced cybersecurity systems or personnel, and/or damage to our reputation, all of which could materially adversely affect our business, results of operations, financial condition and reputation.

Over the last several years, there has been an increase in the frequency of cyber-attacks by terrorists, hackers, international activist organizations, foreign governments and individuals. These and other unauthorized parties may attempt to gain access to our network systems or facilities, or those of third parties with whom we do business, including directly through our network infrastructure or through fraud, trickery, or other forms of deception against our employees, contractors and temporary staff. Additionally, our information and information technology systems and those of our vendors and service providers may be increasingly vulnerable to data security breaches, damage and/or interruption due to viruses, ransomware, unauthorized physical access, theft of access devices, human error, malfeasance, faulty password management or other malfunctions and disruptions. Further, hardware, software, or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information and/or security.

As a source of critical infrastructure, the energy industry is at heightened threat of cyber-attacks, which are becoming increasingly more difficult to anticipate and prevent due to their rapidly evolving nature. We cannot anticipate, detect, or implement fully preventive measures against all cyber security threats because the techniques used are increasingly sophisticated and constantly evolving. For example, as artificial intelligence continues to evolve, cyber-attackers could use artificial intelligence to develop malicious code, denial-of-service attacks, sophisticated phishing attempts and other attacks leading to data loss, loss of operational control, or exploitation of inherent vulnerabilities.

In addition, the increased use of smartphones, tablets, and other wireless devices, as well as ongoing remote work-from-home arrangements for a substantial portion of our corporate employees, may also heighten these and other operational risks. Furthermore, economic sanctions issued by one country against another, such as those issued by the U.S. and other countries against Russia in response to its war with Ukraine, or other increasing global geopolitical tensions, such as the war between Israel and Hamas, could increase the risk of state-sponsored cyber-attacks.

Despite security measures and safeguards we have employed, including certain measures implemented pursuant to mandatory NERC Critical Infrastructure Protection standards, our infrastructure, as well as the transmission facilities of third parties with whom we are interconnected, may be increasingly vulnerable to such attacks as a result of the rapidly evolving and increasingly sophisticated means by which attempts to defeat security measures and gain access to our information technology systems may be made. Because our transmission facilities are interconnected with those of third parties, the operation of our facilities could be adversely affected by cyber-attacks or other unexpected or uncontrollable events occurring on the systems of such third parties. Given the rapidly evolving nature, sophistication and complexity of cyber-attacks, despite our reasonable efforts to mitigate and prevent such attacks, it is possible that we may not be able to anticipate, prevent, detect, or implement effective preventive measures to protect against all cyber-attack incidents.

Any actual or perceived cyber-attack, data security breach, damage, interruption and/or defect could: (i) disable our transmission and/or distribution services for a significant period of time; (ii) delay development and construction of new facilities or capital improvement projects; (iii) adversely affect our customer operations; (iv) expose us to increased risk of lawsuits; (v) expose us to increased risk of regulatory penalties; (vi) expose us to increased risk of loss of potential or existing customers; (vii) expose us to increased risk of damage relating to loss of proprietary information; (viii) corrupt data; and/or (ix) result in unauthorized access to the information stored in our data centers and on our networks and those of our vendors and service providers, including, company proprietary information, supplier information, employee data, and personal customer data, causing the information to be publicly disclosed, lost or stolen or result in incidents that could result in economic loss and liability and harmful effects on the environment and human health, including loss of life. Additionally, because our services are part of an interconnected system, disruption caused by a cyber security incident at another utility, electric generator, regional transmission organization (“RTO”), or commodity supplier could also adversely affect our operations.

Although we maintain cyber insurance and property and casualty insurance, there can be no assurance that liabilities or losses we may incur, including as a result of cyber security-related litigation, will be covered under such policies or that the amount of insurance will be adequate. Further, as cyber threats continually evolve and become more difficult to detect and successfully defend against, there can be no assurance that we can implement or maintain adequate preventive measures, accurately assess the likelihood of a cyber-incident or quantify potential liabilities or losses. Also, we may not discover any data security breach and loss of information for a significant period of time after the data security breach occurs particularly those of our vendors and service providers.

For all of these reasons, any such cyber incident could result in significant lost revenue, the inability to conduct critical business functions and serve customers for a significant period of time, the loss of confidential, sensitive, and proprietary information, including but not limited to personal information of our customers, employees, suppliers, vendors and other third parties, the use of significant management resources, legal claims or proceedings, regulatory penalties, significant remediation costs, increased regulation, increased capital costs, increased insurance costs, increased protection costs for enhanced cyber security systems or personnel, damage to our reputation and/or the rendering of our internal controls ineffective, all of which could materially adversely affect our business, results of operations, financial condition and reputation.

Our insurance coverage may not provide protection against all significant losses and our ability to obtain insurance coverage, as well as the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers.

If we cannot or do not obtain adequate insurance coverage, we may be required to pay costs associated with future adverse events. Through a combination of third-party and self-insurance, we have a comprehensive insurance program in place to provide coverage for various types of risks, including severe weather or other natural disasters, war, terrorism, cyber incidents, liability claims against us, or a combination of other significant unforeseen events that could impact our operations. However, insurance coverage may not continue to be available or may not be available at rates or on terms similar to those presently available to us. Our ability to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by the financial condition of insurers, the impacts of actual or perceived climate-related events, as well as international, national, state, local or company-specific events.

There may be some instances in which we are not fully insured against all significant losses. A loss for which we are not fully insured could have a material adverse effect on our business, financial condition, results of operations and prospects.

Macroeconomic conditions that are beyond our control, such as government fiscal policy, tariffs, recessions, inflation and interest rate pressures, may negatively impact our financial condition, results of operations, liquidity, and cash flows.

Economic conditions, including those that may arise from government fiscal policy, tariffs, recessions, inflationary and interest rate pressures, may impact the demand for electricity and, therefore, any decline in economic conditions could lead to declines in the demand for electricity, which would reduce our revenues. Prices for equipment, materials, supplies, employee labor contractor services, together with the cost of variable-rate debt, have increased in recent years and could continue to increase in 2026 and beyond. Long-term inflationary pressures may result in such prices continuing to increase more quickly than expected. Inflation increases costs for labor, materials and services, and we may be unable to secure these resources on economically acceptable terms or offset such costs with increased revenues, operating efficiencies, or cost savings, which may adversely impact our financial condition, results of operations, liquidity, and cash flows.

We have near-term exposure to interest rates from outstanding short-term indebtedness indexed to variable interest rates, and we have exposure to future interest rates to the extent we seek to raise long-term debt in the capital markets to meet maturing debt obligations and fund construction or other investment opportunities. Past disruptions in capital and credit markets, as well as the U.S. Federal Reserve Board’s interest rate policies, have resulted in volatile interest rates on new publicly issued debt securities and increased costs for variable interest rate debt securities. Disruptions in capital and credit markets, or the Federal Reserve Board’s interest rate policies, could result in volatile interest rates on new publicly issued debt securities and increase our financing costs and adversely affect our results of operations, cash flows and liquidity. Also, interest rates could change as a result of economic or other events that are beyond the control of our risk management processes. As a result, we cannot always predict the impact that our risk management decisions may have if actual events lead to greater losses or costs than our risk management positions were intended to hedge. Significant and sustained increases in market interest rates could materially increase our financing costs and negatively impact our reported results of operations, cash flows and liquidity.

Supply chain disruptions could have an adverse effect on our results of operations, cash flow and financial condition.

We have in the past and may in the future experience supply chain challenges due to economic conditions that developed during the Coronavirus disease (“COVID-19”) pandemic and have continued in the years since, with order lead times increasing across numerous material categories. The situation is fluid and a prolonged continuation or further increase in supply chain disruptions could have an adverse effect on FirstEnergy’s results of operations, cash flow and financial condition. Our operations and corporate strategy may also be adversely affected by supply chain disruptions and inflation, including shortages and delays in key materials, equipment and contractor services. Such disruptions could be exacerbated by unstable or uncertain macroeconomic conditions, including inflationary pressures. Any significant disruption or increased costs arising from these pressures on our suppliers may inhibit our access to, or require us to spend more money to source, certain products or that we use in our operations.

Furthermore, change or uncertainty in U.S. policies or the policies of other countries and regions in which our suppliers do business, including any changes or uncertainty with respect to U.S. or international trade policies or tariffs, could also disrupt our key suppliers’ operations. The presidential administration took action in 2025 to impose substantial new or increased tariffs. Any widespread imposition of new or increased tariffs could have an adverse effect on our results of operations, cash flow and financial condition. New or increased tariffs could also negatively affect U.S. national or regional economies, which also could negatively impact our business and results of operations. The supply chain of goods and services we rely on could be impacted by sanctions, tariffs, manufacturing labor shortages and domestic and international shipping constraints, which could increase our costs and delay delivery of critical materials.

We are subject to financial performance risks from regional and general economic cycles as well as data centers and heavy industries such as chemical and steel manufacturing.

Our business follows economic cycles. The regional economy in which we operate is influenced by conditions impacting industries in our service territory—e.g., data centers, the steel industry—and as these conditions and resultant demand of those industries for electricity generation change, our revenues will be impacted.

Additionally, our operations are affected by the economic conditions in our service territory and those conditions could negatively impact the rate of delinquent customer accounts and our collections of accounts receivable, which could adversely impact our financial condition, results of operations and cash flows, and our ability to pay interest on, and the principal of, the New Notes.

We are subject to risks arising from the operation of our transmission and distribution equipment which could reduce revenues, increase expenses and have a material adverse effect on our business, financial condition and results of operations.

Operation of our transmission and distribution facilities involves risk, including the risk of potential breakdown or failure of equipment or processes due to aging infrastructure, fuel supply or transportation disruptions, accidents, labor disputes or work stoppages by employees, human error in operations or maintenance, acts of terrorism or sabotage, cyber-attacks, construction delays or cost overruns, shortages of or delays in obtaining equipment, material and labor, operational restrictions resulting from environmental requirements and governmental interventions, and operational performance below expected levels. In addition, weather-related incidents and other natural disasters can disrupt delivery systems. Because our transmission facilities are interconnected with those of third parties, the operation of our facilities could be adversely affected by unexpected or uncontrollable events occurring on the systems of such third parties.

Capital investments and construction projects may not be completed within forecasted budget, schedule or scope parameters or could be canceled, which could adversely affect our business and results of operations.

Our business plan calls for the execution of extensive capital investments in electric transmission and distribution. We may be exposed to the risk of substantial price increases in, or the adequacy or availability of, the costs of labor and materials used in construction, nonperformance of equipment and increased costs due to inflation, interest rates or other macroeconomic forces, delays, including delays related to the procurement of permits or approvals, adverse weather or environmental matters. We and our affiliates engage numerous contractors and enter into a large number of construction agreements to acquire the necessary materials and/or obtain the required construction-related services. As a result, we and our affiliates are also exposed to the risk that these contractors and other counterparties could breach their obligations to us. Such risk could include our contractors’ inabilities to procure sufficient skilled labor, as well as potential work stoppages by that labor force. Should the counterparties to these arrangements fail to perform, we and our affiliates may be forced to enter into alternative arrangements at then-current market prices that may exceed our contractual prices, with resulting delays in those and other projects. Although our agreements are designed to mitigate the consequences of a potential default by the counterparty, our actual exposure may be greater than these mitigation provisions. Also, because we and our affiliates enter into construction agreements for the necessary materials and to obtain the required construction-related services, any cancellation by us or our affiliates of a construction agreement could result in significant termination payments or penalties. Any delays, increased costs or losses or cancellation of a construction project could adversely affect our business and results of operations, particularly if we are not permitted to recover any such costs through rates.

Physical acts of war, terrorism, sabotage or other attacks on any of our facilities or other infrastructure could have an adverse effect on our business, results of operations, cash flows and financial condition.

As a result of the continued threat of physical acts of war, terrorism, sabotage or other attacks in the United States, our electric transmission and distribution facilities and other infrastructure, or the facilities or other infrastructure of an interconnected company, could be direct targets of, or indirect casualties of, an act of war, terrorism, sabotage or other acts of war, terrorism, sabotage, or other attack, which could result in disruption of our ability to transmit or distribute electricity for a significant period of time, otherwise disrupt our customer operations and/or result in incidents that could result in harmful effects on the environment and human health, including loss of life. Any such disruption or incident could result in a significant decrease in revenue, significant additional capital and operating costs, including costs to implement additional security systems or personnel to purchase electricity and to replace or repair our assets over and above any available insurance reimbursement, higher insurance deductibles, higher premiums and more restrictive insurance policies, legal claims or proceedings, greater regulation with higher attendant costs, generally, and significant damage to our reputation, which could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Failure to provide safe and reliable service and equipment could result in serious injury or loss of life that may harm our business reputation and adversely affect our operating results.

Our employees, contractors and the general public may be exposed to dangerous environments due to the nature of our operations. Failure to provide safe and reliable service and equipment due to various factors, including cyber or physical attacks, equipment failure, accidents, human error, weather or natural disasters, could result in serious injury or loss of life that may harm our business reputation and adversely affect our operating results through reduced revenues, increased capital and operating costs, litigation or the imposition of penalties/fines or other adverse regulatory outcomes.

The outcome of litigation, arbitration, mediation, and similar proceedings involving our business is unpredictable. An adverse decision in any material proceeding could have a material adverse effect on our financial condition and results of operations.

We are involved in a number of litigation, arbitration, mediation, and similar proceedings, including with respect to asbestos claims. These and other matters may divert financial and management resources that would otherwise be used to benefit our operations. Further, no assurances can be given that the resolution of these matters will be favorable to us. If certain matters were ultimately resolved unfavorably to us, our results of operations and financial condition could be materially adversely impacted.

In addition, we are sometimes subject to investigations and inquiries by various state and federal regulators due to the heavily regulated nature of our industry. Any material inquiry or investigation could potentially result in an adverse ruling against us, which could have a material adverse impact on our financial condition and operating results.

We face certain human resource risks associated with potential labor disruptions and/or with the availability of trained and qualified labor to meet our future staffing requirements.

We are continually challenged to find ways to balance the retention of our aging skilled workforce while recruiting new talent to mitigate losses in critical knowledge and skills due to retirements. Workforce demographic issues challenge employers nationwide and are of particular concern to the electric utility industry. Our costs, including costs for contractors to replace employees and productivity costs, may rise. Failure to hire and adequately train replacement employees, including the transfer of significant internal historical knowledge and expertise to the new employees, may adversely affect our ability to manage and operate our business. If we are unable to successfully recruit and retain an appropriately qualified workforce, our results of operations could be negatively affected.

Additionally, a significant number of our physical workforce is represented by unions. We cannot provide assurance that we will be completely free of labor disruptions such as work stoppages, work slowdowns, union organizing campaigns, strikes, lockouts or that any labor disruption will be favorably resolved. Mitigating these risks could require additional financial commitments and the failure to prevent labor disruptions and retain and/or attract trained and qualified labor could have a material adverse effect on our business, financial condition, results of operations and cash flows, and our ability to pay interest on, and the principal of, the New Notes.

Significant increases in our operation and maintenance expenses, including our health care and pension costs, could adversely affect our future earnings and liquidity.

We continually focus on limiting and reducing where possible, our operation and maintenance expenses. However, we expect to continue to face increased cost pressures related to operation and maintenance expenses, including in the areas of health care and pension costs. We have experienced health care cost inflation in recent years, and we expect our cash outlay for health care costs, including prescription drug coverage, to continue to increase despite measures that we have taken requiring employees and retirees to bear a higher portion of the costs of their health care benefits. The measurement of our expected future health care and pension obligations and costs is highly dependent on a variety of assumptions, many of which relate to factors beyond our control. These assumptions include investment returns, interest rates, discount rates, health care cost trends, benefit design changes, salary increases, the demographics of plan participants and regulatory requirements. While we anticipate that our operation and maintenance expenses will continue to increase, if actual results differ materially from our assumptions, our costs could be significantly higher than expected which could adversely affect our results of operations, financial condition and liquidity.

Advances in and widespread adoption of distributed generation and regulatory policies may make our facilities significantly less competitive and adversely affect our results of operations.

Traditionally, electricity is generated at large, central station generation facilities distributed by our systems. This method results in economies of scale and lower unit costs than newer generation technologies such as fuel cells, microturbines, windmills and photovoltaic solar cells. It is possible that advances in newer generation technologies will make newer generation technologies more cost-effective, or that legislation addressing climate change at the federal or state level together with changes in regulatory policy will create incentives or benefits that otherwise make these newer generation technologies even more competitive with central station electricity production. To the extent that newer generation technologies are connected directly to load, bypassing the transmission and distribution systems, potential impacts could include decreased transmission and distribution revenues, stranded assets and increased uncertainty in load forecasting and integrated resource planning and could adversely affect our business and results of operations.

Energy companies are subject to adverse publicity that makes them vulnerable to negative regulatory and legislative outcomes, which could have an adverse impact on our business.

Energy companies, including our company, have been the subject of criticism on matters including the reliability of their distribution services and the speed with which they are able to respond to power outages, such as those caused by storm damage. Adverse publicity of this nature, as well as negative publicity associated with the operation of coal-fired generation or proceedings seeking regulatory recoveries may cause less favorable legislative and regulatory outcomes and damage our reputation, which could have an adverse impact on our business.

Our results of operations could be adversely affected by events beyond our control, such as natural disasters, public health crises, government shutdowns, trade wars, recessions, political crises, negative global climate patterns, mine subsidence, or other catastrophic events.

Our operations, or those of our vendors or suppliers, could be negatively impacted by various events beyond our control, including, but not limited to: natural disasters, such as hurricanes, tornadoes, floods, earthquakes, wildfires, extreme cold weather events and other adverse weather conditions; public health crises, such as pandemics and epidemics; prolonged government or regulator furloughs or shutdowns; trade wars; recessions; political crises, such as terrorist attacks, war, labor unrest, and other political instability; negative global climate patterns, especially in water stressed regions; surface subsidence from underground mining impacting our facilities; or other catastrophic events, such as fires or other disasters occurring at our distribution facilities or our service providers’ facilities, whether occurring in the United States or internationally. These events could disrupt the operations of our corporate offices and our supply chain and those of our vendors and service providers, as well as disrupting our infrastructure and that of third parties with whom we are connected. To the extent any of these events occur, our operations and financial results could be adversely affected.

We are a wholly owned subsidiary of FE. FE may exercise, within certain regulatory, corporate law and other limitations, substantial control over our dividend policy, business and operations and may exercise that control in a manner that may be inconsistent with the interests of the holders of the New Notes.

We are a wholly owned subsidiary of FE and certain of our officers and directors are also officers of FE. Our board of directors makes determinations with respect to a number of significant corporate events, including payment of our dividends. We have historically paid dividends to FE. From January 1, 2023 through December 31, 2025, we have paid dividends to FE of $270 million. If FE’s cash requirements increase, our board of directors may determine that we should pay increased dividends to help support FE’s cash needs, which could materially and adversely affect our liquidity.

Risks Associated with Climate Change, GHG Emissions and Other Environmental Matters

Our aspirations and disclosures related to climate matters expose us to risks that could adversely affect our reputation and performance.

FirstEnergy published statements concerning its climate-related goals and aspirations. FirstEnergy is targeting Scope 1 carbon neutrality by 2050, which includes emissions, sulfur hexafluoride leaks from transmission and distribution equipment, and its mobile fleet (i.e., vehicles). These statements reflect FirstEnergy’s aspirations and are not guarantees that FirstEnergy will be able to achieve them. FirstEnergy’s failure to adequately update, accomplish or accurately track and report on these goals on a timely basis, or at all, could adversely affect its and its subsidiaries’, including our, reputation, financial performance and growth, and expose us to increased scrutiny from the investment community, special interest groups and enforcement authorities, including at the state and local levels. Conversely, certain “anti-environmental, social and governance” sentiment among some individuals and government institutions pose the risk that we may face increasing scrutiny, reputational risk, or lawsuits from these parties.

FirstEnergy’s ability to achieve its GHG reduction objective is subject to its ability to make operational changes and is conditioned upon numerous risks, many of which are outside of its control. Examples of such risks include the evolving regulatory requirements in the jurisdictions in which it and its subsidiaries, including us, operate, including the interpretation of such regulations, potential changes to such laws and regulations as a result of the new U.S. presidential administration, the prevalence of certain standards or disclosures, the evolving laws applicable to climate-related and other environmental matters, and the availability of funds to invest in initiatives in times where FirstEnergy is seeking to reduce costs.

Standards for tracking and reporting of climate and other environmental matters continue to evolve. FirstEnergy’s selection of voluntary disclosure frameworks and standards, and the interpretation or application of those frameworks and standards, may change from time to time or differ from those of others. Methodologies for reporting this data may be updated and previously reported data may be adjusted to reflect improvement in availability and quality of third-party data, changing assumptions, changes in the nature and scope of our operations and other changes in circumstances. FirstEnergy’s processes and controls for reporting these matters across its operations and supply chain are evolving along with multiple disparate standards for identifying, measuring, and reporting these metrics, including climate-related disclosures that are or may be required by the SEC, state legislatures, or other regulators, and such standards may change over time, which could result in significant revisions to FirstEnergy’s current goals, reported progress in achieving such goals, or ability to achieve such goals in the future. If FirstEnergy’s practices do not meet evolving investor or other stakeholder expectations and standards, then its and its subsidiaries’, including our, reputations or attractiveness as an investment, business partner, acquiror, service provider or employer could be negatively impacted.

We are or may be subject to environmental liabilities, including costs of remediation of environmental contamination at current or formerly owned, leased or operated facilities, which could have a material adverse effect on our results of operations and financial condition.

We may be subject to liability under environmental laws for the costs of remediating environmental contamination of property now or formerly owned or operated by us and of property contaminated by hazardous substances regardless of whether the liabilities arose before, during or after the time we owned or operated the facilities. FirstEnergy is currently involved in a number of proceedings relating to sites where hazardous substances have been released and we may be subject to additional proceedings in the future. We also have current or previous ownership interests in sites associated with the production of gas and the production and delivery of electricity for which we may be liable for additional costs related to investigation, remediation and monitoring of these sites. Citizen groups or others may bring litigation over environmental issues including claims of various types, such as property damage, personal injury, and citizen challenges to compliance decisions on the enforcement of environmental requirements, such as opacity and other air quality standards, which could subject us to penalties, injunctive relief and the cost of litigation. We cannot predict the amount and timing of all future expenditures (including the potential or magnitude of fines or penalties) related to such environmental matters, although we expect that they could be material. In addition, there can be no assurance that any liabilities, losses or expenditures we may incur related to such environmental liabilities or contamination will be covered under any applicable insurance policies or that the amount of insurance will be adequate.

In some cases, a third party who has acquired assets, including, but not limited to, operating and deactivated nuclear power stations from us has assumed the liability we may otherwise have for environmental matters related to the transferred property. If the transferee fails to discharge the assumed liability or disputes its responsibility, a regulatory authority or injured person could attempt to hold us responsible, and our remedies against the transferee may be limited by the financial resources of the transferee.

Concerns about GHG emissions and the potential risks associated with climate change have led to increased regulation and other actions that could impact our business.

Federal and various regional and state authorities regulate GHG emissions, including CO2 emissions and have created financial incentives to reduce them. In 2024, FirstEnergy operated businesses that had total Scope 1 CO2 emissions of approximately 14 million metric tons. For existing electric generation plants, CO2 emissions data are either obtained directly from facility continuous emission monitoring systems or calculated from actual fuel heat inputs and fuel type CO2 emission factors. This estimate is based on a number of projections and assumptions that may prove to be incorrect, such as the forecasted dispatch, anticipated facility efficiency, fuel type, CO2 emissions rates and FirstEnergy’s subsidiaries, including us, achieving completion of such construction and development projects. While actual emissions may vary substantially, the projects under construction or development when completed will increase emissions of FirstEnergy’s portfolio and therefore could increase the risks associated with regulation of GHG emissions.

In 2010, the EPA adopted regulations pertaining to GHG emissions that require new and existing sources of GHG emissions to potentially obtain new source review permits from the EPA prior to construction or modification. In 2016, the Supreme Court of the U.S. ruled that such permitting would only be required if such sources also must obtain a new source review permit for increases in other regulated pollutants.

Furthermore, certain states have begun to pass their own laws related to GHG emissions and the disclosure of such emissions. The impact of GHG regulation on our operations will depend on a number of factors, including the degree and timing of GHG emissions reductions required under any such legislation or regulation, the cost of emissions reduction equipment and the price and availability of offsets, the extent to which market based compliance options are available, the extent to which our subsidiaries would be entitled to receive GHG emissions allowances without having to purchase them in an auction or on the open market and the impact of such legislation or regulation on the ability of our subsidiaries to recover costs incurred through rate increases or otherwise. The costs of compliance could be substantial.

Costs of compliance with environmental laws are significant, and the cost of compliance with new environmental laws, including limitations on GHG emissions related to climate change, could adversely affect our cash flows and financial condition.

Our operations are subject to extensive federal, state and local environmental statutes, rules and regulations, which are continuously evolving. Compliance with these legal requirements requires us to incur costs for, among other things, installation and operation of pollution control equipment, emissions monitoring and fees, remediation and permitting at our facilities. These expenditures have been significant in the past and may increase in the future. We may be forced to shut down other facilities or change their operating status, either temporarily or permanently, if we are unable to comply with these or other existing or new environmental requirements, or if the expenditures required to comply with such requirements are not economically feasible.

Moreover, new federal, state or local environmental laws or regulations including, but not limited to GHG emissions, Clean Water Act effluent limitations imposing more stringent water discharge regulations, or other changes to existing environmental laws or regulations may materially increase our costs of compliance or accelerate the timing of capital expenditures or other capital-like investments. Our compliance strategy, including, but not limited to, our assumptions regarding estimated compliance costs, although reasonably based on available information, may not successfully address future relevant standards and interpretations. If we fail to comply with environmental laws and regulations or new interpretations of longstanding requirements, even if caused by factors beyond our control, that failure could result in the assessment of civil or criminal liability and fines. In addition, any alleged violation of environmental laws and regulations may require us to expend significant resources to defend against any such alleged violations. Due to the uncertainty of control technologies available to reduce GHG emissions, any legal obligation that requires substantial reductions of GHG emissions could result in substantial additional costs, adversely affecting cash flows and profitability, and raise uncertainty about the future viability of fossil fuels, particularly coal, as an energy source for new and existing electric generation facilities.

We could be exposed to private rights of action relating to environmental matters seeking damages under various state and federal law theories which could have an adverse impact on our results of operations, financial condition, cash flows and business operations.

Private individuals may seek to enforce environmental laws and regulations against us and could allege personal injury, property damages or other relief. For example, claims have been made against certain energy companies alleging that CO2 emissions from electric generation facilities constitute a public nuisance under federal and/or state common law. While JCP&L is not a party to this litigation, it could be named in other actions making similar allegations. An unfavorable ruling in any such case could result in the need to reduce emissions, suspend operations or pay money damages or penalties. Adverse rulings in these or other types of actions could have an adverse impact on our results of operations, cash flows and financial condition and could significantly impact our business operations.

Transition risks associated with climate change, including those related to regulatory mandates could negatively impact our financial results.

A number of regulatory and legislative bodies, including the NJBPU and the New Jersey General Assembly, have introduced requirements and/or incentives, as well as penalties, to reduce peak demand and energy consumption. Such conservation programs have previously resulted in and could result in further load reduction and could adversely impact our financial results in different ways. We currently have energy efficiency riders in place in certain of our states to recover the cost of these programs either at or near a current recovery time frame in the states where we operate.

In our regulated operations, energy conservation could negatively impact us depending on the regulatory treatment of the associated impacts and, in particular, whether we would be permitted to recover some or all of the resulting additional costs and/or lost revenues. Should we be required to invest in, or fund, conservation measures that result in reduced sales from effective conservation, regulatory lag in adjusting rates for the impact of these measures could have a negative financial impact. In the past, we have been adversely impacted by reduced electric usage due in part to energy conservation efforts such as the use of efficient lighting products such as compact fluorescent lights, halogens and light emitting diodes. We could also be adversely impacted if any future increases to energy prices result in a decrease in customer usage. Our financial results could be adversely affected if we are unable to meet participation and/or energy reduction targets, as they may be established by the State of New Jersey, and penalties are imposed. We are unable to determine what impact, if any, future conservation activities will have on our financial condition or results of operations. Additionally, failure to meet regulatory or legislative requirements to reduce energy consumption or otherwise increase energy efficiency could result in penalties that could adversely affect our financial results.

The physical risks associated with climate change may have an adverse impact on our business operations, financial condition and cash flows.

Physical risks of climate change such as flooding, wildfires, rising sea levels, and other related phenomena, resulting from more frequent or more extreme weather events and changes in temperature and precipitation patterns associated with climate change, could affect some, or all, of our operations. Frequent or extreme weather events could disrupt our operations and/or be destructive, which could result in increased costs, including supply chain costs. An extreme weather event within the New Jersey area can also directly affect our capital assets, such as downed wires and poles or damage to other operating equipment, resulting in service disruptions to customers and possibly creating hazardous conditions. Further, as extreme weather conditions increase system stress, we may incur costs relating to additional system backup or service interruptions, and in some instances, we may be unable to recover such costs. For all of these reasons, these physical risks could have an adverse financial impact on our business operations, financial condition and cash flows.

Climate change poses other financial risks as well. To the extent weather conditions are affected by climate change, customers’ energy use could increase or decrease depending on the duration and magnitude of the changes. Increased energy use due to weather changes may require us to invest in additional system assets and purchase additional power. Additionally, decreased energy use due to weather changes may affect our financial condition through decreased revenues, margins or earnings.

Risks Associated with Markets and Financial Matters

Our results of operations and financial condition may be adversely affected by the volatility in pension and other postemployment benefit (“OPEB”) investments and obligations due to capital market performance and other changes.

FirstEnergy recognizes in income the change in the fair value of plan assets and net actuarial gains and losses for its pension and OPEB plans. This adjustment to income associated with the change in fair value is recognized in the fourth quarter of each year and whenever a plan is determined to qualify for a remeasurement, which could result in greater volatility in pension and OPEB expenses and may materially impact our results of operations.

Our financial statements reflect the values of the assets held in trust to satisfy our obligations under pension and OPEB plans. Certain of the plan assets held in these trusts do not have readily determinable market values. Changes in the estimates and assumptions inherent in the value of these assets could affect the value of the trusts. If the value of the assets held by the trusts declines by a material amount, our funding obligation to the trusts could materially increase. These assets are subject to market fluctuations and will yield uncertain returns, which may fall below our projected return rates. Forecasting investment earnings and costs to pay future pension and other obligations requires significant judgment and actual results may differ significantly from current estimates. Capital market conditions that generate investment losses or that negatively impact the discount rate and increase the present value of liabilities may increase our future pension and OPEB expenses and further may have significant impacts on the value of the pension and other trust funds, which could require significant additional funding and negatively impact our results of operations and financial position.

Failure to comply with debt covenants in our credit agreement could adversely affect our ability to execute future borrowings and/or require early repayment, and could restrict our ability to obtain additional or replacement financing on acceptable terms or at all.

Our credit agreement contains certain negative and affirmative covenants. Our ability to comply with the covenants and restrictions contained in our credit agreement has been and may, in the future, be affected by events related to the ongoing government investigations or otherwise, including a failure to comply with the terms of the DPA.

A breach of any of the covenants contained in our credit agreement, including any breach related to alleged failures to comply with anti-corruption and anti-bribery laws, could result in an event of default under such agreements, and we would not be able to access our credit facility for additional borrowings and letters of credit (each, a “LOC”) while any default exists. Upon the occurrence of such an event of default, any amounts outstanding under our credit agreement could be declared to be immediately due and payable and all applicable commitments to extend further credit could be terminated. If indebtedness under our credit agreement is accelerated, there can be no assurance that we will have sufficient assets to repay the indebtedness. In addition, certain events, including, but not limited to any covenant breach related to alleged failures to comply with anti-corruption and anti-bribery laws, an event of default under our credit agreement, and the acceleration of applicable commitments under such facility could restrict our ability to obtain additional or replacement financing on acceptable terms or at all. The operating and financial restrictions and covenants in our credit agreement and any future financing agreements may adversely affect our ability to finance future operations or capital needs or to engage in other business activities which in turn could have a material adverse impact on our business, cash flow, liquidity and results of operations.

A credit rating downgrade could negatively affect our financing costs, ability to access capital and requirement to post collateral.

We rely on access to bank and capital markets as sources of liquidity for cash requirements not satisfied by cash from operations. Any future downgrades in our credit ratings from the nationally recognized credit rating agencies, particularly to levels below investment grade, could negatively affect our ability to access the bank and capital markets, especially in a time of uncertainty in either of those markets, and may require us to post cash collateral to support outstanding commodity positions in the wholesale market, as well as available LOCs and other guarantees. Furthermore, additional downgrades could increase the cost of such capital by causing us to incur higher interest rates and fees associated with such capital. Additional rating downgrades would further increase our interest expense on certain of our long-term debt obligations and would also further increase the fees we pay on our credit agreement, thus increasing the cost of our working capital. Such additional rating downgrades could also negatively impact our ability to grow our business or execute our business strategies by substantially increasing the cost of, or limiting access to, capital.

In addition, events related to the ongoing government investigations may expose us to higher interest rates for additional indebtedness, whether as a result of ratings downgrades or otherwise, and could restrict our ability to obtain additional or replacement financing on acceptable terms or at all. See “Failure to comply with debt covenants in our credit agreement could adversely affect our ability to execute future borrowings and/or require early repayment, and could restrict our ability to obtain additional or replacement financing on acceptable terms or at all.”

In the event of volatility or unfavorable conditions in the capital and credit markets, our business, including the immediate availability and cost of short-term funds for liquidity requirements, our ability to meet long-term commitments and the competitiveness and liquidity of energy markets, may be adversely affected, which could negatively impact our results of operations, cash flows and financial condition.

We rely on the bank and capital markets to meet both our financial commitments and short-term liquidity needs if internal funds are not available from our operations. We also use LOCs provided by various financial institutions to support our collateral obligations. Our access to funds under our credit agreement is dependent on the ability of the financial institutions that are parties to our credit agreement to meet their funding commitments. Those institutions may not be able to meet their funding commitments if they experience shortages of capital and liquidity or if they experience excessive volumes of borrowing requests within a short period of time. Any delay in our ability to access those funds, even for a short period of time, could have a material adverse effect on our results of operations and financial condition.

Should there be fluctuations in the bank and capital markets as a result of uncertainty, changing or increased regulation, reduced alternatives or failures of significant foreign or domestic financial institutions or foreign governments, our access to liquidity needed for our business could be adversely affected. Unfavorable conditions could require us to take measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs can be arranged. Such measures could include deferring capital expenditures, and reducing or eliminating future dividend payments or other discretionary uses of cash. Energy markets depend heavily on active participation by multiple counterparties, which could be adversely affected should there be disruptions in the bank and capital markets. Reduced capital and liquidity and failures of significant institutions that participate in the energy markets could diminish the liquidity and competitiveness of energy markets that are important to our business. Perceived weaknesses in the competitive strength of the energy markets could lead to pressures for greater regulation of those markets or attempts to replace those market structures with other mechanisms for the sale of power, including the requirement of long-term contracts, which could have a material adverse effect on our results of operations and cash flows.

Changes in local, state or federal tax laws applicable to us or adverse audit results or tax rulings, and any resulting increases in taxes and fees, may adversely affect our results of operations, financial condition and cash flows.

We are subject to various local, state and federal taxes, including income, franchise, real estate, sales and use, and employment-related taxes. We exercise significant judgment in calculating such tax obligations, booking reserves as necessary to reflect potential adverse outcomes regarding tax positions we have taken and utilizing tax benefits, such as carryforwards and credits. Additionally, various tax rate and fee increases may be proposed or considered in connection with such changes in local, state or federal tax law. We cannot predict whether legislation or regulation will be introduced, the form of any legislation or regulation, or whether any such legislation or regulation will be passed by legislatures or regulatory bodies. Any such changes, or any adverse tax audit results or adverse tax rulings on positions taken by us or our affiliates could have a negative impact on our results of operations, financial condition and cash flows.

Specifically, the IRA of 2022 imposes a corporate alternative minimum tax (“AMT”) and, if applicable, corporations must pay the greater of the regular corporate income tax or the AMT. We are party to an intercompany income tax allocation agreement with FE and its subsidiaries and, accordingly, may be allocated a share of any corporate AMT paid by the FE consolidated tax group. While we and FE continue to believe, more likely than not, the FE consolidated tax group will be subject to corporate AMT, additional IRS guidance issued on February 18, 2026 provides certain tax repair deductions in calculating corporate AMT, which may reduce or otherwise significantly change AMT estimates or the FE consolidated tax group’s conclusions as to whether the FE consolidated tax group is an AMT payer. We continue to evaluate this most recent AMT guidance, as well as prior guidance issued by the U.S. Treasury and/or IRS. The regulatory treatment of the IRA of 2022 may also be subject to regulation by FERC and/or applicable state regulatory authorities. Any adverse development in the IRA of 2022, including guidance from the U.S. Treasury and/or the IRS or unfavorable regulatory treatment, could negatively impact our cash flows, results of operations and financial condition.

We may recognize impairments of recorded goodwill, which would result in write-offs of the impaired amounts and could have an adverse effect on our results of operations.

We had approximately $1.8 billion of goodwill on our balance sheet as of December 31, 2025. Goodwill is tested for impairment annually, as of July 31, or whenever events or circumstances indicate impairment may have occurred. We are unable to predict the actual timing and amounts of any impairments in future years, which would depend on many factors, including interest rates, sector market performance, our capital structure, results of future rate proceedings, operating and capital expenditure requirements, the value of comparable acquisitions, environmental regulations and other factors.

Risks Associated with the New Notes

There are limited covenants and protections in the Indenture; consequently, we and our subsidiaries may be able to incur substantially more indebtedness, a portion of which could be secured indebtedness.

While the Indenture (as defined under “Description of the Notes”) contains, and the New Notes will contain, terms intended to provide protection to holders upon the occurrence of certain events, those terms are and will be limited and may not be sufficient to protect your investment in the New Notes. For example, the Indenture does not limit the amount of unsecured indebtedness we may incur; however, the limitation on liens provision of the Indenture does limit the amount of secured indebtedness that we may incur without ratably securing the New Notes. Such secured indebtedness would be senior to the New Notes. The liens that are expressly permitted under that provision of the Indenture are summarized herein under the heading “Description of the Notes—Certain Covenants—Limitation on Liens.”

The New Notes are not secured by any liens on our assets; consequently, any future secured creditors will be entitled to remedies that would give them priority over the holders of the New Notes to collect amounts due to them.

The New Notes will not be secured by any liens on our assets. Because the New Notes are our unsecured obligations, the right of repayment of the holders of the New Notes will be effectively subordinated to any future secured creditors to the extent of the value of the collateral securing such secured debt if we enter into bankruptcy, liquidation, reorganization or other winding up proceedings or if an event of default occurs under any such future secured indebtedness.

We have a significant amount of indebtedness, which could negatively impact our business and our ability to make payments on the New Notes.

We have, and will continue to have, a significant amount of indebtedness. As of December 31, 2025, we had approximately $3.1 billion of total indebtedness, including short-term borrowings and currently payable long-term debt, outstanding.

Our indebtedness places significant demands on our cash resources, which could:

•	make it difficult to satisfy our financial obligations, including our obligation to make payments on the New Notes;

•

require us to dedicate a substantial portion of our cash flow from operations to make payments on our indebtedness, including the New Notes, reducing the amount of our cash flow available for working capital, capital expenditures and other general corporate purposes;

•	limit our ability to obtain additional financing to operate our business;

•	limit our financial flexibility in planning for and reacting to business and industry changes;

•	impact the evaluation of our creditworthiness by counterparties to agreements; and

•	increase our vulnerability to general adverse economic and industry conditions, including changes in interest rates and volatility in commodity prices.

Furthermore, we may incur or assume additional debt in the future. If new debt is added to our current debt levels, the related risks that we may face could increase significantly.

Our ability to service our debt and meet our cash requirements depends on many factors, some of which are beyond our control.

Our ability to satisfy our obligations, including the Senior Notes, will depend on our future results of operations, cash flows and financial condition, which will be subject, in part, to factors beyond our control, including interest rates, commodity prices, general economic conditions, environmental regulations, financial and business conditions and regulatory actions. If we are unable to generate sufficient operating cash flows to service our debt, we may be required to:

•	refinance all or a portion of our debt;

•	obtain additional financing;

•	sell all of our assets or operations;

•	reduce or delay capital expenditures and acquisitions;

•	curtail or eliminate certain activities; or

•	revise or delay our strategic plans.

If we are required to take any of these actions, it could have a material adverse effect on us. In addition, we cannot assure you that we would be able to take any of these actions, that these actions would enable us to continue to satisfy our capital requirements and financial and other contractual obligations or that these actions will be permitted under the terms of our various debt instruments.

Our credit ratings may not reflect all risks of your investment in the Senior Notes.

A credit rating is not a recommendation to buy, sell or hold any security. Each rating agency’s credit rating should be evaluated independently of any other rating agency’s credit rating. Actual or anticipated changes in, or downgrades, suspensions or withdrawals of, our credit ratings, including any announcement that our credit ratings are under further review for a downgrade, could increase our borrowing costs.

Your ability to resell the New Notes may be limited by a number of factors; prices for the New Notes may be volatile.

There currently is no established market, and no active or liquid trading market may develop for the New Notes. We do not intend to apply for listing of the New Notes on any securities exchange or on any automated dealer quotation system. If a market for the New Notes were to develop, the New Notes could trade at prices that may be higher or lower than reflected by their initial offering price, depending on many factors, including among other things:

•	changes in the overall market for debt securities;

•	changes in our financial performance or prospects;

•	the prospects for companies in our industry generally;

•	the number of holders of the New Notes;

•	the interest of securities dealers in making a market for the New Notes; and

•	prevailing interest rates.

Risks Associated with the Exchange Offer.

If you fail to exchange your Outstanding Notes, the existing transfer restrictions will remain in effect and the market value of your Outstanding Notes may be adversely affected because they may be more difficult to sell.

If you fail to exchange your Outstanding Notes for New Notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the Outstanding Notes. In general, the Outstanding Notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with this exchange offer or as required by the Registration Rights Agreements, we do not intend to register resales of the Outstanding Notes.

If you do not exchange your Outstanding Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Outstanding Notes described in the legend on the certificates for your Outstanding Notes. In general, you may only offer or sell the Outstanding Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except in connection with this exchange offer or as required by the Registration Rights Agreements, we do not intend to register resales of the Outstanding Notes under the Securities Act. For further information regarding the consequences of not tendering your Outstanding Notes in the exchange offer, please read “The Exchange Offer — Consequences of Failure to Exchange.”

The exchange offer may not be completed.

We are not obligated to complete the exchange offer under certain circumstances. See “The Exchange Offer — Conditions to the Exchange Offer.” Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their New Notes, during which time those holders of Outstanding Notes will not be able to effect transfers of their Outstanding Notes tendered in the exchange offer.

If you do not properly tender your Outstanding Notes, you will continue to hold unregistered notes and your ability to transfer your Outstanding Notes will be adversely affected.

We will only issue New Notes in exchange for Outstanding Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Outstanding Notes, and you should carefully follow the instructions on how to tender your Outstanding Notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of Outstanding Notes. See “The Exchange Offer—Procedures for Tendering Outstanding Notes through Brokers and Banks” and “Description of the Notes.”

If you do not exchange your Outstanding Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Outstanding Notes described in the legend on the certificates for your Outstanding Notes. In general, you may only offer or sell the Outstanding Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except in connection with this exchange offer or as required by the Registration Rights Agreements, we do not intend to register resales of the Outstanding Notes under the Securities Act. For further information regarding the consequences of not tendering your Outstanding Notes in the exchange offer, see “The Exchange Offer—Consequences of Failure to Exchange.”

You may be required to deliver prospectuses and comply with other requirements in connection with any resale of the New Notes.

If you tender your Outstanding Notes for the purpose of participating in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes. In addition, if you are a broker-dealer that receives New Notes for your own account in exchange for Outstanding Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such New Notes.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the Registration Rights Agreements that we entered into in connection with the private offerings of the Outstanding Notes. We will not receive any cash proceeds from the issuance of New Notes in the exchange offer. In consideration for issuing the New Notes, we will receive Outstanding Notes in like principal amount. The Outstanding Notes surrendered in exchange for the New Notes will be retired and cancelled.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. It discusses JCP&L’s 2025 and 2024 results, and year-over-year comparisons between 2025 and 2024. Discussions of 2023 results and year-over-year comparisons between 2024 and 2023 that are not included in this registration statement can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in JCP&L’s Form S-4 filed with the SEC on April 1, 2025. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we,” “us,” “our,” and “the Company” are intended to mean the business and operations of Jersey Central Power & Light Company.

JCP&L is a wholly owned subsidiary of FE. JCP&L conducts business in New Jersey by providing regulated electric transmission and distribution services in northern, western and east central New Jersey. JCP&L procures electric supply to serve its BGS customers through a statewide auction process approved by the NJBPU. JCP&L is subject to regulation by the NJBPU and FERC.

JCP&L’s reportable operating segments are comprised of the Distribution and Transmission segments.

The Distribution segment, representing $3.7 billion in rate base as of December 31, 2025, distributes electricity to approximately 1.2 million customers in New Jersey across its distribution footprint. The segment’s results reflect the costs of securing and delivering electric generation to customers, including the deferral and amortization of certain costs.

The Transmission segment, representing $1.4 billion in rate base as of December 31, 2025, includes transmission infrastructure owned and operated by JCP&L that is used to transmit electricity. The segment’s revenues are primarily derived from forward-looking formula rates, pursuant to which the revenue requirement is updated annually based on a projected rate base and projected costs, which is subject to an annual true-up based on actual rate base and costs. The segment’s results also reflect the net transmission expenses related to the delivery of electricity on JCP&L’s transmission facilities.

As of January 1, 2026, JCP&L made changes in how management evaluates operating performance and allocates resources. As a result of these changes, JCP&L reassessed its operating segments and determined that its operations are now managed as a single integrated business. Historically, JCP&L reported two operating segments, Distribution and Transmission. Accordingly, JCP&L will change its external segment reporting and present its results, including comparative periods, as a single reportable segment effective January 1, 2026, to be reported in the Form 10-Q for the first quarter of 2026.

Summary of Results of Operations — 2025 Compared with 2024

Financial results for JCP&L’s business segments for the years ended December 31, 2025 and 2024, were as follows:

2025 Financial Results (In millions)	Distribution	Transmission	Reconciling Adjustments	JCP&L
Revenues	$2,554	$259	$(175)	$2,638
Operating Expenses:
Purchased power	1,402	—	—	1,402
Other operating expenses	791	64	(175)	680
Provision for depreciation	209	54	—	263
Deferral of regulatory assets, net	(134)	—	—	(134)
General taxes	21	2	—	23

Total operating expenses	2,289	120	(175)	2,234

Other Income (Expense):
Miscellaneous income (expense), net	50	(1)	—	49
Pension and OPEB mark-to-market adjustment	51	4	—	55
Interest expense - non-affiliates	(98)	(34)	—	(132)
Interest expense - affiliates	(6)	—	—	(6)
Capitalized financing costs	13	30	—	43

Total other income (expense)	10	(1)	—	9

Income taxes	71	36	—	107

Net Income	$204	$102	$—	$306

2024 Financial Results (1) (In millions)	Distribution	Transmission	Reconciling Adjustments	JCP&L
Revenues	$2,225	$242	$(152)	$2,315
Operating Expenses:
Purchased power	1,155	—	—	1,155
Other operating expenses	745	61	(152)	654
Provision for depreciation	203	46	—	249
Deferral of regulatory assets, net	(124)	—	—	(124)
General taxes	20	1	—	21

Total operating expenses	1,999	108	(152)	1,955

Other Income (Expense):
Miscellaneous income (expense), net	44	(10)	—	34
Pension and OPEB mark-to-market adjustment	22	2	—	24
Interest expense - non-affiliates	(75)	(22)	—	(97)
Interest expense - affiliates	(20)	—	—	(20)
Capitalized financing costs	9	19	—	28

Total other expense	(20)	(11)	—	(31)

Income taxes	52	35	—	87

Net Income	$154	$88	$—	$242

(1)

Previously issued 2024 JCP&L amounts have been revised due to the correction of immaterial errors. For more information, see Note 1, “Organization and Basis of Presentation” of the Combined Notes to the Financial Statements of the Registrants as filed on the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 18, 2026.

Changes Between 2025 and 2024 Financial Results Increase (Decrease)	Distribution	Transmission	Reconciling Adjustments	JCP&L
	(In millions)
Revenues	$329	$17	$(23)	$323
Operating Expenses:
Purchased power	247	—	—	247
Other operating expenses	46	3	(23)	26
Provision for depreciation	6	8	—	14
Deferral of regulatory assets, net	(10)	—	—	(10)
General taxes	1	1	—	2

Total operating expenses	290	12	(23)	279

Other Income (Expense):
Miscellaneous income (expense), net	6	9	—	15
Pension and OPEB mark-to-market adjustment	29	2	—	31
Interest expense - non-affiliates	(23)	(12)	—	(35)
Interest expense - affiliates	14	—	—	14
Capitalized financing costs	4	11	—	15

Total other expense	30	10	—	40

Income taxes	19	1	—	20

Net Income	$50	$14	$—	$64

JCP&L’s Distribution Segment – 2025 compared with 2024

Net income increased $50 million in 2025, as compared to 2024, primarily due to higher revenues from the implementation of the base rate case in February 2024, the absence of a $53 million charge in connection with the base rate case settlement agreement, as further discussed below, higher customer usage and demand, higher pension and OPEB mark-to-market adjustments and higher rider revenues associated with regulated investment programs, partially offset by higher operating expenses.

Revenues

The $329 million increase in total revenues resulted from the following sources:

	For the Years Ended December 31,
Revenues by Type of Service	2025	2024	Increase / (Decrease)
	(In millions)
Distribution services	$1,150	$1,105	$45

Generation sales:
Retail	1,380	1,092	288
Wholesale	6	6	—

Total generation sales	1,386	1,098	288
Other	18	22	(4)

Total Revenues	$2,554	$2,225	$329

Distribution services revenue increased $45 million in 2025, as compared to 2024, primarily due to higher revenues from the implementation of the base rate case in February 2024, higher customer usage and demand, and higher rider revenues associated with certain regulated investment programs.

Generation sales revenues increased $288 million in 2025, as compared to 2024, primarily due to higher non-shopping generation auction rates. Retail generation sales have no material impact to earnings.

Operating Expenses

Total operating expenses increased $290 million primarily due to:

•	Purchased power costs, which have no material impact to earnings, increased $247 million in 2025, as compared to 2024, primarily due to higher unit costs.

•	Other operating expenses increased $46 million in 2025, as compared to 2024, primarily due to:

•	Higher uncollectible expenses of $4 million, which were deferred for future recovery;

•	Higher storm restoration expenses of $14 million, which were mostly deferred for future recovery.

•	Higher energy efficiency and other state mandated program costs of $39 million, which were deferred for future recovery, resulting in no material impact to earnings; and

•

Higher other operating expenses of $51 million, primarily due to severance and related costs associated with FirstEnergy’s organizational changes announced in the first quarter of 2025, higher employee benefit costs, and higher material and contractor spend, partially offset by increased construction support and lower maintenance work.

The increase was partially offset by:

•

The absence of a $53 million pre-tax charge at JCP&L in the first quarter 2024 associated with certain corporate support costs recorded to capital accounts from the FERC Audit that were determined, as a result of the base rate case settlement agreement, to be disallowed from future recovery; and

•	The absence of a $9 million impairment related to the Akron general office in the third quarter of 2024.

•	Depreciation expense increased $6 million in 2025, as compared to 2024, primarily due to a higher asset base.

•

Deferral of regulatory assets, net increased $10 million in 2025, as compared to 2024, primarily due to a $27 million increase from higher deferral of storm related expenses, including the absence of the approval in the first quarter of 2024 to recover $11 million in previously incurred storm costs and a $6 million net increase in other deferrals, partially offset by a $20 million decrease due to the absence of the amortization of a regulatory liability related to customer refunds in 2024 and a $3 million net decrease from lower generation and transmission deferrals.

Other Expenses

Total other expenses decreased $30 million in 2025, as compared to 2024, primarily due to higher pension and OPEB mark-to-market adjustments, lower interest on short-term borrowings and higher capitalized interest, partially offset by long-term debt issuances since 2024.

Income Taxes

The Distribution segment’s effective tax rate was 25.8% and 25.2% for 2025 and 2024, respectively.

JCP&L’s Transmission Segment – 2025 compared with 2024

Net income increased $14 million in 2025, as compared to 2024, primarily due to higher revenues from regulated transmission investments that increased rate base, higher capitalized financing costs and the absence of a non-recoverable charge related to an abandoned transmission project in the second quarter 2024.

Revenues

Transmission revenue increased $17 million in 2025, as compared to 2024, primarily due to higher revenues from regulated transmission investments that increased rate base and higher recovery of transmission operating expenses.

Operating Expenses

Total operating expenses increased $12 million in 2025, as compared to 2024, primarily due to higher depreciation, higher operating and maintenance expenses, and higher property tax expenses from a higher asset base. Nearly all operating expenses are recovered through formula rates, resulting in no material impact on current period earnings.

Other Expenses

Total other expenses decreased $10 million in 2025, as compared to 2024, primarily due to higher capitalized financing costs and the absence of a non-recoverable charge related to an abandoned transmission project in the second quarter 2024, partially offset by higher interest expenses on new long-term debt issuances.

Income Taxes

The Transmission segment’s effective tax rate was 26.1% and 28.5% for 2025 and 2024, respectively. The decrease in the effective tax rate was primarily due to an increase in the tax benefit from AFUDC equity flow-through.

REGULATORY ASSETS AND LIABILITIES

Regulatory assets represent incurred costs that have been deferred because of their probable future recovery from customers through regulated rates. Regulatory liabilities represent amounts that are expected to be credited to customers through future regulated rates or amounts collected from customers for costs not yet incurred. JCP&L nets its regulatory assets and liabilities based on federal and state jurisdictions.

Management assesses the probability of recovery of regulatory assets and settlement of regulatory liabilities, at each balance sheet date and whenever new events occur. Factors that may affect probability relate to changes in the regulatory environment, issuance of a regulatory commission order or passage of new legislation. Upon material changes to these factors, where applicable, JCP&L will record new regulatory assets and liabilities and will assess whether it is probable that currently recorded regulatory assets and liabilities will be recovered or settled in future rates.

The following table provides information about the composition of net regulatory assets and liabilities as of December 31, 2025, 2024, and 2023 and the changes during the years ended December 31, 2025, 2024, and 2023:

	As of December 31,
Net Regulatory Assets (Liabilities) by Source	2025	2024	2023	Change 25-24	Change 24-23
Customer payables for future income taxes	$(393)	$(410)	$(426)	$17	$16
Spent nuclear fuel disposal costs	(76)	(72)	(83)	(4)	11
Asset removal costs(1)	(87)	(101)	(97)	14	(4)
Deferred transmission costs	(25)	(3)	3	(22)	(6)
Deferred distribution costs	318	206	114	112	92
Storm related costs	367	310	280	57	30
Energy efficiency program costs	316	208	73	108	135
New Jersey societal benefit costs	80	87	79	(7)	8
Other	15	22	9	(7)	13

Net Regulatory Assets (Liabilities) included on the Balance Sheets	$515	$247	$(48)	$268	$295

(1)

Previously issued 2024 JCP&L amounts have been revised due to the correction of immaterial errors. For more information, see Note 1, “Organization and Basis of Presentation” of the Combined Notes to the Financial Statements of the Registrants as filed on the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 18, 2026.

The following is a description of the regulatory assets and liabilities described above:

Customer payables for future income taxes - Reflects amounts to be recovered or refunded through future rates to pay income taxes that become payable when rate revenue is provided to recover items such as Allowance for Funds Used During Construction (“AFUDC”) equity and depreciation of property, plant and equipment for which deferred income taxes were not recognized for ratemaking purposes, including amounts attributable to federal and state tax rate changes such as the Tax Cuts and Jobs Act adopted December 22, 2017 (the “TCJA”). These amounts are being amortized over the period in which the related deferred tax assets reverse, which is generally over the expected life of the underlying asset.

Spent nuclear fuel disposal costs - Reflects amounts collected from customers and the investment income, losses and changes in fair value of the trusts for spent nuclear fuel disposal costs related to the former nuclear generating facilities, Oyster Creek and Three Mile Island Unit 1.

Asset removal costs - Primarily represents the rates charged to customers that include a provision for the cost of future activities to remove assets, including obligations for which an ARO has been recognized, that are expected to be incurred at the time of retirement.

Deferred transmission costs - Reflects differences between revenues earned based on actual costs for JCP&L’s formula transmission rate and the amounts billed. Also included is the recovery of non-market based costs or fees charged by various regulatory bodies including FERCs and RTOs, which can include PJM charges and credits for service including, but not limited to, procuring transmission services and transmission enhancement.

Deferred distribution costs - Primarily relates to New Jersey temporary residential bill credits (amortized though February 2026), and JCP&L’s Advanced Metering Infrastructure (“AMI”) program costs.

Storm-related costs - Relates to the deferral of storm costs. Approximately $73 million is currently being recovered through rates as of December 31, 2025. Approximately $41 million are currently being recovered through rates as of December 31, 2024.

Energy efficiency program costs - Relates to the recovery of costs in excess of revenues associated with energy efficiency programs including New Jersey energy efficiency and renewable energy programs.

New Jersey societal benefit costs - Primarily relates to regulatory assets associated with Manufactured Gas Plants (“MGP”) remediation, universal service and lifeline funds, and the New Jersey Clean Energy Program.

Vegetation management costs - Relates to regulatory assets associated with the recovery of certain distribution vegetation management costs in New Jersey.

The following table provides information about the composition of net regulatory assets that do not earn a current return as of December 31, 2025, 2024, and 2023, of which approximately $76 million, $45 million and $59 million, respectively, are currently being recovered through rates over varying periods, through 2068, depending on the nature of the deferral:

	As of December 31,
Regulatory Assets by Source Not Earning a Current Return	2025	2024	2023	Change 25-24	Change 24-23
	(In millions)
Deferred distribution costs	$147	$101	$66	$46	$35
Storm-related costs	367	310	280	57	30
Other	24	28	47	(4)	(19)

Regulatory Assets Not Earning a Current Return	$538	$439	$393	$99	$46

CAPITAL RESOURCES AND LIQUIDITY

JCP&L’s business is capital intensive, requiring significant resources to fund operating expenses, construction and other investment expenditures, scheduled debt maturities and interest payments, dividend payments and potential contributions to its pension plan.

JCP&L expects its existing sources of liquidity to remain sufficient to meet its anticipated obligations. In addition to internal sources to fund liquidity and capital requirements for 2026 and beyond, JCP&L expects to rely on external sources of funds. Short-term cash requirements not met by cash provided from operations are generally satisfied through short-term borrowings. Long-term cash needs may be met through the issuance of long-term debt by JCP&L to, among other things, fund capital expenditures and other capital-like investments and refinance short-term and maturing long-term debt, subject to market conditions and other factors.

Capital investments by business segment for JCP&L are included below:

Business Segment	2023 Actual	2024 Actual	2025 Actual
	(In millions)
Distribution(1)	$391	$587	$700
Transmission	308	371	546

Total	$699	$958	$1,246

(1)	Includes capital expenditures and capital-like investments that earn a return.

Capital investment forecasts for the years ended 2026, 2027, 2028, 2029, and 2030 for the JCP&L business segments are included below:

Business Segment	2026 Forecast	2027 Forecast	2028 Forecast	2029 Forecast	2030 Forecast
	(In millions)
Distribution(1)	$685	$705	$770	$720	$755
Transmission	640	590	605	665	735

Total	$1,325	$1,295	$1,375	$1,385	$1,490

(1)	Includes capital expenditures and capital-like investments that earn a return.

Any financing plans by JCP&L, including the issuance of equity and debt, and the refinancing of short-term and maturing long-term debt are subject to market conditions and other factors. No assurance can be given that any such issuances, financing or refinancing, as the case may be, will be completed as anticipated or at all. Any delay in the completion of financing plans could require JCP&L to utilize short-term borrowing capacity, which could impact available liquidity. In addition, JCP&L expects to continually evaluate any planned financings, which may result in changes from time to time.

While supply lead times have not fully returned to levels prior to the COVID-19 pandemic, JCP&L continues to monitor the situation in light of demand increases across the industry, including due to data center usage, and the imposition of tariffs and retaliatory tariffs that have been, and may be, imposed by the U.S. government in response. JCP&L continues to implement mitigation strategies to address supply constraints and does not expect any corresponding service disruptions or any material impact on its capital investment plan. However, the situation remains fluid, and a prolonged continuation or further increase in demand, or the continuation of uncertain or adverse macroeconomic conditions, including inflationary pressures and new or increased existing tariffs, could lead to an increase in supply chain disruptions that could, in turn, have an adverse effect on JCP&L’s results of operations, cash flow and financial condition.

As of December 31, 2025, JCP&L’s net deficit in working capital (current assets less current liabilities) was primarily due to accounts payable, short-term borrowings, accrued interest, and compensation and benefits. JCP&L believes its cash from operations and available liquidity will be sufficient to meet its current working capital needs. See further discussion on cash from operations below.

Short-Term Borrowings / Revolving Credit Facility

On October 27, 2025, JCP&L entered into an amendment to its $750 million credit facility (as amended on October 27, 2025, the “Amended Credit Facility”) to, among other things: (i) remove the 10 basis point credit spread adjustment from the interest rate calculation; (ii) permit a one-week interest period for any Term Benchmark Advance (as defined under the credit facility) based upon daily simple SOFR; and (iii) extend the maturity date of the credit facility for an additional one-year period from October 18, 2028 to October 18, 2029.

Borrowings under the Amended Credit Facility may be used for working capital and other general corporate purposes. Generally, borrowings under the Amended Credit Facility mature on the earlier of 364 days from the date of borrowing or the commitment termination date, as the same may be extended. The Amended Credit Facility contains financial covenants requiring JCP&L to maintain a consolidated debt-to-total-capitalization ratio (as defined under the Amended Credit Facility) of no more than 65%, measured at the end of each fiscal quarter.

The Amended Credit Facility bears interest at fluctuating interest rates, primarily based on the secured overnight financing rate (“SOFR”), including term SOFR and daily simple SOFR. JCP&L has not hedged its interest rate exposure with respect to its floating rate debt. Accordingly, JCP&L’s interest expense for any particular period will fluctuate based on SOFR and other variable interest rates. Restricted access to capital markets and/or increased borrowing costs could have an adverse effect on JCP&L’s results of operations, cash flows, financial condition and liquidity.

JCP&L had $93 million, $22 million and $462 million of outstanding affiliated and non-affiliated short-term borrowings as of December 31, 2025, December 31, 2024 and December 31, 2023, respectively.

The following table summarizes the limitations on short-term indebtedness applicable to JCP&L under current regulatory approvals and applicable statutory and/or charter limitations as of December 31, 2025:

Individual Borrower	Regulatory Debt Limitations	Credit Facility Limitations	Debt-to-Total- Capitalization Ratio
	(In millions)
JCP&L(1)	$1,500	$750	37.9%

(1)	Regulatory debt limitations include amounts which may be borrowed under the regulated companies’ money pool.

Subject to JCP&L’s sublimit, the amounts noted below are available for the issuance of LOCs (subject to borrowings drawn under the JCP&L credit facility) expiring up to one year from the date of issuance. The stated amount of outstanding LOCs will count against total commitments available under each of the JCP&L credit facility and against JCP&L’s borrowing sublimit.

Revolving Credit Facility	LOC Availability as of December 31, 2025	LOC Utilized as of December 31, 2025
	(In millions)
JCP&L	$100	$—

The JCP&L credit facility does not contain provisions that restrict the ability to borrow or accelerate payment of outstanding advances in the event of any change in credit ratings. Pricing is defined in “pricing grids,” whereby the cost of funds borrowed under the JCP&L credit facility are related to its credit rating. Additionally, borrowings under the JCP&L credit facility are subject to the usual and customary provisions for acceleration upon the occurrence of events of default, including a cross-default for other indebtedness in excess of $100 million.

As of December 31, 2025, JCP&L was in compliance with the applicable debt-to-total-capitalization ratio covenants under its credit facility.

FirstEnergy Money Pools

As a regulated money pool participant, JCP&L has the ability to borrow from regulated affiliates and FE to meet its short-term working capital requirements. FESC administers FE and its affiliates’ money pools and tracks surplus funds of FE and the respective regulated and unregulated subsidiaries, as the case may be, as well as proceeds available from bank borrowings. Companies receiving a loan under the money pool agreements must repay the principal amount of the loan, together with accrued interest, within 364 days of borrowing the funds. The rate of interest is the same for each company receiving a loan from their respective pool and is based on the average cost of funds available through the pool.

Average Interest Rates	Regulated Companies’ Money Pool
	2025	2024
For the Years Ended December 31,	4.51%	5.74%

Long-Term Debt Capacity

JCP&L’s access to capital markets and costs of financing are influenced by the credit ratings of their securities. The following table displays JCP&L’s credit ratings as of February 17, 2026:

Corporate Credit Rating			Senior Secured			Senior Unsecured			Outlook/Credit Watch(1)
S&P	Moody’s	Fitch	S&P	Moody’s	Fitch	S&P	Moody’s	Fitch	S&P	Moody’s	Fitch
BBB+	A3	A-	—	—	—	BBB+	A3	A	S	S	S

(1)	S = Stable

The applicable undrawn and drawn margin on the JCP&L credit facility is subject to ratings-based pricing grids. The applicable fee paid on the undrawn commitments and on actual borrowings under the JCP&L credit facility are based on JCP&L’s senior unsecured non-credit enhanced debt ratings as determined by S&P and Moody’s.

Cash Requirements and Commitments

The Registrants have certain obligations and commitments to make future payments under contracts, including contracts executed in connection with certain of the planned construction expenditures.

As of December 31, 2025 (Undiscounted):	Total	2026	2027-2028	2029-2030	Thereafter
	(In millions)
Long-term debt(1)	$3,050	$—	$—	$350	$2,700
Short-term borrowings	93	93	—	—	—
Interest on long-term debt	1,165	143	286	258	478
Operating leases(2)	95	13	24	16	42
Finance leases(2)	4	2	2	—	—
Committed investments(3)	2,144	518	1,018	608	—

Total	$6,551	$769	$1,330	$1,232	$3,220

(1)	Excludes unamortized discounts and premiums.
(2)	See Note 7., “Leases,” of the Combined Notes to Financial Statements of the Registrants.
(3)	Amounts represent committed capital expenditures and other capital-like investments that earn a return.

Excluded from the table above are estimates for the cash outlays from power purchase contracts entered into by most of the Electric Companies and under which they procure the power supply necessary to provide generation service to their customers who do not choose an alternative supplier. Although actual amounts will be determined by future customer behavior, consumption levels and power prices, management currently estimates these cash outlays will be approximately $4.8 billion ($1.5 billion at JCP&L) in 2026.

The table above also excludes AROs, reserves for litigation, injuries and damages and environmental remediation since the amount and timing of the cash payments are uncertain. The tables also exclude accumulated deferred income taxes since cash payments for income taxes are determined based primarily on taxable income for each applicable fiscal year and/or the application of the corporate AMT which, as further discussed below, is uncertain and subject to the issuance of future U.S. Treasury regulations.

FirstEnergy’s pension funding policy is based on actuarial computations using the projected unit credit method. FirstEnergy does not currently expect to have a required contribution to the pension plan until 2027, which based on various assumptions, including an expected rate of return on assets of 8.0% for 2026, is expected to be approximately $250 million. However, FirstEnergy may elect to contribute to the pension plan voluntarily. JCP&L is not expected to make a contribution.

Changes in Cash Position

As of December 31, 2025, 2024, and 2023, JCP&L had no cash and cash equivalents or restricted cash on the Balance Sheets.

The following table summarizes the major classes of cash flow items for the years ended December 31, 2025, 2024 and 2023:

	For the Years Ended December 31,
(In millions)	2025	2024	2023
Net cash provided from operating activities	$571	$609	$264
Net cash used for investing activities	(1,204)	(949)	(690)
Net cash provided from financing activities	633	340	426

Net change in cash, cash equivalents, and restricted cash	—	—	—
Cash, cash equivalents, and restricted cash at beginning of period	—	—	—

Cash, cash equivalents, and restricted cash at end of period	$—	$—	$—

Cash Flows From Operating Activities

Net cash provided from operating activities during the years ended December 31, 2025, 2024 and 2023 were $571 million, $609 million, and $264 million, respectively.

The decrease in cash provided from operating activities in 2025 compared to 2024 is primarily due to:

•	Temporary rate credits that were provided to JCP&L’s residential customers during the third quarter of 2025; and

•	Higher operating expenses related to severance and related costs associated with FirstEnergy’s organizational changes.

The decrease in cash from provided from operating activities was partially offset by:

•	Higher revenues from the implementation of the base rate case in New Jersey;

•	Increased customer usage and demand; and

•	Higher return on rate base from regulated transmission investments.

The increase in cash provided from operating activities in 2024 compared to 2023 is primarily due to:

•	Higher revenues from the implementation of the new base rate case in New Jersey;

•	Higher return on rate base from regulated transmission investments;

•	Increased customer usage and demand;

•	The return of cash collateral in 2024 that was previously posted with PJM, which was replaced with issuances of letters of credit;

•	The absence of cash collateral returned to certain generation suppliers that serve shopping customers during 2023 that was previously received as a result of changes in power prices; and

•

An increase in cash receipts from the utilization of federal net operating loss (“NOL”) carryforwards by other affiliates under the intercompany income tax sharing agreement, as well as the deferral of income taxes related to activity of book regulatory assets and liabilities.

Cash Flows From Investing Activities

Net cash used for investing activities in 2025 principally represented cash used for capital investments. The following table summarizes investing activities for the years ended December 31, 2025, 2024 and 2023:

	For the Years Ended December 31,
Cash From Investing Activities	2025	2024	2023
	(in millions)
Capital investments	$(1,105)	$(879)	$(633)
Sales of investment securities held in trusts	102	121	38
Purchases of investment securities held in trusts	(114)	(134)	(50)
Asset removal costs	(84)	(57)	(45)
Other	(3)	—	—

Net cash used for investing activities	$(1,204)	$(949)	$(690)

Cash used for investing activities during 2025 increased $255 million, as compared to 2024, primarily due to higher capital investments.

Cash used for investing activities during 2024 increased $259 million, as compared to 2023, primarily due to higher capital investments.

Cash Flows From Financing Activities

For the years ended December 31, 2025, 2024 and 2023, net cash provided from financing activities was $633 million, $340 million and $426 million, respectively. The following table summarizes the financing activities for the years ended December 31, 2025, 2024, and 2023, respectively:

	For the Years Ended December 31,
Cash From Financing Activities	2025	2024	2023
	(in millions)
New financing-
Long-term debt	$1,350	$700	$—
Short-term borrowings-
Affiliated companies, net	71	—	197
Other, net	—	—	200
Redemptions and repayments-
Long-term debt	(650)	(500)	—
Short-term borrowings-
Affiliated companies, net	—	(240)	—
Other, net	—	(200)	—
Equity contribution from parent	—	740	30
Common stock dividend payments	(120)	(150)	—
Other	(18)	(10)	(1)

Net cash provided from financing activities	$633	$340	$426

JCP&L had the following issuances during the year ended December 31, 2025.

Company	Type	Issuance Date	Interest Rate	Maturity	Amount (in Millions)	Description
				Issuances
JCP&L	Senior Unsecured Notes	September, 2025	4.15%	2029	$350	Proceeds were used to refinance existing debt, including the repayment of the remaining $650 million aggregate principal amount of JCP&L’s 4.30% senior notes due 2026, to finance capital expenditures, and for other general corporate purposes.
JCP&L	Senior Unsecured Notes	September, 2025	4.40%	2031	$500	Proceeds were used to refinance existing debt, including the repayment of the remaining $650 million aggregate principal amount of JCP&L’s 4.30% senior notes due 2026, to finance capital expenditures, and for other general corporate purposes.
JCP&L	Senior Unsecured Notes	September, 2025	5.15%	2036	$500	Proceeds were used to refinance existing debt, including the repayment of the remaining $650 million aggregate principal amount of JCP&L’s 4.30% senior notes due 2026, to finance capital expenditures, and for other general corporate purposes.

JCP&L had the following issuance for the year ended December 31, 2024.

Company	Type	Issuance Date	Interest Rate	Maturity	Amount (in Millions)	Description
				Issuances
JCP&L	Senior Unsecured Notes	December, 2024	5.10%	2035	$700	Proceeds were used to refinance existing debt, to finance capital expenditures, and for other general corporate purposes.

JCP&L may, from time to time, seek to retire or purchase outstanding debt through open-market purchases, privately negotiated transactions or otherwise. Such repurchases, if any, will be upon such terms and at such prices as JCP&L or its affiliates may determine, and will depend on prevailing market conditions, liquidity requirements, contractual restrictions and other factors.

On December 5, 2024, JCP&L issued $700 million of senior unsecured notes due in 2035 in a private offering that included a registration rights agreement in which JCP&L agreed to conduct an exchange offer of these senior notes for like principal amounts registered under the Securities Act. On April 1, 2025, JCP&L filed a registration statement on Form S-4 with the SEC, which became effective on April 11, 2025.

On September 4, 2025, JCP&L issued: (i) $350 million of senior unsecured notes due in 2029; (ii) $500 million of senior unsecured notes due in 2031; and (iii) $500 million of senior unsecured notes due in 2036, in a private offering that included a registration rights agreement in which JCP&L agreed to conduct an exchange offer of these senior notes for the like principal amounts registered under the Securities Act within 366 days of closing of the offering.

On October 16, 2025, JCP&L redeemed $650 million of its 4.30% senior unsecured notes due 2026 from proceeds of the September 2025 senior unsecured notes issuances discussed above.

GUARANTEES AND OTHER ASSURANCES

JCP&L has various financial and performance guarantees and indemnifications which are issued in the normal course of business. These contracts include stand-by LOCs and surety bonds. JCP&L enters into these arrangements to facilitate commercial transactions with third parties by enhancing the value of the transaction to the third party. The maximum potential amount of future payments JCP&L could be required to make under these guarantees as of December 31, 2025, was $48 million.

Collateral and Contingent-Related Features

In the normal course of business, JCP&L may enter into physical or financially settled contracts for the sale and purchase of electric capacity, energy, fuel and emission allowances. Certain agreements contain provisions that require JCP&L to post collateral. This collateral may be posted in the form of cash or credit support with thresholds contingent upon JCP&L’s credit rating from each of the major credit rating agencies. The collateral and credit support requirements vary by contract and by counterparty.

JCP&L has posted $28 million of collateral in the form of LOCs as of December 31, 2025. JCP&L is holding $2 million of net cash collateral as of December 31, 2025, from certain generation suppliers, and such amount is included in “Other current liabilities” on JCP&L’s Balance Sheets.

These credit-risk-related contingent features stipulate that if JCP&L were to be downgraded or lose its investment grade credit rating (based on its senior unsecured debt rating), it would be required to provide additional collateral. See Note 14, “Commitments, Guarantees and Contingencies,” of the Combined Notes to Financial Statements of the Registrants for more information.

MARKET RISK INFORMATION

FirstEnergy uses various market risk sensitive instruments, including derivative contracts, primarily to manage the risk of price and interest rate fluctuations. FirstEnergy’s Enterprise Risk Management Committee, comprised of members of senior management, provides general oversight for risk management activities throughout FirstEnergy, including market risk.

Commodity Price Risk

FirstEnergy has limited exposure to financial risks resulting from fluctuating commodity prices, including prices for electricity, coal and energy transmission.

The value of derivative contracts is based on observable market information. As of December 31, 2025, FirstEnergy has a net asset of $20 million in non-hedge derivative contracts that are related to Financial Transmission Rights (“FTRs”) at certain of its subsidiaries. FTRs are subject to regulatory accounting and do not impact earnings.

Equity Price Risk

As of December 31, 2025, the FirstEnergy pension plan assets were allocated approximately as follows: 33% in public equity securities, 25% in fixed income securities, 5% in hedge funds, 8% in real estate, 22% in private debt/equity, and 7% in cash and short-term securities. FirstEnergy does not currently expect to have a required contribution to the pension plan until 2027, which, based on various assumptions, including an expected rate of return on assets of 8% for 2026, is expected to be approximately $250 million. However, FirstEnergy may elect to contribute to the pension plan voluntarily. JCP&L is not expected to make a contribution.

As of December 31, 2025, FirstEnergy’s OPEB plan assets were allocated approximately as follows: 57% in equity securities, 23% in fixed income securities and 20% in cash and short-term securities. See Note 4, “Pension and Other Post-Employment Benefits,” of the Combined Notes to Financial Statements of the Registrants for additional details on FirstEnergy’s pension and OPEB plans.

Interest Rate Risk

JCP&L’s exposure to fluctuations in market interest rates is largely mitigated as all long-term debt, with the exception of the credit facilities, has fixed interest rates, as noted in the table below. However, JCP&L is subject to the inherent interest rate risks related to refinancing maturing debt by issuing new debt securities.

Comparison of Carrying Value to Fair Value as of December 31, 2025

Year of Maturity or Notice of Redemption	2026	2027	2028	2029	2030	There- after	Total	Fair Value
	(In millions)
Assets:
Investments Other Than Cash and Cash Equivalents:
Fixed Income	$—	$—	$—	$—	$—	$280	$280	$280
Average interest rate	—%	—%	—%	—%	—%	3.4%	3.4%
Liabilities:
Long-term Debt:
Fixed rate	$—	$—	$—	$350	$—	$2,700	$3,050	$3,059
Average interest rate	—%	—%	—%	4.2%	—%	4.8%	4.7%

FirstEnergy recognizes net actuarial gains or losses for its pension and OPEB plans in the fourth quarter of each fiscal year and whenever a plan is determined to qualify for a remeasurement. A primary factor contributing to these actuarial gains and losses are changes in the discount rates used to value pension and OPEB obligations as of the measurement date and the difference between expected and actual returns on the plans’ assets.

The remaining components of pension and OPEB expense, primarily service costs, interest cost on obligations, expected return on plan assets and amortization of prior service costs, are set at the beginning of the calendar year (unless a remeasurement is triggered) and are recorded on a monthly basis. Changes in asset performance and discount rates will not impact these pension costs during the year, however, future years could be impacted by changes in the market.

FirstEnergy utilizes a spot rate approach in the estimation of the components of benefit cost by applying specific spot rates along the full yield curve to the relevant projected cash flows. As of December 31, 2025, the spot rate was 5.59% and 5.37% for pension and OPEB obligations, respectively, as compared to 5.72% and 5.60% as of December 31, 2024, respectively.

The JCP&L credit facility bears interest at fluctuating interest rates, primarily based on SOFR, including term SOFR and daily simple SOFR. FirstEnergy has not hedged its interest rate exposure with respect to its floating rate debt. Accordingly, JCP&L’s interest expense for any particular period will fluctuate based on SOFR and other variable interest rates.

Economic Conditions

While supply lead times have not fully returned to levels prior to the COVID-19 pandemic, JCP&L continues to monitor the situation in light of demand increases across the industry, including due to data center usage, and the imposition of tariffs and retaliatory tariffs that have been, and may be, imposed by the U.S. government in response. JCP&L continues to implement mitigation strategies to address supply constraints and does not expect any corresponding service disruptions or any material impact on its capital investment plan. However, the situation remains fluid and a prolonged continuation or further increase in demand, or the continuation of uncertain or adverse macroeconomic conditions, including inflationary pressures and new or increased existing tariffs, could lead to an increase in supply chain disruptions that could, in turn, have an adverse effect on JCP&L’s results of operations, cash flow and financial condition.

CREDIT RISK

Credit risk is the risk that JCP&L would incur a loss as a result of nonperformance by counterparties of their contractual obligations. JCP&L maintains credit policies and procedures with respect to counterparty credit (including requirements that counterparties maintain specified credit ratings) and require other assurances in the form of credit support or collateral in certain circumstance in order to limit counterparty credit risk. JCP&L has concentrations of suppliers and customers among electric utilities, financial institutions and energy marketing and trading companies. These concentrations may impact JCP&L’s overall exposure to credit risk, positively or negatively, as counterparties may be similarly affected by changes in economic, regulatory or other conditions. In the event an energy supplier of JCP&L defaults on its obligation, JCP&L would be required to seek replacement power in the market. In general, subject to regulatory review or other processes, it is expected that appropriate incremental costs incurred by these entities would be recoverable from customers through applicable rate mechanisms, thereby mitigating the financial risk for these entities. JCP&L’s credit policies to manage credit risk include the use of an established credit approval process, daily credit mitigation provisions, such as margin, prepayment or collateral requirements. JCP&L may request additional credit assurance, in certain circumstances, in the event that the counterparties’ (i) credit ratings fall below investment grade, (ii) tangible net worth falls below specified percentages, or (iii) exposures exceed an established credit limit.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

JCP&L prepares financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Application of these principles often requires a high degree of judgment, estimates and assumptions that affect financial results. JCP&L’s accounting policies require significant judgment regarding estimates and assumptions underlying the amounts included in the financial statements. Additional information regarding the application of accounting policies is included in the Combined Notes to Financial Statements of Registrants.

Loss Contingencies

JCP&L regularly assesses its liabilities and contingencies in connection with asserted or potential matters and establishes reserves when appropriate. In the preparation of the financial statements, JCP&L makes judgments regarding the future outcome of contingent events based on currently available information and accrues liabilities when it concludes that it is probable that it has an obligation for such costs and can reasonably estimate the amount of such costs. In cases where JCP&L determines that it is not probable, but reasonably possible that it has a material obligation, such obligations are disclosed and the possible loss or range of loss if such estimate can be made. Circumstances change over time and actual results may vary significantly from estimates. Please see Note 13, “Regulatory Matters,” and Note 14, “Commitments, Guarantees and Contingencies,” of the Combined Notes to the Financial Statements of Registrants for additional information.

Revenue Recognition

The accounting treatment for revenue recognition is based on the nature of the underlying transaction and applicable authoritative guidance. JCP&L accounts for revenues from contracts with customers under Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers.” Revenue from financial instruments, derivatives, late payment charges and other contractual rights or obligations and other revenues that are not from contracts with customers are outside the scope of the standard and accounted for under other existing GAAP.

Contracts with Customers

JCP&L follows the accrual method of accounting for revenues, recognizing revenue for electricity that has been delivered to customers but not yet billed through the end of the accounting period. The determination of electricity sales to individual customers is based on meter readings, which occur on a systematic basis throughout the month. At the end of each month, electricity delivered to customers since the last meter reading is estimated and a corresponding accrual for unbilled sales is recognized. The determination of unbilled sales and revenues requires management to make estimates regarding electricity available for retail load, transmission and distribution line losses, demand by customer class, applicable billing demands, weather-related impacts, number of days unbilled and tariff rates in effect within each customer class.

Transmission revenues are primarily derived from forward-looking formula rates. Forward-looking formula rates recover costs that the regulatory agencies determine are permitted to be recovered and provide a return on transmission capital investment. Under forward-looking formula rates, the revenue requirement is updated annually based on a projected rate base and projected costs, which is subject to an annual true-up based on actual rate base and costs. Revenues and cash receipts for the stand-ready obligation of providing transmission service are recognized ratably over time.

JCP&L has elected the optional invoice practical expedient for most of its revenues and utilizes the optional short-term contract exemption for transmission revenues due to the annual establishment of revenue requirements, which eliminates the need to provide certain revenue disclosures regarding unsatisfied performance obligations. See Note 2, “Revenue,” of the Combined Notes to the Financial Statements of the Registrants for additional information.

Regulatory Accounting

JCP&L is subject to regulation that sets the prices (rates) it is permitted to charge customers based on costs that the regulatory agencies determine are permitted to be recovered. At times, regulatory agencies permit the future recovery of costs that would be currently charged to expense by an unregulated company. The ratemaking process results in the recording of regulatory assets and liabilities based on anticipated future cash inflows and outflows.

JCP&L reviews the probability of recovery of regulatory assets, and settlement of regulatory liabilities, at each balance sheet date and whenever new events occur. Factors that may affect probability include changes in the regulatory environment, issuance of a regulatory commission order, or passage of new legislation. Upon material changes to these factors, where applicable, JCP&L will record new regulatory assets or liabilities and will assess whether it is probable that currently recorded regulatory assets and liabilities will be recovered or settled in future rates. If recovery of a regulatory asset is no longer probable, JCP&L will write off that regulatory asset as a charge against earnings. JCP&L considers the entire regulatory asset balance as the unit of account for the purposes of balance sheet classification rather than the next year’s recovery and as such net regulatory assets and liabilities are presented in the non-current section on the JCP&L Balance Sheets. See Note 13, “Regulatory Matters,” of the Combined Notes to Financial Statements of the Registrants for additional information.

Pension and OPEB Accounting

FirstEnergy provides qualified benefit plans (the FirstEnergy Master Pension Plan and the FirstEnergy Welfare Plan) that cover substantially all employees and non-qualified defined benefit plans that cover certain employees, including employees of JCP&L.

The retirement plans provide defined benefits based on years of service and compensation levels. Under the cash balance formula of the FirstEnergy Master Pension Plan (for employees hired on or after January 1, 2014), FirstEnergy makes contributions on behalf of eligible employees based on a pay credit and an interest credit. In addition, FirstEnergy provides a minimum amount of noncontributory life insurance to retired employees. Health care benefits, which include certain employee contributions, deductibles and co-payments, are also available upon retirement to certain employees, their dependents and, under certain circumstances, their survivors.

FirstEnergy’s pension and OPEB plans are neither multiemployer nor multiple-employer plans. JCP&L recognizes its allocated portion of the expected cost of providing pension and OPEB to employees and their beneficiaries and covered dependents from the time employees are hired until they become eligible to receive those benefits. JCP&L also recognizes its allocated portion of obligations to former or inactive employees after employment, but before retirement, for disability-related benefits.

Discount Rate – In selecting an assumed discount rate, FirstEnergy considers available rates of return on high-quality fixed income investments expected to be available during the period to maturity of the pension and OPEB obligations. FirstEnergy utilizes a full yield curve approach in the estimation of the service and interest components of net periodic benefits for pension and OPEB by applying specific spot rates along the full yield curve to the relevant projected cash flows.

Expected Return on Plan Assets – The expected return on pension and OPEB assets is based on input from investment consultants, including the trusts’ asset allocation targets, the historical performance of risk-based and fixed income securities and other factors. The gains or losses generated as a result of the difference between expected and actual returns on plan assets is recognized as a pension and OPEB mark-to-market adjustment in the fourth quarter of each fiscal year and whenever a plan is determined to qualify for remeasurement. The expected return on pension and OPEB assets for 2026 is 8.0% and 7.0%, respectively.

Mortality Rates – The mortality assumption is composed of a base table that represents the current expectation of life expectancy of the population adjusted by an improvement scale that attempts to anticipate future improvements in life expectancy. The Pri-2012 mortality table with projection scale MP-2021, actuarially adjusted to reflect increased mortality due to the ongoing impact of COVID-19, was utilized to determine the 2026 benefit cost and obligation as of December 31, 2025, for FirstEnergy’s pension and OPEB plans. The MP-2021 scale was published in 2021 by the Society of Actuaries.

Health Care Trend Rates – Included in determining trend rate assumptions are the specific provisions of FirstEnergy’s health care plans, the demographics and utilization rates of plan participants, actual cost increases experienced in FirstEnergy’s health care plans, and projections of future medical trend rates.

Net Periodic Benefit Costs (Credits) – In addition to service costs, interest on obligations, expected return on plan assets, and prior service costs, FirstEnergy and JCP&L recognize in net periodic benefit costs a pension and OPEB mark-to-market adjustment for the change in the fair value of plan assets and net actuarial gains and losses annually in the fourth quarter of each fiscal year and whenever a plan is determined to qualify for a remeasurement.

FirstEnergy expects its 2026 pre-tax net periodic credit, prior to amounts capitalized, to be approximately less than $1 million based upon the following assumptions:

Assumption	Pension	OPEB
Effective rate for interest on benefit obligations	4.96%	4.74%
Effective rate for service costs	5.95%	6.16%
Effective rate for interest on service costs	5.43%	5.90%
Expected return on plan assets	8.00%	7.00%
Rate of compensation increase	4.30%	N/A

See Note 4, “Pension and Other Postemployment Benefits,” of the Combined Notes to Financial Statements of the Registrants for additional information related to JCP&L’s pension and OPEB obligations.

Income Taxes

Judgment and the use of estimates are required in developing the provision for income taxes, reserve amounts for uncertain tax positions, and reporting of tax-related assets and liabilities. JCP&L is required to make judgments regarding the interpretation of tax laws and associated regulations and the potential tax effects of various transactions and results of operations in order to estimate its obligations to taxing authorities.

JCP&L records income taxes in accordance with the liability method of accounting. Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts recognized for tax purposes. Investment tax credits, which were deferred when utilized, are being amortized over the recovery period of the related property. Deferred income tax liabilities related to temporary tax and accounting basis differences and tax credit carryforward items are recognized at the statutory income tax rates in effect when the liabilities are expected to be paid. Deferred tax assets are recognized based on income tax rates expected to be in effect when they are settled.

JCP&L accounts for uncertainty in income taxes in its financial statements using a benefit recognition model with a two-step approach, a more-likely-than-not recognition criterion and a measurement attribute that measures the position as the largest amount of tax benefit that is greater than 50% likely of being ultimately realized upon settlement. If it is not more likely than not that the benefit will be sustained on its technical merits, no benefit will be recorded. Uncertain tax positions that relate only to timing of when an item is included on a tax return are considered to have met the recognition threshold. JCP&L recognizes interest expense or income related to uncertain tax positions by applying the applicable statutory interest rate to the difference between the tax position recognized and the amount previously taken, or expected to be taken, on the tax return.

Actual income taxes could vary from estimated amounts due to the future impacts of various items, including future changes in income tax laws, or new regulations or guidance, forecasted results of operations, failure to successfully implement tax planning strategies, as well as results of audits and examinations of filed tax returns by taxing authorities.

See Note 6, “Taxes,” of the Combined Notes to the Financial Statements of the Registrants for additional information on income taxes.

OUTLOOK

INCOME TAXES

During 2025, FERC issued orders to a non-affiliate concluding that, based on certain previously issued IRS private letter rulings, certain NOL carryforward deferred tax assets, as computed on a separate return basis, should be included in rate base for ratemaking purposes. FirstEnergy determined in the third quarter of 2025 that these rulings and orders also would apply to certain of its subsidiaries, resulting in a benefit from a reduction in regulatory liabilities, reflected as the remeasurement of excess deferred income taxes, and an increase in accumulated deferred income tax assets for ratemaking purposes, which will increase overall rate base. FirstEnergy made the appropriate updates in its annual formula rates for the impacted subsidiaries. See Note 6, “Taxes” of the Combined Notes to Financial Statements of the Registrants. FirstEnergy will continue to evaluate whether regulatory filings are required in other jurisdictions to implement similar adjustments to NOL carryforward deferred tax assets for ratemaking purposes.

On July 4, 2025, President Trump signed into law the OBBBA, which, among other things, makes permanent certain corporate tax incentives that were set to expire in the TCJA, and terminates tax credits for most wind and solar projects placed in service after 2027. Because many of the provisions of the TCJA will be continued under the OBBBA, and as FirstEnergy is not materially impacted by tax incentives associated with wind and solar projects, FirstEnergy does not expect to be materially impacted by the OBBBA.

On September 30, 2025, the IRS issued additional guidance on the corporate AMT. While FirstEnergy continues to believe, more likely than not, it will be subject to corporate AMT, additional IRS guidance or revised U.S. Treasury regulations, which are expected to be issued in the future, as well as potential tax legislation or presidential executive orders could provide certain adjustments to regulated utilities in calculating corporate AMT, which may reduce or otherwise significantly change FirstEnergy’s AMT estimates or its conclusions as to whether it is an AMT payer. JCP&L is party to an intercompany income tax allocation agreement with FirstEnergy and, accordingly, may be allocated a share of any corporate AMT paid by the FirstEnergy consolidated tax group. Any adverse developments concerning corporate AMT liability, including guidance from the U.S. Treasury and/or the IRS or unfavorable regulatory treatment by FERC and/or applicable state regulatory authorities, could negatively impact FirstEnergy’s cash flows, results of operations and financial condition.

STATE REGULATION

JCP&L’s retail rates, conditions of service, issuance of securities and other matters are subject to regulation in New Jersey by the NJBPU. JCP&L’s current state base rate order has been effective since June 2024 and includes a capital structure of 48.1%/51.9% debt/equity and an allowed return on equity (“ROE”) of 9.6%.

NEW JERSEY

JCP&L operates under NJBPU approved rates that took effect as of February 15, 2024, and became effective for customers as of June 1, 2024. JCP&L provides BGS for retail customers who do not choose a third-party EGS and for customers of third-party EGSs that fail to provide the contracted service. All New Jersey EDCs participate in this competitive BGS procurement process and recover BGS costs directly from customers as a charge separate from base rates.

The settlement of the distribution rate case in 2020, provided among other things, that JCP&L would be subject to a management audit, which began in May 2021. On April 12, 2023, the NJBPU accepted the final management audit report for filing purposes and ordered that interested stakeholders file comments on the report by May 22, 2023, which deadline was extended until July 31, 2023. JCP&L and one other party filed comments on July 31, 2023. On July 16, 2025, the NJBPU issued its final order, directing 100 of the 105 recommendations be implemented, including certain modifications. JCP&L filed its implementation plan on September 22, 2025, and began quarterly progress reporting in October 2025.

On September 17, 2021, in connection with Mid-Atlantic Offshore Development, LLC, a transmission company jointly owned by Shell New Energies US LLC and EDF Renewables North America, JCP&L submitted a proposal to the NJBPU and PJM to build transmission infrastructure connecting offshore wind-generated electricity to the New Jersey power grid. On October 26, 2022, the JCP&L proposal was accepted, in part, in an order issued by NJBPU. The proposal, as accepted, included approximately $723 million in investments for JCP&L to both build new and upgrade existing transmission infrastructure. JCP&L’s proposal projects an investment ROE of 10.2% and includes the option for JCP&L to acquire up to a 20% equity stake in Mid-Atlantic Offshore Development, LLC. The resulting rates associated with the project are expected to be shared among the ratepayers of all New Jersey electric utilities. On April 17, 2023, JCP&L applied for the FERC “abandonment” transmission rates incentive, which would provide for recovery of 100% of the cancelled prudent project costs that are incurred after the incentive is approved, and 50% of the costs incurred prior to that date, in the event that some or all of the project is cancelled for reasons beyond JCP&L’s control. On August 21, 2023, FERC approved JCP&L’s application, effective August 22, 2023.

On October 31, 2023, offshore wind developer, Orsted, announced plans to cease development of two offshore wind projects in New Jersey—Ocean Wind 1 and 2—having a combined planned capacity of 2,248 MWs. On January 30, 2025, and February 25, 2025, Shell New Energies US LLC and EDF Renewables North America respectively announced that each was exiting its Atlantic Shores partnership to construct wind energy off the shore of New Jersey. On June 4, 2025, Atlantic Shores filed a petition with the NJBPU, requesting consent to terminate its 1.5 GW offshore wind project. These cancellations are not expected to directly affect JCP&L’s awarded projects.

On May 23, 2025, JCP&L filed with the NJBPU a motion seeking declaratory guidance in view of recent offshore wind developments, including a shift in federal energy policy toward more traditional energy resources. JCP&L requested that the NJBPU provide guidance either affirming the current project schedule or, alternatively, authorizing JCP&L to modify the schedule. On June 9, 2025, responses to JCP&L’s motion were filed with the NJBPU, including a cross-motion by the New Jersey Division of Rate Counsel to reopen the offshore wind transmission proceeding, which JCP&L opposed. JCP&L advised that it intended to comply with its contractual obligations to construct the transmission project, and that its motion was limited to seeking guidance on the construction milestones. On July 28, 2025, the New Jersey Division of Rate Counsel asked the NJBPU to take judicial notice of a recent NYPSC order terminating its offshore wind transmission infrastructure process in the interest of protecting ratepayers. On August 13, 2025, the NJBPU issued an order requesting that JCP&L delay expenditures of certain of the transmission investment planned by JCP&L for a 2.5-year period, and directing that JCP&L work with NJBPU staff and PJM to ensure alignment as to the work that is to be continued on the original timeline and the work that is to be delayed consistent with the order.

Consistent with the commitments made in its proposal to the NJBPU, JCP&L formally submitted in November 2023 the first part of its application to the DOE to finance a substantial portion of the project using low-interest rate loans available under the DOE’s Energy Infrastructure Reinvestment Program of the IRA of 2022. JCP&L submitted the second part of its two-part application on March 13, 2024, which was approved on May 17, 2024. The DOE Loan Program Office initiated a due diligence review of the application shortly thereafter. On January 16, 2025, the DOE announced a conditional commitment to JCP&L for a loan guarantee of up to approximately $716 million for the project. On August 20, 2025, the DOE terminated its conditional commitment to JCP&L due to the DOE’s determination that a condition precedent could not be satisfied.

On November 9, 2023, JCP&L filed a petition for approval of its EnergizeNJ with the NJBPU that would, among other things, support grid modernization, system resiliency and substation modernization in technologies designed to provide enhanced customer benefits. JCP&L proposes EnergizeNJ will be implemented over a five-year budget period with estimated costs of approximately $935 million over the deployment period, of which, $906 million is capital investments and $29 million is operating and maintenance expenses. Under the proposal, the capital costs of EnergizeNJ would be recovered through JCP&L’s base rates via annual and semi-annual base rate adjustment filings. The 2023 base rate case stipulation that was filed on February 2, 2024, necessitated amendments to the EnergizeNJ program. On February 14, 2024, the NJBPU approved the stipulated settlement between JCP&L and various parties, resolving JCP&L’s request for a distribution base rate increase. On February 27, 2024, as part of the stipulated settlement, JCP&L amended its pending EnergizeNJ petition following receipt of NJBPU approval of the base rate case settlement, to remove the high-priority circuits that are to be addressed in the first phase of its reliability improvement plan and to include the second phase of its reliability improvement plan that is expected to further address certain high-priority circuits that require additional upgrades. On April 10, 2025, JCP&L, joined by various parties, filed a stipulated settlement with the NJBPU resolving JCP&L’s amended EnergizeNJ petition, which the NJBPU approved on April 23, 2025. The settlement provides for total program costs of $339 million, including capital investments in JCP&L’s electric distribution system of approximately $203 million, $132 million of matching capital investment and approximately $4 million of O&M expense. Pursuant to the settlement, the program began on July 1, 2025, and will continue through December 31, 2028. JCP&L has agreed to file a base rate case no later than January 1, 2030.

In February 2025, the NJBPU certified the results of its annual basic generation service auctions through which New Jersey’s four EDCs—including JCP&L—satisfy their generation supply requirements for BGS customers for the period beginning June 1, 2025 through May 31, 2026. The certified results resulted in significant rate increases for New Jersey EDC customers and, by order dated April 23, 2025, the NJBPU directed the four EDCs to submit proposals to mitigate the impact of the rate increases that affected residential customers beginning June 1, 2025. On May 7, 2025, JCP&L filed a petition in response to the April 2025 order, modeling four potential mitigation scenarios. On June 18, 2025, the NJBPU approved a stipulation that included JCP&L, NJBPU Staff and New Jersey Division of Rate Counsel, pursuant to which, among other things, JCP&L agreed to apply a temporary rate credit of $30.00 to each residential electric customer’s monthly bill in July and August 2025 that would be deferred in a regulatory asset and recovered with a charge of $10 applied to each residential bill from September 2025 through February 2026 to recover the amounts deferred, without carry charges, subject to a final reconciliation. As of December 31, 2025, JCP&L’s regulatory asset associated with this temporary rate credit was approximately $20 million.

On August 13, 2025, the NJBPU issued an Order to Show Cause reviewing JCP&L’s 2024 Annual System Performance Report, which includes information regarding JCP&L’s systems level of electric service reliability performance during the prior calendar year. Failure to attain NJBPU’s minimum reliability levels may subject JCP&L to a penalty. The NJBPU order alleges JCP&L has failed to achieve minimum reliability levels for calendar years 2022, 2023, and 2024, and directed JCP&L to file an answer demonstrating why the NJBPU should not impose certain penalties upon JCP&L for such failure, which JCP&L filed on October 10, 2025. JCP&L is unable to predict the outcome or estimate the impact of this matter.

On January 14, 2026, the NJBPU issued an order authorizing JCP&L to modify its Lost Revenue Adjustment Mechanism rate rider in its tariff. The modification allows JCP&L to recover the revenue impact of sales losses of approximately $16 million (pre-tax) primarily resulting from the implementation of JCP&L’s Energy Efficiency and Conservation Plan during the one-year period from July 1, 2023, through June 30, 2024. The modification was effective February 1, 2026.

FERC REGULATORY MATTERS

Under the FPA, FERC regulates rates for interstate wholesale sales and transmission of electric power, regulatory accounting and reporting under the Uniform System of Accounts, and other matters, including construction and operation of hydroelectric projects. With respect to its transmission services and rates, JCP&L is subject to regulation by FERC. FERC regulations require JCP&L to provide open access transmission service at FERC-approved rates, terms and conditions. JCP&L’s transmission facilities are subject to functional control by PJM and transmission service using their transmission facilities is provided by PJM under the PJM Tariff. JCP&L’s FERC rate order in effect for transmission customer billings has been effective since January 2020, include a capital structure of actual (13-month average) and an allowed ROE of 10.2%.

FERC regulates the sale of power for resale in interstate commerce in part by granting authority to public utilities to sell wholesale power at market-based rates upon showing that the seller cannot exert market power in generation or transmission or erect barriers to entry into markets. JCP&L has been authorized by FERC to sell wholesale power in interstate commerce at market-based rates and have a market-based rate tariff on file with FERC, although major wholesale purchases remain subject to review and regulation by the relevant state commissions. JCP&L is required to renew its authorization every three years, and on December 16, 2025, it filed an application for the next renewal period.

Federally enforceable mandatory reliability standards apply to the bulk electric system and impose certain operating, record-keeping and reporting requirements on JCP&L. NERC is the ERO designated by FERC to establish and enforce these reliability standards, although NERC has delegated day-to-day implementation and enforcement of these reliability standards to six regional entities, including RFC. All of the facilities that FirstEnergy operates, including those of JCP&L, are located within the RFC region. FirstEnergy actively participates in the NERC and RFC stakeholder processes, and otherwise monitors and manages its companies in response to the ongoing development, implementation and enforcement of the reliability standards implemented and enforced by RFC.

JCP&L believes that it is in material compliance with all currently effective and enforceable reliability standards. Nevertheless, in the course of operating its extensive electric utility systems and facilities, JCP&L occasionally learns of isolated facts or circumstances that could be interpreted as excursions from the reliability standards. If and when such occurrences are found, JCP&L develops information about the occurrence and develops a remedial response to the specific circumstances, including in appropriate cases “self-reporting” an occurrence to RFC. Moreover, it is clear that NERC, RFC and FERC will continue to refine existing reliability standards as well as to develop and adopt new reliability standards. Any inability on JCP&L’s part to comply with the reliability standards for its bulk electric system could result in the imposition of financial penalties, or obligations to upgrade or build transmission facilities, that could have a material adverse effect on its financial condition, results of operations, and cash flows.

FERC Audit

FERC’s Division of Audits and Accounting initiated a nonpublic audit of FESC in February 2019. Among other matters, the audit is evaluating FirstEnergy’s compliance with certain accounting and reporting requirements under various FERC regulations. On February 4, 2022, FERC filed the final audit report for the period of January 1, 2015, through September 30, 2021, which included several findings and recommendations that FirstEnergy has accepted. The audit report included a finding and related recommendation on FirstEnergy’s methodology for allocation of certain corporate support costs to regulatory capital accounts under certain FERC regulations and reporting. Effective in the first quarter of 2022 and in response to the finding, FirstEnergy implemented a new methodology for the allocation of these corporate support costs to regulatory capital accounts for its regulated distribution and transmission companies on a prospective basis. With the assistance of an independent outside firm, FirstEnergy completed an analysis during the third quarter of 2022 of these costs and how it impacted certain FERC-jurisdictional wholesale transmission customer rates for the audit period of 2015 through 2021. As a result of this analysis, FirstEnergy reclassified certain transmission capital assets to operating expenses for the audit period. FirstEnergy fully recovered approximately $105 million ($13 million at JCP&L) of these costs reclassified to operating expenses in its transmission formula rate revenue requirements as of December 31, 2024.

On December 8, 2023, FERC audit staff issued a letter advising that two unresolved audit matters, related to FirstEnergy’s plan to recover the reclassified operating expenses in formula transmission rates and a since terminated fuel consulting contract, were being referred to other offices within FERC for further review. On July 5, 2024, and September 26, 2024, the FERC Office of Enforcement issued additional data requests related to the 2022 reclassification of operating expenses, to which FirstEnergy replied. On September 10, 2024, and January 13, 2025, the FERC Office of Enforcement issued further data requests related to the classification and recovery of a since terminated fuel consulting contract, to which FirstEnergy responded. The FERC Office of Enforcement took no action with respect to the referred matters, and on December 23, 2025, FERC staff notified FirstEnergy that the audit is concluded.

Transmission ROE Methodology

A proposed rulemaking proceeding concerning transmission rate incentives provisions of Section 219 of the 2005 Energy Policy Act was initiated in March of 2020 and remains pending before FERC. Among other things, the rulemaking explored whether utilities should collect an “RTO membership” ROE incentive adder for more than three years. FirstEnergy is a member of PJM, and its transmission subsidiaries could be affected by the proposed rulemaking. FirstEnergy participated in comments on the supplemental rulemaking that were submitted by a group of PJM transmission owners and by various industry trade groups. If there were to be any changes to FirstEnergy’s transmission incentive ROE, such changes will be applied on a prospective basis; provided however, due to the Sixth Circuit’s ruling in the Transmission ROE Incentive matter described above, ATSI is collecting the ROE incentive adder subject to refund.

Transmission Planning Supplemental Projects

On September 27, 2023, the OCC filed a complaint against ATSI, PJM and other transmission utilities in Ohio alleging that the PJM Tariff and operating agreement are unjust, unreasonable, and unduly discriminatory because they include no provisions to ensure PJM’s review and approval for the planning, need, prudence and cost-effectiveness of the PJM Tariff Attachment M-3 “Supplemental Projects.” Supplemental Projects are projects that are planned and constructed to address local needs on the transmission system. The OCC demands that FERC: (i) require PJM to review supplemental projects for need, prudence and cost-effectiveness; (ii) appoint an independent transmission monitor to assist PJM in such review; and (iii) require that Supplemental Projects go into rate base only through a “stated rate” procedure whereby prior FERC approval would be needed for projects with costs that exceed an established threshold. Subsequently, intervenors expanded the scope of this proceeding to all of the transmission utilities in PJM, including JCP&L. ATSI and the other transmission utilities in Ohio and PJM filed comments.

Large Load Interconnection Rulemaking

On October 23, 2025, the U.S. Secretary of Energy (the “Energy Secretary”) directed FERC to conduct a rulemaking procedure to develop regulations that would speed interconnection to the transmission system of large loads, including “Artificial Intelligence” data centers and “hybrid” data center/electric generation facilities. The Energy Secretary advanced 14 principles to guide this outcome, including that such large loads should be responsible for paying the costs of any network transmission system upgrades required for interconnection of such large loads, and that these large loads should have the option for building such network transmission upgrades. The Energy Secretary requested that FERC take final action by April 30, 2026. On October 27, 2025, FERC noticed the Energy Secretary’s directive for comment, and subsequently established November 21, 2025, as the deadline for initial comments and December 5, 2025, as the deadline for reply comments. FirstEnergy Transmission, LLC and its transmission affiliates, as well as over 150 other parties, filed comments on the established deadlines. FirstEnergy is unable to predict the outcome of this rulemaking procedure. To the extent the new regulations do not permit transmission utilities to fully recover costs associated with transmission network upgrades required to serve new large loads, our strategy of investing in transmission could be adversely affected.

ENVIRONMENTAL MATTERS

Various federal, state and local authorities regulate JCP&L with regard to air and water quality, hazardous and solid waste management and disposal, and other environmental matters. While JCP&L’s environmental policies and procedures are designed to achieve compliance with applicable environmental laws and regulations, such laws and regulations are subject to periodic review and potential revision by the implementing agencies. JCP&L cannot predict the timing or ultimate outcome of any of these reviews or how any future actions taken as a result thereof may materially impact its business, results of operations, cash flows and financial condition. In general, environmental requirements applicable to the electric power sector are becoming increasingly prescriptive and stringent, and the EPA finalized a number of rules in 2024 that could impact JCP&L. However, the Trump administration has issued certain executive orders and stated its intention to rescind, revise or replace some existing environmental regulations and the ultimate impact of recently finalized rules, several of which are in litigation, and any replacement rules are uncertain.

On March 12, 2025, the EPA announced its intent to reevaluate or reconsider numerous environmental regulations, many of which apply to JCP&L. The specific timing or outcome of this initiative remains unknown, but regular required rulemaking processes and procedures still apply, and litigation is also anticipated to occur. The disclosures herein do not attempt to discern potential impacts of these deregulatory actions until and unless formal rulemaking or other regulatory actions are announced and the potential impacts to operations can be discerned.

OTHER LEGAL PROCEEDINGS

United States v. Larry Householder, et al.

On July 21, 2020, a complaint and supporting affidavit containing federal criminal allegations were unsealed against the now former Ohio House Speaker Larry Householder and other individuals and entities allegedly affiliated with Mr. Householder. In March 2023, a jury found Mr. Householder and his co-defendant, Matthew Borges, guilty and in June 2023, the two were sentenced to prison for 20 and five years, respectively. Messrs. Householder and Borges have appealed their sentences; the U.S. Court of Appeals for the Sixth Circuit (“Sixth Circuit”) recently rejected their appeal upholding their convictions. Also, on July 21, 2020, and in connection with the U.S. Attorney’s Office’s investigation, FirstEnergy received subpoenas for records from the U.S. Attorney’s Office for the Southern District of Ohio. FirstEnergy was not aware of the criminal allegations, affidavit or subpoenas before July 21, 2020. On January 17, 2025, the U.S. Attorney’s Office announced that a federal grand jury charged two former FirstEnergy senior officers with one count of participating in a Racketeer Influenced and Corrupt Organizations Act conspiracy. The allegations in the indictment are largely based on the conduct described in the DPA.

On July 21, 2021, FE entered into a three-year DPA with the U.S. Attorney’s Office that, subject to court proceedings, resolves this matter as to FE. Under the DPA, FE agreed to the filing of a criminal information charging FE with one count of conspiracy to commit honest services wire fraud. The DPA required that FirstEnergy, among other obligations: (i) continue to cooperate with the U.S. Attorney’s Office in all matters relating to the conduct described in the DPA and other conduct under investigation by the U.S. government; (ii) pay a criminal monetary penalty totaling $230 million within sixty days, consisting of (x) $115 million paid by FE to the U.S. Treasury and (y) $115 million paid by FE to the Ohio Development Service Agency (“ODSA”) to fund certain assistance programs, as determined by the ODSA, for the benefit of low-income Ohio electric utility customers; (iii) publish a list of all payments made in 2021 to either 501(c)(4) entities or to entities known by FirstEnergy to be operating for the benefit of a public official, either directly or indirectly, and update the same on a quarterly basis during the term of the DPA; (iv) issue a public statement, as dictated in the DPA, regarding FE’s use of 501(c)(4) entities; and (v) continue to implement and review its compliance and ethics program, internal controls, policies and procedures designed, implemented and enforced to prevent and detect violations of U.S. laws throughout its operations, and to take certain related remedial measures. The $230 million payment will neither be recovered in rates or charged to FirstEnergy customers, nor will FirstEnergy seek any tax deduction related to such payment. The entire amount of the monetary penalty was recognized as an expense in the second quarter of 2021 and paid in the third quarter of 2021. As of July 22, 2024, FirstEnergy had successfully completed the obligations required within the three-year term of the DPA. Under the DPA, FirstEnergy has an obligation to continue: (i) publishing quarterly a list of all payments to 501(c)(4) entities and all payments to entities known by FirstEnergy operating for the benefit of a public official, either directly or indirectly; (ii) not making any statements that contradict the DPA; (iii) notifying the U.S. Attorney’s Office of any changes in FirstEnergy’s corporate form; and (iv) cooperating with the U.S. Attorney’s Office until the conclusion of any related investigation, criminal prosecution, and civil proceeding brought by the U.S. Attorney’s Office, including the aforementioned federal indictment against two former FirstEnergy senior officers. Within 30 days of those matters concluding, and FirstEnergy’s successful completion of its remaining obligations, the U.S. Attorney’s Office will dismiss the criminal information. On February 26, 2025, the U.S. Attorney’s Office filed a status report confirming these commitments.

Legal Proceedings Relating to U.S. v. Larry Householder, et al.

Certain FE stockholders and FirstEnergy customers also filed several lawsuits against FirstEnergy and certain current and former directors, officers and other employees, and the complaints in each of these suits is related to allegations in the complaint and supporting affidavit relating to HB 6 and the now former Ohio House Speaker Larry Householder and other individuals and entities allegedly affiliated with Mr. Householder. The plaintiffs in each of the below cases seek, among other things, to recover an unspecified amount of damages (unless otherwise noted).

•

In re FirstEnergy Corp. Securities Litigation (S.D. Ohio); on July 28, 2020, and August 21, 2020, purported stockholders of FE filed putative class action lawsuits alleging violations of the federal securities laws. Those actions have been consolidated and a lead plaintiff, the Los Angeles County Employees Retirement Association, has been appointed by the court. A consolidated complaint was filed on February 26, 2021. The consolidated complaint alleges, on behalf of a proposed class of persons who purchased FE securities between February 21, 2017 and July 21, 2020, that FE and certain current or former FE officers violated Sections 10(b) and 20(a) of the Exchange Act by issuing alleged misrepresentations or omissions concerning FE’s business and results of operations. The consolidated complaint also alleges that FE, certain current or former FE officers and directors, and a group of underwriters violated Sections 11, 12(a)(2) and 15 of the Securities Act as a result of alleged misrepresentations or omissions in connection with offerings of senior notes by FE in February and June 2020. On March 30, 2023, the court granted plaintiffs’ motion for class certification. On April 14, 2023, FE filed a petition in the Sixth Circuit seeking to appeal that order. On August 13, 2025, the Sixth Circuit vacated the S.D. Ohio’s order granting class certification. On November 6, 2025, the S.D. Ohio held oral argument to further consider class certification in light of the Sixth Circuit’s decision. FE believes that it is probable that it will incur a loss in connection with the resolution of this lawsuit. Given the ongoing nature and complexity of such litigation, FE cannot yet reasonably estimate a loss or range of loss.

•

MFS Series Trust I, et al. v. FirstEnergy Corp., et al. and Brighthouse Funds II – MFS Value Portfolio, et al. v. FirstEnergy Corp., et al. (S.D. Ohio); on December 17, 2021 and February 21, 2022, purported stockholders of FE filed complaints against FE, certain current and former officers, and certain then-current and former officers of Energy Harbor Corp. The complaints allege that the defendants violated Sections 10(b) and 20(a) of the Exchange Act by issuing alleged misrepresentations or omissions regarding FE’s business and its results of operations, and seek the same relief as the In re FirstEnergy Corp. Securities Litigation described above. FE believes that it is probable that it will incur losses in connection with the resolution of these lawsuits. Given the ongoing nature and complexity of such litigation, FE cannot yet reasonably estimate a loss or range of loss.

The outcome of any of these lawsuits is uncertain and could have a material adverse effect on FE’s or its subsidiaries’ reputation, business, financial condition, results of operations, liquidity, and cash flows.

Other Legal Matters

There are various lawsuits, claims (including claims for asbestos exposure) and proceedings related to JCP&L’s normal business operations pending against JCP&L. The loss or range of loss in these matters is not expected to be material to JCP&L. The other potentially material items not otherwise discussed above are described under Note 13, “Regulatory Matters.”

JCP&L accrues legal liabilities only when it concludes that it is probable that it has an obligation for such costs and can reasonably estimate the amount of such costs. In cases where JCP&L determines that it is not probable, but reasonably possible that it has a material obligation, it discloses such obligations and the possible loss or range of loss if such estimate can be made. If it were ultimately determined that JCP&L has legal liability or are otherwise made subject to liability based on any of the matters referenced above, it could have a material adverse effect on JCP&L’s financial condition, results of operations, and cash flows.

NEW ACCOUNTING PRONOUNCEMENTS

See Note 1, “Organization and Basis of Presentation,” of the Combined Notes to the Financial Statements of the Registrants for a discussion of new accounting pronouncements.

OUR BUSINESS

Overview

We are a wholly owned, electric power company subsidiary of FE, a public electric power holding company. We own property and do business as an electric public utility in New Jersey, providing distribution services to approximately 1.2 million customers as of December 31, 2025, as well as transmission services in northern, western, and east central New Jersey. We serve an area that has a population of approximately 2.8 million.

We plan, operate, and maintain our transmission system in accordance with NERC reliability standards, and other applicable regulatory requirements. In addition, we comply with the regulations, orders, policies and practices prescribed by FERC and the NJBPU.

Our reportable operating segments are comprised of the Distribution and Transmission segments.

The Distribution segment, representing $3.7 billion in rate base as of December 31, 2025, distributes electricity to approximately 1.2 million customers in New Jersey across its distribution footprint. The segment’s results reflect the costs of securing and delivering electric generation to customers, including the deferral and amortization of certain costs.

The Transmission segment, representing $1.4 billion in rate base as of December 31, 2025, includes transmission infrastructure owned and operated by us and used to transmit electricity. The segment’s revenues are primarily derived from forward-looking formula rates, pursuant to which the revenue requirement is updated annually based on a projected rate base and projected costs, which are subject to an annual true-up based on actual rate base and costs. The segment’s results also reflect the net transmission expenses related to the delivery of electricity on our transmission facilities.

As of January 1, 2026, JCP&L made changes in how management evaluates operating performance and allocates resources. As a result of these changes, JCP&L reassessed its operating segments and determined that its operations are now managed as a single integrated business. Historically, JCP&L reported two operating segments, Distribution and Transmission. Accordingly, JCP&L will change its external segment reporting and present its results, including comparative periods, as a single reportable segment effective January 1, 2026, to be reported in the Form 10-Q for the first quarter of 2026.

We were organized as a corporation under the laws of the State of New Jersey in 1925. We, along with our electric utility affiliates, ME and PN, were acquired by FE on November 7, 2001 when our former parent company, GPU Inc., merged with and into FE. On January 1, 2024, ME and PN merged with and into FE PA.

Our principal executive office is located at 300 Madison Avenue, Morristown, New Jersey 07962. Our telephone number is (800) 736-3402.

Facilities

Our transmission and distribution system includes overhead pole line and underground conduit carrying primary, secondary and street lighting circuits. As of December 31, 2025, our transmission and distribution system consisted of approximately 24,892 circuit miles of distribution lines and 2,620 circuit miles of transmission lines. All of our transmission and distribution facilities are located within the PJM region and operate under the reliability oversight of RFC. All of our transmission and distribution facilities are located in New Jersey and operate in public streets and highways pursuant to franchises and rights-of-way secured from property owners. We plan to annually invest approximately $1.2 billion to $1.4 billion in capital investments from 2026 through 2030 to upgrade our distribution and transmission systems.

System Demand

Our maximum hourly demand was 6,076 MWs, for the year ended December 31, 2025.

Franchises

We have the necessary franchise rights to furnish electric service in the various municipalities or territories in which we now supply such services. These electric franchise rights, which are generally nonexclusive rights, consist generally of (i) charter rights, (ii) certificates of public convenience issued by the NJBPU and/or (iii) “grandfather rights.”

Regional Reliability

We are located within the PJM region and operate under the reliability oversight of a regional entity known as RFC. This regional entity operates under the oversight of NERC in accordance with a delegation agreement approved by FERC.

Regulation

Our retail distribution rates, conditions of service, issuance of securities and other matters are subject to regulation by the NJBPU. Regulation of our retail distribution rates is generally premised on providing an opportunity to earn a reasonable return on prudently incurred invested capital used in, and to recover prudently incurred costs of, providing service to our customers through the use of both base rate proceedings and other forward-looking, cost-based rate mechanisms, like recovery riders. Our residential customers currently have the lowest distribution rates in the State of New Jersey among the investor-owned utilities.

Our transmission rates, conditions of transmission service, issuance of securities and certain other matters are subject to regulation by FERC. As a transmission owner in the PJM region, we recover transmission rates through the PJM Tariff on file with FERC.

State Regulation

Our retail rates, conditions of service, issuance of securities and other matters are subject to regulation in New Jersey by the NJBPU. JCP&L’s current state base rate order has been effective since June 1, 2024 and includes a capital structure of 48.1%/51.9% debt/equity ratio of 48%/52% and an allowed ROE of 9.6%.

We operate under NJBPU approved rates that took effect as of February 15, 2024, and became effective for customers as of June 1, 2024. We provide BGS for retail customers who do not choose a third-party EGS and for customers of third- party EGSs that fail to provide the contracted service. All New Jersey EDCs participate in this competitive BGS procurement process and recover BGS costs directly from customers as a charge separate from base rates.

The base rate increase approved by the NJBPU on February 14, 2024, took effect on February 15, 2024, and became effective for customers on June 1, 2024. Until those new rates became effective for customers, we were amortizing an existing regulatory liability totaling approximately $18 million to offset the base rate increase that otherwise would have occurred in this period. Under the base rate case settlement agreement, we also agreed to a two-phase reliability improvement plan to enhance the reliability related to 18 high-priority circuits, the first phase of which began on February 14, 2024, and represents an approximate investment of $95 million. Additionally, JCP&L recognized a $53 million pre-tax charge in the first quarter of 2024 at the Distribution segment within “Other operating expenses” on the JCP&L Statements of Income, associated with certain corporate support costs recorded to capital accounts from the FERC Audit that were determined, as a result of the settlement agreement, to be disallowed from future recovery.

JCP&L has implemented energy efficiency and peak demand reduction programs in accordance with the New Jersey Clean Energy Act as approved by the NJBPU in April 2021. The NJBPU approved plans include recovery of lost revenues resulting from the programs and a three-year plan (July 2021-June 2024) including total program costs of $203 million, of which $160 million of investment is recovered over a ten-year amortization period with a return as well as $43 million in operations and maintenance expenses and financing costs recovered on an annual basis. On May 22, 2024, the NJBPU approved our request for a six-month extension of the EE&C Plan I, to December 31, 2024. The budget for the extension period adds approximately $69 million to the original program cost and JCP&L will recover the costs of the extension period and the revenue impact of sales losses resulting therefrom through two separate tariff riders. On December 1, 2023, we filed a related petition with the NJBPU requesting approval of its EE&C Plan II, which covers the January 1, 2025 through June 30, 2027 period and had a proposed budget of approximately $964 million. EE&C Plan II, as filed, consisted of a portfolio of ten energy efficiency programs, one peak demand reduction program and one building decarbonization program. Under the proposal, JCP&L would recover its EE&C Plan II revenue requirements and lost revenues from reduced electricity sales associated with EE&C Plan II. On October 30, 2024, the NJBPU approved the parties’ stipulation of settlement, wherein the parties agreed to a budget of approximately $817 million for EE&C Plan II, including $784 million of investments that will earn a return on equity of 9.6%, with an equity ratio of 52%, and be recovered over 10 years.

The settlement of the distribution rate case in 2020, provided among other things, that JCP&L would be subject to a management audit, which began in May 2021. On April 12, 2023, the NJBPU accepted the final management audit report for filing purposes and ordered that interested stakeholders file comments on the report by May 22, 2023, which deadline was extended until July 31, 2023. JCP&L and one other party filed comments on July 31, 2023. On July 16, 2025, the NJBPU issued its final order, directing 100 of the 105 recommendations be implemented, including certain modifications. JCP&L filed its implementation plan on September 22, 2025, and began quarterly progress reporting in October 2025.

On September 17, 2021, in connection with Mid-Atlantic Offshore Development, LLC, a transmission company jointly owned by Shell New Energies US LLC and EDF Renewables North America, we submitted a proposal to the NJBPU and PJM to build transmission infrastructure connecting offshore wind-generated electricity to the New Jersey power grid. On October 26, 2022, our proposal was accepted, in part, in an order issued by NJBPU. The proposal, as accepted, included approximately $723 million in investments for us to both build new and upgrade existing transmission infrastructure. Our proposal projects an investment ROE of 10.2% and includes the option for us to acquire up to a 20% equity stake in Mid-Atlantic Offshore Development, LLC. The resulting rates associated with the project are expected to be shared among the ratepayers of all New Jersey electric utilities. On April 17, 2023, we applied for the FERC “abandonment” transmission rates incentive, which would provide for recovery of 100% of the cancelled prudent project costs that are incurred after the incentive is approved, and 50% of the costs incurred prior to that date, in the event that some or all of the project is cancelled for reasons beyond our control. On August 21, 2023, FERC approved our application, effective August 22, 2023. On October 31, 2023, offshore wind developer, Orsted, announced plans to cease development of two offshore wind projects in New Jersey—Ocean Wind 1 and 2—having a combined planned capacity of 2,248 MWs. On January 30, 2025 and February 25, 2025, Shell New Energies US LLC and EDF Renewables North America respectively announced that each was exiting its Atlantic Shores partnership to construct wind energy off the shore of New Jersey. These cancellations do not directly affect JCP&L’s awarded projects.

On May 23, 2025, JCP&L filed with the NJBPU a motion seeking declaratory guidance in view of recent offshore wind developments, including a shift in federal energy policy toward more traditional energy resources. JCP&L requested that the NJBPU provide guidance either affirming the current project schedule or, alternatively, authorizing JCP&L to modify the schedule. On June 9, 2025, responses to JCP&L’s motion were filed with the NJBPU, including a cross-motion by the New Jersey Division of Rate Counsel to reopen the offshore wind transmission proceeding, which JCP&L opposed. JCP&L advised that it intended to comply with its contractual obligations to construct the transmission project, and that its motion was limited to seeking guidance on the construction milestones. On July 28, 2025, the New Jersey Division of Rate Counsel asked the NJBPU to take judicial notice of a recent NYPSC order terminating its offshore wind transmission infrastructure process in the interest of protecting ratepayers. On August 13, 2025, the NJBPU issued an order requesting that JCP&L delay expenditures of certain of the transmission investment planned by JCP&L for a 2.5-year period, and directing that JCP&L work with NJBPU staff and PJM to ensure alignment as to the work that is to be continued on the original timeline and the work that is to be delayed consistent with the order.

Consistent with the commitments made in our proposal to the NJBPU, we formally submitted in November 2023 the first part of our application to the DOE to finance a substantial portion of the project using low-interest rate loans available under the DOE’s Energy Infrastructure Reinvestment Program of the IRA of 2022. We submitted the second part of our two-part application on March 13, 2024, which was approved on May 17, 2024. The DOE Loan Program Office initiated a due diligence review of the application shortly thereafter. On January 16, 2025, the DOE announced a conditional commitment to JCP&L for a loan guarantee of up to approximately $716 million for the project. On August 20, 2025, the DOE terminated its conditional commitment to JCP&L due to the DOE’s determination that a condition precedent could not be satisfied.

On November 9, 2023, we filed a petition for approval of our EnergizeNJ with the NJBPU that would, among other things, support grid modernization, system resiliency and substation modernization in technologies designed to provide enhanced customer benefits. We propose EnergizeNJ will be implemented over a five-year budget period with estimated costs of approximately $935 million over the deployment period, of which, $906 million is capital investments and $29 million is operating and maintenance expenses. Under the proposal, the capital costs of EnergizeNJ would be recovered through our base rates via annual and semi-annual base rate adjustment filings. The 2023 base rate case stipulation that was filed on February 2, 2024, necessitated amendments to the EnergizeNJ program. On February 14, 2024, the NJBPU approved the stipulated settlement between us and various parties, resolving our request for a distribution base rate increase. On February 27, 2024, as part of the stipulated settlement, we amended our pending EnergizeNJ petition following receipt of NJBPU approval of the base rate case settlement, to remove the high-priority circuits that are to be addressed in the first phase of our reliability improvement plan and to include the second phase of our reliability improvement plan that is expected to further address certain high-priority circuits that require additional upgrades. On April 10, 2025, JCP&L, joined by various parties, filed a stipulated settlement with the NJBPU resolving JCP&L’s amended EnergizeNJ petition, which the NJBPU approved on April 23, 2025. The settlement provides for total program costs of $339 million, including capital investments in JCP&L’s electric distribution system of approximately $203 million, $132 million of matching capital investment and approximately $4 million of O&M expense. Pursuant to the settlement, the program began on July 1, 2025, and will continue through December 31, 2028. JCP&L has agreed to file a base rate case no later than January 1, 2030.

Federal Regulation

See “Outlook - FERC Regulatory Matters” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information and discussion.

Environmental Matters

See “Outlook - Environmental Matters” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information and discussion.

Competition

Generally, there has been limited competition for electric distribution service in JCP&L’s service territory. Additionally, there has traditionally been no competition for transmission service in the PJM region. However, pursuant to FERC’s Order No. 1000 and subject to state and local siting and permitting approvals, non-incumbent developers now can compete for certain PJM transmission projects in the service territories of FirstEnergy’s Integrated and Stand-Alone Transmission segments. This could result in additional competition to build transmission facilities in FirstEnergy’s Integrated and Stand-Alone Transmission segments’ service territories, including our service territory, while also allowing us the opportunity to seek to build facilities in non-incumbent service territories.

Furthermore, our business may be affected by third parties’ use of economic substitutes for transmission over their systems, physical constraints which restrict their systems’ use and the possibility of “merchant transmission.” Economic substitutes may include geographic distribution of generation capability through the use of local generation facilities, such as small-scale generation plants or fuel cells that deliver electric power directly to end users without transmission. We may also be affected by the physical constraints of the systems to which we are connected. Such constraints could limit the ability of potential users to transmit power over our transmission systems.

Merchant transmission facilities represent electric transmission infrastructure that is constructed, owned and operated by merchant transmission entities within the transmission zone of an incumbent transmission owner. The services provided by merchant transmission facilities may be subscribed to by specific users at prices not subject to cost-of-service regulation by FERC; although merchant transmission owners also may seek FERC-regulated cost-of-service rates.

Non-incumbent transmission developers and merchant transmission providers may compete with us to build transmission infrastructure in the transmission zones where we operate. If significant non-incumbent and merchant transmission development occurs in our transmission zones, our financial condition could be adversely affected.

Seasonality

The sale of electric power is generally a seasonal business, and weather patterns can have a material impact on our operating results. Demand for electricity in our service territory historically peaks during the summer and winter months. Accordingly, our annual results of operations and liquidity position may depend disproportionately on our operating performance during the summer and winter. Mild weather conditions may result in lower power sales and, consequently, lower revenue, earnings and cash flow.

Employees

JCP&L has 1,165 employees as of December 31, 2025.

Litigation

See “Outlook - Litigation” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information and discussion.

Economic Conditions

While supply lead times have not fully returned to levels prior to the COVID-19 pandemic, we continue to monitor the situation in light of demand increases across the industry, including due to data center usage. JCP&L continues to implement mitigation strategies to address supply constraints and does not expect service disruptions or any material impact on its capital investment plan. However, the situation remains fluid and a prolonged continuation or further increase in supply chain disruptions could have an adverse effect on our results of operations, cash flow and financial condition.

Default Service

We have default service obligations to provide power to non-shopping customers who have elected to continue to receive service under regulated retail tariffs. The volume of these sales varies depending on the level of shopping that occurs. Default service for JCP&L is provided through a competitive procurement process approved by the NJBPU. Retail generation revenues are recognized over time as electricity is delivered and consumed immediately by the customer.

Safety

Our employees have the power and responsibility to keep each other safe and eliminate life-changing events, which are injuries that have life-changing impacts or fatal results. Safety metrics, such as injuries that result in days away or restricted time and life-changing events, are regularly monitored, internally reported, and are included in the annual incentive compensation program applicable to all employees to reinforce that a safe work environment is crucial to our success.

We continue to focus on mitigating life-changing event exposure to strengthen our safety-first culture and drive safer decisions from an engaged workforce who puts safety first. We are focused on identifying high energy risks and ensuring direct controls are in place. Leaders and employees receive safety training and reinforcement of energy-based safety concepts that are designed to improve job site hazard identification, communication and mitigation to ultimately prevent life changing events.

MANAGEMENT

Overview

We are a New Jersey corporation managed by our board of directors (the “Directors”). The following sets forth information as of January 31, 2026 regarding our Directors and executive officers.

Name	Age	Position(s)
W. Douglas Mokoid	44	Director and President (Principal Executive Officer)
Linda Bowden	74	Director
John E. Harmon	65	Director
A. Wade Smith	61	Director
Toby L. Thomas	54	Director
Teresa Reed	54	Vice President, State Finance and Regulatory (Principal Financial Officer)
Lisa Schultz	40	Controller (Principal Accounting Officer)

Executive Officers

Set forth below is certain information regarding each of our executive officers as of January 31, 2026, other than for Mr. Mokoid, whose information appears under “Directors” below.

Teresa Reed has served as our Vice President, State Finance and Regulatory since December 2024. Prior to joining FirstEnergy, Ms. Reed served as Director, Rates & Regulatory Planning, Rate Design & Pricing Solutions for Duke Energy, where she led rate design, customer renewable offers, pricing strategy and execution for the company’s service territory in the Carolinas. Ms. Reed joined Duke Energy in 2008 as a Senior Auditor and held diverse positions in supply chain, compliance and customer solutions and strategy. She began her career at Railinc Corporation, where she progressed through a series of financial roles, ultimately becoming the company’s Controller.

Lisa Schultz has served as our Controller since October 2025. She also serves as Assistant Controller, Corporate of FE. Ms. Schultz is a Certified Public Accountant. Ms. Schultz previously served as Corporate Finance Director at Hillenbrand, Inc. from October 2022 through August 2025. Ms. Schultz also served more than fourteen years at PricewaterhouseCoopers LLP in a variety of roles, including most recently as Assurance Director from April 2019 through October 2022.

Directors

Set forth below is certain information regarding each Director as of January 31, 2026. Directors are appointed annually to serve until his or her resignation, death, permanent disability, removal, or until their successors are duly appointed.

W. Douglas Mokoid has served as one of our Directors and our President since June 2024. Mr. Mokoid previously served as Vice President & Region President of Atlantic City Electric and Director of Operations for Atlantic City Electric. Mr. Mokoid’s electric utility experience in the New Jersey region provides the JCP&L Board with valuable insight relevant to its business.

Linda Bowden has served as one of our Directors since 2019. She also served as PNC Bank New Jersey Regional President from 2009 to 2021. Ms. Bowden’s extensive career in the banking sector and leadership throughout the state of New Jersey make her a valuable member of the JCP&L Board.

John E. Harmon has served as one of our Directors since 2021. He has also served as President and CEO of the African American Chamber of Commerce of New Jersey. Mr. Harmon’s lifelong advocacy in the state of New Jersey coupled with his business acumen qualifies him to serve on the JCP&L Board.

A. Wade Smith has served as one of our Directors since August 2024. He joined FirstEnergy in December 2023 as president of FirstEnergy Utilities. In that role he is responsible for overseeing FirstEnergy’s state businesses and the stand-alone transmission companies, as well as the Rates & Regulatory Affairs and External Affairs groups. Prior to joining FirstEnergy, Mr. Smith served as chief operating officer of Puget Sound Energy (“PSE”) from 2022 to 2023, where he was responsible for all of PSE’s operational areas, including natural gas and electric operations, safety and health, and energy supply. From 2021 to 2022, Mr. Smith served as senior vice president of Electric Operations for Pacific Gas & Electric Company (“PG&E”), leading electric transmission and distribution system operations and maintenance, generation, and project management and construction teams for PG&E’s electric operations. Prior to PG&E, he spent 32 years at American Electric Power (“AEP”), where he held increasingly responsible leadership roles, including being named senior vice president, Grid Development for AEP Transmission in 2015, where was responsible for planning, engineering, project and construction management, and real-time operation. Mr. Smith’s more than three decades of experience leading utilities provide valuable industry insight to the JCP&L Board.

Toby L. Thomas has served as one of our Directors since August 2024. He joined FirstEnergy as chief operating officer in November 2023 and is responsible for a broad range of transmission and distribution business functions, including planning and protection, transmission and substation engineering, project and construction management, system operations and support operations. He also has responsibility for the Customer Experience group. Prior to joining FirstEnergy, Mr. Thomas served with AEP for over 20 years, most recently serving as senior vice president – AEP Energy Delivery from 2021 to 2023, where he helped achieve efficiencies in transmission, distribution and telecommunications operations, project management, construction, engineering and standards. Mr. Thomas joined AEP in 2001 as a project engineer in Industrial Marketing and Origination, progressing through various roles of increasing responsibility in asset optimization and generation, including being named president and chief operating officer of Indiana Michigan Power in 2017 to oversee business performance, operations and a wide range of customer, policy and regulatory relationships. Mr. Thomas’s deep expertise with transmission and the customer experience makes him a valuable member of the JCP&L Board.

Director Independence

JCP&L does not have securities listed on a national securities exchange. Under the New Jersey Administrative Code, JCP&L is required to have at least 40% of its board of directors be independent pursuant to the New York Stock Exchange listing requirements pertaining to the independence of directors, as set forth in Section 303A.02(b) of the NYSE Listed Company Manual. We have determined that Ms. Bowden and Mr. Harmon are independent for purposes of this requirement.

Non-Employee Director Compensation in Fiscal Year 2025

Name(1)	Fees Earned or Paid in Cash ($)	Total ($)
Linda Bowden	$33,000	$33,000
John E. Harmon	$33,000	$33,000

(1)

Our President, W. Douglas Mokoid, is excluded from this table because he does not receive additional compensation for his service as a director. Compensation received by Mr. Mokoid for 2025 is disclosed in “Executive Compensation.” In addition, as employees of FirstEnergy, Messrs. Smith and Thomas do not receive additional compensation for their service as directors of the Company.

Compensation of Directors

Our non-employee directors are compensated in the amount of $33,000 per year. Our directors who are also employees of FirstEnergy, namely Messrs. Smith and Thomas, do not receive additional compensation for their service to us as directors. In addition, our president, Mr. Mokoid, does not receive additional compensation for his service as a director. In setting director compensation, we take into consideration the significant amount of time that directors spend in fulfilling their duties to us as well as the skill level required of members of our Board. A review is performed periodically to help ensure the competitiveness of non-employee director compensation.

EXECUTIVE COMPENSATION

Overview

This compensation discussion describes the material elements of compensation of the Company’s executive officers identified under the heading “Management” who served as an executive officer during the fiscal year ended December 31, 2025 and December 31, 2024. We are a wholly owned subsidiary of FE and certain executive officers are also employees of FESC, a direct, wholly owned subsidiary of our parent. In addition to providing services to us, our controller, Ms. Schultz, devotes a significant portion of her time to work for FE and other FE subsidiaries. Similarly, our previous controller, Ms. Ashton, who departed the Company on October 1, 2025, devoted a significant portion of her time to work for FE and other FE subsidiaries. We did not pay any compensation to Ms. Ashton or Ms. Schultz, and both employees were compensated by FESC for the performance of their respective duties as employees of FESC and its affiliates. Our vice president and principal financial officer, Ms. Reed, as well as our president and principal executive officer, Mr. Mokoid, devote 100% of their time to us, however, they are employed by FESC and their compensation is paid by FESC.

As a wholly owned subsidiary of FE, the compensation philosophy and decisions regarding the compensation of our executive officers are set by FESC, and the JCP&L Board does not review any of the compensation decisions made by FESC with regard to the compensation of our executive officers. Our executive officers may also participate in employee benefit plans and arrangements sponsored by FE, including plans that may be established by FE in the future, as well as its health and welfare plans, including medical, prescription, dental and vision. The Compensation Discussion and Analysis and Executive Compensation sections of FE’s 2026 Proxy Statement will include a full discussion of FE’s compensation policies and programs and will be available upon its filing on the SEC’s website at http://www.sec.gov and on FE’s website at https://www.firstenergycorp.com/.

Summary Compensation Table for Fiscal Year 2025

The following table sets forth information for the year ended December 31, 2025 and, to the extent required by SEC executive compensation rules, December 31, 2024, regarding compensation awarded to or earned by Mr. Mokoid and Ms. Reed.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)		All Other Compensation ($)(4)		Total ($)
W. Douglas Mokoid President (Principal Executive Officer)	2025 2024	$ $	440,515 221,192	$ $	— —	$ $	613,594 1,063,457	$ $	321,206 —	$ $	22,289 10,125	$ $	11,586 16,556	$ $	1,409,190 1,311,330
Teresa Reed Vice President, State Finances and Regulatory (Principal Financial Officer)	2025 2024	$ $	276,058 2,115	$ $	— 77,500	$ $	75,773 130,929	$ $	109,527 —	$ $	16,068 —	$ $	97,108 393	$ $	574,534 210,937

(1)

The amounts set forth in the “Stock Awards” column for 2025 represent grants of performance-adjusted RSUs made under FirstEnergy’s 2020 Incentive Compensation Plan (“ICP”) at the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718, “Stock Compensation” and are based on target amounts. The assumptions used in determining values for 2025 are reflected in Note 5 to the Notes to the Consolidated Financial Statements of FE’s Annual Report on Form 10-K filed with the SEC on February 18, 2026. The grant date fair value at the maximum payout level for each of the executive officers for the 2025

LTIP awards is: Mr. Mokoid: $959,866; and Ms. Reed: $118,542. The value of these awards are not payable to the executive officers, if at all, until the vesting date or other qualifying event shown in the Outstanding Equity Awards at Fiscal Year-End 2025 table or the 2025 Post-Termination Compensation and Benefits table described later in this disclosure.
(2)	The amounts set forth in the “Non-Equity Incentive Plan Compensation” column for 2025 were earned under the 2025 STIP and paid in February 2026.
(3)

The amounts set forth in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for 2025 reflect the aggregate increase in actuarial value to the executive officers of all defined benefit and actuarial plans (including supplemental plans) accrued during the year and above-market earnings on nonqualified deferred compensation. The disclosure assumes 5.59% (qualified pension), 5.41% (nonqualified supplemental pension) and 4.37% (nonqualified cash balance restoration plan) are the discount rates for the present value obligation calculations. The change in values for the pension plans for 2025 are as follows: Mr. Mokoid: $22,289; and Ms. Reed: $15,865. The change in pension value is heavily dependent on the discount rate and mortality assumptions and does not represent the actual value of the change in pension benefit accrued by the executive officer during the year. The formula used to determine the above market earnings equals 2024 total interest multiplied by the difference between 120% of the Long-Term Applicable Federal Rate (AFR) and the plan rate and divided by the plan rate. The above market earnings on nonqualified deferred compensation for 2025 are as follows: Ms. Reed: $203.

(4)	The following table sets forth detail about the amounts for 2025 in the “All Other Compensation” column and includes compensation not required to be included in any other column:

Name	401(k) Employer Contributions ($)(a)	Health Care Employer Contributions ($)(b)	Life Insurance ($)(c)	Relocation ($)(d)	Total ($)
W. Douglas Mokoid	$10,508	$500	$578	$—	$11,586
Teresa Reed	$6,451	$1,000	$393	$89,264	$97,108

(a)	The value of matching Company contributions under the FirstEnergy Corp. Savings Plan.
(b)	The value of Company contributions to Mr. Mokoid or Ms. Reed’s Health Savings Accounts or FirstEnergy Corp. Savings Plan or cash.
(c)	Employer cost for basic life insurance premiums in 2025.
(d)

Given her hire in December 2024, the value represents the benefits provided in 2025 for Ms. Reed under the Executive Relocation Package. FirstEnergy’s executive relocation program provides reimbursement or payment for certain relocation-related expenses including, but not limited to travel, temporary living expenses, new home closing costs, home sale assistance, and tax gross-ups on certain relocation expenses.

Grants of Plan-Based Awards in Fiscal Year 2025

The following table summarizes the stock awards granted to our executive officers during 2025 as well as threshold, target and maximum amounts payable under the 2025 STIP and LTIP programs:

Name	Grant/ Payout	Grant Date(1)	FE Board Action Date(2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Unit(5)	Grant Date Fair Value of Stock and Option Awards(6)
				Threshold	Target	Stretch	Threshold	Target	Stretch
W. Douglas Mokoid President (Principal Executive Officer)	STIP	—	—	$101,351	$311,850	$623,700	—			—	—
	2025 Time- Based RSUs	3/19/25	3/19/25	—			—	—	—	—	$267,322
	2025 Performance- Adjusted RSUs	3/19/25	3/19/25	—			2,524	10,096	20,192	—	$346,273

Teresa Reed Vice President, State Finances and Regulatory (Principal Financial Officer)	STIP	—	—	$37,125	$110,000	$220,000	—			—	—
	2025 Time- Based RSUs	3/19/25	3/19/25	—			—	—	—	831	$33,003
	2023 Performance- Adjusted RSUs	3/19/25	3/19/25	—			312	1,247	2,494	—	$42,770

(1)	In accordance with FASB ASC Topic 718, the effective grant date of the 2025 performance-adjusted and time-based RSUs granted under the 2025 LTIP is March 19, 2025.
(2)	In accordance with SEC rules, the dates set forth in the “FE Board Action Date” column for these awards represent the date the FE Board took action to grant the awards to all eligible employees.
(3)

The amounts set forth in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns reflect the potential payouts for each executive officer under the 2024 STIP based upon the achievement of KPIs described in the FE’s 2026 Proxy Statement.

(4)

The amounts set forth in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns reflect the threshold, target, and maximum potential payouts for each executive officer for the performance-adjusted RSUs granted under the 2025 LTIP based upon the achievement of the performance measures described in the CD&A. The target amounts are reported in the Stock Awards column of the Summary Compensation Table. If the threshold level of performance is not achieved for the performance-adjusted RSUs, no payout will be made.

(5)	The amounts set forth in this column reflect the time-based RSUs granted to each executive officer under the 2025 LTIP.
(6)

The grant date fair value was computed in accordance with FASB ASC Topic 718 and is also reported in the “Stock Awards” column of the Summary Compensation Table. The Performance-Adjusted RSUs components are valued based on a Monte-Carlo simulation of $38.246 for the Core EPS portion of the 2025 performance-adjusted RSUs and $26.966 for the Relative TSR portion of the 2025 performance-adjusted RSUs. The time-based RSUs component is valued based on the average high and low stock price of $39.715 on the date of the grants.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

2025 Compensation

W. Douglas Mokoid

In May 2024, Mr. Mokoid accepted employment with JCP&L pursuant to which he agreed to serve as President commencing on June 17, 2024. As of June 29, 2025, Mr. Mokoid’s employment was transferred to FESC. Mr. Mokoid’s base salary for 2025 was $445,000 and his Short-Term Incentive Program (“STIP”) target was 70% of his base salary and his Long-Term Incentive Program (“LTIP”) was 150% of his base salary. As an executive, he has the opportunity to participate in the Executive Deferred Compensation Plan, Savings Plan, Cash Balance Pension Plan and the Cash Balance Restoration Plan. As President, he is also eligible for the Change-in-Control Severance Plan (the “CIC Plan”) and is required to meet Share Ownership Guidelines of three times his base salary.

Teresa Reed

In December 2024, Ms. Reed accepted employment with FESC, pursuant to which she agreed to serve as Vice President, State Finance & Regulatory, for JCP&L commencing on December 30, 2024. Ms. Reed’s base salary for 2025 was $275,000 and her STIP target was 40% of her base salary and her LTIP was 30% of her base salary at the time of the annual grant. Ms. Reed’s LTIP target increased to 40% of her base salary in late 2025 and will apply to future LTIP grants. As an executive, she has the opportunity to participate in FirstEnergy’s 2020 ICP, STIP and LTIP as well as its Executive Deferred Compensation Plan, Savings Plan, Cash Balance Pension Plan and the Cash Balance Restoration Plan (if eligible earnings exceed the annual compensation limit).

Outstanding Equity Awards at Fiscal Year-End 2025

The following table summarizes the outstanding equity award holdings of our executive officers as of December 31, 2025:

Name	Grant Type(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Grant Type(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
W. Douglas Mokoid President (Principal Executive Officer)	2023 Performance- Adjusted RSUs – Stock- Based	7,560	$338,461	2024 Performance- Adjusted RSUs – Stock- Based	9,954	$445,641
				2024 Performance- Adjusted RSUs – Cash- Based	4,977	$222,820
				2025 Performance- Adjusted RSUs	10,406	$465,877
				2025 Time- Based RSUs	6,938	$310,614

Teresa Reed Vice President, State Finance and Regulatory (Principal Financial Officer)	Restricted Stock(6)	1,319	$59,054	2024 Performance- Adjusted RSUs –Stock- Based	1,573	$70,423
	2023 Performance- Adjusted RSUs – Stock-Based	687	$30,757	2025 Performance- Adjusted RSUs	1,286	$57,574
				2025 Time- Based RSUs	857	$38,368

(1)

The awards set forth in the “Grant Type” columns of this table include time-based restricted stock awards, performance-adjusted RSUs and time-based RSUs. Performance-adjusted RSUs generally will vest, in whole or in part, or be forfeited at the end of a three-year performance period to the extent certified by the FE Compensation Committee and independent members of the FE Board, as further described in FE’s 2026 Proxy Statement.

(2)

The 2023 performance-adjusted RSUs (stock-based and cash-based) included in this column are deemed to be earned because the performance condition has been achieved, but such performance-based RSUs had not vested as of December 31, 2025. The number of shares set forth in this column is based on actual performance of 81% for the 2023 performance-adjusted RSUs (stock-based and cash-based).
(3)

The number of shares set forth in both the “Number of Shares or Units of Stock That Have Not Vested” and the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” columns include all dividends or dividend equivalents earned and reinvested through December 31, 2025, rounded up to the nearest whole unit or share.

(4)

The values set forth in both the “Market Value of Shares or Units of Stock That Have Not Vested” and the “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” columns are determined by multiplying the number of shares or units by our common stock closing price of $44.77 on December 31, 2025.

(5)	Stock awards in this column include unearned performance-adjusted RSUs (at the target amount) for which the performance period has not ended.
(6)

Ms. Reed’s restricted stock award was granted on December 30, 2024, to help replace the economically equivalent value she forfeited from her previous employer and vests over a two-year period with 100% of the award vesting after two years from the grant date.

Post-Employment Compensation

Pension Benefits as of December 31, 2025

The following table provides information regarding the pension benefits of our executive officers as of December 31, 2025:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
W. Douglas Mokoid(2) President (Principal Executive Officer)	Qualified Plan	1.5	$28,067	—
	Nonqualified (Cash Balance Restoration Plan)		$4,347	—
	Total		$32,414	—

Teresa Reed(2) Vice President, State Finances and Regulatory (Principal Financial Officer)	Qualified Plan	1.0	$15,865	—
	Nonqualified (Cash Balance Restoration Plan)		N/A	—
	Total		$15,865	—

(1)

The amounts set forth in the “Present Value of Accumulated Benefit” column are determined as of December 31, 2025, using the assumptions used for financial reporting purposes set forth in Note 4 of the Notes to Consolidated Financial Statements contained in FE’s Form 10-K for the fiscal year ended December 31, 2025.

(2)	As of December 31, 2025, Mr. Mokoid, and Ms. Reed are not vested in their pension benefits.

Potential Post-Employment Payments

2025 Post-Termination Compensation and Benefits

The following table summarizes the compensation and benefits that would be payable to our executive officers in the event of a separation of service as of December 31, 2025.

	Retirement(1)	Involuntary Separation (Without Cause)	Termination Without Cause Following a CIC	Voluntary Termination (Pre-retirement Eligible)(1)	Involuntary Termination (For Cause)(1)	Death(1)	Disability(1)
Base Salary	Accrued through date of retirement	Accrued through date of termination	Accrued through date of CIC termination	Accrued through date of termination	Accrued through date of termination	Accrued through date of death	Accrued through date of qualifying event
Severance Pay	N/A	3 weeks of pay for every full year of service (minimum of 52 weeks and capped at a	2 times the sum of base salary plus target annual	N/A	N/A	N/A	N/A

	Retirement(1)	Involuntary Separation (Without Cause)	Termination Without Cause Following a CIC	Voluntary Termination (Pre-retirement Eligible)(1)	Involuntary Termination (For Cause)(1)	Death(1)	Disability(1)
		maximum of 104 weeks), including 2025, calculated using base salary at the time of severance	STIP award multiplier for cash severance

Health and Wellness Benefits	May continue unsubsidized coverage	Provided at active employee rates for severance period(2)	Provided at active employee rates for two years	Forfeited	Forfeited	Survivor health and wellness provided as eligible	Health and wellness provided as eligible

STIP Award	Issued a prorated award based on elapsed days of service and actual performance	Issued a prorated award based on elapsed days of service and actual performance	Issued a prorated award at target based on elapsed days of service	Forfeited	Forfeited	Issued a prorated award based on elapsed days of service and actual performance	Issued a prorated award based on elapsed days of service and actual performance

Performance- Adjusted RSUs (Stock-Based and Cash-Based)	Issued a prorated award based on full months of service and actual performance	Issued a prorated award based on full months of service and actual performance	Issued prorated award based on full months of service at target value	Forfeited	Forfeited	Issued a prorated award based on full months of service at target value	Issued a prorated award based on full months of service and actual performance

Time-Based RSUs	Issued a prorated award based on full months of service and delivered [within 60 days of termination]	Issued a prorated award based on full months of service and delivered within 60 days of termination	Issued a prorated award based on full months of service and delivered within 60 days upon the earlier of termination date or following the CIC or vesting date	Forfeited	Forfeited	Issued a prorated award based on full months of service and delivered within 60 days of death	Issued a prorated award based on full months of service and delivered within 60 days of termination

Restricted Stock	Forfeited	Prorated portion of shares and all dividends accrued	Issued 100% of shares and all dividends accrued	Forfeited	Forfeited	Issued 100% of shares and all dividends accrued	Issued 100% of shares and all dividends accrued

EDCP (Elective Deferrals)	Payable as elected	Payable as elected if retirement eligible; otherwise payable in a lump	Payable as elected if retirement eligible;	Payable in a lump sum upon termination	Payable as elected upon termination	Payable to survivor as elected	Payable as elected

	Retirement(1)	Involuntary Separation (Without Cause)	Termination Without Cause Following a CIC	Voluntary Termination (Pre-retirement Eligible)(1)	Involuntary Termination (For Cause)(1)	Death(1)	Disability(1)
		sum upon termination	otherwise payable in a lump sum upon termination		if retirement eligible; otherwise payable in a lump sum upon termination

Excise Tax Gross Up under Section 280G	No	No	N/A	No	No	No	No

(1)	Benefits provided in these scenarios are provided to all employees on the same terms, if applicable.
(2)

[Active employee health and wellness benefits are provided under the Executive Severance Plan for the severance period, which is equal to three weeks for every year of service, including 2025 (52 week minimum and 104 week maximum).]

The potential post-employment payments discussed in each termination section below disclose the estimated payments and benefits payable to the executive officers upon certain triggering events representing the enhanced or accelerated value of payments and benefits and do not include previously earned and vested amounts payable to such executive officer regardless of the applicable triggering event that have been accrued but not yet paid. The post-termination benefit calculations are based on the following assumptions:

•	The amounts disclosed are estimates of the amounts that would be paid out to the executive officers based on the triggering event. The actual amounts can be determined only at the time of payment.

•

The amounts disclosed do not include benefits provided under the qualified plan and nonqualified cash balance restoration plan as described in the Pension Benefits section and shown in the Pension Benefits table (at the earliest commencement date without reduction) earlier in this proxy statement, unless expressly noted.

•

December 31, 2025, is the last day of employment; accordingly, such amounts reflect the severance and change in control (“CIC”) benefits prior to the amendments and restatements of the Executive Severance Plan and CIC Plan that went into effect on January 1, 2026.

•

All employees, including the executive officers, are eligible for a full year payout based on actual performance under the STIP if they are employed on December 31, 2025. The 2025 STIP amounts are provided in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

•	The LTIP and Other Awards Payments Under Termination table below includes performance-adjusted RSUs and restricted stock.

•	The closing common stock price on December 31, 2025, the last trading day of the year ($44.77), is applied to value performance- adjusted RSUs and restricted stock.

•	Actual performance is utilized for the 2023 performance-adjusted RSUs. Target payout is assumed for the 2024 and 2025 performance-adjusted RSUs.

•	Health care amounts are not disclosed since they are available to all employees under the same circumstances.

Retirement/Voluntary Termination

The executive officers are not yet retirement eligible as of December 31, 2025, and their outstanding equity awards would be forfeited in the event of a voluntary termination.

Involuntary Separation

In the event of a December 31, 2025, involuntary separation, the executive officers are covered under the FirstEnergy Executive Severance Benefits Plan as Amended and Restated as of December 20, 2016 (the “Executive Severance Plan”). Under the Executive Severance Plan, executives are offered severance benefits if involuntarily separated when business conditions require the closing or sale of a facility, corporate restructuring, merger, acquisition, a reduction in workforce, or job elimination. Severance is also offered if an executive turns down a job assignment that: would result in a reduction of at least 15% in current base salary; contains a requirement that the executive must relocate from his or her current residence for reasons related to the new job; or would result in the distance from the executive’s current residence to his or her new reporting location being at least 50 miles farther than his or her current residence to his or her previous reporting location.

The Executive Severance Plan provides three weeks of base pay for each full year of service with a minimum of 52 weeks and a maximum severance benefit of 104 weeks of base pay. In the event of a December 31, 2025, involuntary separation, lump sum severance pay would be provided as follows: Mr. Mokoid – $445,500; and Ms. Reed – $275,000. Each of the executive officers would retain certain outstanding equity as described in the 2025 Post-Termination Compensation and Benefits table and quantified in the LTIP and Other Awards Payments Under Termination table below.

On February 9, 2023, upon the recommendation of the Compensation Committee of the FE Board, the Board approved a new policy effective immediately that cash severance payable under the Company’s Executive Severance Plan or pursuant to any individual contract with an executive officer will not exceed 2.99 times the sum of the executive officer’s base salary plus target annual incentive opportunity under the Short-Term Incentive Program, unless the Company seeks shareholder approval.

Termination Following a CIC

Mr. Mokoid is eligible to participate in the CIC Plan. In the event of a December 31, 2025 Qualifying Separation (as defined in the CIC Plan) (prior to the amendment and restatement that went into effect January 1, 2026), compensation in an amount equal to two times of the sum of the amount of annual base salary plus the target annual STIP amount as applicable, in the year during which the date of termination occurs, whether or not fully paid, will be provided as follows: Mr. Mokoid – $1,202,850. Any executive officer having an outstanding restricted stock award would be issued 100% of shares and all dividends accrued upon a CIC. The value of the restricted stock award as well as any performance-adjusted RSUs and time-based RSUs are quantified in the LTIP and Other Award Payments Under Termination table below. Excise tax and gross-up provisions are not provided under the CIC Plan. Executive officers would be entitled to participate in the group health insurance plan for two years following the participant’s termination date. Finally, outplacement services are also offered to executive officers, for a one–year period, capped at $30,000.

Death & Disability

In the event of an executive officer’s death or Disability (as defined in the applicable plan documents) as of December 31, 2025, each of the executive officers would also be provided additional accelerated vesting for certain outstanding equity as described in the 2025 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Award Payments Under Termination table below.

LTIP and Other Award Payments Under Termination

In the event of an executive officer’s separation of service as of December 31, 2025, the executive officers would be provided vested outstanding equity or cash awards as quantified in the LTIP and Other Award Payments Under Termination table below. Awards of performance-adjusted RSUs and time-based RSUs require a termination without cause following a CIC (e.g., double trigger) for accelerated vesting. For purposes of the calculations in the table below, we have assumed the equity awards would be replaced by the successor prior to a termination without cause.

	Retirement/ Voluntary Termination(1)	Involuntary Separation(2)	Death(3)	Disability(4)	Termination Without Cause Following a CIC(5)
W. Douglas Mokoid President (Principal Executive Officer)	N/A	$978,539	$978,539	$978,539	$978,539

Teresa Reed Vice President, State Finances and Regulatory (Principal Financial Officer)	N/A	$149,082	$178,609	$178,609	$178,609

(1)	Mr. Mokoid and Ms. Reed do not meet the retirement eligibility requirements for age and service under the LTIP as of December 31, 2025.
(2)

The amounts set forth in the “Involuntary Separation” column represent the estimated amounts that would be payable to the executive officer as a result of a December 31, 2025 involuntary severance without cause. LTIP awards are prorated based on full months of service. At the time of payment, the LTIP awards will be adjusted for actual performance. If we applied the actual performance results of 81% of target for the 2023-2025 cycle, the values would be as follows: Mr. Mokoid – $906,717; and Ms. Reed – $143,317.

(3)

The amounts set forth in the “Death” column represent the estimated amounts that would be payable to the executive officer as a result of a death on December 31, 2025. In the event of a death, the LTIP awards are prorated and payable at target based on the fair market value on the date of death. All restricted stock awards fully vest. LTIP amounts represented in the table are prorated based on full months of service at target.

(4)

The amounts set forth in the “Disability” column represent the estimated amounts that would be payable to the executive officer as a result of termination due to Disability on December 31, 2025. LTIP awards are prorated and payable at the end of the performance period and based on actual performance. If we applied the actual performance results of 81% of target for the 2023-2025 cycle, the values would be as follows: Mr. Mokoid – $299,244; and Ms. Reed – $50,361. All restricted stock awards fully vest. LTIP amounts represented in the table are prorated based on full months of service at target.

(5)

The amounts set forth in the “Termination Without Cause following a CIC” column represent the estimated amounts that would be payable to the executive officer as a result of the double trigger vesting of awards effective as of December 31, 2025. Unvested restricted stock would fully vest at target in the event of a termination without cause following a CIC. LTIP awards are prorated at target in the event of a termination without cause following a CIC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 31, 2025, FE held 100% of our issued and outstanding shares of common stock.

The following table sets forth information regarding the beneficial ownership (as beneficial ownership is defined in Rule 13d-3 under the Exchange Act) of JCP&L’s common stock as of December 31, 2025 by:

•	Each person who beneficially owns more than 5% of our membership interests;

•	Each member of the JCP&L Board;

•	Each of our executive officers; and

•	All of our directors and executive officers as a group.

Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to the best of our knowledge, sole voting and investment power with respect to the indicated membership interests. According to the rules adopted by the SEC, a person “beneficially owns” securities if the person has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise.

Name and Address of Beneficial Holder(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
FirstEnergy Corp.(2)	13,682,447	100%
Teresa Reed
Tracy M. Ashton(3)	—	—
Lisa Schultz(4)	—	—
Linda Bowman	—	—
John E. Harmon	—	—
W. Douglas Mokoid	—	—
A. Wade Smith	—	—
Toby L. Thomas	—	—
All current executive officers and members of the JCP&L Board as a group (seven persons)	—	—

(1)	Except as otherwise indicated, the address for the beneficial owners listed is 300 Madison Avenue, Morristown, New Jersey 07962.
(2)

The FE Board has voting and dispositive power over the units. The FE Board is composed of more than three individuals who have authority over the voting and disposition of the units. The business address is FirstEnergy Corp., 341 White Pond Drive, Akron, Ohio 44320.

(3)	Ms. Ashton departed the Company on October 1, 2025, subsequent to the end of Fiscal 2024.
(4)	Ms. Schultz was appointed as controller and principal accounting officer effective October 1, 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with FirstEnergy

We are party to several agreements with FirstEnergy, which held 100% of our outstanding common stock as of December 31, 2025.

Money Pool Agreement

We, as well as other FE regulated subsidiaries, have entered into a money pool agreement which provides for the ability to borrow from each other and FE to meet short-term working capital requirements. FESC administers this money pool and tracks surplus funds of FE and the respective regulated subsidiaries, as well as proceeds available from bank borrowings. Companies receiving a loan under the money pool agreement must repay the principal amount of the loan, together with accrued interest, within 364 days of borrowing the funds. The rate of interest is the same for each company receiving a loan from the regulated pool and is based on the average cost of funds available through the money pool.

Service Agreement

We, as well as other subsidiaries of FE, are party to a Service Agreement with FESC, pursuant to which FESC provides services to us and other subsidiaries of FE. Among other things, FESC provides us with basic operating services including, but not limited to, executive services, accounting and finance, internal auditing, risk management, human resources, corporate affairs, corporate communications, information technology, policy and compliance, records management, and legal services. We may also request additional services from FESC, such as operations management, construction, maintenance, asset oversight, customer service, rates and regulatory affairs, environmental, corporate real estate, strategic planning and operations, business development, and investment management. For the years ended December 31, 2025, 2024 and 2023, we compensated FESC an aggregate amount of approximately $186.5 million, $173.6 million, and $182 million, respectively, for services provided under the Service Agreement.

Mutual Assistance Agreement

We entered into a Mutual Assistance Agreement with other subsidiaries of FE, pursuant to which we and the other subsidiaries of FE are able to request and receive non-power goods and services from one another consistent with the terms and conditions of the agreement. For the years ended December 31, 2025, 2024 and 2023, we compensated subsidiaries of FE a net aggregate amount of approximately $-4 million, $14.0 million, and $31.0 million, respectively, for goods and services provided under the Mutual Assistance Agreement.

Income Tax Allocation Agreement

We have entered into an income tax allocation agreement with FE and its subsidiaries that sets forth the terms for allocating the consolidated tax liability of the FE consolidated tax group, reimbursing JCP&L for payment of such tax liability, and compensating JCP&L for use of its tax losses or credits.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The exchange offer is designed to provide holders of Outstanding Notes with an opportunity to acquire New Notes which, unlike the Outstanding Notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky” laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the New Notes are being acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a distribution of the New Notes.

The Outstanding Notes were originally issued and sold on September 4, 2025 to the initial purchasers, pursuant to the purchase agreement dated September 2, 2025. The Outstanding Notes were issued and sold in transactions not registered under the Securities Act in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act. The concurrent resale of the Outstanding Notes by the initial purchasers to investors was done in reliance upon the exemptions provided by Rule 144A and Regulation S promulgated under the Securities Act. The Outstanding Notes may not be reoffered, resold or transferred other than (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act (“Rule 144A”), (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act.

In connection with the original issuances and sales of the Outstanding Notes, we entered into a registration rights agreement in respect of each series of Outstanding Notes on September 4, 2025, among JCP&L and the initial purchasers (the “Registration Rights Agreements”), pursuant to which we agreed to use our reasonable best efforts to cause to be filed with the SEC a registration statement covering the exchange by us of the New Notes for the Outstanding Notes, pursuant to the exchange offer. The Registration Rights Agreements provide that we will use our reasonable best efforts to cause to be filed with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and cause the exchange offer to be commenced promptly after the exchange offer registration statement is declared effective by the SEC to holders of Outstanding Notes who are able to make certain representations the opportunity to exchange their Outstanding Notes for New Notes.

Under existing interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the New Notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the New Notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any New Notes acquired in the exchange offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the applicable Registration Rights Agreements (including certain indemnification rights and obligations).

We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the Staff of the SEC would make a similar determination with respect to the New Notes as it has in other interpretations to third parties.

Each holder of Outstanding Notes that exchanges such Outstanding Notes for New Notes in the exchange offer will be deemed to have made certain representations, including representations that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of New Notes, and (iii) it is not our affiliate as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of Outstanding Notes or New Notes. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

Terms of the Exchange Offer; Period for Tendering Outstanding Notes

Upon the terms and subject to the conditions set forth in this prospectus, we will cause any and all Outstanding Notes to be accepted that were acquired pursuant to Rule 144A or Regulation S validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Outstanding Notes accepted in the exchange offer. Holders may tender some or all of their Outstanding Notes pursuant to the exchange offer; provided that, Outstanding Notes may be tendered only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The form and terms of the New Notes are the same as the form and terms of the Outstanding Notes except that:

(1)	the New Notes will be registered under the Securities Act and will not have legends restricting their transfer;

(2)	the New Notes will not contain the registration rights and increased interest provisions contained in the Outstanding Notes; and

(3)	interest on the New Notes will accrue from the last interest date on which interest was paid on your Outstanding Notes.

The New Notes will evidence the same debt as the Outstanding Notes and will be entitled to the benefits of the Indenture.

We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

The exchange agent will act as agent for the tendering holders for the purpose of receiving the New Notes from us.

If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender or the occurrence of specified other events set forth in this prospectus, the certificates for any unaccepted Outstanding Notes will be promptly returned, without expense, to the tendering holder.

Holders who tender Outstanding Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Outstanding Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “Fees and Expenses” and “Transfer Taxes” below.

The exchange offer will remain open for at least 20 full business days. The term “expiration date” will mean 5:00 p.m., New York City time, on    , 2026, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

To extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

(1)	notify the exchange agent of any extension by oral notice (promptly confirmed in writing) or written notice, and

(2)	provide to the registered holders an announcement of any extension and issue a notice by press release or other public announcement before such expiration date.

We reserve the right, in our sole discretion:

(1)	if any of the conditions below under the heading “Conditions to the Exchange Offer” shall have not been satisfied,

a.	to delay accepting any Outstanding Notes,

b.	to extend the exchange offer, or

c.	to terminate the exchange offer, or

(2)

to amend the terms of the exchange offer in any manner, provided however, that if we amend the exchange offer to make a material change, including the waiver of a material condition, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least five business days after such amendment or waiver; provided further, that if we amend the exchange offer to change the percentage of Outstanding Notes being exchanged or the consideration being offered, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least ten business days after such amendment or waiver.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders.

Procedures for Tendering Outstanding Notes through Brokers and Banks

Since the Outstanding Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Outstanding Notes and will be the only entity that can tender your Outstanding Notes for New Notes. Therefore, to tender Outstanding Notes subject to this exchange offer and to obtain New Notes, you must instruct the institution where you keep your Outstanding Notes to tender your Outstanding Notes on your behalf so that they are received on or prior to the expiration of this exchange offer.

The letter of transmittal that may accompany this prospectus may be used by you to give such instructions.

YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR OUTSTANDING NOTES TO DETERMINE THE PREFERRED PROCEDURE.

IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OUTSTANDING NOTES TO BE TENDERED BEFORE THE 5:00 PM (NEW YORK CITY TIME) DEADLINE ON     , 2026.

Deemed Representations

To participate in the exchange offer, we require that you represent to us that:

(1)	you or any other person acquiring New Notes in exchange for your Outstanding Notes in the exchange offer is acquiring them in the ordinary course of business;

(2)

neither you nor any other person acquiring New Notes in exchange for your Outstanding Notes in the exchange offer is engaging in or intends to engage in a distribution of the New Notes within the meaning of the federal securities laws;

(3)

neither you nor any other person acquiring New Notes in exchange for your Outstanding Notes in the exchange offer has an arrangement or understanding with any person to participate in the distribution of New Notes issued in the exchange offer;

(4)	neither you nor any other person acquiring New Notes in exchange for your Outstanding Notes in the exchange offer is an “affiliate” as defined under Rule 405 of the Securities Act; and

(5)

if you or another person acquiring New Notes in exchange for your Outstanding Notes in the exchange offer is a broker-dealer and you acquired the Outstanding Notes as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes.

BY TENDERING YOUR OUTSTANDING NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

Broker-dealers who cannot make the representations in item (5) of the paragraph above cannot use this exchange offer prospectus in connection with resales of the New Notes issued in the exchange offer.

If you are our “affiliate,” as defined under Rule 405 of the Securities Act, if you are a broker-dealer who acquired your Outstanding Notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of New Notes acquired in the exchange offer, you or that person:

(1)	may not rely on the applicable interpretations of the Staff of the SEC and therefore may not participate in the exchange offer; and

(2)	must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the Outstanding Notes.

You may tender some or all of your Outstanding Notes in this exchange offer. However, your Outstanding Notes may be tendered only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

When you tender your Outstanding Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.

The method of delivery of Outstanding Notes and all other required documents to the exchange agent is at your election and risk.

We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered Outstanding Notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

(1)	reject any and all tenders of any particular Outstanding Note not properly tendered;

(2)	refuse to accept any Outstanding Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

(3)	waive any defects or irregularities or conditions of the exchange offer as to any particular Outstanding Notes before the expiration of the offer.

Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Outstanding Notes as we will reasonably determine. Neither we, the exchange agent nor any other person will incur any liability for failure to notify you of any defect or irregularity with respect to your tender of Outstanding Notes. If we waive any terms or conditions pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

In order to accept this exchange offer on behalf of a holder of Outstanding Notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.

The exchange agent, on our behalf will seek to establish an Automated Tender Offer Program (“ATOP”) account with respect to the Outstanding Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of Outstanding Notes by causing the book-entry transfer of such Outstanding Notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of Outstanding Notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent on or prior to 5:00 pm, New York City Time on the expiration date. The confirmation of a book entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of this exchange offer.

Each Agent’s Message must include the following information:

(1)	Name of the beneficial owner tendering such Outstanding Notes;

(2)	Account number of the beneficial owner tendering such Outstanding Notes;

(3)	Principal amount of Outstanding Notes tendered by such beneficial owner; and

(4)	A confirmation that the beneficial holder of the Outstanding Notes tendered has made the representations for our benefit set forth under “Deemed Representations” above.

BY SENDING AN AGENT’S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

The delivery of Outstanding Notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Outstanding Notes. We will ask the exchange agent to instruct DTC to promptly return those Outstanding Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Outstanding Notes on behalf of holders of the Outstanding Notes.

Acceptance of Outstanding Notes for Exchange; Delivery of New Notes

We will accept validly tendered Outstanding Notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered Outstanding Notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the New Notes from us. If we do not accept any tendered Outstanding Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the notes to an account maintained with DTC promptly after the exchange offer terminates or expires.

THE AGENT’S MESSAGE MUST BE TRANSMITTED TO THE EXCHANGE AGENT ON OR BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

No Guaranteed Delivery Procedures

Guaranteed delivery procedures are not available in connection with the exchange offer.

Withdrawal Rights

You may withdraw your tender of Outstanding Notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you should contact your bank or broker where your Outstanding Notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

(1)	specify the name of the person that tendered the Outstanding Notes to be withdrawn; and

(2)

identify the Outstanding Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Outstanding Notes; specify the name and number of an account at the DTC to which your withdrawn Outstanding Notes can be credited.

We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Outstanding Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any Outstanding Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Outstanding Notes by following one of the procedures described above before the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue New Notes in exchange for, any Outstanding Notes and may terminate the exchange offer (whether or not any Outstanding Notes have been accepted for exchange) or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied, or has not been waived by us in our sole reasonable discretion, prior to the expiration date:

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

(1)

seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction; or

(2)	resulting in a material delay in our ability to accept for exchange or exchange some or all of the Outstanding Notes in the exchange offer; or

(3)

any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

•

any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that, in our sole reasonable judgment, would directly or indirectly result in any of the consequences referred to in clauses (1), (2) or (3) above or, in our sole reasonable judgment, would result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or the following has occurred:

(1)	any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

(2)	any limitation by a governmental authority which adversely affects our ability to complete the transactions contemplated by the exchange offer; or

(3)

a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(4)	a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

•

any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the Outstanding Notes or the New Notes, which in our sole reasonable judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange; or

•

there shall occur a change in the current interpretation by the Staff of the SEC which permits the New Notes issued pursuant to the exchange offer in exchange for Outstanding Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes; or

•	any law, statute, rule or regulation shall have been adopted or enacted which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

•

we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.

If we determine in our sole reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any Outstanding Notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Outstanding Notes and will extend the exchange offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole reasonable discretion, provided that we will not waive any condition with respect to an individual holder of Outstanding Notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties. Our failure at any time to exercise any of the foregoing rights will not be a waiver of our rights and each such right will be deemed an ongoing right which may be asserted at any time before the expiration of the exchange offer.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. as the exchange agent for the exchange offer. You should direct questions, requests for assistance, and requests for additional copies of this prospectus and the letter of transmittal that may accompany this prospectus to the exchange agent addressed as follows:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Exchange Agent

By Mail or in Person

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon

Corporate Trust Reorg Unit

500 Ross Street

Suite 625

Pittsburgh, PA, 15262

Attn: Susanne Michalik

For Email (for Eligible Institutions Only)

Email: CT_REORG_UNIT_INQUIRIES@bnymellon.com

For Information and to Confirm by Telephone

412-236-4893

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

The principal solicitation is being made through DTC by U The Bank of New York Mellon Trust Company, N.A., as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provisions of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent registered public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

Additional solicitations may be made by telephone or in person by our and our affiliates’ officers, employees and by persons so engaged by the exchange agent.

Accounting Treatment

The New Notes will be recorded at the same carrying value as the existing Outstanding Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes.

Transfer Taxes

If you tender Outstanding Notes for exchange, you will not be obligated to pay any transfer taxes. However, if you instruct us to register New Notes in the name of, or request that your Outstanding Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.

YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU FAIL TO EXCHANGE OUTSTANDING NOTES

If you do not tender your Outstanding Notes, you will not have any further registration rights, except for the rights described in the applicable Registration Rights Agreement and described above, and your Outstanding Notes will continue to be subject to the provisions of the Indenture governing the Outstanding Notes regarding transfer and exchange of the Outstanding Notes and the restrictions on transfer of the Outstanding Notes imposed by the Securities Act and states securities law when we complete the exchange offer. These transfer restrictions are required because the Outstanding Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your Outstanding Notes in the exchange offer, your ability to sell your Outstanding Notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered notes will not continue to be entitled to any increase in interest rate that the Indenture governing the Outstanding Notes provides for if we do not complete the exchange offer.

Consequences of Failure to Exchange

The Outstanding Notes that are not exchanged for New Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the Outstanding Notes may be resold only:

(1)	to us upon redemption thereof or otherwise;

(2)

so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3)	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4)	pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Shelf Registration

The Registration Rights Agreements also require that we cause to be filed a shelf registration statement if:

(1)

the Issuer determines that the registration of the New Notes is not available or may not be completed as soon as practicable after the last exchange date because it would violate any applicable law or applicable interpretations of the SEC;

(2)

a holder participating in the exchange offer does not receive New Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Issuer within the meaning of the Securities Act) and notifies the Issuer within 30 days after such holder first becomes aware of such restrictions;

(3)	the exchange offer is not for any reason completed by the 366th day after the initial issuance of the Outstanding Notes; or

(4)	the Issuer receives a written request from any Initial Purchaser representing that it holds Outstanding Notes that are or were ineligible to be exchanged in the exchange offer.

We will also register the New Notes under the securities laws of jurisdictions that holders may request before offering or selling notes in a public offering. We do not intend to register New Notes in any jurisdiction unless a holder requests that we do so.

Outstanding Notes may be subject to restrictions on transfer until:

(1)	a person other than a broker-dealer has exchanged the Outstanding Notes in the exchange offer;

(2)	a broker-dealer has exchanged the Outstanding Notes in the exchange offer and sells them to a purchaser that receives a prospectus from the broker, dealer on or before the sale;

(3)	the Outstanding Notes are sold under an effective shelf registration statement that we have caused to be filed; or

(4)	the Outstanding Notes are sold to the public under Rule 144 of the Securities Act.

DESCRIPTION OF THE NOTES

The Outstanding Notes were issued on September 4, 2025 in private offerings in the United States only to qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

In the exchange offer, we will issue up to $1,350,000,000 aggregate principal amount of New Notes. The New Notes will be issued under indenture, dated as of July 1, 1999, between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of October 31, 2007, between us and the Trustee (the “Indenture”), under which the Outstanding Notes were also issued. The following statements relating to the Notes, and the Indenture are summaries of certain provisions thereof and are subject to the detailed provisions of the forms of Notes and the Indenture, to which reference is hereby made, including the definitions of certain terms therein and those terms made part thereof by the Trust Indenture Act of 1939, as amended (the “TIA”). The Indenture does not limit the aggregate principal amount of senior notes that we may issue under the Indenture.

The New Notes of each series will be treated as a single class with any Outstanding Notes of such series that remain outstanding after the completion of the exchange offer. If the exchange offer is consummated, holders of Outstanding Notes who do not exchange their Outstanding Notes for New Notes will vote together with the holders of the applicable series of New Notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders under the Indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by holders of specified minimum percentages of the aggregate principal amount of all outstanding Notes of the applicable series issued under the Indenture. In determining whether holders of the requisite percentage of aggregate principal amount of a series of Notes have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Outstanding Notes of such series that remain outstanding after the exchange offer will be aggregated with the New Notes of such series, and the holders of these Outstanding Notes and New Notes will vote together as a single series for all such purposes. Accordingly, all references in this Description of the Notes to specified percentages in aggregate principal amount of a series of the outstanding Notes mean, at any time after the exchange offer for the Outstanding Notes is consummated, such percentage in aggregate principal amount of such Outstanding Notes and the New Notes of the applicable series then outstanding. As used in this Description of the Notes, the term “Notes” refers to both the Outstanding Notes and the New Notes, the term “2029 Notes” refers to the Outstanding 2029 Notes and the New 2029 Notes, the term “2031 Notes” refers to the Outstanding 2031 Notes and the New 2031 Notes, and the term “2036 Notes” refers to the Outstanding 2036 Notes and the New 2036 Notes.

General

The 2029 Notes will mature on January 15, 2029, the 2031 Notes will mature on January 15, 2031 and the 2036 Notes will mature on January 15, 2036, unless earlier redeemed as described under “—Optional Redemption” below.

We will not pay any additional amounts on the Notes to compensate any beneficial owner for any United States tax withheld from payments of principal or interest on the Notes. There is no sinking fund for the Notes. The Notes are not convertible into, or exchangeable for, equity securities of FirstEnergy.

Ranking

The Notes will rank equally with all of our other existing and future senior unsecured and unsubordinated indebtedness, senior to all of our existing and future subordinated indebtedness and effectively junior to all of our future senior secured indebtedness to the extent of the value of the collateral securing such secured indebtedness. As of December 31, 2025, we had approximately $3.1 billion of senior unsecured and unsubordinated indebtedness, all of which was senior unsecured and unsubordinated indebtedness and included (i) $500 million aggregate principal amount of our 2.75% Senior Notes due 2032, (ii) $700 million aggregate principal amount of our 5.10% Senior Notes due 2035, (iii) $200 million aggregate principal amount of our 6.40% Senior Notes due 2036 and (iv) $300 million aggregate principal amount of our 6.15% Senior Notes due 2037.

Interest

Interest on the Notes will:

•	be payable in U.S. dollars and accrue at a rate 4.150% per annum for the 2029 Notes, 4.400% per annum for the 2031 Notes; and 5.150% per annum for the 2036 Notes;

•

be computed for each interest period on the basis of a 360-day year consisting of twelve 30-day months and, for any period shorter than a full month, on the basis of the actual number of days elapsed in such period;

•	be payable on a semi-annual basis in arrears on each January 15 and July 15, beginning on January 15, 2026;

•	initially accrue from September 4, 2025, and including, the date of original issuance; and

•

be paid to the persons in whose names the Notes are registered at the close of business on the regular record date, which is the Business Day immediately preceding each interest payment date (other than an interest payment date that is a maturity date or redemption date), so long as the Notes are issued in the form of global securities deposited with or on behalf of DTC or a successor depositary (see “—Book-Entry”). Otherwise, the record date will be the fifteenth calendar day next preceding each interest payment date (whether or not a Business Day); provided, however, that, if and to the extent we shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the respective persons in whose names such outstanding Notes are registered at the close of business on a date (the “Special Record Date”) not less than 10 days nor more than 15 days next preceding the date of payment of such defaulted interest, such Special Record Date to be established by the Trustee when moneys become available for the payment of interest by notice given by mail by or on behalf of us to the registered owners of Senior Notes not less than 10 days next preceding such Special Record Date. Notwithstanding the foregoing, interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable. If any interest payment date should fall on a day that is not a Business Day, then the interest payment shall be made on the next succeeding Business Day and no interest shall accrue for the intervening period with respect to the payment so deferred. We are not required to make any transfers or exchanges of Notes for a period of 15 calendar days next preceding an interest payment date.

Additional interest is payable with respect to the applicable series of Notes in certain circumstances if we do not consummate the Exchange Offer (or shelf registration, if applicable for such series) as described in this prospectus under the heading “Exchange Offer; Registration Rights.” We shall pay all additional interest, if any, on the interest payment date for the period for which additional interest has accrued in the same manner as interest is paid on the applicable series of Notes. References herein to “interest” are deemed to include additional interest unless the context expressly requires otherwise.

Optional Redemption

Prior to December 15, 2028 (one month prior to the maturity date of the 2029 Notes) (the “2029 Notes Par Call Date”), we may redeem the 2029 Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal of the 2029 Notes to be redeemed and interest thereon discounted to the redemption date (assuming the 2029 Notes matured on the 2029 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points less (b) interest accrued to the redemption date, and

•	100% of the principal amount of the 2029 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

Prior to December 15, 2030 (one month prior to the maturity date of the 2031 Notes) (the “2031 Notes Par Call Date”), we may redeem the 2029 Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal of the 2031 Notes to be redeemed and interest thereon discounted to the redemption date (assuming the 2031 Notes matured on the 2031 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points less (b) interest accrued to the redemption date, and

•	100% of the principal amount of the 2031 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

Prior to October 15, 2035 (three months prior to the maturity date of the 2031 Notes) (the “2036 Notes Par Call Date” and together with the Notes Par Call Date and the 2031 Notes Par call Date, the “Par Call Dates”), we may redeem the 2036 Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal of the 2036 Notes to be redeemed and interest thereon discounted to the redemption date (assuming the 2036 Notes matured on the 2036 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points less (b) interest accrued to the redemption date, and

•	100% of the principal amount of the 2036 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the applicable Par Call Date, we may redeem the Notes of a series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

The term “Treasury Rate,” as used above means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs:

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable:

(1)	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(2)

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)

if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, or, if published, no longer contains the yields for nominal Treasury constant maturities, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date as follows:

(1)

we shall select (a) the United States Treasury security maturing on the Par Call Date, subject to clause (3) below, or (b) if there is no United States Treasury security maturing on the Par Call Date, then the United States Treasury security with the maturity date that is closest to the Par Call Date, subject to clauses (2) and (3) below, as applicable; or

(2)

if there is no United States Treasury security described in clause (1), but there are two or more United States Treasury securities with maturity dates equally distant from the Par Call Date, one or more with maturity dates preceding the Par Call Date and one or more with maturity dates following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding and closest to the Par Call Date, subject to clause (3) below; or

(3)

if there are two or more United States Treasury securities meeting the criteria of the preceding clauses (1) or (2), we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices of such United States Treasury security (expressed as a percentage of principal amount and rounded to three decimal places) at 11:00 a.m., New York City time.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

We will send notice of any redemption between 30 days and 60 days before the redemption date to each holder of the Notes to be redeemed.

Unless we default in payment of the redemption price and accrued interest, on and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption.

We will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other corporation or entity or sell or otherwise dispose of our properties as or substantially as an entirety to any person unless, among other things:

•	the successor or transferee is a corporation or other entity organized and existing under the laws of the United States or any state of the United States or the District of Columbia; and

•

the successor or transferee expressly assumes by supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on all of the senior notes and the performance of every covenant of the Indenture and the applicable Registration Rights Agreement to be performed or observed by us.

Upon any consolidation, merger, sale, transfer or other disposition of our properties substantially as an entirety, permissible under the provision described in the immediately preceding paragraph, the successor corporation formed by the consolidation or into which we are merged or to which the transfer is made will succeed to us, and be substituted for us, and may exercise every right and power of ours, under the Indenture with the same effect as if the successor corporation had been named as Jersey Central Power & Light Company in the Indenture, and we will be released from all obligations under the Indenture. For purposes of the Indenture, the conveyance or other transfer by us of (i) all or any portion of our facilities for the generation of electric energy or (ii) all of our facilities for the transmission of electric energy, in each case considered alone or in any combination with properties described in any other clause of the Indenture, will in no event be deemed to constitute a conveyance or other transfer of all our properties, as or substantially as an entirety.

Events of Default

The following constitute events of default under the Indenture with respect to each series of Notes:

•	default in the payment of principal of, and premium, if any, on, any senior note when due and payable;

•	default in the payment of interest on any senior note when due, including additional interest payable pursuant to the applicable Registration Rights Agreement, which default continues for 60 days;

•

default in the performance or breach of any of our other covenants or agreements in the senior notes or in the Indenture and the continuation of the default for 90 days after we have received written notice of the default either from the Trustee or from the holders of at least 33% in aggregate principal amount of the outstanding senior notes; and

•	certain events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us.

If an event of default occurs and is continuing, either the Trustee or the holders of a majority in aggregate principal amount of the outstanding senior notes may declare the principal amount of, and interest on, all of the senior notes to be due and payable immediately. At any time after an acceleration of the senior notes has been declared, and before any judgment or decree for the payment of the monies due has been obtained or entered, if we pay or deposit with the Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due on the senior notes otherwise than by acceleration and all amounts due to the Trustee and all defaults, other than the non-payment of principal of, and accrued interest on, senior notes that have become due solely by acceleration of maturity, have been cured or waived, then our payment or deposit will cause an automatic waiver of the event of default and its consequences and will cause an automatic rescission and annulment of the acceleration of the senior notes.

The Indenture provides that the Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the senior notes unless those holders have offered to the Trustee security or indemnity reasonably satisfactory to it. Subject to the provisions for indemnity and certain other limitations contained in the Indenture, the holders of a majority in aggregate principal amount of the outstanding senior notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee. The holders of a majority in aggregate principal amount of the outstanding senior notes generally will have the right to waive any past default or event of default (other than a default in the payment of principal or any premium or interest on the senior notes) on behalf of all holders of the senior notes. The Indenture provides that no holder of the senior notes may institute any action against us under the Indenture unless it has previously given to the Trustee written notice of the occurrence and continuance of an event of default and unless the holders of a majority in aggregate principal amount of the senior notes then outstanding affected by the event of default have requested the Trustee to institute the action and have offered the Trustee reasonable indemnity, and the Trustee has not instituted the action within 60 days of the request. Furthermore, no holder of the senior notes will be entitled to institute any action if and to the extent that the action would affect, disturb or prejudice the rights of other holders of the senior notes. Notwithstanding that the right of a holder of the senior notes to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, each holder of a senior note has the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on such senior note when due and to institute suit for the enforcement of such payment, and those rights may not be impaired without the consent of such holders.

The Indenture provides that the Trustee, within 90 days after the occurrence of a default with respect to the senior notes, is required to give holders of the senior notes notice of any default known to the Trustee, unless cured or waived. However, except in the case of default in the payment of principal of, or premium, if any, or interest on, any senior notes, the Trustee may withhold notice if it determines in good faith that it is in the interest of holders of those senior notes to do so. We are required to deliver to the Trustee each year an officer’s certificate as to whether or not we are in compliance with the conditions and covenants under the Indenture.

Modification with Consent of Holders

Modification and amendment of the Indenture by an indenture or indentures supplemental thereto may be effected by us and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding senior notes, provided that no modification or amendment may, without the consent of the holder of each outstanding senior note affected by such modification or amendment:

•	change the maturity date of such senior notes;

•	reduce the rate or extend the time of payment of interest on such senior notes;

•	reduce the principal amount of, or premium payable on, such senior notes;

•	change the coin or currency of any payment of principal of, or premium, if any, or interest on, such senior notes;

•

change the date on which such senior notes may be redeemed or repaid at the option of their holders or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to such senior notes; or

•	modify the foregoing requirements or reduce the percentage of outstanding senior notes necessary to modify or amend the Indenture or to waive any past default.

Modification without Consent of Holders

Modification and amendment of the Indenture by an indenture or indentures supplemental thereto may be effected by us and the Trustee without the consent of the holders of any senior notes:

•

to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no senior note outstanding created prior to the execution of such supplemental indenture effecting the change or elimination which such senior note is entitled to the benefit of the applicable provision, or such change or elimination is applicable only to senior notes issued after the effective date of the change or elimination;

•	to establish the form of senior notes as permitted by the Indenture or to establish or reflect any terms of any senior note determined pursuant to a company order;

•	to evidence the succession of another corporation to us as permitted by the Indenture, and the assumption by any successor of our covenants in the Indenture and the senior notes;

•	to specify further the duties and responsibilities of, and to define further the relationship among the Trustee, any Authenticating Agent and any paying agent;

•	to grant to or confer upon the Trustee for the benefit of the holders of senior notes any additional rights, remedies, powers or authority;

•	to permit the Trustee to comply with any duties imposed upon it by law;

•

to add to our covenants for the benefit of the holders of senior notes, to add to the security for the senior notes, to surrender a right or power conferred on us in the Indenture or to add any event of default;

•	to comply with our obligations related to the limitations on liens covenant;

•	to make such provisions as may be necessary to issue any exchange notes issued in exchange for a series of Notes pursuant to the applicable Registration Rights Agreement or similar agreement;

•

to supply omissions, cure ambiguities or cure, correct or supplement any defective or inconsistent provision, which actions, in each case, are not inconsistent with the Indenture or prejudicial to the interest of the holders of senior notes in any material respect; or

•	to make any other change that is not prejudicial to the holders of the senior notes in any material respect.

A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of the senior notes, or which modifies the rights of the holders of the senior notes of one or more series with respect to that covenant or provision, will be deemed not to affect the rights under the Indenture of the holders of the senior notes of any other series.

Defeasance and Discharge

The Indenture provides that we will be discharged from any and all obligations in respect to the senior notes and the Indenture (except for certain obligations such as obligations to register the transfer or exchange of the senior notes, replace stolen, lost or mutilated senior notes and maintain paying agencies) if, among other things, we have paid or caused to be paid the principal of, and premium, if any, and interest on, all outstanding senior notes, as and when the same shall have become due and payable, we have delivered to the Trustee for cancellation the outstanding senior notes, or we have irrevocably deposited with the Trustee, in trust for the benefit of the holders of senior notes, money or certain United States government obligations, or any combination of money and certain United States government obligations, which will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, premium, if any, and interest on, the senior notes on the dates payments are due in accordance with the terms of the Indenture and the senior notes; provided, that unless all of the senior notes mature within 90 days of the deposit by redemption or otherwise, we will also have delivered to the Trustee an opinion of counsel to the effect that, as a result of a change in law or a ruling of the United States Internal Revenue Service, the holders of the senior notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or discharge of the Indenture. After we have been discharged from our obligations under the Indenture, the holders of the senior notes may look only to the deposit for payment of the principal of, and interest and any premium on, the senior notes.

In the event that all of the conditions set forth above have been satisfied for a series of Notes, except that the opinion of counsel referred to in the proviso to the first sentence of the immediately preceding paragraph need not be based on a change in law or a ruling of the United States Internal Revenue Service, then the provisions of the Indenture will remain in full force and effect and the indebtedness represented by, and our obligations under, such Notes of such series will be deemed satisfied and we will be released with respect to the Notes of such series from certain of our covenants under the Indenture, including the covenants described below in “—Consolidation, Merger and Sale or Disposition of Assets,” “—Certain Covenants—Limitation on Liens” and “—Certain Covenants—Limitation on Sale and Lease-Back Transactions”.

Certain Covenants

Limitation on Liens

The Indenture provides that, so long as any senior notes are outstanding, we may not issue, assume, guarantee or permit to exist any Debt (as defined below) that is secured by any Lien (as defined below) on any of our Operating Property (as defined below), whether owned at the date of the Indenture or subsequently acquired, without effectively securing such senior notes (together with, if we so determine, any of our other indebtedness ranking equally with such senior notes) equally and ratably with that Debt (but only so long as that Debt is so secured).

The foregoing restriction will not apply to:

(1)	Liens on any Operating Property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to that Operating Property);

(2)

Liens on operating property of a corporation existing at the time the corporation is merged into or consolidated with, or at the time the corporation disposes of its properties (or those of a division) as or substantially as an entirety to, us;

(3)

Liens on Operating Property to secure all or part of the costs of acquisition, construction, development or substantial repair, alteration or improvement of such property or to secure any Debt incurred to provide funds for any of those purposes or for reimbursement of funds previously expended for any of those purposes, provided the Liens are created or assumed contemporaneously with, or within 18 months after, the acquisition or the completion of the substantial repair or alteration, construction, development or substantial improvement of such property;

(4)

Liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to those securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, developing or substantially repairing, altering or improving our Operating Property;

(5)	Liens to compensate the Trustee as provided in the Indenture; or

(6)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (5); provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by clauses (1) through (5), must not exceed the principal amount of Debt, plus any premium or fee payable in connection with the extension, renewal or replacement, so secured at the time of the extension, renewal or replacement.

However, the foregoing restriction will not apply to our issuance, assumption or guarantee, or permission to exist, of Debt secured by a Lien which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with the principal amount of all of our other secured Debt then outstanding (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of all Sale and Lease-Back Transactions (as defined below) existing at that time (other than any Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be subjected to a Lien under any of the foregoing exceptions in clauses (1) to (6) and Sale and Lease-Back Transactions that are permitted by the first sentence of “—Limitation on Sale and Lease-Back Transactions” below), does not exceed the greater of 15% of Tangible Assets and 15% of Capitalization (as those terms are defined below).

Limitation on Sale and Lease-Back Transactions

The Indenture provides that so long as any senior notes are outstanding, we may not enter into or permit to exist any Sale and Lease-Back Transaction with respect to any Operating Property, if the purchasers’

commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of that Operating Property or the placing in operation of that Operating Property or of that Operating Property as constructed or developed or substantially repaired, altered or improved.

This restriction will not apply if:

•

we would be entitled pursuant to any of the provisions described in clauses (1) to (6) of the second paragraph under “—Limitation on Liens” above to issue, assume, guarantee or permit to exist Debt secured by a Lien on that Operating Property without equally and ratably securing the senior notes;

•

after giving effect to a Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the third paragraph under “—Limitation on Liens,” at least $1.00 of additional Debt secured by Liens (other than Liens permitted by the provisions described in clauses (1) to (6) of the second paragraph under “—Limitation on Liens”); or

•

we apply within 180 days after the effective date of the Sale and Lease-Back Transaction an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our board of directors) of the Operating Property so leased, to the retirement of senior notes or other Debt of ours ranking senior to, or equally with, the senior notes, subject to reduction by an amount equal to the principal amount, plus premium or fee, if any, paid in connection or with any redemption in accordance with the terms of Debt voluntarily retired during the 180-day period excluding retirement pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

Availability of Financial Statements

So long as any of the Notes are outstanding:

(1)

at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, we will make available to the holders of the Notes our audited annual and unaudited quarterly financial statements within 105 days after the end of the period covered by such financial statements either by posting such financial statements on a website (which may be a private website or any website maintained by the SEC, including EDGAR) or by delivering such financial statements through any other method as may be permitted by the procedures of DTC. For the avoidance of doubt, “financial statements,” as used in the Indenture, will include only a balance sheet, a statement of operations and a statement of cash flows, each prepared in accordance with generally accepted accounting principles (United States or, as may become applicable in the future, international), and such financial statements need not satisfy the requirements of Regulation S-X under the Securities Act, and, in the case of such statements that are unaudited, may be subject to year-end adjustments and may exclude detailed footnotes; and

(2)

at any time the Company is subject to Section 13 or 15(d) of the Exchange Act, any annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be filed by us with the Trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor rule)). Documents filed by us with the SEC via the EDGAR system (or any successor system) will be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR (or any successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made.

Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an officer’s certificate).

Certain Definitions

Set forth below is a summary of certain defined terms used in the Indenture. Reference is made to the Indenture for the full description of all such terms, as well as any other terms used herein for which no definition is provided.

“Business Day” means each day that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, or in the city where the corporate trust office of the Trustee is located, are obligated or authorized by law or executive order to close.

“Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for Debt maturing more than 12 months from the date of determination; and (ii) common stock, preferred stock, Hybrid Preferred Securities, premium on capital stock, capital surplus, capital in excess of par value and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury. Capitalization will be determined in accordance with GAAP and practices applicable to the type of business in which we are engaged and that are approved by independent accountants regularly retained by us, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

“Consolidated Subsidiary” means any subsidiary whose accounts are or are required to be consolidated with our accounts in accordance with GAAP.

“Debt” means any outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities or any guarantees thereof.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis, and Retrieval system.

“GAAP” means generally accepted accounting principles in the United States of America, applied on a basis consistent with those used in the preparation of our financial statements.

“Hybrid Preferred Securities” means any preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics:

(i)

such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to us, or a wholly owned subsidiary of us, in exchange for Subordinated Indebtedness issued by us;

(ii)

such preferred securities contain terms providing for the deferral of interest payments corresponding to provisions providing for the deferral of interest payments on the related Subordinated Indebtedness; and

(iii)

we make periodic interest payments on the related Subordinated Indebtedness, which interest payments are in turn used by the Hybrid Preferred Securities Subsidiary to make corresponding payments to the holders of the preferred securities.

“Hybrid Preferred Securities Subsidiary” means any limited partnership or business trust (or similar entity) (i) all of the general partnership or common equity interest of which is owned (either directly or indirectly through one or more wholly-owned subsidiaries of us or any Consolidated Subsidiary of us) at all times by us, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of Subordinated Indebtedness issued by us and payments made from time to time on such Subordinated Indebtedness.

“Lien” means any mortgage, security interest, pledge or lien.

“Operating Property” means: (i) any interest in real property owned by us; and (ii) any asset owned by us that is depreciable in accordance with GAAP, excluding, in either case, any interest of ours as lessee under any lease (except for a lease that results from a Sale and Lease-Back Transaction).

“Sale and Lease-Back Transaction” means any arrangement with any person or entity providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the Indenture.

“Subordinated Indebtedness” means any of our unsecured Debt (i) issued in exchange for the proceeds of Hybrid Preferred Securities and (ii) subordinated to the rights of holders of senior notes under the Indenture.

“Tangible Assets” means the amount shown as total assets on our consolidated balance sheet, less the following: (i) intangible assets including, but without limitation, goodwill, trademarks, trade names, patents, and unamortized debt discount and expense; and (ii) appropriate adjustments, if any, on account of minority interests. Tangible Assets will be determined in accordance with GAAP and practices applicable to the type of business in which we are engaged and that are approved by the independent accountants regularly retained by us and may be determined as of a date not more than 60 days prior to the happening of the event for which the determination is being made.

“Value” means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds to us from the sale or transfer of the property leased pursuant to the Sale and Lease-Back Transaction; and (ii) the net book value of the property leased, as determined by us in accordance with GAAP, in either case multiplied by a fraction, the numerator of which will be equal to the number of full years of the term of the lease that is part of the Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which will be equal to the number of full years of the term of the lease, without regard, in any case, to any renewal or extension options contained in the lease.

Resignation or Removal of the Trustee

The Trustee may resign at any time upon at least 30 days’ prior written notice to us specifying the day upon which the resignation is to take effect and that resignation will take effect immediately upon the later of the appointment of a successor trustee and the day specified by the Trustee.

The Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee and signed by the holders, or their attorneys-in-fact, of a majority in aggregate principal amount of the then outstanding senior notes. In addition, so long as no event of default under the Indenture or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Trustee upon written notice to the Trustee and the holder of each senior note outstanding and appoint a successor trustee meeting the requirements of the Indenture.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the successor trustee under the Indenture. The Indenture provides that our obligations to compensate the Trustee and reimburse the Trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the senior notes upon all property and funds held or collected by the Trustee as such.

The Trustee is also a depositary of ours and certain of our affiliates and has in the past made, and may in the future make, periodic loans to us and certain of our affiliates. An affiliate of the Trustee is a lender under our and our affiliates’ credit facilities.

Book-Entry

Global Notes

The Notes will initially be represented by one or more Global Notes, which will be issued in definitive, fully registered, book-entry form. The Global Notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

Notes that are purchased pursuant to Regulation S under the Securities Act (“Regulation S”) will initially be represented by a temporary Global Note (the “Temporary Regulation S Global Note”). After the expiration of the period ending 40 days after the later of the commencement of the offering and the date the Notes were initially issued (the “Regulation S Distribution Compliance Period”), holders of beneficial interests in the Temporary Regulation S Global Note may exchange their beneficial interests for beneficial interests in a permanent Global Note representing Notes purchased pursuant to Regulation S, upon certification that such beneficial owner is not a “U.S. person” as such term is used in Regulation S or upon certification that such beneficial owner is a U.S. person who purchased its interest in the Notes in a transaction that did not require registration of the Senior Notes under the Securities Act. Prior to the expiration of the Regulation S Distribution Compliance Period, any sale or transfer of interests in Senior Notes purchased pursuant to Regulation S to, or for the account or benefit of, U.S. persons will not be permitted. See “Transfer Restrictions.”

DTC, Clearstream and Euroclear

Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as Direct Participants and Indirect Participants (each, as defined below) in DTC. Investors may hold interests in the Global Notes through either DTC (in the United States), Clearstream Banking, S.A. (“Clearstream”) or Euroclear Bank S.A./N.V. (the “Euroclear Operator”), as operator of the Euroclear System (“Euroclear”), either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the Global Notes on behalf of their participants, through customer securities accounts in Clearstream’s or Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold those positions in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of the Company, the initial purchasers or the Trustee take any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We understand that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

•	DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing

Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

•

The DTC rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com. The information on such website is not incorporated by reference into this prospectus.

•

Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note (a “Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

•

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the Notes; DTC’s records will reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

•

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

•

Beneficial Owners of Notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Notes, such as redemptions, tenders, defaults, and proposed amendments to the Indenture. For example, Beneficial Owners of Notes may wish to ascertain that the nominee holding the Notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

•

Redemption notices shall be sent to DTC. If less than all of the Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

•

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC will mail an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy will assign Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

•	Redemption proceeds and distributions on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit

Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee, on the date such amounts are payable in accordance with their respective holdings shown on DTC’s records. Payments by Direct Participants or Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Direct Participants or Indirect Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our or the Trustee’s responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

•

DTC may discontinue providing its services as depository with respect to the Notes at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor depository is not obtained, certificated Notes are required to be printed and delivered.

•	We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificated Notes will be printed and delivered to DTC.

We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participating organizations through electronic book-entry changes in accounts of its participating organizations, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participating organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participating organizations are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the initial purchasers. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participating organization either directly or indirectly.

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We expect that under procedures established by DTC:

•

upon deposit of the Global Notes with DTC or its custodian, DTC will credit on its internal system the accounts of Direct Participants designated by the initial purchasers with portions of the principal amounts of the Notes; and

•

ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of Direct Participants, and the records of Direct Participants and Indirect Participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a Global Note, DTC or that nominee will be considered the sole owner or holder of the Notes of the applicable series represented by that Global Note for all purposes under the Indenture and under the Notes of such series. Except as provided below under “—Certificated Notes,” owners of beneficial interests in a Global Note will not be entitled to have Notes represented by that Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the Indenture or under the Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if that holder is not a Direct Participants or Indirect Participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or the Notes.

Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.

Payments on the Notes represented by the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the Notes represented by a Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the Global Notes as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Payments on the Notes held beneficially through Clearstream will be credited to cash accounts of its participating organizations in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Payments on the Senior Notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

We will issue certificated Notes to each person that DTC identifies as the beneficial owner of the Notes represented by a Global Note upon surrender by DTC of the Global Note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such Global Note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default under the Indenture has occurred and is continuing; or

•	we determine (subject to DTC’s procedures) not to have the Notes represented by such Global Notes.

Neither we nor the Trustee will be liable for any delay by DTC, its nominee or any Direct Participants or Indirect Participant in identifying the Beneficial Owners of the Notes. We and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated Notes to be issued.

Governing Law

The Indenture is, and the New Notes will be, governed by and construed in accordance with, the laws of the State of New York.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax considerations related to the exchange of Outstanding Notes for New Notes in the exchange offer. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the IRS, so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary is limited to holders who hold their Outstanding Notes as capital assets within the meaning of Section 1221 of the Code (generally for investment purposes). This summary does not address all aspects of U.S. federal income taxes related to the exchange of Outstanding Notes for New Notes in the exchange offer and does not address all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including investors subject to the rules of Section 451(b) by reason of their use of certain financial statements, dealers or traders in securities or currencies, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, pension plans, individual retirement accounts or other tax-deferred accounts, investors subject to the alternative minimum tax, and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding Outstanding Notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders of Outstanding Notes whose “functional currency” is not the U.S. dollar;

•	tax consequences to entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes and their members; and

•	tax consequences to certain former citizens or residents of the United States.

If a partnership (including any entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds Outstanding Notes, the tax treatment of the exchange offer to a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors regarding the tax consequences of the exchange offer.

This summary of U.S. federal income tax considerations is for general information only and is not tax advice for any particular investor. This summary does not address the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction. This summary also does not address any U.S. federal tax consequences other than income tax, such as U.S. federal alternative minimum tax consequences, the potential application of the Medicare tax on net investment income, and any U.S. federal estate or gift tax consequences. If you are considering the purchase of Notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

Exchange Offer

The exchange of Outstanding Notes for New Notes will not constitute a taxable exchange. As a result, (1) a holder of Outstanding Notes should not recognize a taxable gain or loss as a result of exchanging such holder’s Outstanding Notes for New Notes, (2) the holding period of the New Notes received should include the holding period of the Outstanding Notes exchanged therefor, and (3) the adjusted tax basis of the New Notes received should be the same as the adjusted tax basis of the Outstanding Notes exchanged therefor immediately before such exchange. The United States federal income tax consequences of holding and disposing of your New Notes generally will be the same as those applicable to your Outstanding Notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Outstanding Notes, where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. Starting on the expiration date and ending on the close of business 180 days after the commencement of the exchange offer, we have agreed to cause this prospectus, as amended or supplemented, to be made available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the commencement of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay the expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Notes) other than underwriting discounts and commissions and any brokerage commissions and transfer taxes and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the New Notes offered hereby and certain other matters relating to this exchange offer will be passed upon for us by Morgan, Lewis & Bockius, LLP.

EXPERTS

The financial statements as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEX TO FINANCIAL STATEMENTS

JERSEY CENTRAL POWER & LIGHT COMPANY FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2025, 2024 AND 2023
Glossary of Terms	F-2
Report of Independent Auditors for the financial statements as of December 31, 2025, 2024 and 2023, which comprise the Balance Sheets as of December 31, 2025 and 2024 and the Statements of Income, of Common Stockholder’s Equity, and of Cash Flows for the Years Ended December 31, 2025, 2024 and 2023
F-7
Statements of Income and Comprehensive Income for the Years Ended December 31, 2025, 2024 and 2023	F-9
Balance Sheets as of December 31, 2025 and 2024	F-10
Statements of Common Stockholder’s Equity for the Years Ended December 31, 2025, 2024 and 2023	F-11
Statements of Cash Flows for the Years Ended December 31, 2025, 2024 and 2023	F-12
Combined Notes to Financial Statements of the Registrants*	F-13

*
As discussed elsewhere in this prospectus, JCP&L is a wholly owned subsidiary of FE and subject to Exchange Act reporting requirements. As permitted by applicable SEC rules, FE and JCP&L file combined periodic reports with the SEC, including a combined Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Accordingly, FE and JCP&L present the Notes to the Consolidated Financial Statements on a combined basis (the “Combined Notes to the Financial Statements”). Any information included in the Combined Notes to the Financial Statements that does not relate to JCP&L is expressly not included as part of this prospectus, and JCP&L makes no representation as to information contained therein relating to FE.

GLOSSARY OF TERMS
The following abbreviations and acronyms are used in these financial statements to identify FirstEnergy Corp. and its current and former subsidiaries, including Jersey Central Power & Light Company:

AE Supply	Allegheny Energy Supply Company, LLC, a wholly owned unregulated generation subsidiary of FE
AGC	Allegheny Generating Company, a wholly owned generation subsidiary of MP
ATSI	American Transmission Systems, Incorporated, a wholly owned transmission subsidiary of FET
CEI	The Cleveland Electric Illuminating Company, a wholly owned Ohio electric power company subsidiary of FE
Electric Companies	OE, CEI, TE, FE PA, JCP&L, MP and PE
FE	FirstEnergy Corp., a public electric power holding company
FE PA	FirstEnergy Pennsylvania Electric Company, a wholly owned Pennsylvania electric power company subsidiary of FirstEnergy Pennsylvania Holding Company LLC, a wholly owned subsidiary of FE
FESC	FirstEnergy Service Company, which provides legal, financial and other corporate support services
FET	FirstEnergy Transmission, LLC a consolidated VIE of FE, and the parent company of ATSI, MAIT and TrAIL, and having a joint venture in PATH and Valley Link
FEV	FirstEnergy Ventures Corp., which invests in certain unregulated enterprises and business ventures
FirstEnergy	FirstEnergy Corp., together with its consolidated subsidiaries
Global Holding	Global Mining Holding Company, LLC, a joint venture between FEV, WMB Marketing Ventures, LLC and Pinesdale LLC
Grid Growth	Grid Growth Ventures, LLC, a holding company formed by FET and Transource on September 29, 2025
Grid Growth EHV	Grid Growth EHV Holdings, LLC, a subsidiary of Grid Growth
Grid Growth Subsidiaries
The six subsidiaries of Grid Growth: (i) Grid Growth EHV Holdings, LLC; (ii) Grid Growth Ohio, LLC; (iii) Grid Growth West Virginia, LLC; (iv) Grid Growth Virginia, LLC; (v) Grid Growth Ohio EHV, LLC; and (vi) Grid Growth Virginia Development, Inc. - that will develop, construct, own, operate and maintain those transmission projects awarded by PJM

JCP&L	Jersey Central Power & Light Company, a wholly owned New Jersey electric power company subsidiary of FE
KATCo	Keystone Appalachian Transmission Company, a wholly owned transmission subsidiary of FE
MAIT	Mid-Atlantic Interstate Transmission, LLC, a wholly owned transmission subsidiary of FET
ME	Metropolitan Edison Company, a former wholly owned Pennsylvania electric power company subsidiary of FE, which merged with and into FE PA on January 1, 2024
MP	Monongahela Power Company, a wholly owned West Virginia electric power company subsidiary of FE
OE	Ohio Edison Company, a wholly owned Ohio electric power company subsidiary of FE
Ohio Companies	CEI, OE and TE
PATH	Potomac-Appalachian Transmission Highline, LLC, a joint venture between FE and a subsidiary of AEP
PATH-Allegheny	PATH Allegheny Transmission Company, LLC
PATH-WV	PATH West Virginia Transmission Company, LLC

PE	The Potomac Edison Company, a wholly owned Maryland and West Virginia electric power company subsidiary of FE
Penn	Pennsylvania Power Company, a former wholly owned Pennsylvania electric power company subsidiary of OE, which merged with and into FE PA on January 1, 2024
Pennsylvania Companies	ME, PN, Penn and WP, each of which merged with and into FE PA on January 1, 2024
PN	Pennsylvania Electric Company, a former wholly owned Pennsylvania electric power company subsidiary of FE, which merged with and into FE PA on January 1, 2024
Registrants	FE and JCP&L
Signal Peak	Signal Peak Energy, LLC, an indirect subsidiary of Global Holding that owns mining operations near Roundup, Montana
TE	The Toledo Edison Company, a wholly owned Ohio electric power company subsidiary of FE
TrAIL	Trans-Allegheny Interstate Line Company, a wholly owned transmission subsidiary of FET
Transmission Companies	ATSI, MAIT, TrAIL and KATCo
Valley Link	Valley Link Transmission Company, LLC, a holding company formed by FET, DominionHV and Transource on November 24, 2024
Valley Link Subsidiaries
The five subsidiaries of Valley Link: (i) Valley Link Transmission Maryland, LLC; (ii) Valley Link Transmission, Ohio, LLC; (iii) Valley Link Transmission Virginia, LLC; (iv) Valley Link Transmission Virginia Development, Inc.; and (v) Valley Link Transmission West Virginia, LLC - that will develop, construct, own, operate and maintain those transmission projects awarded by PJM

WP	West Penn Power Company, a former wholly owned Pennsylvania electric power company subsidiary of FE, which merged with and into FE PA on January 1, 2024

The following abbreviations and acronyms may be used to identify frequently used terms in these financial statements:
2026 Convertible Notes	FE’s 4.00% convertible senior notes, due 2026
2029 Convertible Notes	FE’s 3.625% convertible senior notes, due 2029
2031 Convertible Notes	FE’s 3.875% convertible senior notes, due 2031
A&R FET LLC Agreement	Fourth Amended and Restated Limited Liability Company Operating Agreement of FET
ACE	Affordable Clean Energy
AEP	American Electric Power Company, Inc.
AFS	Available-for-sale
AFUDC	Allowance for Funds Used During Construction
Amended Credit Facilities
Collectively, the eight separate senior unsecured syndicated revolving credit facilities entered into by FE, FET, the Electric Companies, and the Transmission Companies, each as amended from time to time, most recently on October 27, 2025

AMI	Advanced Metering Infrastructure
AMT	Alternative Minimum Tax
AOCI	Accumulated Other Comprehensive Income (Loss)
ARO	Asset Retirement Obligation
ARP	Alternative Revenue Program
ASC	Accounting Standards Codification
ASU	Accounting Standards Update
BGS	Basic Generation Service
Brookfield	North American Transmission Company II L.P., a controlled investment vehicle entity of Brookfield Super-Core Infrastructure Partners
Brookfield Guarantors	Brookfield Super-Core Infrastructure Partners L.P., Brookfield Super-Core Infrastructure Partners (NUS) L.P., and Brookfield Super-Core Infrastructure Partners (ER) SCSp
CAA	Clean Air Act
CCR	Coal Combustion Residual
CERCLA	Comprehensive Environmental Response, Compensation, and Liability Act of 1980
CFR	Code of Federal Regulations
CISO	Chief Information Security Officer
CO 2	Carbon Dioxide
CODM	Chief Operating Decision Maker
COVID-19	Coronavirus disease
CPCN	Certificate of Public Convenience and Necessity
CPP	EPA’s Clean Power Plan
CSAPR	Cross-State Air Pollution Rule
CWIP	Construction Work in Progress
D.C. Circuit	U.S. Court of Appeals for the District of Columbia Circuit
DCPD	FE Deferred Compensation Plan for Outside Directors
DCR	Delivery Capital Recovery
DMR	Distribution Modernization Rider
DOE	U.S. Department of Energy
DominionHV	Dominion High Voltage Mid-Atlantic, Inc., an affiliate of VEPCO
DPA	Deferred Prosecution Agreement entered into on July 21, 2021 between FE and the U.S. Attorney’s Office for the S.D. Ohio
DSP	Default Service Plan
EDC	Electric Distribution Company
EDCP	FE Amended and Restated Executive Deferred Compensation Plan
EEI	The Edison Electric Institute
EGS	Electric Generation Supplier

EGU	Electric Generation Unit
ELG	Effluent Limitation Guidelines
EmPOWER Maryland	EmPOWER Maryland Energy Efficiency Act
ENEC	Expanded Net Energy Cost
Energize365	FirstEnergy’s Transmission and Distribution Infrastructure Investment Program
EnergizeNJ	JCP&L’s second Infrastructure Investment Program
EPA	U.S. Environmental Protection Agency
EPS	Earnings per Share
ESP	Electric Security Plan
Exchange Act	Securities and Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
FE Board	The Board of Directors of FE
FERC	Federal Energy Regulatory Commission
FET Equity Interest Sale	Sale of an additional 30% membership interest of FET, such that Brookfield owns 49.9% of FET
FET P&SA II	Purchase and Sale Agreement entered into on February 2, 2023, by and between FE, FET, Brookfield, and the Brookfield Guarantors
FIP	Federal Implementation Plan
Fitch	Fitch Ratings Service
FMB	First Mortgage Bond
FTR	Financial Transmission Right
GAAP	Generally Accepted Accounting Principles in the United States
GHG	Greenhouse Gas
Grid Growth Operating Agreement	Amended and Restated Operating Agreement of Grid Growth, dated as of February 13, 2026
HB 15	House Bill 15, as passed by Ohio’s 136th General Assembly
HB 6	House Bill 6, as passed by Ohio’s 133rd General Assembly
ICP 2015	FirstEnergy Corp. 2015 Incentive Compensation Plan
ICP 2020	FirstEnergy Corp. 2020 Incentive Compensation Plan
ISC2	International Information System Security Certification Consortium
IRA of 2022	Inflation Reduction Act of 2022
IRS	Internal Revenue Service
kV	Kilovolt
kWh	Kilowatt-hour
LOC	Letter of Credit
LTIIP	Long-Term Infrastructure Improvement Plan
MDPSC	Maryland Public Service Commission
MGP	Manufactured Gas Plants
Moody’s	Moody’s Investors Service, Inc.
MW	Megawatt
MWh	Megawatt-hour
NAV	Net Asset Value
NCI	Noncontrolling Interest
NERC	North American Electric Reliability Corporation
NJBPU	New Jersey Board of Public Utilities
NOL	Net Operating Loss
NO x	Nitrogen Oxide
NSR	New Source Review
NUG	Non-Utility Generation
NYPSC	New York State Public Service Commission
OAG	Ohio Attorney General
OBBBA	One Big Beautiful Bill Act of 2025, as signed into law on July 4, 2025

OCC	Ohio Consumers’ Counsel
ODSA	Ohio Development Service Agency
Ohio Stipulation	Stipulation and Recommendation, dated November 1, 2021, entered into by and among the Ohio Companies, the OCC, PUCO staff, and several other signatories
OPEB	Other Postemployment Benefits
OPIC	Other paid-in capital
OVEC	Ohio Valley Electric Corporation
PA Consolidation	Consolidation of the Pennsylvania Companies on January 1, 2024
PEER	FirstEnergy’s Program for Enhanced Employee Retirement, as announced in 2023
PJM	PJM Interconnection, LLC, an RTO serving the PJM Region
PJM Region
The territory that PJM coordinates the movement of electricity through, including all or parts of Delaware, Illinois, Indiana, Kentucky, Maryland, Michigan, New Jersey, North Carolina, Ohio, Pennsylvania, Tennessee, Virginia, West Virginia and the District of Columbia.

PJM Tariff	PJM Open Access Transmission Tariff
PP&E	Property, Plant and Equipment
PPUC	Pennsylvania Public Utility Commission
PUCO	Public Utilities Commission of Ohio
Regulation FD	Regulation Fair Disclosure promulgated by the SEC
RFC	ReliabilityFirst Corporation
ROE	Return on Equity
RSU	Restricted Stock Unit
RTEP	Regional Transmission Expansion Plan
RTO	Regional Transmission Organization
S&P	Standard & Poor’s Ratings Service
S&P 500	Standard & Poor’s 500 index
S.D. Ohio	Federal District Court, Southern District of Ohio
SEC	U.S. Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended
SEET	Significantly Excessive Earnings Test
SIP	State Implementation Plan(s) under the CAA
Sixth Circuit	U.S. Court of Appeals for the Sixth Circuit
SO 2	Sulfur Dioxide
SOFR	Secured Overnight Financing Rate
SOS	Standard Offer Service
SPE	Special Purpose Entity
TCJA	Tax Cuts and Jobs Act adopted December 22, 2017
Transource	Transource Energy, LLC, a subsidiary of AEP
U.S.	United States
Valley Link Operating Agreement	Amended and Restated Operating Agreement of Valley Link, dated as of February 21, 2025
VEPCO	Virginia Electric and Power Company, a subsidiary of Dominion Energy, Inc.
VIE	Variable Interest Entity
VSCC	Virginia State Corporation Commission
WVPSC	Public Service Commission of West Virginia

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholder of Jersey Central Power & Light Company
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Jersey Central Power & Light Company (the “Company”) as of December 31, 2025 and 2024, and the related statements of income and comprehensive income, of common stockholder’s equity and of cash flows for each of the three years in the period ended December 31, 2025, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2025 in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (i) relates to accounts or disclosures that are material to the financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.
Accounting for the Effects of Rate Regulation
As described in Note 1 to the financial statements, the Company is subject to regulation that sets the prices (rates) it is permitted to charge customers based on costs that the regulatory agencies determine are permitted to be recovered. At times, regulatory agencies permit the future recovery of costs that would be currently charged to expense by an unregulated company. The ratemaking process results in the recording of regulatory assets and liabilities based on anticipated future cash inflows and outflows. Management reviews the probability of recovery of regulatory assets, and settlement of regulatory liabilities, at each balance sheet date and whenever new events occur. Factors that may affect probability include changes in the regulatory environment, issuance of a regulatory commission order, or passage of new legislation. Upon material changes to these factors, where applicable, management will record new regulatory assets or liabilities and will assess whether it is probable that currently recorded regulatory assets and liabilities will be recovered or settled in future rates. As of December 31, 2025, there were $515 million of regulatory assets, net.

The principal considerations for our determination that performing procedures relating to accounting for the effects of rate regulation is a critical audit matter are a high degree of auditor effort in performing procedures and evaluating audit evidence related to the recovery of regulatory assets and the settlement of regulatory liabilities.
Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included, among others, (i) obtaining the Company’s correspondence with regulators, (ii) evaluating the reasonableness of management’s assessment regarding regulatory guidance, proceedings, and legislation and the related accounting implications, and (iii) testing, on a sample basis, the regulatory assets and liabilities by considering the provisions outlined in rate orders and other correspondence with regulators.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
February 18, 2026
We have served as the Company’s auditor since 2002.

JERSEY CENTRAL POWER & LIGHT COMPANY
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended December 31,
(In millions)	2025	2024	2023
REVENUES	$2,638	$2,315	$2,027

OPERATING EXPENSES:
Purchased power	1,402	1,155	1,037
Other operating expenses (1)	680	654	555
Provision for depreciation	263	249	231
Deferral of regulatory assets, net	(134)	(124)	(67)
General taxes	23	21	21

Total operating expenses	2,234	1,955	1,777

OPERATING INCOME	404	360	250

OTHER INCOME (EXPENSE):
Miscellaneous income, net	49	34	42
Pension and OPEB mark-to-market adjustment (Note 4.)	55	24	(29)
Interest expense - non-affiliates	(132)	(97)	(110)
Interest expense - affiliates	(6)	(20)	(14)
Capitalized financing costs	43	28	19

Total other expense	9	(31)	(92)

INCOME BEFORE INCOME TAXES	413	329	158
INCOME TAXES	107	87	33

NET INCOME	$306	$242	$125

OTHER COMPREHENSIVE INCOME:
Pension and OPEB prior service costs	—	1	—

Other comprehensive income	—	1	—
Income taxes on other comprehensive income	—	—	—

Other comprehensive income, net of tax	—	1	—

COMPREHENSIVE INCOME	$306	$243	$125

(1)	Includes affiliated operating expenses of $116 million, $118 million and $122 million in 2025, 2024 and 2023, respectively.

See Combined Notes to Financial Statements of the Registrants.

JERSEY CENTRAL POWER & LIGHT COMPANY
BALANCE SHEETS

(In millions, except share amounts)	December 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Receivables -
Customers	$330	$284
Less - Allowance for uncollectible customer receivables	6	6

	324	278
Affiliated companies	22	44
Other	25	28
Prepaid taxes and other	33	29

	404	379

PROPERTY, PLANT AND EQUIPMENT:
In service	9,267	8,731
Less - Accumulated provision for depreciation	2,439	2,439

	6,828	6,292
Construction work in progress	880	620

	7,708	6,912

INVESTMENTS AND OTHER NONCURRENT ASSETS:
Goodwill	1,811	1,811
Investments	297	282
Regulatory assets	515	247
Prepaid OPEB costs	243	215
Other	131	67

	2,997	2,622

TOTAL ASSETS	$11,109	$9,913

LIABILITIES AND COMMON STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Currently payable long-term debt	$2	$1
Short-term borrowings -
Affiliated companies	93	22
Accounts payable -
Affiliated companies	103	1
Other	175	176
Accrued compensation and benefits	34	33
Customer deposits	35	34
Accrued taxes	11	21
Accrued interest	44	23
Other	41	34

	538	345

NONCURRENT LIABILITIES:
Long-term debt and other long-term obligations	3,023	2,339
Accumulated deferred income taxes, net	1,348	1,192
Nuclear fuel disposal costs	245	235
Retirement benefits	32	71
Other	763	764

	5,411	4,601

TOTAL LIABILITIES	5,949	4,946

COMMON STOCKHOLDER’S EQUITY:
Common stock, $10 par value, authorized 16,000,000 shares - 13,628,447 shares outstanding	136	136
Other paid-in capital	3,530	3,523
Accumulated other comprehensive loss	(4)	(4)
Retained earnings	1,498	1,312

TOTAL COMMON STOCKHOLDER’S EQUITY	5,160	4,967

COMMITMENTS, GUARANTEES AND CONTINGENCIES (NOTE 14.)

TOTAL LIABILITIES AND COMMON STOCKHOLDER’S EQUITY	$11,109	$9,913

See Combined Notes to Financial Statements of the Registrants.

JERSEY CENTRAL POWER & LIGHT COMPANY
STATEMENTS OF COMMON STOCKHOLDER’S EQUITY

	Common Stock
(In millions, except share amounts)	Number of Shares	Carrying Value	Other Paid-In Capital	AOCI	Retained Earnings	Total Stockholder’s Equity
Balance, January 1, 2023	13,628,447	$136	$2,742	$(5)	$1,095	$3,968
Net income	—	—	—	—	125	125
Stock-based compensation (1)	—	—	5	—	—	5
Equity contribution from parent	—	—	30	—	—	30

Balance, December 31, 2023	13,628,447	$136	$2,777	$(5)	$1,220	$4,128

Net income	—	—	—	$—	242	242
Comprehensive income	—	—	—	1	—	1
Stock-based compensation (1)	—	—	6	—	—	6
Equity contribution from parent	—	—	740	—	—	740
Cash dividend declared on common stock	—	—	—	—	(150)	(150)

Balance, December 31, 2024	13,628,447	$136	$3,523	$(4)	$1,312	$4,967

Net income	—	—	—	—	306	306
Stock-based compensation (1)	—	—	7	—	—	7
Cash dividends declared on common stock	—	—	—	—	(120)	(120)

Balance, December 31, 2025	13,628,447	$136	$3,530	$(4)	$1,498	$5,160

(1)	In the form of FE common equity granted to certain JCP&L employees primarily related to the 401(k) Savings Plan.

See Combined Notes to Financial Statements of the Registrants.

JERSEY CENTRAL POWER & LIGHT COMPANY
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
(In millions)	2025	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$306	$242	$125
Adjustments to reconcile net income to net cash from operating activities-
Depreciation, amortization, and impairments	130	172	152
Transmission revenue collections, net	21	6	(14)
Deferred income taxes and investment tax credits, net	143	230	48
Spent nuclear fuel disposal trust income	13	12	12
New Jersey temporary rate credits, net	(20)	—	—
Employee benefit costs, net	(24)	(22)	(27)
Pension and OPEB mark-to-market adjustment	(55)	(24)	29
Changes in current assets and liabilities-
Receivables	(21)	(32)	(6)
Prepaid taxes and other current assets	—	6	(9)
Accounts payable	87	(7)	(6)
Accrued taxes	(10)	17	1
Accrued interest	21	(4)	1
Other current liabilities	4	—	(3)
Collateral, net	—	29	(57)
Employee benefit plan funding and related payments	—	(7)	(7)
Other	(24)	(9)	25

Net cash provided from operating activities	571	609	264

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital investments	(1,105)	(879)	(633)
Sales of investment securities held in trusts	102	121	38
Purchases of investment securities held in trusts	(114)	(134)	(50)
Asset removal costs	(84)	(57)	(45)
Other	(3)	—	—

Net cash used for investing activities	(1,204)	(949)	(690)

CASH FLOWS FROM FINANCING ACTIVITIES:
New financing-
Long-term debt	1,350	700	—
Short-term borrowings
Affiliated companies, net	71	—	197
Other, net	—	—	200
Redemptions and repayments-
Long-term debt	(650)	(500)	—
Short-term borrowings
Affiliated companies, net	—	(240)	—
Other, net	—	(200)	—
Equity contribution from parent	—	740	30
Common stock dividend payments	(120)	(150)	—
Other	(18)	(10)	(1)

Net cash provided from financing activities	633	340	426

Net change in cash, cash equivalents, and restricted cash	—	—	—
Cash, cash equivalents, and restricted cash at beginning of period	—	—	—

Cash, cash equivalents, and restricted cash at end of period	$—	$—	$—

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid (received) during the year:
Interest (net of amounts capitalized)	$99	$96	$108
Income taxes, net of refunds	$(15)	$(101)	$(11)
Significant non-cash transactions
Accrued capital investments	$92	$82	$59
See Combined Notes to Financial Statements of the Registrants.

COMBINED NOTES TO FINANCIAL STATEMENTS OF THE REGISTRANTS

Combined Notes to Financial Statements of the Registrants
1. ORGANIZATION AND BASIS OF PRESENTATION
Defined terms and abbreviations used herein have the meanings set forth in the accompanying Glossary of Terms. This is a combined set of financial statements filed separately for FirstEnergy and JCP&L. Unless otherwise indicated, the disclosures in these notes apply to each of the Registrants. For clarification purposes, disclosures made herein on behalf of FirstEnergy should be read to be made on behalf of JCP&L unless expressly stated otherwise.
FirstEnergy
FE was incorporated under Ohio law in 1996. FE’s principal business is the holding, directly or indirectly, of all of the outstanding equity of its principal subsidiaries: OE, CEI, TE, FE PA, JCP&L, FESC, MP, AGC, PE and KATCo. Additionally, FET is a VIE of FE, and is the parent company of ATSI, MAIT and TrAIL. FirstEnergy continues to evaluate the legal, financial, operational and branding benefits of consolidating the Ohio Companies into a single Ohio power company.
FET also owns a 34% equity interest in Valley Link. On November 25, 2024, FET, DominionHV, and Transource formed Valley Link, which is the holding company responsible for managing and executing those projects awarded by PJM, and entered into a limited liability agreement. Valley Link is the owner of the Valley Link Subsidiaries, which are organized in various states. The Valley Link Subsidiaries comprise the entities that are expected to develop, construct, own, operate and maintain those transmission projects awarded by PJM.
In addition, FE holds all of the outstanding equity of other direct subsidiaries including FEV, which previously held a
33-1/3%
equity ownership in Global Holding, the holding company for a joint venture in the Signal Peak mining and coal transportation operations. On July 16, 2025, FEV sold its entire
33-1/3%
equity ownership in Global Holding, the holding company for a joint venture in the Signal Peak mining and coal transportation operations, at book value to WMB Marketing Ventures, LLC and Pinesdale LLC for $47.5 million.
FESC provides legal, financial and other corporate support services at cost, in accordance with its cost allocation manual, to affiliated FirstEnergy companies. FE does not bill directly or allocate any of its costs to any subsidiary company. Costs are charged to FE’s subsidiaries for services received from FESC either through direct billing or through an allocation process. Allocated costs are for services that are provided on behalf of more than one company and are allocated using formulas developed by FESC and are generally settled under commercial terms within thirty days.
FE and its subsidiaries are principally involved in the transmission, distribution, and generation of electricity. FirstEnergy’s electric operating companies comprise one of the nation’s largest investor-owned electric systems, serving over six million customers in the Midwest and
Mid-Atlantic
regions. FirstEnergy’s transmission operations include more than 24,000 miles of transmission lines and two regional transmission operation centers, and MP and AGC control 3,610 MWs of total generation capacity.
JCP&L
JCP&L owns property and does business as an electric public utility in New Jersey, providing distribution services to approximately 1.2 million customers, as well as transmission services in northern, western, and east central New Jersey. JCP&L serves an area that has a population of approximately 2.8 million. JCP&L plans, operates, and maintains its transmission system in accordance with NERC reliability standards, and other applicable regulatory requirements. In addition, JCP&L complies with the regulations, orders, policies and practices prescribed by FERC and the NJBPU.

Revision of Previously Issued Financial Statements of JCP&L
During the fourth quarter of 2025, JCP&L identified an error in the recording of certain expenses for smart meter cost of removal associated with the deployment of its AMI program, resulting in an understatement of expense on the Statements of Income and Comprehensive Income and Regulatory assets/liabilities on the Balance Sheets since 2023. The identified error impacted JCP&L’s previously issued 2023 and 2024 annual financial statements, and interim periods in 2024 and 2025. JCP&L evaluated the error, and the specific impact on each affected prior period was not material, however, as a result of the cumulative impact, JCP&L determined to revise previously issued financial statements to correct the error and in doing so also corrected certain other previously identified immaterial errors, including the misclassification of certain retired assets. As such, JCP&L has revised the previously issued Statements of Income and Comprehensive Income, Statement of Cash Flows and Statements of Common Stockholder’s Equity for the annual periods ended December 31, 2024 and 2023 in this Form
10-K
as well as the Balance Sheets as of December 31, 2024 and 2023, and any applicable footnote disclosures.
A summary of the corrections to the impacted financial statement line items in JCP&L’s previously issued Statements of Income and Comprehensive Income, Balance Sheets, Statements of Cash Flows and the Statements of Common Stockholder’s Equity for each interim affected period is presented in Note 17., “Revision of Previously Issued Quarterly Financial Statements (JCP&L),” of the Combined Notes to Financial Statements of the Registrants. The amounts in the tables below summarize the adjustments to revise JCP&L previously reported audited annual financial statements. JCP&L will also revise previously reported financial information for this error in its future filings, as applicable.
JCP&L Annual Statements of Income and Comprehensive Income

	For the Year Ended December 31, 2024			For the Year Ended December 31, 2023
(In millions)	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
Deferral of regulatory assets, net	$(135)	$11	$(124)	$(74)	$7	$(67)
Other operating expenses	656	(2)	654	555	—	555
Total operating expenses	1,946	9	1,955	1,770	7	1,777
Operating income	369	(9)	360	257	(7)	250
Income before income taxes	338	(9)	329	165	(7)	158
Income taxes	90	(3)	87	35	(2)	33
Net income	248	(6)	242	130	(5)	125
Comprehensive income	249	(6)	243	130	(5)	125
JCP&L Annual Balance Sheets

	As of December 31, 2024			As of December 31, 2023
(In millions)	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
PP&E - In service	$8,697	$34	$8,731	$8,278	$10	$8,288
Accumulated provision for depreciation	2,409	30	2,439	2,365	8	2,373
PP&E Excluding CWIP	6,288	4	6,292	5,913	2	5,915
Total PP&E	6,908	4	6,912	6,388	2	6,390
Regulatory assets/(liabilities)	265	(18)	247	(48)	(8)	(56)
Total investments and other noncurrent assets	2,640	(18)	2,622	2,330	—	2,330
Total assets	9,927	(14)	9,913	9,100	2	9,102
Accumulated deferred income taxes, net	1,196	(4)	1,192	957	(2)	955
Total noncurrent liabilities	4,605	(4)	4,601	3,717	6	3,723
Total liabilities	4,950	(4)	4,946	4,968	6	4,974
Retained earnings	1,322	(10)	1,312	1,224	(4)	1,220
Total common stockholder’s equity	4,977	(10)	4,967	4,132	(4)	4,128

JCP&L Annual Statements of Common Stockholder’s Equity

	For the Years Ended December 31, 2024 and 2023
(In millions)	As Reported	Adjustment	As Revised
Balance, January 1, 2023	$3,967	$1	$3,968
Net income	130	(5)	125
Balance, December 31, 2023	4,132	(4)	4,128
Net income	248	(6)	242
Balance, December 31, 2024	4,977	(10)	4,967
JCP&L Annual Statements of Cash Flows

	For the Year Ended December 31, 2024			For the Year Ended December 31, 2023
(In millions)	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$248	$(6)	$242	$130	$(5)	$125
Adjustments to reconcile net income to net cash from operating activities-
Depreciation, amortization and impairments	161	11	172	145	7	152
Deferred income taxes and investment tax credits, net	233	(3)	230	50	(2)	48
Net cash provided from operating activities	607	2	609	264	—	264
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital investments	$(877)	$(2)	$(879)	$(633)	$—	$(633)
Net cash used for investing activities	(947)	(2)	(949)	(690)	—	(690)
Net change in cash, cash equivalents, and restricted cash	$—	$—	$—	$—	$—	$—
Basis of Presentation
The Registrants follow GAAP and comply with the related regulations, orders, policies and practices prescribed by the SEC, FERC, and, as applicable, the PUCO, the PPUC, the MDPSC, the NYPSC, the WVPSC, the VSCC and the NJBPU. The preparation of financial statements in conformity with GAAP requires management to make periodic estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. Actual results could differ from these estimates. The reported results of operations are not necessarily indicative of results of operations for any future period. The Registrants have evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued.
The Registrants consolidate all majority-owned subsidiaries over which they exercise control and, when applicable, entities for which they have a controlling financial interest. Intercompany transactions and balances are eliminated in consolidation as appropriate and permitted pursuant to GAAP. The Registrants consolidate a variable interest entity when it is determined that it is the primary beneficiary. Investments in affiliates over which the Registrants have the ability to exercise significant influence, but do not have a controlling financial interest, follow the equity method of accounting. Under the equity method, the interest in the entity is reported as an investment on the Balance Sheets and the percentage of ownership share of the entity’s earnings is reported in the Statements of Income.

During the second quarter of 2025, FirstEnergy identified certain corporate support operating expenses recognized in 2024 that should have been capitalized as CWIP or PP&E. As a result, in the second quarter of 2025, FirstEnergy recognized a $21 million net increase to income before income taxes. In addition, during the fourth quarter of 2025, JCP&L identified an error in the recording of certain expenses for smart meter cost of removal associated with the deployment of its AMI program. As a result, FirstEnergy recognized a $24 million net decrease to income before income taxes in the fourth quarter of 2025, of which $18 million is related to prior years. These adjustments were immaterial to FirstEnergy’s 2025 and prior period financial statements.
Certain prior year amounts have been reclassified to conform to the current year presentation.
Economic Conditions
While supply lead times have not fully returned to levels prior to the
COVID-19
pandemic, FirstEnergy continues to monitor the situation in light of demand increases across the industry, including due to data center usage, and the imposition of tariffs and retaliatory tariffs that have been, and may be, imposed by the U.S. government in response. FirstEnergy continues to implement mitigation strategies to address supply constraints and does not expect any corresponding service disruptions or any material impact on its capital investment plan. However, the situation remains fluid, and a prolonged continuation or further increase in demand, or the continuation of uncertain or adverse macroeconomic conditions, including inflationary pressures and new or increased existing tariffs, could lead to an increase in supply chain disruptions that could, in turn, have an adverse effect on the Registrants’ results of operations, cash flow and financial condition.
The U.S. presidential administration has imposed widespread and substantial tariffs on imports, with additional tariffs to potentially be adopted in the future. The imposition of these or any other new or increased tariffs or resultant trade wars, and uncertainties associated with the same, could have an adverse effect on the Registrants’ results of operations, cash flow and financial condition.
Reorganization
On March 24, 2025, FirstEnergy internally announced organizational changes that are intended to align the organization with its new business model, which is designed to make FirstEnergy more efficient and sustainable while placing responsibility and accountability closer to customers, employees and regulators. The changes are also consistent with FirstEnergy’s focus on operations and maintenance expense discipline. As a result, FirstEnergy recognized a pre-tax
charge of approximately $26 million ($5 million at JCP&L) in the first quarter of 2025, which is included within “Other operating expenses” on each of the Registrants’ Statements of Income and Comprehensive Income.
Discontinued Operations - FirstEnergy
On February 27, 2020, certain former competitive subsidiaries of FE emerged from bankruptcy and were deconsolidated from FirstEnergy’s consolidated federal income tax group. The bankruptcy, emergence and deconsolidation resulted in FirstEnergy recognizing certain income tax benefits and charges, which were classified as discontinued operations. During 2023, FirstEnergy recognized a $21 million tax-effected
charge to income tax expense as a result of identifying an out of period adjustment related to the allocation of certain deferred income tax liabilities associated with such former subsidiaries and their tax return deconsolidation in 2020. This adjustment was immaterial to the 2023 and prior period financial statements.
Discontinued operations are reflected at Corporate/Other for FirstEnergy segment reporting and within “Discontinued Operations” on the FirstEnergy Consolidated Statements of Income and Comprehensive Income and “Loss on disposal, net of tax” on the FirstEnergy Consolidated Statements of Cash Flow.

ACCOUNTING FOR THE EFFECTS OF REGULATION
The Registrants are subject to regulation that sets the prices (rates) they are permitted to charge customers based on costs that the regulatory agencies determine are permitted to be recovered. At times, regulatory agencies permit the future recovery of costs that would be currently charged to expense by an unregulated company. The ratemaking process results in the recording of regulatory assets and liabilities based on anticipated future cash inflows and outflows.
The Registrants review the probability of recovery of regulatory assets, and settlement of regulatory liabilities, at each balance sheet date and whenever new events occur. Factors that may affect probability include changes in the regulatory environment, issuance of a regulatory commission order, or passage of new legislation. Upon material changes to these factors, where applicable, the Registrants will record new regulatory assets or liabilities and will assess whether it is probable that currently recorded regulatory assets and liabilities will be recovered or settled in future rates. If recovery of a regulatory asset is no longer probable, the Registrants will write off that regulatory asset as a charge against earnings. The Registrants consider the entire regulatory asset balance as the unit of account for the purposes of balance sheet classification rather than the next years recovery and, as such, net regulatory assets and liabilities are presented in the noncurrent section on the Registrants’ Balance Sheets. See Note 13., “Regulatory Matters,” of the Combined Notes to Financial Statements of the Registrants for additional information. FirstEnergy has regulatory assets of $829 million and $617 million, and regulatory liabilities of $1,185 million and $995 million as of December 31, 2025 and 2024, respectively. The following table provides information about the composition of FirstEnergy’s net regulatory assets and liabilities as of December 31, 2025 and 2024, and the changes during the year 2025:

	As of December 31,
Net Regulatory Assets (Liabilities) by Source - FirstEnergy	2025	2024	Change
	(In millions)
Customer payables for future income taxes	$(2,041)	$(2,234)	$193
Spent nuclear fuel disposal costs	(76)	(72)	(4)
Asset removal costs	(675)	(681)	6
Deferred transmission costs	(43)	190	(233)
Deferred generation costs	405	481	(76)
Deferred distribution costs	466	287	179
Storm-related costs	1,122	1,015	107
Energy efficiency program costs	462	349	113
New Jersey societal benefit costs	80	87	(7)
Vegetation management	153	125	28
Ohio settlement charges	(250)	—	(250)
Other	41	75	(34)

Net Regulatory Liabilities included on FirstEnergy’s Consolidated Balance Sheets	$(356)	$(378)	$22

The following table provides information about the composition of JCP&L’s net regulatory assets and liabilities as of December 31, 2025 and 2024, and the changes during the year 2025:

	As of December 31,
Net Regulatory Assets (Liabilities) by Source - JCP&L	2025	2024	Change
	(In millions)
Customer payables for future income taxes	$(393)	$(410)	$17
Spent nuclear fuel disposal costs	(76)	(72)	(4)
Asset removal costs (1)	(87)	(101)	14
Deferred transmission costs	(25)	(3)	(22)
Deferred distribution costs	318	206	112
Storm-related costs	367	310	57
Energy efficiency program costs	316	208	108
New Jersey societal benefit costs	80	87	(7)
Other	15	22	(7)

Net Regulatory Assets included on JCP&L’s Balance Sheets	$515	$247	$268

(1)
Previously issued 2024 JCP&L amounts have been revised due to the correction of immaterial errors as discussed in Note 1., “Organization and Basis of Presentation,” of the Combined Notes to Financial Statements of the Registrants.

The following table provides information about the composition of FirstEnergy’s net regulatory assets that do not earn a current return as of December 31, 2025 and 2024, of which approximately $802 million and $698 million, respectively, are currently being recovered through rates over varying periods, through 2068, depending on the nature of the deferral and the jurisdiction:

Regulatory Assets by Source Not Earning a	As of December 31,
Current Return - FirstEnergy	2025	2024	Change
		(In millions)
Deferred generation costs	$280	$314	$(34)
Deferred distribution costs	199	153	46
Storm-related costs	844	694	150
Other	102	82	20

FirstEnergy Regulatory Assets Not Earning a Current Return	$1,425	$1,243	$182

The following table provides information about the composition of JCP&L’s net regulatory assets that do not earn a current return as of December 31, 2025 and 2024, of which approximately $76 million and $45 million, respectively, are currently being recovered through rates over varying periods, through 2068, depending on the nature of the deferral:

Regulatory Assets by Source Not Earning a	As of December 31,
Current Return - JCP&L	2025	2024	Change
		(In millions)
Deferred distribution costs	$147	$101	$46
Storm-related costs	367	310	57
Other	24	28	(4)

JCP&L Regulatory Assets Not Earning a Current Return	$538	$439	$99

DERIVATIVES
FirstEnergy may use various market risk sensitive instruments, including derivative contracts, primarily to manage the risk of price and interest rate fluctuations. FirstEnergy’s Enterprise Risk Management Committee, comprised of members of senior management, provides general oversight for risk management activities throughout FirstEnergy, including market risk.
The Registrants account for derivative instruments on the Balance Sheets at fair value unless they meet the normal purchases and normal sales criteria. Derivative instruments meeting the normal purchases and normal sales criteria are accounted for under the accrual method of accounting with their effects included in earnings at the time of contract performance.
EQUITY METHOD INVESTMENTS
Investments over which the Registrants have the ability to exercise significant influence, but do not have a controlling financial interest, follow the equity method of accounting. Under the equity method, the interest in the entity is reported in “Investments” on the Registrants Balance Sheets. The percentage of ownership share of the entity’s earnings is reported in the Registrants Statement of Income and reflected in “Other income (expense)”. Equity method investments are assessed for impairment annually or whenever events and changes in circumstances indicate that the carrying amount of the investment may not be recoverable. If the decline in value is considered to be other than temporary, the investment is written down to its estimated fair value, which establishes a new cost basis in the investment.
Equity method investments included within “Investments” on FirstEnergy’s Consolidated Balance Sheets were $38 million and $84 million as of December 31, 2025 and 2024, respectively. JCP&L did not have any equity method investments as of December 31, 2025 or 2024.
Global Holdings
- On July 16, 2025, FEV sold its entire
33-1/3%
equity ownership in Global Holding, the holding company for a joint venture in the Signal Peak mining and coal transportation operations, at book value to WMB Marketing Ventures, LLC and Pinesdale LLC for $47.5 million, which is classified in other within “Cash from Investing Activities” of FirstEnergy’s Consolidated Statements of Cash Flows.
In previous periods, FEV was not the primary beneficiary of the joint venture, as it did not have control over the significant activities affecting the joint venture’s economic performance. FEV’s ownership interest was subject to the equity method of accounting. For the years ended December 31, 2024 and 2023, pre-tax
equity earnings, excluding impairments, related to FEV’s ownership in Global Holding was $72 million and $175 million, respectively. FEV’s pre-tax
equity earnings and investment in Global Holding are included in Corporate/Other for segment reporting. In 2024, a $13 million
(pre-tax)
impairment charge was recognized in the fourth quarter of 2024 and is included within “Equity method investment earnings, net” on the Consolidated Statements of Income and within Corporate/Other for segment reporting.
As of December 31, 2024, the carrying value of the equity method investment was $45 million. During 2024 and 2023, FEV received cash dividends from Global Holding totaling $80 million and $165 million, respectively, which were classified with “Cash from Operating Activities” on FirstEnergy’s Consolidated Statements of Cash Flow.
Valley Link
- On February 21, 2025, FET, DominionHV and Transource entered into the Valley Link Operating Agreement, which established the general framework for Valley Link and the Valley Link Subsidiaries to accept, design, develop, construct, own, operate and finance those transmission projects awarded by PJM to Valley Link. This general framework includes parameters regarding the relationship among the three members, confers governance rights to its members so long as certain ownership percentages are maintained, as described below, and defines the list of projects that Valley Link will have the right to develop. Valley Link is the owner of the

Valley Link Subsidiaries, which are organized in various states. On February 26, 2025, in response to the PJM 2024 RTEP Long-Term Proposal Window #1, PJM awarded two electric transmission projects to Valley Link estimated to be approximately $3 billion, with FET’s share estimated to be approximately $1 billion.
As of February 21, 2025, the relative ownership interests of the members are FET (34%), DominionHV (30%), and Transource (36%), and Valley Link will not be consolidated with FET for financial or tax reporting purposes and expects to be accounted for under equity method accounting. As of December 31, 2025, and 2024, there were no investment balances recorded on FirstEnergy’s Consolidated Balance Sheets.
PATH WV
-
A subsidiary of FE owns 50% of the West Virginia Series
(PATH-WV),
which is a joint venture with a subsidiary of AEP. FirstEnergy is not the primary beneficiary of
PATH-WV,
as it does not have control over the significant activities affecting the economics of
PATH-WV.
FirstEnergy’s ownership interest in
PATH-WV
is subject to the equity method of accounting.
In March 2024, PATH completed the process of terminating all of its FERC-jurisdictional rates and facilities, with the result that PATH no longer is a “public utility” and no longer is subject to FERC jurisdiction. FirstEnergy and its non-affiliated
joint venture partner are in the process of terminating the PATH corporate entities. As of December 31, 2025 and 2024, the carrying value of the equity method investment was $17 million, which is expected to be recovered through a distribution. FirstEnergy’s pre-tax
equity earnings in
PATH-WV
were immaterial for the years ended December 31, 2025, 2024 and 2023.
GOODWILL
In a business combination, the excess of the purchase price over the estimated fair value of the assets acquired and liabilities assumed is recognized as goodwill. The Registrants evaluates goodwill for impairment annually on July 31 and more frequently if indicators of impairment arise. In evaluating goodwill for impairment, the Registrants assess qualitative factors to determine whether it is more likely than not (that is, likelihood of more than 50%) that the fair value of a reporting unit is less than its carrying value (including goodwill). If the Registrants conclude that it is not more likely than not that the fair value of a reporting unit is less than its carrying value, then no further testing is required. However, if the Registrants conclude that it is more likely than not that the fair value of a reporting unit is less than its carrying value or bypasses the qualitative assessment, then the quantitative goodwill impairment test is performed to identify a potential goodwill impairment and measure the amount of impairment to be recognized, if any.
As of July 31, 2025, the Registrants performed a qualitative assessment of its reporting units’ goodwill, assessing economic, industry and market considerations in addition to the reporting units’ overall financial performance. Key factors used in the assessment included: growth rates, interest rates, expected investments, utility sector market performance, regulatory and legal developments, and other market considerations. It was determined that the fair values of these reporting units were, more likely than not, greater than their carrying values and a quantitative analysis was not necessary.
FirstEnergy’s reporting units are consistent with its reportable segments and consist of Distribution, Integrated and Stand-Alone Transmission. The following table presents goodwill by reporting unit as of December 31, 2025 and 2024:

(In millions)	Distribution Segment	Integrated Segment	Stand-Alone Transmission Segment	FirstEnergy Consolidated
Goodwill	$3,222	$1,953	$443	$5,618
JCP&L’s reporting units are consistent with its reportable segments and consist of Distribution and Transmission. The following table presents goodwill by reporting unit as of December 31, 2025 and 2024:

(In millions)	Distribution Segment	Transmission Segment	JCP&L
Goodwill	$1,213	$598	$1,811

IMPAIRMENT OF LONG-LIVED ASSETS
The Registrants evaluate long-lived assets classified as held and used for impairment when events or changes in circumstances indicate the carrying value of the long-lived assets may not be recoverable. First, the estimated undiscounted future cash flows attributable to the assets is compared with the carrying value of the assets. If the carrying value is greater than the undiscounted future cash flows, an impairment charge is recognized equal to the amount the carrying value of the assets exceeds its estimated fair value.
The following impairment charges were recognized in the years ended December 31, 2025 and 2024:

•
In the fourth quarter of 2025, FirstEnergy recognized a $352 million pre-tax
charge, included within “Impairment of assets” on FirstEnergy’s Consolidated Statements of Income, as a result of the November 2025 Ohio Base Rate Case order that disallowed from future recovery certain previously capitalized amounts at the Ohio Companies. The charge was reflected at FirstEnergy’s Distribution segment. See Note 13., “Regulatory Matters,” of the Combined Notes to Financial Statements of the Registrants for additional details.

•
In the first quarter of 2024, JCP&L recognized a $53 million pre-tax
charge (included within “Impairment of assets” on the FirstEnergy Consolidated Statements of Income and “Other operating expenses” on the JCP&L Statements of Income and Comprehensive Income) associated with certain corporate support costs recorded to capital accounts from the FERC Audit that were determined, as a result of the base rate case settlement agreement, to be disallowed from future recovery. The charge was reflected at JCP&L’s Distribution segment, and FirstEnergy’s Integrated segment.

•
The Akron general office building was classified as
held-for-sale
during the third quarter of 2024. Upon classification as
held-for-sale,
FirstEnergy recognized a $62 million ($9 million at JCP&L and included within “Other operating expenses”)
pre-tax
impairment charge within “Impairment of assets” on the FirstEnergy Consolidated Statements of Income and “Other operating expenses” on the JCP&L Statements of Income and Comprehensive Income. Of the $62 million, $17 million is included within the Integrated segment, $31 million is included within Distribution segment, $11 million is included within Stand-Alone Transmission segment and $3 million at Corporate/Other for FirstEnergy’s segment reporting. During the third quarter of 2025, the sale of the Akron general office building was completed.

INVENTORY
Materials and supplies inventory primarily includes fuel inventory, the distribution, transmission and electric generation facility materials, net of reserve for excess and obsolete inventory as well as emission allowances. Materials charged to inventory are at weighted average cost when purchased and expensed or capitalized, as appropriate, when used or installed. Fuel inventory consists primarily of coal and reagents that are consumed at MP’s electric generation facilities, and is accounted for at weighted average cost when purchased and recorded to fuel expense when consumed.
Emission allowances are accounted for as inventory at cost when purchased. FirstEnergy’s emission allowance compliance obligation, principally associated with MP’s electric generation facility operations, is accrued to fuel expense at a weighted average cost based on each month’s emissions. When emission allowances are submitted to the EPA, inventory and the compliance obligation are reduced. Due to the ENEC, fuel, emission allowances and other fuel-related expenses have no material impact on current period earnings.
NONCONTROLLING INTEREST

FirstEnergy -
FirstEnergy maintains a controlling financial interest in certain less than wholly owned subsidiaries. As a result, FirstEnergy presents the third-party investors’ ownership portion of FirstEnergy’s net income, net assets and comprehensive income as noncontrolling interest. Noncontrolling interest is included as a component of equity on the Consolidated Balance Sheets.

On May 31, 2022, Brookfield acquired 19.9% of the issued and outstanding membership interests of FET. On February 2, 2023, FE, along with FET, entered into the FET P&SA II with Brookfield and the Brookfield Guarantors, pursuant to which FE agreed to sell to Brookfield at the closing, and Brookfield agreed to purchase from FE, an incremental 30% equity interest in FET for a purchase price of $3.5 billion. The FET Equity Interest Sale closed on March 25, 2024 and FET continues to be consolidated in FirstEnergy’s financial statements. The difference between the purchase price, net of transaction costs and taxes of approximately $32 million and $803 million, respectively, and the carrying value of the NCI of $731 million, was recorded as an increase to OPIC by $1.9 billion during 2024. As of December 31, 2025, FE’s equity ownership in FET is 50.1% and Brookfield’s is 49.9%.
The purchase price of the FET Equity Interest Sale was paid in part by the issuance of two promissory notes at closing having an aggregate principal amount of $1.2 billion with: (i) one promissory note having an aggregate principal amount of $750 million, at an interest rate of 5.75% per annum, with a maturity date of September 25, 2025 and (ii) one promissory note having an aggregate principal amount of $450 million, at an interest rate of 7.75% per annum, with a maturity date of December 31, 2024. The remaining $2.3 billion of the purchase price was paid in cash at closing. On July 17, 2024, Brookfield paid FE approximately $1.2 billion in full satisfaction of the promissory notes. Interest income associated with the promissory notes was $24 million for the year ended December 31, 2024 and is reported within “Miscellaneous income, net” on FirstEnergy’s Consolidated Statements of Income.
Pursuant to the terms of the FET P&SA II, in connection with the closing, Brookfield, FET and FE entered into the A&R FET LLC Agreement, which amended and restated in its entirety the Third Amended and Restated Limited Liability Company Agreement of FET. The A&R FET LLC Agreement, among other things, provides for the governance, exit, capital and distribution, and other arrangements for FET from and following the closing. Under the A&R FET LLC Agreement, as of the closing, the FET Board of Directors consists of five directors, two of whom are appointed by Brookfield and three of whom are appointed by FE.
PROPERTY, PLANT AND EQUIPMENT
PP&E reflects original cost (net of any impairments recognized), including payroll and related costs such as taxes, employee benefits, administrative and general costs, and financing costs incurred to place the assets in service. The costs of normal maintenance, repairs and minor replacements are expensed as incurred. The Registrants’ recognize liabilities for planned major maintenance projects as they are incurred.
FirstEnergy
PP&E balances by segment as of December 31, 2025 and 2024, were as follows:

December 31, 2025
Segment	In Service (1)	Accumulated. Depreciation (2)	Net Plant	CWIP	Total	Useful Service Life
	(In millions)					(years)
Distribution	$21,944	$(7,511)	$14,433	$682	$15,115	5 - 80
Integrated	18,380	(4,154)	14,226	1,314	15,540	5 - 80
Stand-Alone Transmission	14,759	(2,878)	11,881	1,333	13,214	5 - 85
Corporate/Other	1,130	(646)	484	60	544	3 - 63

Total PP&E	$56,213	$(15,189)	$41,024	$3,389	$44,413

December 31, 2024
Segment	In Service (1)	Accumulated. Depreciation (2)	Net Plant	CWIP	Total	Useful Service Life
	(In millions)					(years)
Distribution	$21,245	$(7,338)	$13,907	$618	$14,525	5 - 80
Integrated	17,080	(3,943)	13,137	1,076	14,213	5 -100
Stand-Alone Transmission	13,509	(2,660)	10,849	986	11,835	5 - 85
Corporate/Other	1,062	(607)	455	74	529	3 - 63

Total PP&E	$52,896	$(14,548)	$38,348	$2,754	$41,102

(1)	Includes finance leases of $48 million and $46 million as of December 31, 2025 and 2024, respectively.
(2)	Includes finance lease accumulated amortization of $17 million and $14 million as of December 31, 2025 and 2024, respectively.
Integrated has approximately $2.3 billion of total regulated generation PP&E as of December 31, 2025.
FirstEnergy provides for depreciation on a straight-line basis at various rates over the estimated lives of property included in plant in service. The respective annual composite depreciation rates for FirstEnergy were approximately 2.8%, 2.9% and 2.8% in 2025, 2024 and 2023, respectively.
For the years ended December 31, 2025, 2024 and 2023, capitalized financing costs on FirstEnergy’s Consolidated Statements of Income include $108 million, $60 million and $44 million, respectively, of allowance for equity funds used during construction and $77 million, $73 million and $53 million, respectively, of capitalized interest.
Jointly Owned Electric Generation Facility
AGC owns an undivided 16.25% interest (487 MWs) in the 3,003 MW Bath County pumped-storage, hydroelectric station in Virginia, operated by the 60% owner, VEPCO, a non-affiliated
utility. Total PP&E includes $142 million representing AGC’s share in this facility as of December 31, 2025. AGC is obligated to pay its share of the costs of this jointly owned facility in the same proportion as its ownership interests using its own financing. AGC’s share of direct expenses of the joint electric generation facility is included in operating expenses on FirstEnergy’s Consolidated Statements of Income. AGC provides the generation capacity from this facility to its owner, MP, which is recovered through the ENEC.
JCP&L
PP&E by segment as of December 31, 2025 and 2024, were as follows:

December 31, 2025
Segment	In Service (1)	Accumulated. Depreciation (2)	Net Plant	CWIP	Total	Useful Service Life
	(In millions)					(years)
Distribution	$6,679	$(1,925)	$4,754	$270	$5,024	5 - 75
Transmission	2,588	(514)	2,074	610	2,684	5 - 80

Total PP&E	$9,267	$(2,439)	$6,828	$880	$7,708

December 31, 2024
Segment	In Service (1)	Accumulated. Depreciation (2)	Net Plant	CWIP	Total	Useful Service Life
	(In millions)					(years)
Distribution	$6,438	$(1,938)	$4,500	$187	$4,687	10 - 75
Transmission	2,293	(501)	1,792	433	2,225	55 - 80

Total PP&E (3)	$8,731	$(2,439)	$6,292	$620	$6,912

(1)	Includes finance leases of $12 million and $11 million as of December 31, 2025 and 2024, respectively.

(2)	Includes finance lease accumulated amortization of $6 million and $5 million as of December 31, 2025 and 2024, respectively.
(3)
Previously issued 2024 JCP&L amounts have been revised due to the correction of immaterial errors as discussed in Note 1., “Organization and Basis of Presentation,” of the Combined Notes to Financial Statements of the Registrants.

JCP&L provides for depreciation on a straight-line basis at various rates over the estimated lives of property included in plant in service. Depreciation expense was approximately 2.9%, 2.9% and 2.8% of average depreciable property in 2025, 2024 and 2023, respectively.
For the years ended December 31, 2025, 2024 and 2023, capitalized financing costs on JCP&L’s Statements of Income and Comprehensive Income include $28 million, $5 million and $5 million, respectively, of allowance for equity funds used during construction and $15 million, $23 million and $14 million, respectively, of capitalized interest.
NEW ACCOUNTING PRONOUNCEMENTS
Recently Adopted Pronouncements -
ASU
2023-09,
“
Income taxes (Topic 280): Improvements to Income Tax Disclosures
” (Issued in December 2023): ASU
2023-09
enhances disclosures primarily related to existing rate reconciliation and income taxes paid information to help investors better assess how a company’s operations and related tax risks and tax planning and operational opportunities affect the tax rate and prospects for future cash flows. Disclosure requirements include a tabular reconciliation using both percentages and amounts, separated out into specific categories with certain reconciling items at or above 5% of the statutory tax as well as by nature and/or jurisdiction. In addition, entities will be required to disclose income taxes paid (net of refunds received), broken out between federal, state/local and foreign, and amounts paid to an individual jurisdiction when 5% or more of the total income taxes are paid to such jurisdiction. ASU
2023-09
was effective for the Registrants beginning with this Annual Report on Form
10-K
for the year ended December 31, 2025, see Note 6., “Taxes,” of the Combined Notes to Financial Statements of the Registrants for the applicable disclosures, which are provided for all periods presented.
Recently Issued Pronouncements -
The following new authoritative accounting guidance issued by the FASB has not yet been adopted. Unless otherwise indicated, the Registrants’ management is currently assessing the impact such guidance may have on their financial statements and disclosures, as well as the potential to early adopt where applicable. Management has assessed other FASB issuances of new standards not described below based upon the current expectation that such new standards will not significantly impact the Registrants’ financial statements.
ASU
2024-03,
“
Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic
220-40)
” (Issued in November 2024 and subsequently updated within ASU
2025-01):
ASU
2024-03
requires disaggregated disclosure of income statement expenses for public business entities. The ASU does not change the expense captions an entity presents on the face of the income statement; rather, it requires disaggregation of certain expense captions into specified categories in disclosures within the footnotes to the financial statements. ASU
2024-03
is effective for the Registrants beginning with the Annual Report on Form
10-K
for the year ended December 31, 2027, with early adoption permitted. The guidance is permitted to be applied prospectively, and comparative disclosures are not required for reporting periods beginning before the effective date. Entities can elect to apply the new standard retrospectively to any or all prior periods presented in the financial statements.
ASU
2025-06,
“
Intangibles-Goodwill and
Other-Internal-Use
Software (Subtopic
350-40):
Targeted Improvements to the Accounting for
Internal-Use
Software”
(Issued in September 2025): ASU
2025-06
amends the existing standard that refers to various stages of a software development project to align better with current software development methods, such as agile programming. Under the new standard, entities will start capitalizing eligible costs when (1) management has authorized and committed to funding the software project, and (2) it is probable that the project will be completed and the software will be used to perform the function intended. In evaluating whether it is probable the project will be completed; an entity is required to consider whether there is significant uncertainty associated with the development activities of the software. ASU
2025-06
is effective for the Registrants beginning with the financials for the first quarter of 2028. The guidance is permitted to be applied using a prospective, retrospective or modified transition approach. Early adoption is permitted.
ASU
2025-10,
Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities
(Issued in December 2025)
:
ASU
2025-10
establishes authoritative guidance for the recognition, measurement, presentation, and disclosure of government grants received by business entities. ASU
2025-10
requires that a government grant be recognized when it is probable that the entity will comply with the conditions of the grant and that the grant will be received and permits two approaches for asset related grants: (1) the cost reduction method (reduce the carrying amount of the asset) and (2) deferred income method (recognize income over the useful life of the asset). Income-related grants are recognized systematically in income as the related costs are incurred. ASU
2025-10
is effective for the Registrants beginning with financials for the first quarter of 2029, with early adoption permitted. The guidance is permitted to be applied using a modified prospective, modified retrospective or full retrospective approach.
2. REVENUE
The disclosures in this note apply to both Registrants, unless indicated otherwise.
The Registrants account for revenues from contracts with customers under ASC 606, “
Revenue from Contracts with Customers.
” Revenue from leases, financial instruments, other contractual rights or obligations and other revenues that are not from contracts with customers are outside the scope of the standard and accounted for under other existing GAAP.
The Electric Companies distribute electricity through FirstEnergy’s utility operating companies and also control 3,610 MWs of regulated electric generation capacity located primarily in West Virginia and Virginia. Each of the Electric Companies earns revenue from state-regulated rate tariffs under which it provides distribution services to residential, commercial and industrial customers in its service territory. The Electric Companies are obligated under the regulated construct to deliver power to customers reliably, as it is needed, which creates an implied monthly contract with the end-use
customer. See Note 13., “Regulatory Matters,” of the Combined Notes to Financial Statements of the Registrants for additional information on rate recovery mechanisms. Distribution and electric revenues are recognized over time as electricity is distributed and delivered to the customer and the customers consume the electricity immediately as delivery occurs.
Retail generation sales relate to Provider of Last Resort, SOS, Standard Service Offer and default service requirements in Ohio, Pennsylvania, New Jersey and Maryland, as well as generation sales in West Virginia that are regulated by the WVPSC. Certain of the Electric Companies have default service obligations to provide power to non-shopping
customers who have elected to continue to receive service under regulated retail tariffs. The volume of these sales varies depending on the level of shopping that occurs. Supply plans vary by state and by service territory. Default service for the Ohio Companies, FE PA, JCP&L and PE’s Maryland jurisdiction are provided through a competitive procurement process approved by each state’s respective commission. Retail generation revenues are recognized over time as electricity is delivered and consumed immediately by the customer.
Wholesale sales primarily consist of generation and capacity sales into the PJM market from FirstEnergy’s regulated electric generation capacity and NUGs. Certain of the Electric Companies may also purchase power in the PJM markets to supply power to their customers. Generally, these power sales from generation and purchases to serve load are netted hourly and reported as either revenues or purchased power on the Consolidated

Statements of Income based on whether the entity was a net seller or buyer each hour. Capacity revenues are recognized ratably over the PJM planning year at prices cleared in the annual PJM Reliability Pricing Model Base Residual Auction and Incremental Auctions. Capacity purchases and sales through PJM capacity auctions are reported within revenues on the Consolidated Statements of Income. Certain capacity income (bonuses) and charges (penalties) related to the availability of units that have cleared in the auctions are unknown and not recorded in revenue until, and unless, they occur.
The Electric Companies’ distribution customers are metered on a cycle basis. An estimate of unbilled revenues is calculated to recognize electric service provided from the last meter reading through the end of the month. This estimate includes many factors, among which are historical customer usage, load profiles, estimated weather impacts, customer shopping activity and prices in effect for each class of customer. In each accounting period, the Electric Companies accrue the estimated unbilled amount as revenue and reverse the related prior period estimate. Customer payments vary by state but are generally due within 30 days.
ASC 606 excludes industry-specific accounting guidance for recognizing revenue from Alternative Revenue Programs as these programs represent contracts between the utility and its regulators, as opposed to customers. Therefore, revenues from these programs are not within the scope of ASC 606 and regulated utilities are permitted to continue to recognize such revenues in accordance with existing practice but are presented separately from revenue arising from contracts with customers.
Transmission infrastructure owned and operated by the Transmission Companies and certain of FirstEnergy’s Electric Companies (JCP&L, MP and PE) transmits electricity from generation sources to distribution facilities. Transmission revenues are derived primarily from forward-looking formula rates. See Note 13., “Regulatory Matters,” of the Combined Notes to Financial Statements of the Registrants for additional information. Forward-looking formula rates recover costs that the regulatory agencies determine are permitted to be recovered and provide a return on transmission capital investment. Under forward-looking formula rates, the revenue requirement is updated annually based on a projected rate base and projected costs, which is subject to an annual true-up
based on rate base and actual costs. Revenues and cash receipts for the stand-ready obligation of providing transmission service are recognized ratably over time.
The Registrants have elected to exclude sales taxes and other similar taxes collected on behalf of third parties from revenue as prescribed in the standard. As a result, tax collections and remittances are excluded from recognition in the income statement and instead recorded through the balance sheet. Excise and gross receipts taxes that are assessed on the Registrants are not subject to the election and are included in revenue. The Registrants have elected the optional invoice practical expedient for most of its revenues and utilizes the optional short-term contract exemption for transmission revenues due to the annual establishment of revenue requirements, which eliminates the need to provide certain revenue disclosures regarding unsatisfied performance obligations.

The following represents a disaggregation of FirstEnergy’s revenue from contracts with customers for the years ended December 31, 2025, 2024 and 2023:

FirstEnergy	For the Years Ended December 31,
(In millions)	2025	2024	2023
Distribution
Retail generation and distribution services
Residential	$4,948	$4,514	$4,344
Commercial	1,699	1,522	1,528
Industrial	651	588	726
Other	73	73	72
Wholesale	16	6	20
Other revenue from contracts with customers (1)	78	80	89

Total revenues from contracts with customers	7,465	6,783	6,779

Other revenue unrelated to contracts with customers (2)	82	80	75

Total Distribution	$7,547	$6,863	$6,854

Integrated
Retail generation and distribution services
Residential	$2,877	$2,528	$2,137
Commercial	1,294	1,142	1,023
Industrial	615	577	545
Other	32	32	30
Wholesale	377	146	208
Transmission	425	380	318
Other revenue from contracts with customers (1)	6	19	24

Total revenues from contracts with customers	5,626	4,824	4,285

ARP (3)	—	10	—
Other revenue unrelated to contracts with customers (2)	57	42	35

Total Integrated	$5,683	$4,876	$4,320

Stand-Alone Transmission
ATSI	$1,058	$980	$967
TrAIL	260	269	279
MAIT	483	436	394
KATCo	85	85	89
Other	—	(2)	2

Total revenues from contracts with customers	1,886	1,768	1,731

Other revenue unrelated to contracts with customers	19	19	17

Total Stand-Alone Transmission	$1,905	$1,787	$1,748

Corporate/Other, Eliminations and Reconciling Adjustments (4)
Wholesale	$18	$9	$11
Eliminations and reconciling adjustments	(63)	(63)	(63)

Total Corporate/Other, Eliminations and Reconciling Adjustments	$(45)	$(54)	$(52)

FirstEnergy Total Revenues	$15,090	$13,472	$12,870

(1)	Primarily includes amounts collected from customers to administer and repay securitization bonds and pole attachment revenue.

(2)	Primarily includes late payment charges and revenue from FTRs.
(3)	Related to lost distribution revenues associated with energy efficiency in New Jersey.
(4)	Includes eliminations and reconciling adjustments of inter-segment revenues.
The following table represents a disaggregation of JCP&L’s revenue from contracts with customers for the years ended December 31, 2025, 2024 and 2023:

	For the Years Ended December 31,
(In millions)	2025	2024	2023
Distribution
Retail generation and distribution services
Residential	$1,705	$1,470	$1,240
Commercial	728	627	579
Industrial	76	70	68
Street lighting	21	20	21
Wholesale	6	6	5
Other revenue from contracts with customers (1)	14	18	18

Total revenues from contracts with customers	2,550	2,211	1,931

ARP (2)	—	10	—
Other revenue unrelated to contracts with customers	4	4	3

Total Distribution Segment Revenue	$2,554	$2,225	$1,934

Transmission
Total Transmission Segment Revenue	$259	$242	$204
Reconciling Adjustments (3)
Retail generation and distribution services	$(175)	$(152)	$(111)

JCP&L Total Revenues	$2,638	$2,315	$2,027

(1)	Primarily includes pole attachment revenue.
(2)	Related to lost distribution revenues associated with energy efficiency in New Jersey.
(3)	Includes eliminations and reconciling adjustments of inter-segment revenues.
RECEIVABLES
Receivables from contracts with customers include retail electric sales and distribution deliveries to residential, commercial and industrial customers of the Electric Companies. Billed and unbilled customer receivables as of December 31, 2025 and 2024, are included below.

Customer Receivables	FirstEnergy		JCP&L
As of December 31,	2025	2024	2025	2024
	(In millions)
Billed (1)	$939	$867	$178	$166
Unbilled	844	718	152	118

	1,783	1,585	330	284
Less: Uncollectible Reserve	57	55	6	6

Total Customer Receivables	$1,726	$1,530	$324	$278

(1)	Includes approximately $323 million and $284 million for FirstEnergy as of December 31, 2025 and 2024, respectively, that are past due by greater than 30 days.

The allowance for uncollectible customer receivables is based on historical loss information comprised of a rolling
36-month
average net
write-off
percentage of revenues, in conjunction with a qualitative assessment of elements that impact the collectability of receivables to determine if allowances for uncollectible customer receivables should be further adjusted in accordance with the accounting guidance for credit losses.
The Registrants review allowance for uncollectible customer receivables utilizing a quantitative and qualitative assessment. Management contemplates available current information such as changes in economic factors, regulatory matters, industry trends, customer credit factors, amount of receivable balances that are past-due,
payment options and programs available to customers, and the methods that the Electric Companies are able to utilize to ensure payment. The Registrants’ uncollectible risk on PJM receivables, resulting from transmission and wholesale sales, is minimal due to the nature of PJM’s settlement process and as a result there is no current allowance for doubtful accounts.
Activity in the allowance for uncollectible accounts on customer receivables for the years ended December 31, 2025, 2024 and 2023 are as follows:

Customer Receivables	FirstEnergy	JCP&L
	(In millions)
Balance, January 1, 2023	$137	$21
Provision for expected credit losses (1)(2)	8	(1)
Charged to other accounts (3)	34	3
Write-offs	(115)	(14)

Balance, December 31, 2023	64	9

Provision for expected credit losses (1)(2)	73	5
Charged to other accounts (3)	39	4
Write-offs	(121)	(12)

Balance, December 31, 2024	55	6

Provision for expected credit losses (1)(2)	94	8
Charged to other accounts (3)	37	3
Write-offs	(129)	(11)

Balance, December 31, 2025	$57	$6

(1)
Customer receivable amounts charged (credited) to income for FirstEnergy for the years ended December 31, 2025, 2024 and 2023, include approximately $31 million, $17 million, and $(15) million, respectively, deferred for future recovery (refund).

(2)
Customer receivable amounts charged (credited) to income for JCP&L include approximately $8 million, $5 million and $(1) million deferred for future recovery (refund) for the years ended December 31, 2025, 2024 and 2023 respectively.

(3)	Represents recoveries and reinstatements of accounts written off for uncollectible accounts.

Activity in the allowance for uncollectible accounts on other receivables for the years ended December 31, 2025, 2024 and 2023 are as follows:

Other Receivables	FirstEnergy	JCP&L
	(In millions)
Balance, January 1, 2024	$11	$6
Provision for expected credit losses	7	—
Charged to other accounts (1)	(1)	—
Write-offs	(2)	—

Balance, December 31, 2023	15	6

Provision for expected credit losses	1	—
Charged to other accounts (1)	(5)	(6)
Write-offs	(5)	—

Balance, December 31, 2024	6	—

Provision for expected credit losses	9	1
Charged to other accounts (1)	—	—
Write-offs	(4)	(1)

Balance, December 31, 2025	$11	$—

(1)	Represents recoveries and reinstatements of accounts written off for uncollectible accounts.
3. EARNINGS PER SHARE OF COMMON STOCK
The disclosures in this note apply to FirstEnergy only.
EPS is calculated by dividing earnings attributable to FE by the weighted average number of common shares outstanding.
Basic EPS is computed using the weighted average number of common shares outstanding during the relevant period as the denominator. The denominator for diluted EPS of common stock reflects the weighted average of common shares outstanding plus the potential additional common shares that could result if dilutive securities and other agreements to issue common stock were exercised.
Diluted EPS reflects the dilutive effect of potential common shares from share-based awards and convertible securities. The dilutive effect of outstanding share-based awards was computed using the treasury stock method, which assumes any proceeds that could be obtained upon the exercise of the award would be used to purchase common stock at the average market price for the period. The dilutive effect of the 2026 Convertible Notes, 2029 Convertible Notes and the 2031 Convertible Notes, as further discussed in Note 11., “Capitalization” under Long-term debt and other long-term obligations, is computed using the if-converted
method.
The following table reconciles basic and diluted EPS attributable to FE:

	For the Years Ended December 31,
Reconciliation of Basic and Diluted EPS of Common Stock	2025	2024	2023
(In millions, except per share amounts)
Earnings Attributable to FE - continuing operations	$1,020	$978	$1,123
Earnings Attributable to FE - discontinued operations, net of tax	—	—	(21)

Earnings Attributable to FE	$1,020	$978	$1,102

Share Count information:
Weighted average number of basic shares outstanding	577	575	573

	For the Years Ended December 31,
Reconciliation of Basic and Diluted EPS of Common Stock	2025	2024	2023
(In millions, except per share amounts)
Assumed exercise of dilutive share-based awards	1	2	1

Weighted average number of diluted shares outstanding	578	577	574

EPS Attributable to FE:
Income from continuing operations, basic	$1.77	$1.70	$1.96
Discontinued operations, basic	—	—	(0.04)

Basic EPS	$1.77	$1.70	$1.92

Income from continuing operations, diluted	$1.76	$1.70	$1.96
Discontinued operations, diluted	—	—	(0.04)

Diluted EPS	$1.76	$1.70	$1.92

For the years ended December 31, 2025, 2024 and 2023, there was no material amount of shares excluded from the calculation of diluted shares outstanding, as their inclusion would be antidilutive.
The dilutive effect of the convertible notes is limited to the conversion obligation in excess of the aggregate principal amount of the convertible notes being converted. For the years ended December 31, 2025, 2024 and 2023, there was no dilutive effect resulting from the outstanding convertible notes as the average market price of FE shares of common stock was below the initial conversion price of $47.78 per share for the 2029 and 2031 Convertible Notes, and $46.42 per share for the 2026 Convertible Notes. See Note 10., “Fair Value Measurements,” of the Combined Notes to Financial Statements of the Registrants for additional information on the convertible notes.
4. PENSION AND OTHER POSTEMPLOYMENT BENEFITS
The disclosures in this note apply to both Registrants, unless indicated otherwise.
FirstEnergy provides qualified benefit plans, through the FirstEnergy Master Pension Plan and the FirstEnergy Welfare Plan that cover substantially all employees and non-qualified
defined benefit plans that cover certain employees, including employees of JCP&L. FirstEnergy’s pension and OPEB plans are neither multiemployer nor multiple-employer plans.
The pension plans provide defined benefits based on years of service and compensation levels. Under the cash-balance portion of the pension plan (for employees hired on or after January 1, 2014), FirstEnergy credits amounts to eligible employee notional cash-balance accounts based on a pay credit and an interest credit.
In addition, FirstEnergy provides a minimum amount of noncontributory life insurance to retired employees in addition to optional contributory insurance to a closed group of retired employees. Health care benefits, which include certain employee contributions, deductibles and co-payments,
are also available upon retirement to certain employees, their dependents and, under certain circumstances, their survivors. The expected cost of providing pension and OPEB to employees and their beneficiaries and covered dependents is recognized from the time employees are hired until they become eligible to receive those benefits. FirstEnergy also has obligations to former or inactive employees after employment, but before retirement, for disability-related benefits.
FirstEnergy’s pension funding policy is based on actuarial computations using the projected unit credit method. FirstEnergy does not currently expect to have a required contribution to the pension plan until 2027, which based on various assumptions, including an expected rate of return on assets of 8.0% for 2026, is expected to be approximately $250 million. However, FirstEnergy may elect to contribute to the pension plan voluntarily. JCP&L is not expected to make a contribution.

Pension and OPEB costs are affected by employee demographics (including age, compensation levels and employment periods), the level of contributions made to the plans and earnings on plan assets. Pension and OPEB costs may also be affected by changes in key assumptions, including anticipated rates of return on plan assets, the discount rates and health care trend rates used in determining the projected benefit obligations for pension and OPEB costs. FirstEnergy uses a December 31 measurement date for its pension and OPEB plans or whenever a plan is determined to qualify for a remeasurement. The fair value of the plan assets represents the actual market value as of the measurement date.
In January 2025, FirstEnergy executed a
lift-out
transaction with MetLife, that transferred approximately $640 million of plan assets and $652 million of plan obligations, associated with approximately 2,000 former competitive generation employees, who will assume future and full responsibility to fund and administer their benefit payments. Similar to the lift-out
in 2023, there was no change to the pension benefits for any participant as a result of the transfer and the transaction was funded by pension plan assets. FirstEnergy believes that this lift-out
transaction, in addition to the
lift-out
in 2023, further
de-risked
potential volatility with the pension plan assets and liabilities.
First
Ene
rgy
will continue to evaluate other lift-outs in the future based on market and other conditions. Due to the timing of the lift-out
transaction and its proximity to the 2024 annual remeasurement, FirstEnergy elected a practical expedient and did not remeasure pension plan assets and obligations when the lift-out
occurred in January 2025.
FirstEnergy’s cash flows from operating activities for the years ended December 31, 2025 and 2024, include approximately $49 million (none at JCP&L) and $59 million ($7 million at JCP&L), respectively, of employee benefit plan funding and related payments. These payments are primarily related to short-term benefit payment liabilities owed to retirees under plan obligations in the respective periods.

Actuarial Assumptions	Pension				OPEB
	2025	2024	2023 (2)		2025		2024		2023 (2)
Assumptions Related to Benefit Obligations:
Discount rate	5.59%	5.72%	5.05%		5.37%		5.60%		4.97%
Rate of compensation increase	4.30%	4.30%	4.30%		N/A		N/A		N/A
Cash balance weighted average interest crediting rate	4.64%	4.37%	4.94%		N/A		N/A		N/A
Assumptions Related to Benefit Costs: (1)
Effective rate for interest on benefit obligations	5.41%	4.92%	5.10 /4.80	% %	5.28%		4.88%		5.06%
Effective rate for service costs	5.89%	5.17%	5.34 /5.11	% %	5.98%		5.23%		5.41%
Effective rate for interest on service costs	5.66%	5.05%	5.22 /4.94	% %	5.88%		5.16%		5.33%
Expected return on plan assets	8.50%	8.00%	8.00%		7.00%		7.00%		7.00%
Rate of compensation increase	4.30%	4.30%	4.30%		N/A		N/A		N/A
Assumed Health Care Cost Trend Rates:
Health care cost trend rate assumed (pre/post-Medicare)	N/A	N/A	N/A		6.50 - 5.80	% %	7.00 - 6.00	% %	7.00 - 6.50	% %
Rate to which the cost trend rate is assumed to decline (ultimate trend rate)	N/A	N/A	N/A		4.50%		4.50%		4.50%
Year that the rate reaches the ultimate trend rate	N/A	N/A	N/A		2036		2035		2033

(1)	Excludes impact of pension and OPEB mark-to-market adjustments.
(2)	As a result of the interim plan remeasurement during 2023, different rates were in effect from January 1, 2023, through April 30, 2023 compared to May 1, 2023 through December 31, 2023.
Discount Rate -
The discount rate is determined using currently available rates of return on high-quality fixed income investments expected to be available during the period to maturity of the pension and OPEB obligations.

FirstEnergy utilizes a spot rate approach in the estimation of the components of benefit cost by applying specific spot rates along the full yield curve to the relevant projected cash flows. FirstEnergy utilizes an analytical tool developed by its actuary to determine the discount rates.
Expected Return on Plan Assets
- The expected return on pension and OPEB assets is based on input from investment consultants, including the trusts’ asset allocation targets, the historical performance of risk-based and fixed income securities and other factors. The gains or losses generated as a result of the difference between expected and actual returns on plan assets is recognized as a pension and OPEB mark-to-market
adjustment in the fourth quarter of each fiscal year and whenever a plan is determined to qualify for remeasurement.

FirstEnergy Pension and OPEB Returns	2025	2024	2023
Actual gains or (losses) on plan assets - $ millions	$880	$3	$751
Actual gains or (losses) on plan assets - %	15.4%	0.7%	11.2%
Expected return on plan assets - $ millions	$499	$565	$601
Expected return on plan assets - %	8.50% for pension 7.00% for OPEB	8.00% for pension 7.00% for OPEB	8.00% for pension 7.00% for OPEB
Mortality Rates -
During 2025, the Society of Actuaries elected not to release a new mortality improvement scale. Management, in discussions with its actuary, determined that the
Pri-2012
mortality table with projection scale
MP-2021,
actuarially adjusted to reflect increased mortality due to the ongoing impact of
COVID-19,
was most appropriate and such was utilized to determine the obligation as of December 31, 2025, for the FirstEnergy pension and OPEB plans. This adjustment acknowledges
COVID-19
cannot be eradicated and assumes reductions in other causes will not offset future
COVID-19
deaths enough to produce a normal level of improvements.
Net Periodic Benefit Costs (Credits) -
In addition to service costs, interest on obligations, expected return on plan assets, and prior service costs, FirstEnergy recognizes in net periodic benefit costs a pension and OPEB mark-to-market
adjustment for the change in the fair value of plan assets and net actuarial gains and losses annually in the fourth quarter of each fiscal year and whenever a plan is determined to qualify for a remeasurement. Service costs, net of amounts capitalized, are reported within “Other operating expenses” on the Registrants’ Statements of Income.
Non-service
costs, other than the pension and OPEB
mark-to-market
adjustment, which is separately shown, are reported within “Miscellaneous income, net”, within “Other Income (Expense)” on the Registrants’ Statements of Income.

FirstEnergy Components of Net Periodic Benefit Costs (Credits) for the Years Ended December 31,	Pension			OPEB
	2025	2024	2023	2025	2024	2023
	(In millions)
Service cost (1)	$131	$140	$139	$2	$3	$2
Interest cost	374	398	428	20	20	21
Expected return on plan assets	(461)	(530)	(570)	(38)	(35)	(31)
Amortization of prior service costs (credits)	1	2	2	(1)	(1)	(8)
Special termination benefits (2)	—	—	21	—	—	8
Pension & OPEB mark-to-market adjustments	(231)	66	108	(22)	(44)	(30)

Net periodic benefit costs (credits)	$(186)	$76	$128	$(39)	$(57)	$(38)

(1)	Includes amounts capitalized.
(2)	Related to benefits provided in connection with the PEER.

For the years ended December 31, 2025, 2024 and 2023, approximately $(29) million, $(8) million and $36 million, respectively, of the annual pension and OPEB mark-to-market
adjustment charges (credits) were allocated to companies under forward-looking formula rates, and expected to be refunded or recovered through formula transmission rates.
The Registrants recognize a pension and OPEB
mark-to-market
adjustment for the change in fair value of plan assets and net actuarial gains and losses annually in the fourth quarter of each fiscal year and whenever a plan is determined to qualify for remeasurement.
In the fourth quarter of 2025, FirstEnergy recognized a $253 million ($55 million at JCP&L) pension and OPEB mark-to-market
adjustment gain, primarily reflecting higher than expected return on assets partially offset by a decrease in the discount rate used to measure pension benefit obligations.

FirstEnergy	Pension		OPEB
Obligations/Funded Status - Qualified and Non-Qualified Plans	2025	2024	2025	2024
	(In millions)
Change in benefit obligation:
Benefit obligation as of January 1	$7,824	$8,363	$407	$441
Service cost	131	140	2	3
Interest cost	374	398	20	20
Plan participants’ contributions	—	—	3	4
Medicare retiree drug subsidy	—	—	—	1
Lift-out transaction	(652)	—	—	—
Actuarial loss (gain)	129	(526)	11	(14)
Benefits paid	(526)	(551)	(45)	(48)

Benefit obligation as of December 31	$7,280	$7,824	$398	$407

Change in fair value of plan assets:
Fair value of plan assets as of January 1	$6,296	$6,879	$567	$516
Actual return on plan assets	809	(62)	71	65
Lift-out transaction	(640)	—	—	—
Company contributions	28	30	21	30
Plan participants’ contributions	—	—	3	4
Benefits paid	(526)	(551)	(45)	(48)

Fair value of plan assets as of December 31	$5,967	$6,296	$617	$567

Funded Status:
Qualified plan	$(952)	$(1,165)	$—	$—
Non-qualified plans	(361)	(363)	—	—

Funded Status - Net asset (liability) as of December 31 (1)	$(1,313)	$(1,528)	$219	$160

Accumulated benefit obligation	$7,047	$7,572	$—	$—

Amounts Recognized in AOCI:
Prior service cost (credit)	$1	$2	$1	$1

(1)	The pension net liability is included in “Retirement benefits,” on the Consolidated Balance Sheets. The OPEB net asset is included in “Other” noncurrent assets on the Consolidated Balance Sheets.

The following tables set forth FirstEnergy’s pension financial assets that are accounted for at fair value by level within the fair value hierarchy. See Note 10., “Fair Value Measurements,” of the Combined Notes to Financial Statements of the Registrants for a description of each level of the fair value hierarchy. There were no significant transfers between levels during 2025 and 2024.

	December 31, 2025				Asset Allocation
FirstEnergy	Level 1	Level 2	Level 3	Total
	(In millions)
Cash and short-term securities	$—	$402	$—	$402	7%
Public equity	1,976	6	—	1,982	33%
Fixed income	—	1,507	—	1,507	25%
Derivatives	(21)	18	—	(3)	—%

Total (1)	$1,955	$1,933	$—	$3,888	65%

Private - equity and debt funds (2)				1,278	22%
Insurance-linked securities (2)				7	—%
Hedge funds (2)				270	5%
Real estate funds (2)				498	8%

Total Investments				$5,941	100%

(1)
Excludes $26 million as of December 31, 2025, of receivables, payables, taxes, cash collateral for derivatives and accrued income associated with financial instruments reflected within the fair value table.

(2)	NAV used as a practical expedient to approximate fair value.

	December 31, 2024				Asset Allocation
FirstEnergy	Level 1	Level 2	Level 3	Total
	(In millions)
Cash and short-term securities	$—	$1,173	$—	$1,173	19%
Public equity	1,585	5	—	1,590	25%
Fixed income	—	1,425	—	1,425	23%
Derivatives	(95)	37	—	(58)	(1)%

Total (1)	$1,490	$2,640	$—	$4,130	66%

Private - equity and debt funds (2)				1,273	20%
Insurance-linked securities (2)				39	1%
Hedge funds (2)				253	4%
Real estate funds (2)				554	9%

Total Investments				$6,249	100%

(1)	Excludes $47 million as of December 31, 2024, of receivables, payables, taxes and accrued income associated with financial instruments reflected within the fair value table.
(2)	NAV used as a practical expedient to approximate fair value.
Private - equity and debt funds:
Private equity and private debt funds primarily include limited partnerships that invest in equity or directly originated senior loans of high-quality middle market operating companies. Distributions are received periodically through the liquidation of underlying assets in each fund. For most private equity and debt funds, immediate access to capital at the limited partner’s discretion is not available and such funds prevent full redemption and return of capital until fund liquidation. The purpose of each fund is to maximize total return of capital with an emphasis on minimizing default risk. Each fund’s NAV is made available to fund participants quarterly.

Insurance-Linked Securities funds
: The insurance linked securities funds invest in securities which indirectly participate in portfolios of reinsurance and retrocession contracts which primarily cover catastrophe property risks. Redemptions can be achieved with
90-day
notices with gating factors that may apply. The purpose of these investments is to generate attractive risk-adjusted returns that are demonstrably uncorrelated with traditional asset classes. Each fund’s NAV is made available to fund participants monthly.
Hedge funds
:
The hedge funds invest in a combination of long and short equity, multi-strategy, global macro and structured credit strategies. Redemptions can be achieved with
90-day
notices with gating factors that may apply. The purpose of these investments is to deliver diversified risk-adjusted returns to traditional asset classes. Each fund’s NAV is made available to fund participants monthly.
Real estate funds:
The real estate funds primarily invest in U.S commercial real estate markets that include office, residential, retail, industrial, life science/lab space, storage and student housing. The investment values of the real estate properties are determined on a quarterly basis by independent market appraisers hired by the board of directors of each fund. Distributions from each fund will be received as the underlying investments of the fund are liquidated. Each investor’s ability to withdraw capital from certain funds may be limited depending on whether a queue has been established. The purpose of each fund is to invest in real estate and real estate related assets that generate a total return from current income and capital appreciation which exceeds the applicable fund’s index. Each fund’s NAV is made available to fund participants quarterly.
As of December 31, 2025, and 2024, the FirstEnergy OPEB trust investments measured at fair value were as follows:

	December 31, 2025				Asset Allocation
FirstEnergy	Level 1	Level 2	Level 3	Total
	(In millions)
Cash and short-term securities	$—	$128	$—	$128	20%
Public equity	361	—	—	361	57%
Fixed income	—	141	—	141	23%

Total (1)	$361	$269	$—	$630	100%

(1)	Excludes $(13) million as of December 31, 2025, of receivables, payables, taxes and accrued income associated with financial instruments reflected within the fair value table.

	December 31, 2024				Asset Allocation
FirstEnergy	Level 1	Level 2	Level 3	Total
	(In millions)
Cash and short-term securities	$—	$112	$—	$112	20%
Public equity	314	—	—	314	55%
Fixed income:	—	146	—	146	25%

Total (1)	$314	$258	$—	$572	100%

(1)	Excludes $(5) million as of December 31, 2024, of receivables, payables, taxes and accrued income associated with financial instruments reflected within the fair value table.

FirstEnergy’s target asset allocations for its pension and OPEB trust portfolios as of December 31, 2025 were as follows
:

Target Asset Allocations
	Pension	OPEB
Equities	30%	50%
Fixed income	28.5%	50%
Alternative investments	5%	—%
Real estate	10%	—%
Private - equity and debt funds	20%	—%
Cash and derivatives	6.5%	—%

	100%	100%

FirstEnergy follows a total return investment approach using a mix of equities, fixed income and other available investments while taking into account the pension plan liabilities to optimize the long-term return on plan assets for a prudent level of risk. Risk tolerance is established through careful consideration of plan liabilities, plan funded status and corporate financial condition. The investment portfolio contains a diversified blend of equity and fixed-income investments. Equity investments are diversified across U.S. and
non-U.S.
stocks, as well as growth, value, and small and large capitalization funds. Other assets such as real estate and private equity are used to enhance long-term returns while improving portfolio diversification. Derivatives may be used to gain market exposure in an efficient and timely manner; however, derivatives are not used to leverage the portfolio beyond the market value of the underlying investments. Investment risk is measured and monitored on a continuing basis through periodic investment portfolio reviews, annual liability measurements and periodic asset/liability studies.
Taking into account estimated employee future service, FirstEnergy expects to make the following benefit payments from plan assets and other payments, net of participant contribution.

		OPEB
	Pension Benefit Payments	Benefit Payments (1)	Subsidy Receipts
	(In millions)
2026	$517	$40	$1
2027	522	39	1
2028	526	38	—
2029	530	37	—
2030	532	35	—
Years 2031-2035	2,660	155	2

(1)	Net of participant contributions.
JCP&L
JCP&L recognizes its allocated portion of the expected cost of providing pension and OPEB to employees and their beneficiaries and covered dependents from the time employees are hired until they become eligible to receive those benefits. JCP&L also recognizes its allocated portion of obligations to former or inactive employees after employment, but before retirement, for disability-related benefits. In addition to the net periodic benefit costs for its current and former employees and retirees, JCP&L is also allocated pension and OPEB net periodic benefit costs/(credits) from its affiliates, primarily FESC.

JCP&L’s net periodic benefit costs (credits) for pension and OPEB were as follows:

	Pension			OPEB
For the Years Ended December 31,	2025	2024	2023	2025	2024	2023
	(In millions)
JCP&L’s share of net periodic benefit credits (1)(2)	$(37)	$(12)	$10	$(28)	$(27)	$(29)
Allocated net periodic benefit costs from affiliates (1)(3)	$(1)	$6	$40	$1	$—	$1

(1)	Includes amounts capitalized.
(2)	Includes JCP&L’s pension and OPEB mark-to-market adjustment gain (loss) of $45 million, $22 million and $2 million for the years ended December 31, 2025, 2024 and 2023, respectively.
(3)
Included in these net periodic benefit costs/(credits) from its affiliates are $10 million, $2 million and $(31) million of mark-to-market
adjustment gain (loss), for the years ended December 31, 2025, 2024 and 2023, respectively.

Summary of Plan Status	Pension		OPEB
As of December 31, (in millions)	2025	2024	2025	2024
JCP&L’s share of FirstEnergy funded status (2)	$(29)	$(67)	$243	$215

(1)	OPEB amounts include a $7 million contribution from JCP&L in 2024.
(2)
Excludes $492 million and $502 million as of December 31, 2025 and 2024, respectively, of affiliated noncurrent liabilities included within “Other” noncurrent liabilities on JCP&L’s Balance Sheets related to pension and OPEB mark-to-market
costs allocated to JCP&L and amounts associated with a reallocation of OPEB assets among certain FirstEnergy companies in 2022.

5. STOCK-BASED COMPENSATION PLANS
The disclosures in this note apply to both Registrants, unless indicated otherwise.
FirstEnergy grants, including to JCP&L employees, stock-based awards through the ICP 2020, primarily in the form of restricted stock, time-based RSUs and performance-based RSUs. No shares are available for future grants or issuance under ICP 2015.
The ICP 2020 and ICP 2015 include shareholder authorization to each issue 10 million shares of common stock or their equivalent. Shares not issued due to forfeitures or cancellations originally granted through the ICP 2015 may be added back to the ICP 2020. As of December 31, 2025, approximately 7.4 million shares were available for future grants under the ICP 2020 assuming maximum performance metrics are achieved for the outstanding cycles of RSUs. Shares granted under the ICP 2020 are issued from authorized but unissued common stock. Vesting periods for stock-based awards range from less than a year
, primarily due to the issuance of prorated awards to newly hired executives, to four
years
, with the majority of awards having a vesting period of
three
years
. FirstEnergy also issues stock through its 401(k) savings plan and DCPD.
FirstEnergy records the compensation costs for stock-based compensation awards that will be paid in stock over the vesting period based on the fair value on the grant date. FirstEnergy accounts for forfeitures as they occur.
FirstEnergy adjusts the compensation costs for stock-based compensation awards that will be paid in cash based on changes in the fair value of the award as of each reporting date. FirstEnergy records the actual tax benefit realized from tax deductions when awards are exercised or settled. Actual income tax benefits realized during the years ended December 31, 2025, 2024 and 2023, were $7 million, $17 million and $6 million, respectively. The income tax effects of awards are recognized in the income statement when the awards vest, are settled or are forfeited.

The following table reflects the
pre-tax
portion of stock-based compensation costs that were charged to expense, including amounts capitalized, and net of amounts capitalized, for the years ended December 31, 2025, 2024 and 2023:

	For the Years Ended December 31,
Components of Stock-based Compensation Plan Costs	2025	2024	2023
	(In millions)
Restricted stock units	$35	$32	$39
Restricted stock	4	7	5
401(k) savings plan	39	41	38
EDCP & DCPD	7	6	1

Total stock based compensation costs	$85	$86	$83

Stock-based compensation costs, net of amounts capitalized	$39	$43	$44
Income tax benefits associated with stock-based compensation plan expense were $1 million, $5 million and $6 million for the years ended December 31, 2025, 2024 and 2023, respectively.
Restricted Stock Units
For RSU awards granted prior to 2025,
two
-thirds
of each performance-based RSU award will be paid in FE common stock and one-third
will be paid in cash, if and as earned. RSUs payable in stock provide the participant the right to receive, at the end of the period of restriction, a number of shares of common stock equal to the number of stock units set forth in the agreement, subject to adjustment based on FirstEnergy’s performance relative to financial targets applicable to each award. The grant date fair market value of the stock portion of the RSU award is measured based on the average of the high and low prices of FE common stock on the date of grant. The estimated grant date fair value for these awards is calculated using the Monte Carlo simulation method. RSUs include a relative total shareholder return as a performance metric, weighted at 35%, utilizing the S&P 500 Utility Index as a comparator group and 65% based upon three year cumulative earnings targets. In addition, outstanding awards are subject to an absolute total shareholder return, if FirstEnergy’s total shareholder return is negative for the three-year cumulative performance period, RSU awards will be capped at a payout of 100%.
RSUs payable in cash provide the participant the right to receive cash based on the number of stock units set forth in the agreement and value of the equivalent number of shares of FE common stock as of the vesting date. The cash portion of the RSU award is considered a liability award, which is remeasured each period based on FE’s stock price and projected performance adjustments. The liability recorded for the portion of performance-based RSUs payable in cash in the future as of December 31, 2025, was $17 million. During 2025, approximately $6 million was paid in relation to the cash portion of RSU obligations that vested in 2025.
Beginning with RSU awards granted in 2025, RSU awards no longer are partially paid in cash and instead are paid fully in FE common stock, with 40% of the award being time-based and 60% performance-based. The time-based RSUs vest over a three-year performance period and pays out in stock if the participant remains employed with FirstEnergy on the vest date (generally, March 1). The performance-based RSUs maintain a relative total shareholder return as a performance metric, weighted at 35%, utilizing the S&P 500 Utility Index as a comparator group and 65% based on three
year
cumulative earnings targets. The grant date fair market value is measured based on the average of the high and low prices of FE common stock on the date of grant. The estimated grant date fair value for these awards is also calculated using the Monte Carlo simulation method. In addition, outstanding awards are subject to an absolute total shareholder return, if FirstEnergy’s total shareholder return is negative for the three-year cumulative performance period, RSU awards will be capped at a payout of 100%.
The vesting period for RSU awards granted in 2025, 2024 and 2023, were each approximately three years. Dividend equivalents are received on the RSUs and are reinvested in additional RSUs and subject to the same performance conditions as the underlying award.

Restricted stock unit activity for the year ended December 31, 2025, was as follows:

Restricted Stock Unit Activity	Shares (in millions)	Weighted-Average Grant Date Fair Value (per share)
Nonvested as of January 1, 2025	2.8	$37.32
Granted in 2025	1.1	39.94
Forfeited in 2024	(0.4)	39.48
Vested in 2025 (1)	(0.6)	38.38

Nonvested as of December 31, 2025	2.9	$36.38

(1)	Excludes dividend equivalents of approximately 67 thousand shares earned during vesting period.
The weighted-average fair value per share of awards granted in 2025, 2024 and 2023 was $39.94, $36.79 and $38.36 per share, respectively. During the years ended 2025, 2024 and 2023, the fair value of RSUs vested was $23 million, $55 million, and $24 million, respectively. As of December 31, 2025, there was approximately $38 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted for RSUs, which is expected to be recognized over a period of approximately three years.
Restricted Stock
Certain employees may receive awards of FE restricted stock (as opposed to RSUs described above) subject to restrictions that lapse over a defined period of time. The fair value of restricted stock is measured based on the average of the high and low prices of FE common stock on the date of grant. Dividends are received on the restricted stock and are reinvested in additional shares of restricted stock, subject to the vesting conditions of the underlying award. Restricted stock activity for the year ended 2025, was as follows:

Restricted Stock Activity	Shares (in millions)	Weighted-Average Grant Date Fair Value (per share)
Nonvested as of January 1, 2025	0.27	$38.29
Granted in 2025	0.06	41.98
Forfeited in 2025	(0.01)	38.16
Vested in 2025	(0.08)	39.71

Nonvested as of December 31, 2025	0.24	$38.70

The weighted average vesting period for restricted stock granted in 2025 was 1.86 years. As of December 31, 2025, there was $3 million of total unrecognized compensation cost related to non-vested
restricted stock, which is expected to be recognized over a period of approximately 2.5 years.
401(k) Savings Plan
In each of 2025 and 2024, approximately 1 million shares of FE common stock, respectively, were issued and contributed to employee participants’ accounts.
EDCP
Under the EDCP, certain employees can defer a portion of their compensation, including base salary, annual incentive awards and/or long-term incentive awards, into unfunded accounts. Annual incentive and long-term incentive awards may be deferred in FE stock accounts, where they are tracked as units. Base salary and annual incentive awards may be deferred into a retirement cash account which earns interest. Dividend equivalents are calculated quarterly on stock units outstanding and are credited in the form of additional stock units. Awards deferred into a retirement stock account will convert to cash upon separation, including retirement, death or disability, and pay out in cash as a lump sum or over a defined period of time period as elected by the participant. Interest accrues on the cash allocated to the retirement cash account. The liability recognized for EDCP of approximately
$153 million ($3 million at JCP&L) and $166 million ($3 million at JCP&L) as of December 31, 2025 and 2024, respectively, is included in “Retirement benefits,” on the Registrants’ Balance Sheets.
DCPD
Under the DCPD, members of the FE Board can elect to defer all or a portion of their equity retainers to a deferred stock account and their cash retainers to deferred stock or deferred cash accounts. The net liability recognized for DCPD of approximately $4 million as of December 31, 2025 and 2024, respectively, is included in “Retirement benefits,” on the FirstEnergy’s Balance Sheets.
6. TAXES
The disclosures in this note apply to both Registrants, unless indicated otherwise.
The Registrants record income taxes in accordance with the liability method of accounting. Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts recognized for tax purposes. Investment tax credits, which were deferred when utilized, are being amortized over the recovery period of the related property. Deferred income tax liabilities related to temporary tax and accounting basis differences and tax credit carryforward items are recognized at the statutory income tax rates in effect when the liabilities are expected to be paid. Deferred tax assets are recognized based on income tax rates expected to be in effect when they are settled.
FE and its subsidiaries, other than FET and its subsidiaries, are parties to an intercompany income tax allocation agreement that provides for the allocation of consolidated tax liabilities. For periods subsequent to the closing of the FET Equity Interest Sale, FET and its subsidiaries are no longer members of the FirstEnergy consolidated group for federal income tax purposes and, instead, file their own consolidated federal income tax return and have their own income tax allocation agreement.
During 2025, FERC issued orders to a
non-affiliate
concluding that, based on certain previously issued IRS private letter rulings, certain NOL carryforward deferred tax assets, as computed on a separate return basis, should be included in rate base for ratemaking purposes. FirstEnergy determined in the third quarter of 2025 that these rulings and orders also would apply to certain of its subsidiaries, resulting in a benefit from a reduction in regulatory liabilities, reflected as the remeasurement of excess deferred income taxes, and an increase in accumulated deferred income tax assets for ratemaking purposes, which will increase overall rate base. FirstEnergy made the appropriate updates in its annual formula rates for the impacted subsidiaries. FirstEnergy will continue to evaluate whether regulatory filings are required in other jurisdictions to implement similar adjustments to NOL carryforward deferred tax assets for ratemaking purposes.
On July 4, 2025, President Trump signed into law the OBBBA, which, among other things, makes permanent certain corporate tax incentives that were set to expire in the TCJA, and terminates tax credits for most wind and solar projects placed in service after 2027. Because many of the provisions of the TCJA will be continued under the OBBBA, and as FirstEnergy is not materially impacted by tax incentives associated with wind and solar projects, FirstEnergy does not expect to be materially impacted by the OBBBA.
On September 30, 2025, the IRS issued additional guidance on the corporate AMT. While FirstEnergy continues to believe, more likely than not, it will be subject to corporate AMT, additional IRS guidance or revised U.S. Treasury regulations, which are expected to be issued in the future, as well as potential tax legislation or presidential executive orders could provide certain adjustments to regulated utilities in calculating corporate AMT, which may reduce or otherwise significantly change FirstEnergy’s AMT estimates or its conclusions as to whether it is an AMT payer. JCP&L is party to an intercompany income tax allocation agreement with

FirstEnergy and, accordingly, may be allocated a share of any corporate AMT paid by the FirstEnergy consolidated tax group. Any adverse developments concerning corporate AMT liability, including guidance from the U.S. Treasury and/or the IRS or unfavorable regulatory treatment by FERC and/or applicable state regulatory authorities, could negatively impact FirstEnergy’s cash flows, results of operations and financial condition.
On March 25, 2024, FirstEnergy closed on the FET Equity Interest Sale realizing an approximate $7 billion tax gain from the combined sale of 49.9% of the equity interests of FET for consideration received and recapture of negative tax basis in FET, a majority of such gain utilizing existing federal NOL carryforwards. In the first quarter of 2024, FirstEnergy recognized a net tax charge of approximately $46 million, comprised of updates to estimated deferred tax liability for the deferred gain from the 19.9% FET equity interest sale in May 2022, deferred tax liability related to its ongoing investment in FET, and valuation allowance associated with the expected utilization of certain state NOL carryforwards impacted by the sale and the PA Consolidation, and recognized a reduction to OPIC of approximately $803 million for federal and state income tax associated with the tax gain from closing on the FET Equity Interest Sale.
The following table provides the composite of income taxes on income from continuing operations of FirstEnergy for the years ended 2025, 2024 and 2023:

INCOME TAXES ON INCOME FROM CONTINUING OPERATIONS - FIRSTENERGY	For the Years Ended December 31,
	2025	2024	2023
	(In millions)
Currently payable -
Federal	$58	$32	$14
State	11	29	1

	69	61	15
Deferred, net -
Federal (1)	135	190	279
State	88	130	(24)

	223	320	255
Investment tax credit amortization	(4)	(4)	(3)

Total income taxes on income from continuing operations	$288	$377	$267

(1)	Excludes $21 million of federal tax expense associated with discontinued operations for the year ended December 31, 2023.
The following table provides the composite of income taxes of JCP&L for the years ended 2025, 2024 and 2023:

JCP&L (1)	For the Years Ended December 31,
INCOME TAXES:	2025	2024	2023
	(In millions)
Currently receivable -
Federal	$(36)	$(143)	$(7)
State	—	—	(8)

	(36)	(143)	(15)

Deferred, net -
Federal	108	200	34
State	35	30	14
	143	230	48

Total income taxes	$107	$87	$33

(1)
Previously issued 2024 and 2023 JCP&L amounts have been revised due to the correction of immaterial errors as discussed in Note 1., “Organization and Basis of Presentation,” of the Combined Notes to Financial Statements of the Registrants.

Tax rates are affected by permanent items, such as AFUDC equity and other flow-through items, as well as discrete items that may occur in any given period but are not consistent from period to period.
The following tables present a reconciliation of income tax expense at the U.S. federal statutory tax rate to the actual tax expense from continuing operations for the years ended December 31, 2025, 2024 and 2023:

	For the Year Ended December 31, 2025
	FirstEnergy		JCP&L
(In millions)	Amount	%	Amount	%
Income before income taxes	$1,559		$413

Federal statutory income tax	$327	21.0%	$87	21.0%
Federal
Tax credits	(5)	(0.3)%	—	—%
Nontaxable and Nondeductible
AFUDC equity income	(23)	(1.5)%	(6)	(1.4)%
AFUDC equity depreciation	4	0.3%	—	—%
Tax related to FE’s equity investment in FET	13	0.8%	—	—%
Changes in valuation allowances	3	0.2%	—	—%
Other
Excess deferred tax amortization	(42)	(2.7)%	(1)	(0.2)%
Remeasurement of excess deferred income taxes	(70)	(4.5)%	—	—%
Federal and state related flow-through	(37)	(2.4)%	(2)	(0.5)%
Deferred taxes associated with FET equity interest sale	6	0.4%	—	—%
Other	2	0.1%	—	—%
Changes in unrecognized tax benefits	1	0.1%	—	—%
State and municipal income taxes, net of federal effect (1)(2)	109	7.0%	29	7.0%

Total income taxes (3)	$288	18.5%	$107	25.9%

(1)
Valuation allowances have been established for certain state NOL carryforwards that reduce deferred tax assets to an amount that will be realized on a more-likely-than-not
basis. The net change in the total valuation allowance is included in state income tax, net of federal income tax effect, in the above tables.

(2)	Jurisdictions that make up the majority of the Registrants’ respective domestic state income taxes, net of federal effect, are Pennsylvania for FirstEnergy and New Jersey for JCP&L.
(3)	There were no amounts for the year ended December 31, 2025 at FirstEnergy or JCP&L related to cross-border tax laws, changes in laws or rates, or foreign tax effects.

	For the Year Ended December 31, 2024
	FirstEnergy		JCP&L (4)
(In millions)	Amount	%	Amount	%
Income before income taxes	$1,504		$329

Federal statutory income tax	$316	21.0%	$69	21.0%
Federal
Tax credits	(6)	(0.4)%	—	—%
Nontaxable and Nondeductible				—%
AFUDC equity income	(13)	(0.9)%	(1)	(0.3)%
AFUDC equity depreciation	1	0.1%	—	—%
Nondeductible SEC and OAG Settlements	27	1.8%	—	—%
Tax related to FE’s equity investment in FET	16	1.1%	—	—%

	For the Year Ended December 31, 2024
	FirstEnergy		JCP&L (4)
(In millions)	Amount	%	Amount	%
Changes in valuation allowances	1	0.1%	—	—%
Other
Excess deferred tax amortization	(52)	(3.5)%	(4)	(1.3)%
Remeasurement of excess deferred income taxes	(43)	(2.9)%	—	—%
Federal and state related flow-through	(18)	(1.2)%	—	—%
Deductions associated with certain equity investments	(19)	(1.3)%	—	—%
Deferred taxes associated with FET equity interest sale	6	0.4%	—	—%
Other	6	0.4%	—	—%
State and municipal income taxes, net of federal effect (1)(2)	155	10.3%	23	7.0%

Total income taxes (3)	$377	25.1%	$87	26.4%

(1)
Valuation allowances have been established for certain state NOL carryforwards that reduce deferred tax assets to an amount that will be realized on a more-likely-than-not
basis. The net change in the total valuation allowance is included in state income tax, net of federal income tax effect, in the above tables.

(2)	Jurisdictions that make up the majority of the Registrants’ respective domestic state income taxes, net of federal effect, are Pennsylvania and West Virginia for FirstEnergy; and New Jersey for JCP&L.
(3)
There were no amounts for the year ended December 31, 2024 at FirstEnergy or JCP&L related to cross-border tax laws, changes in laws or rates, foreign tax effects, or changes in unrecognized tax benefits.

(4)
Previously issued 2024 JCP&L amounts have been revised due to the correction of immaterial errors as discussed in Note 1., “Organization and Basis of Presentation,” of the Combined Notes to Financial Statements of the Registrants.

	For the Year Ended December 31, 2023
	FirstEnergy		JCP&L (4)
(In millions )	Amount	%	Amount	%
Income from continuing operations, before income taxes	$1,464		$158

Federal statutory income tax	$307	21.0%	$33	21.0%
Federal
Tax credits	(6)	(0.4)%	—	—%
Nontaxable and Nondeductible
AFUDC equity income	(9)	(0.6)%	(1)	(0.6)%
AFUDC equity depreciation	6	0.4%	—	—%
Changes in valuation allowances	(33)	(2.3)%	—	—%
Other
Excess deferred tax amortization	(46)	(3.1)%	(4)	(2.6)%
Federal and state related flow-through	(27)	(1.8)%	—	—%
Deferred taxes associated with FET equity interest sale	58	4.0%	—	—%
Other	9	0.6%	(1)	(0.6)%
Changes in unrecognized tax benefits	41	2.8%	(28)	(17.8)%
State and municipal income taxes, net of federal effect (1)(2)	(33)	(2.3)%	34	21.5%

Total income taxes on income from continuing operations	$267	18.2%	$33	20.9%

(1)
Valuation allowances have been established for certain state NOL carryforwards at FirstEnergy that reduce deferred tax assets to an amount that will be realized on a more-likely-than-not
basis. The net change in the total valuation allowance is included in state income tax, net of federal income tax effect, in the above tables.

(2)	Jurisdictions that make up the majority of the Registrants’ respective domestic state income taxes, net of federal effect, are Pennsylvania and West Virginia for FirstEnergy; and New Jersey for JCP&L.
(3)	There were no amounts for the year ended December 31, 2023 at FirstEnergy or JCP&L related to cross-border tax laws, changes in laws or rates, or foreign tax effects
(4)
Previously issued 2023 JCP&L amounts have been revised due to the correction of immaterial errors as discussed in Note 1., “Organization and Basis of Presentation,” of the Combined Notes to Financial Statements of the Registrants.

Net accumulated deferred income tax liabilities (assets) as of December 31, 2025 and 2024, are as follows:

FirstEnergy	As of December 31,
(In millions)	2025	2024
Property basis differences	$6,579	$6,079
Pension and OPEB	(249)	(322)
Regulatory asset/liability	732	744
Loss carryforwards and tax credits	(920)	(762)
Valuation allowances	245	240
Other	(355)	(366)

Net accumulated deferred income tax liability	$6,032	$5,613

JCP&L (1)	As of December 31,
(In millions)	2025	2024
Property basis differences	$1,330	$1,167
Pension and OPEB	(78)	(99)
Regulatory asset/liability	366	296
Loss and credit carryforwards	(199)	(116)
Nuclear fuel disposal costs	(66)	(59)
Other	(5)	3

Net accumulated deferred income tax liability	$1,348	$1,192

(1)
Previously issued 2024 JCP&L amounts have been revised due to the correction of immaterial errors as discussed in Note 1., “Organization and Basis of Presentation,” of the Combined Notes to Financial Statements of the Registrants.

FirstEnergy has recorded as deferred income tax assets the effect of federal NOLs and tax credits that will more likely than not be realized through future operations and through the reversal of existing temporary differences. As of December 31, 2025, FirstEnergy’s loss carryforwards primarily consisted of approximately $2.2 billion ($454 million, net of tax) of federal NOL carryforwards, none of which have an expiration, but are subject to usage limitations in any single taxable year, and $18 million of corporate AMT credit carryforwards, which have no expiration.

The table below summarizes FirstEnergy’s
pre-tax
NOL carryforwards and their respective anticipated expirations for state and local income tax purposes of approximately $
13.7
 billion ($
447
 million, net of tax), of which approximately $
5.2
 billion ($
226
 million, net of tax) is expected to be utilized based on current estimates and assumptions. The ultimate utilization of these state and local NOLs may be impacted by statutory limitations on the use of NOLs imposed by state and local tax jurisdictions, changes in statutory tax rates, and changes in business which, among other things, impact both future profitability and the manner in which future taxable income is apportioned to various state and local tax jurisdictions.

Expiration Period (FirstEnergy)	State	Local
	(In millions)
2026-2030	$1,658	$6,161
2031-2035	1,168	—
2036-2040	1,026	—
2041-2045	1,216	—
Indefinite	2,451	—

	$7,519	$6,161

JCP&L
has recorded as deferred income tax assets the effect of NOLs and tax credits that will more likely than not be realized through future operations and through the reversal of existing temporary differences. As of December 31, 2025, JCP&L’s loss carryforwards consisted primarily of approximately $299 million ($63 million, net of tax) of federal NOL carryforwards, none of which have an expiration, but are subject to usage limitations in any single taxable year, and approximately $1.9 billion ($135 million, net of tax) of state NOL carryforwards that are expected to be utilized based on current estimates and assumptions prior to expiration, which will begin in 2032.
The following table summarizes the changes in valuation allowances on federal, state, and local deferred tax assets related to business interest expense carryforwards and employee compensation deduction limitations under section 162(m), in addition to state and local NOLs discussed above for the years ended December 31, 2025, 2024 and 2023:

FirstEnergy (In millions)	2025	2024	2023
Beginning of year balance	$240	$226	$440
Charged to income	5	14	(214)
Charged to other accounts	—	—	—
Write-offs	—	—	—

End of year balance	$245	$240	$226

The Registrants account for uncertainty in income taxes recognized in its financial statements. A recognition threshold and measurement attribute are utilized for financial statement recognition and measurement of tax positions taken or expected to be taken on the tax return. If ultimately recognized in future years, all of the unrecognized income tax benefits would impact the effective tax rate.

The following table summarizes the changes (gross) in uncertain tax positions for the years ended December 31, 2025, 2024 and 2023:

(In millions)	FirstEnergy	JCP&L
Balance, January 1, 2023	$42	$25
Prior year increases	88	—
Effectively settled with taxing authorities	(24)	(24)
Decrease for lapse in statute	(1)	—

Balance, December 31, 2023	$105	$1
Prior year increases	—	—
Effectively settled with taxing authorities	—	—
Decrease for lapse in statute	—	—

Balance, December 31, 2024	$105	$1
Prior years increases	—	—
Effectively settled with taxing authorities	—	—
Decrease for lapse in statute	—	—

Balance, December 31, 2025	$105	$1

The Registrants recognize interest expense or income and penalties related to uncertain tax positions in income taxes by applying the applicable statutory interest rate to the difference between the tax position recognized and the amount previously taken, or expected to be taken, on the tax return. The Registrants include interest expense or income and penalties in the provision for income taxes. Due to uncertain tax positions that were effectively settled with tax authorities during 2023, approximately $9 million in net interest was reversed at JCP&L. During 2025, the Registrants recognized an immaterial amount of interest associated with their unrecognized tax benefits, and their respective cumulative net interest payable balance as of December 31, 2025 was also not material.
FirstEnergy’s consolidated federal income tax returns for years 2022 and forward remain open to potential IRS examination. JCP&L is a party to the FirstEnergy consolidated group for federal income taxes, and as a result, is included in FirstEnergy’s consolidated federal income tax returns. FET and subsidiaries are parties to their own consolidated federal income tax return for the period starting in 2024 subsequent to the closing of the FET Equity Interest Sale, and such return remains open to potential IRS examination. Prior to the FET Equity Interest Sale, FET and its subsidiaries were also parties to the FirstEnergy consolidated group for federal income taxes. FirstEnergy’s state and local income tax returns remain open to potential examination in various jurisdictions from 2021 and forward. JCP&L’s state income tax return in New Jersey remains open to potential examinations from 2021 and forward.
Income taxes paid, net of refunds, for the years ended December 31, 2025, 2024 and 2023, are as follows:

	For the Years Ended December 31,
	FirstEnergy			JCP&L
(In millions)	2025	2024	2023	2025	2024	2023
Federal payments (receipts)
Internal Revenue Service	$48	$146	$49	$(15)	$(93)	$(11)

Total Federal	48	146	49	(15)	(93)	(11)
State & Municipal payments (receipts)
New Jersey	—	(8)	—	—	(8)	—
Pennsylvania	21	21	8	—	—	—
Other	4	2	1	—	—	—

Total State & Municipal	25	15	9	—	(8)	—

Total Income Taxes Paid (net of Refunds)	$73	$161	$58	$(15)	$(101)	$(11)

General Taxes
General tax expense for the years ended December 31, 2025, 2024 and 2023, recognized in continuing operations is summarized as follows:

	For the Years Ended December 31,
FirstEnergy (In millions)	2025	2024	2023
kWh excise	$189	$186	$185
State gross receipts	278	247	235
Real and personal property	735	642	615
Social security and unemployment	126	113	113
Other	17	24	16

Total general taxes	$1,345	$1,212	$1,164

	For the Years Ended December 31,
JCP&L (In millions)	2025	2024	2023
Real and personal property	$7	$6	$7
Social security and unemployment	16	15	14

Total general taxes	$23	$21	$21

7. LEASES
The disclosures in this note apply to both Registrants, unless indicated otherwise.
The Registrants primarily lease vehicles as well as building space, office equipment, and other property and equipment under cancellable and non-cancelable
leases. The Registrants do not have any material leases in which they are the lessor.
The Registrants account for leases under, “Leases (Topic 842)”. Leases with an initial term of 12 months or less are recognized as lease expense on a straight-line basis over the lease term and not recorded on the balance sheet. Most leases include one
or more options to renew, with renewal terms that can extend the lease term from
1
to
40
years, and certain leases include options to terminate. The exercise of lease renewal options is at FirstEnergy’s sole discretion. Renewal options are included within the lease liability if they are reasonably certain based on various factors relative to the contract. Certain leases also include options to purchase the leased property. The depreciable life of leased assets and leasehold improvements are limited by the expected lease term unless there is a transfer of title or purchase option reasonably certain of exercise. The Registrants’ lease agreements do not contain any material restrictive covenants. The Registrants have elected a policy to not separate lease components from non-lease
components for all asset classes.
For vehicles leased under certain master lease agreements, the lessor is guaranteed a residual value up to a stated percentage of the equipment cost at the end of the lease term. If the actual fair value of the leased equipment is below the guaranteed residual value at the end of the lease term, the Registrants are committed to pay the difference in the actual fair value and the residual value guarantee. The Registrants do not believe it is probable that it will be required to pay anything pertaining to the residual value guarantee, and the lease liabilities and right-of-use
assets are measured accordingly.
Finance leases for assets used in regulated operations are recognized in the Registrants’ Statements of Income and Comprehensive Income such that amortization of the right-of-use
asset and interest on lease liabilities equals the expense recorded for ratemaking purposes. Finance leases for regulated and non-regulated
operations are accounted for as if the assets were owned and financed, with associated expense recognized in Interest expense and Provision for depreciation on the Registrants’ Statements of Income and Comprehensive Income, while all operating lease expenses are recognized in Other operating expense.

The following tables represent FirstEnergy’s components of lease expense for the years ended December 31, 2025, 2024 and 2023:

	For the Year Ended December 31, 2025
(In millions)	Vehicles	Buildings	Other	Total
Operating lease costs (1)	$106	$2	$5	$113
Finance lease costs:
Amortization of right-of-use assets	—	1	2	3
Interest on lease liabilities	—	2	—	2

Total finance lease cost	—	3	2	5

Total lease cost	$106	$5	$7	$118

(1)	Includes $45 million of short-term lease costs.

	For the Year Ended December 31, 2024
(In millions)	Vehicles	Buildings	Other	Total
Operating lease costs (1)	$82	$3	$6	$91
Finance lease costs:
Amortization of right-of-use assets	1	1	2	4
Interest on lease liabilities	—	2	—	2

Total finance lease cost	1	3	2	6

Total lease cost	$83	$6	$8	$97

(1)	Includes $35 million of short-term lease costs.

	For the Year Ended December 31, 2023
(In millions)	Vehicles	Buildings	Other	Total
Operating lease costs (1)	$60	$5	$14	$79
Finance lease costs:
Amortization of right-of-use assets	4	2	2	8
Interest on lease liabilities	—	5	—	5

Total finance lease cost	4	7	2	13

Total lease cost	$64	$12	$16	$92

(1)	Includes $27 million of short-term lease costs.
The following table represents JCP&L’s components of lease expense for the years ended December 31, 2025, 2024 and 2023:

	For the Year Ended December 31,
(In millions)	2025	2024	2023
Operating lease costs (1)	$13	$11	$11
Finance lease costs:
Amortization of right-of-use assets	1	1	1
Interest on lease liabilities	1	1	1

Total finance lease cost	2	2	2

Total lease cost	$15	$13	$13

(1)	Includes short-term lease costs of $1 million for the year ended December 31, 2025 and $2 million for the years ended December 31, 2024 and 2023.

Supplemental cash flow information related to FirstEnergy’s leases was as follows:

	For the Years Ended December 31,
(In millions)	2025	2024	2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$71	$60	$54
Operating cash flows from finance leases	2	2	3
Finance cash flows from finance leases	2	2	8
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$104	$69	$13
Finance leases	—	—	—
Supplemental cash flow information related to JCP&L’s leases was as follows:

	For the Years Ended December 31,
(In millions)	2025	2024	2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$13	$12	$11
Operating cash flows from finance leases	1	1	1
Finance cash flows from finance leases	2	1	1
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$24	$10	$3
Finance leases	—	—	—
Lease terms and discount rates for FirstEnergy were as follows:

	As of December 31,
	2025	2024	2023
Weighted-average remaining lease terms (years)
Operating leases	6.40	5.62	5.93
Finance leases	12.79	12.38	12.26
Weighted-average discount rate (1)
Operating leases	5.16%	5.00%	4.51%
Finance leases	16.24%	15.39%	14.73%

(1)
When an implicit rate is not readily determinable, an incremental borrowing rate is utilized, determining the present value of lease payments. The rate is determined based on expected term and information available at the commencement date.

Lease terms and discount rates for JCP&L were as follows:

	As of December 31,
	2025	2024	2023
Weighted-average remaining lease terms (years)
Operating leases	9.39	6.00	6.60
Finance leases	12.15	9.60	10.30
Weighted-average discount rate (1)
Operating leases	5.83%	5.76%	5.68%
Finance leases	15.94%	16.07%	16.15%

(1)
When an implicit rate is not readily determinable, an incremental borrowing rate is utilized, determining the present value of lease payments. The rate is determined based on expected term and information available at the commencement date.

Supplemental balance sheet information related to FirstEnergy’s leases was as follows:

		As of December 31,
(In millions)	Financial Statement Line Item	2025	2024
Assets
Operating lease (1)	Deferred charges and other assets	$276	$228
Finance lease (2)	Property, plant and equipment	31	32

Total leased assets		$307	$260

Liabilities
Current:
Operating	Other current liabilities	$60	$51
Finance	Currently payable long-term debt	3	3
Noncurrent:
Operating	Other noncurrent liabilities	227	192
Finance	Long-term debt and other long-term obligations	7	9

Total leased liabilities		$297	$255

(1)	Operating lease assets are recorded net of accumulated amortization of $217 million and $174 million as of December 31, 2025 and 2024, respectively.
(2)	Finance lease assets are recorded net of accumulated amortization of $17 million and $14 million as of December 31, 2025 and 2024, respectively.
Supplemental balance sheet information related to JCP&L’s leases was as follows:

		As of December 31,
(In millions)	Financial Statement Line Item	2025	2024
Assets
Operating lease (1)	Deferred charges and other assets	$58	$43
Finance lease (2)	Property, plant and equipment	6	6

Total leased assets		$64	$49

Liabilities
Current:
Operating	Other current liabilities	$11	$11
Finance	Currently payable long-term debt	2	1
Noncurrent:
Operating	Other noncurrent liabilities	56	43
Finance	Long-term debt and other long-term obligations	2	4

Total leased liabilities		$71	$59

(1)	Operating lease assets are recorded net of accumulated amortization of $36 million and $30 million as of December 31, 2025 and 2024, respectively.
(2)	Finance lease assets are recorded net of accumulated amortization of $6 million and $5 million as of December 31, 2025 and 2024, respectively.

Maturities of FirstEnergy’s lease liabilities as of December 31, 2025, were as follows:

(In millions)	Operating Leases	Finance Leases	Total
2026	$72	$4	$76
2027	61	3	64
2028	58	4	62
2029	43	—	43
2030	29	—	29
Thereafter	85	—	85

Total lease payments (1)	348	11	359
Less imputed interest	61	1	62

Total net present value	$287	$10	$297

(1)	Operating lease payments for certain leases are offset by sublease receipts of $6 million over 7 years.
Maturities of JCP&L’s lease liabilities as of December 31, 2025, were as follows:

(In millions)	Operating Leases	Finance Leases	Total
2026	$13	$2	$15
2027	11	2	13
2028	13	—	13
2029	9	—	9
2030	7	—	7
Thereafter	42	—	42

Total lease payments (1)	95	4	99
Less imputed interest	28	—	28

Total net present value	$67	$4	$71

(1)	Operating lease payments for certain leases are offset by sublease receipts of $5 million over 7 years.
As of December 31, 2025, lease agreements for vehicles and fiber lines that have not yet commenced for FirstEnergy are $
14
 million, which are expected to commence from 2026-2045 with lease terms of
5
to
20
years, and lease agreements for vehicles and fiber lines that have not yet commenced for JCP&L are $
2
 million, which are expected to commence in the next
18
months with lease terms of
5
to
20
years. In November 2024, JCP&L entered into a
22
year lease agreement for a new office located in Morris Plains, New Jersey. The lease commenced on November 25, 2025, and JCP&L took possession of the space to begin tenant improvements. The lease is classified as an operating lease, and a right-of-use
asset of $
16
 million and a lease liability of $
17
 million were recognized by the Registrants on the commencement date, which amounts are reflected in the tables above.
8. VARIABLE INTEREST ENTITIES
The disclosures in this note apply to both Registrants, unless indicated otherwise.
The Registrants perform qualitative analyses to determine whether a variable interest qualifies them as the primary beneficiary (a controlling financial interest) of a VIE. An enterprise has a controlling financial interest if it has both: (i) the power to direct the a ctiv
ities of a VIE that most significantly impact the entity’s economic performance; and (ii) the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. The Registrants consolidate a VIE when it is determined that it is the primary beneficiary. JCP&L does not have any consolidated or unconsolidated VIE’s.

In order to evaluate contracts for consolidation treatment and entities for which FirstEnergy has an interest, FirstEnergy aggregates variable interests into categories based on similar risk characteristics and significance.
FirstEnergy - Consolidated VIEs
VIEs in which FirstEnergy is the primary beneficiary consist of the following and are included in FirstEnergy’s consolidated financial statements:

•	Securitization Companies

•
Ohio Securitization Companies -
In June 2013, the SPEs formed by the Ohio Companies issued approximately $445 million of pass-through trust certificates supported by phase-in
recovery bonds to securitize the recovery of certain
all-electric
customer heating discounts, fuel and purchased power regulatory assets. The phase-in
recovery bonds are payable only from, and secured by, phase in recovery property owned by the SPEs. The bondholder has no recourse to the general credit of FirstEnergy or any of the Ohio Companies. Each of the Ohio Companies, as servicer of its respective SPE, manages and administers the phase in recovery property including the billing, collection and remittance of usage-based charges payable by retail electric customers. The SPEs are considered VIEs and each one is consolidated into its applicable utility. As of December 31, 2025 and 2024, $159 million and $175 million of the phase-in
recovery bonds were outstanding, respectively.

•
MP and PE Environmental Funding Companies -
The consolidated financial statements of FirstEnergy include environmental control bonds issued by two bankruptcy remote, special purpose limited liability companies that are indirect subsidiaries of MP and PE. Proceeds from the bonds were used to construct environmental control facilities. Principal and interest owed on the environmental control bonds is secured by, and payable solely from, the proceeds of the environmental control charges. Creditors of FirstEnergy, other than the limited liability company SPEs, have no recourse to any assets or revenues of the special purpose limited liability companies. As of December 31, 2025 and 2024, $156 million and $188 million of environmental control bonds were outstanding, respectively.

•
FirstEnergy’s Consolidated Balance Sheets includes restricted cash of 40 million as of December 31, 2025 and 2024 which is related to cash collected from MP, PE and the Ohio Companies’ customers that is specifically used to service debt of their respective funding companies.

•	FET

•
FET is a holding company that owns equity interests in ATSI, MAIT, TrAIL and PATH. As further discussed above, on February 2, 2023, FE entered into an agreement with Brookfield to sell an incremental 30% equity interest in FET, which closed on March 25, 2024. As of December 31, 2025 FE’s equity ownership in FET is 50.1% and Brookfield’s is 49.9%. FirstEnergy has concluded that FET is a VIE and that FE is the primary beneficiary because FE has exposure to the economics of FET and the power to direct significant activities of FET through the FESC services agreement, which represents a separate variable interest.

•
Although Brookfield was granted incremental consent rights upon the closing of the FET Equity Interest Sale, Brookfield will not have unilateral control over any activities that most significantly impact FET’s economic performance. However, FE will continue to retain power over the activities that most significantly impact FET’s economic performance through its incremental decision making rights under the existing FESC services agreement, through which executive management and workforce services are provided to FET. As a result, FE is the primary beneficiary of FET, which will continue to be consolidated in FirstEnergy’s financial statements.

•	The assets of FET can only be used to settle its obligations, and creditors of FET do not have recourse to the general credit of FirstEnergy.

FirstEnergy - Unconsolidated VIEs
FirstEnergy is not the primary beneficiary of
PATH-WV,
as further discussed above in Note 1., Organization and Basis of Information - Equity Method Investments,” of the Combined Notes to Financial Statements of the Registrants. FirstEnergy was also not the primary beneficiary of its former
33-1/3%
equity ownership in Global Holding, which was sold to WMB Marketing Ventures, LLC and Pinesdale LLC in July 2025.

•
Valley Link -
As of December 31, 2025, Valley Link is considered a VIE. Amounts related to Valley Link are immaterial for the year ended December 31, 2025. See Note 1., “Organization and Basis of Information - Equity Method Investments,” of the Combined Notes to Financial Statements of the Registrants for additional information related to Valley Link.

In 2025, FET, DominionHV and Transource issu
ed an
equity support agreement to enable Valley Link to enter into a credit facility with a third party. The equity support agreement expires once all Valley Link credit agreement obligations are satisfied or when FET has fulfilled its support obligations under the equity support agreement. As of December 31, 2025, the fair value of FET’s support obligations relating to the Valley Link credit facility was immaterial.
9. ASSET RETIREMENT OBLIGATIONS
The disclosures in this note apply to both Registrants, unless indicated otherwise.
The Registrants recognize an ARO for their legal obligation to perform asset retirement activities associated with their long-lived assets. The ARO liability represents an estimate of the fair value of the Registrants’ current obligation such that the ARO is accreted monthly to reflect the time value of money.
A fair value measurement inherently involves unc
ertai
nty in the amount and timing of settlement of the liability. An expected cash flow approach is used to measure the fair value of the remediation AROs, taking into account the expected timing of settlement of the ARO based on the expected economic useful life of associated asset and/or regulatory requirements. The fair value of an ARO is recognized in the period in which it is incurred. The associated asset retirement costs are capitalized as part of the carrying value of the long-lived asset and are depreciated over the life of the related asset. For instances where asset retirement costs relate to assets that have no future cash flows, the costs are recorded as an operating expense. In certain circumstances, the Registrants have recovery of asset retirement costs and, as such, certain accretion and depreciation is offset against regulatory assets. Conditional retirement obligations associated with tangible long-lived assets are recognized at fair value in the period in which they are incurred if a reasonable estimate can be made, even though there may be uncertainty about timing or method of settlement. When settlement is conditional on a future event occurring, it is reflected in the measurement of the liability, not the timing of the liability recognition.
FirstEnergy has recognized applicable legal obligations for AROs and their associated costs, including reclamation of sludge disposal ponds, closure of CCR sites, underground and above-ground storage tanks and wastewater treatment lagoons. In addition, the Registrants have recognized conditional retirement obligations, primarily for asbestos remediation.

F-5
5

The following table summarizes the changes to the ARO balances as of December 31, 2025, and 2024.

	FirstEnergy	JCP&L
	(In millions)
Balance, January 1, 2024	$209	$7
Changes in timing and amount of estimated cash flows	131	—
Liabilities incurred	95	—
Liabilities settled	(4)	—
Accretion	24	1

Balance, December 31, 2024	455	8

Changes in timing and amount of estimated cash flows	(51)	—
Liabilities incurred	1	—
Liabilities settled (1)	(154)	—
Accretion	26	—

Balance, December 31, 2025	$277	$8

(1)
FirstEnergy amounts include the transfer of the McElroy’s Run CCR impoundment facility as well as the adjacent dry landfill and related remediation obligations to a subsidiary of IDA Power, LLC, as further discussed below.

During 2024, as a result of the evaluation of closure options for McElroy’s Run CCR impoundment facility and the adjacent landfill, AE Supply reviewed its ARO and future expected costs to remediate, resulting in an increase to the ARO liability of $87 million, included within “Other operating expenses” and Corporate/Other for segment reporting. AE Supply transferred the McElroy’s Run CCR impoundment facility and adjacent dry landfill and related remediation obligations on March 4, 2025, pursuant to the environmental liability transfer agreement dated February 3, 2025, with a subsidiary of IDA Power, LLC. Pursuant to the agreement, AE Supply established a $160 million escrow account that AE Supply will fund over five years and is secured by a surety bond, which is guaranteed by FE. In connection with the transfer, AE Supply recognized a $130 million liability, based on a 4.8% weighted average discount rate over the contract term, associated with its remaining obligation to fund the escrow account over the next five years, and derecognized the ARO, resulting in an immaterial impact to earnings. During the year ended December 31, 2025, AE Supply made $46 million of cash payments to the escrow account.
As further discussed in Note 14., “Commitments, Guarantees, and Contingencies - Regulation of Waste Disposal,” of the Combined Notes to Financial Statements of the Registrants on May 8, 2024, the EPA finalized changes to the CCR rule addressing certain legacy CCR disposal sites that were not included in previous CCR rules. As a result, during 2024, FirstEnergy performed a preliminary assessment of former CCR disposal sites and calculated an initial estimate applying historical experience in remediating comparable sites. As a result, FirstEnergy recorded a $139 million increase to its ARO in 2024, of which $113 million is included in “Other operating expenses” on the Consolidated Statements of Income and was not capitalized as an asset retirement cost since the associated electric generation facilities are closed. Of the $113 million expensed in 2024, $16 million is included with Integrated, $46 million is included within Distribution and $51 million at Corporate/Other for segment reporting. JCP&L did no
t have any legacy CCR disposal sites that were applicable to the new CCR rule.
The ARO increase related to certain legacy CCR disposal sites represents the discounted cash flows for estimated closure costs based upon the potential closure requirements as evaluated on a site-by-site
basis. Actual costs to be incurred will be dependent upon factors that vary from site to site. The most significant factors include the method and time frame of closure at the individual sites, which will be determined based on the groundwater monitoring and, if applicable, EPA approval of closure plans. In determining the estimated closure costs for each site, FirstEnergy has assumed the anticipated applicable closure method, however, alternative closure methods may be required, resulting in greater or lesser cost. As a result, the ARO liability may be adjusted as additional information is gained through the evaluation and closure process, including further inspection of the sites, results of groundwater monitoring and changes in interpretation of the CCR regulations which may change management assumptions, and could result in a material change to the ARO liability balance and FirstEnergy’s results of operations.
During the fourth quarter of 2025, FirstEnergy completed engineering studies and field analysis for certain of its legacy CCR disposal sites and determined that certain of those sites did not meet criteria to be applicable to the CCR rules. As a result, during the fourth quarter of 2025, FirstEnergy recorded a $49 million decrease to its ARO, all of which is included in “Other operating expenses” on the Consolidated Statements of Income and was not capitalized as an asset retirement cost since the associated electric generation facilities are closed. Of this $49 million pre-tax
decrease to expense, $17 million is included at Integrated and $32 million at Corporate/Other for FirstEnergy’s segment reporting.
10. FAIR VALUE MEASUREMENTS
The disclosures in this note apply to both Registrants, unless indicated otherwise.
RECURRING FAIR VALUE MEASUREMENTS
Authoritative accounting guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy gives the highest priority to Level 1 measurements and the lowest priority to Level 3 measurements. The three levels of the fair value hierarchy and a description of the valuation techniques are as follows:

Level 1	- Quoted prices for identical instruments in active market

Level 2	- Quoted prices for similar instruments in active market
- Quoted prices for identical or similar instruments in markets that are not active
- Model-derived valuations for which all significant inputs are observable market data
Models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and contractual prices for the underlying instruments, as well as other relevant economic measures.
Level 3 - Valuation inputs are unobservable and significant to the fair value measurement
FirstEnergy produces a long-term power and capacity price forecast annually with periodic updates as market conditions change. When underlying prices are not observable, prices from the long-term price forecast are used to measure fair value.
FTRs are financial instruments that entitle the holder to a stream of revenues (or charges) based on the hourly day-ahead
congestion price differences across transmission paths. FTRs are acquired by FirstEnergy in the annual, monthly and long-term PJM auctions and are initially recorded using the auction clearing price less cost. After initial recognition, FTRs’ carrying values are periodically adjusted to fair value using a mark-to-model
methodology, which approximates market. The primary inputs into the model, which are generally less observable than objective sources, are the most recent PJM auction clearing prices and the FTRs’ remaining hours. The model calculates the fair value by multiplying the most recent auction clearing price by the remaining FTR hours less the prorated FTR cost. Significant increases or decreases in inputs in isolation may have resulted in a higher or lower fair value measurement.
The Registrants primarily apply the market approach for recurring fair value measurements using the best information available. Accordingly, the Registrants maximize the use of observable inputs and minimizes the use of unobservable inputs. There were no changes in valuation methodologies used as of December 31, 2025, from those used as of December 31, 2024. The determination of the fair value measures takes into consideration various factors, including but not limited to, nonperformance risk, counterparty credit risk and the impact of credit enhancements (such as cash deposits, LOCs and priority interests). The impact of these forms of risk was not significant to the fair value measurements.
For investments reported at NAV where there is no readily determinable fair value, a practical expedient is available that allows the NAV to approximate fair value. Investments that use NAV as a practical expedient are excluded from the requirement to be categorized within the fair value hierarchy tables. Instead, these investments are reported outside of the fair value hierarchy tables to assist in the reconciliation of investment balances reported in the tables to the balance sheet. The Registrants have elected the NAV practical expedient for investments in private equity funds, insurance-linked securities, hedge funds (absolute return) and real estate funds held within the pension plan. See Note 4., “Pension and Other Postemployment Benefits,” of the Combined Notes to Financial Statements of the Registrants for the pension financial assets accounted for at fair value by level within the fair value hierarchy.
The following tables set forth the recurring assets and liabilities that are accounted for at fair value by level within the fair value hierarchy:

	December 31, 2025				December 31, 2024
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Assets	(In millions)
Derivative assets FTRs (1)	$—	$—	$21	$21	$—	$—	$7	$7
Equity securities	2	—	—	2	2	—	—	2
U.S. state debt securities (2)	—	280	—	280	—	276	—	276
Cash, cash equivalents and restricted cash (3)	99	—	—	99	154	—	—	154
Other (4)	—	56	—	56	—	45	—	45

Total assets	$101	$336	$21	$458	$156	$321	$7	$484

Liabilities
Derivative liabilities FTRs (1)	$—	$—	$(1)	$(1)	$—	$—	$—	$—

Total liabilities	$—	$—	$(1)	$(1)	$—	$—	$—	$—

Net assets (liabilities)	$101	$336	$20	$457	$156	$321	$7	$484

(1)	Contracts are subject to regulatory accounting treatment and changes in market values do not impact earnings.
(2)	Related to JCP&L’s investments held in the spent nuclear fuel disposal trusts, see below.
(3)
Restricted cash of $42 million and $43 million as of December 31, 2025 and 2024, respectively, primarily relates to cash collected from MP, PE and the Ohio Companies’ customers that is specifically used to service debt of their respective funding companies. See Note 11., “Capitalization,” of the Combined Notes to Financial Statements of the Registrants for additional information.

(4)	Primarily consists of short-term investments, of which $17 million and $6 million as of December 31, 2025, and December 31, 2024, respectively, are held by JCP&L.
INVESTMENTS
All temporary cash investments purchased with an initial maturity of three months or less are reported as cash equivalents on the Consolidated Balance Sheets at cost, which approximates their fair market value. Investments other than cash and cash equivalents include AFS debt securities and other investments. The Registrants have no debt securities held for trading purposes.
Generally, unrealized gains and losses on equity securities are recognized in income whereas unrealized gains and losses on AFS debt securities are recognized in AOCI. However, the JCP&L spent nuclear fuel disposal

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trusts are subject to regulatory accounting with all gains and losses on equity and AFS debt securities offset against reg ulat
ory assets.
Spent Nuclear Fuel Disposal Trusts
JCP&L holds debt securities within the spent nuclear fuel disposal trust, which are classified as AFS securities, recognized at fair market value. The trust is intended for funding spent nuclear fuel disposal fees to the United States Department of Energy associated with the previously owned Oyster Creek and Three Mile Island Unit 1 nuclear power facilities.
The following table summarizes the amortized cost basis, unrealized gains, unrealized losses and fair values of investments held in nuclear fuel disposal trusts as of December 31, 2025 and 2024:

	December 31, 2025 (1)				December 31, 2024 (2)
	Cost Basis	Unrealized Gains	Unrealized Losses	Fair Value	Cost Basis	Unrealized Gains	Unrealized Losses	Fair Value
	(In millions)
Debt securities	$290	$2	$(12)	$280	$299	$—	$(23)	$276

(1)	Excludes short-term cash investments of $17 million as of December 31, 2025.
(2)	Excludes short-term cash investments of $6 million as of December 31, 2024.
Proceeds from the sale of investments in AFS debt securities, realized gains and losses on those sales and interest and dividend income for the years ended December 31, 2025, 2024 and 2023, were as follows for the Registrants:

	For the Years Ended December 31,
	2025	2024	2023
	(In millions)
Sale Proceeds	$102	$121	$38
Realized Gains	1	—	—
Realized Losses	(12)	(15)	(3)
Interest and Dividend Income	13	13	12
Other Investments
Other investments include employee benefit trusts, which are primarily invested in corporate-owned life insurance policies and equity method investments. Earnings and losses associated with corporate-owned life insurance policies and equity method investments are reflected in the “Miscellaneous Income, net” line of FirstEnergy’s Consolidated Statements of Income. Other investments were $344 million and $370 million as of December 31, 2025 and 2024, respectively, and are excluded from the amounts reported above. See Note 1., “Organization and Basis of Presentation,” of the Combined Notes to Financial Statements of the Registrants for additional information on FirstEnergy’s equity method investments.
For the years ended December 31, 2025, 2024 and 2023,
pre-tax
income related to corporate-owned life insurance policies were $19 million, $16 million and $18 million, respectively. Corporate-owned life insurance policies are valued using the cash surrender value and any changes in value during the period are recognized as income or expense.
LONG-TERM DEBT AND OTHER LONG-TERM OBLIGATIONS
All borrowings with initial maturities of less than one year are defined as short-term financial instruments under GAAP and are reported as Short-term borrowings on the Consolidated Balance Sheets at cost. Since these borrowings are short-term in nature, the Registrants believe that their costs approximate their fair market value.

The following table provides the approximate fair value and related carrying amounts of long-term debt, which excludes finance lease obligations and net unamortized debt issuance costs, unamortized fair value adjustments, premiums and discounts as of December 31, 2025 and 2024:

	As of December 31
FirstEnergy	2025	2024
	(In millions)
Carrying Value	$26,390	$23,594
Fair Value	$25,756	$22,128

	As of December 31
JCP&L	2025	2024
	(In millions)
Carrying Value	$3,050	$2,350
Fair Value	$3,059	$2,284
The fair values of long-term debt and other long-term obligations reflect the present value of the cash outflows relating to those securities based on the current call price, the yield to maturity or the yield to call, as deemed appropriate at the end of each respective period. The yields assumed were based on securities with similar characteristics offered by corporations with credit ratings similar to those of the Registrants. The Registrants classified short-term borrowings, long-term debt and other long-term obligations as Level 2 in the fair value hierarchy as of December 31, 2025 and 2024.
See Note 11., “Capitalization,” of the Combined Notes to Financial Statements of the Registrants for further information on long-term debt issued and redeemed during the twelve months ended December 31, 2025.
11. CAPITALIZATION
The disclosures in this note apply to both Registrants, unless indicated otherwise.
COMMON STOCK
Dividends
Dividends declared and paid per share of FE common stock during 2025 and 2024 were as follows:

	Dividends Declared		Dividends Paid
	2025	2024	2025	2024
Q1	$0.445	$0.425	$0.425	$0.410
Q2	—	—	0.445	0.425
Q3	0.890	0.850	0.445	0.425
Q4	0.445	0.425	0.445	0.425

Total	$1.780	$1.700	$1.760	$1.685

The amount and timing of all dividend declarations are subject to the discretion of the FE Board and its consideration of earnings, cash flows, credit metrics, as well as general economic and business conditions. In addition to declaring dividends from retained earnings, FE can declare dividends from paid-in
capital accounts.
When FE makes distributions to shareholders, it is required to subsequently determine and report the tax characterization of those distributions for purposes of shareholders’ income taxes. Whether a distribution is characterized as a dividend or a return of capital (and possible capital gain) depends upon an internal tax calculation to determine earnings and profits for income tax purposes. Earnings and profits should not be

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confused with earnings or net income under GAAP. Further, after FE reports the expected tax characterization of distributions it has paid, the actual characterization could vary from its expectation with the result that holders of FE’s common stock could incur different income tax liabilities than expected.
In general, distributions are characterized as dividends to the extent the amount of such distributions do not exceed FE’s calculation of current or accumulated earnings and profits. Distributions in excess of current and accumulated earnings and profits may be treated as a non-taxable
return of capital. Generally, a
non-taxable
return of capital will reduce an investor’s basis in FirstEnergy’s stock for federal tax purposes, which will impact the calculation of gain or loss when the stock is sold.
FE realized an approximate $7 billion tax gain in 2024 from closing the FET Equity Interest Sale, which created sufficient earnings and profits to cause distributions made during 2024 and 2025 to be characterized as dividends for federal income tax purposes. Although FirstEnergy anticipates, based on current projections of earnings and profits, that distributions in the next several years also may be characterized as dividends for federal income tax purposes, such estimates can change and upon such characterization, shareholders are urged to consult their own tax advisors regarding the income tax treatment of FE’s distributions to them.
In addition to paying dividends from retained earnings, the Ohio Companies and JCP&L have authorization from FERC to pay cash dividends to FE from paid-in
capital accounts, as long as their FERC-defined
equity-to-total-capitalization
ratio remains above 35%. FERC also approved such authorization for TrAIL to pay cash dividends to FET from paid in-capital
accounts in December 2025. In addition, AGC has authorization from FERC to pay cash dividends to its parent, MP, from paid-in
capital accounts, as long as its FERC-defined
equity-to-total-capitalization
ratio remains above 45%. The governance documents, indentures, regulatory limitations, and FET P&SA II, and various other agreements, including those relating to the long-term debt of certain FirstEnergy subsidiaries contain provisions that could further restrict the payment of dividends on their common stock. As of December 31, 2025, none of these provisions materially restricted FirstEnergy subsidiaries’ abilities to pay cash dividends to their respective parent company.
Common Stock Issuance
FE issued approximately 1 million shares of common stock in 2025, 3 million shares of common stock in 2024 and 2 million shares of common stock in 2023 to registered shareholders and its directors and the employees of its subsidiaries under its Stock Investment Plan and certain share-based benefit plans.
PREFERRED AND PREFERENCE STOCK
FirstEnergy and certain of its subsidiaries are authorized to issue preferred stock and preference stock as of December 31, 2025, as follows:

	Preferred Stock		Preference Stock
	Shares Authorized	Par Value	Shares Authorized	Par Value
FE	5,000,000	$100
OE	6,000,000	$100	8,000,000	no par
OE	8,000,000	$25
CEI	4,000,000	no par	3,000,000	no par
TE	3,000,000	$100	5,000,000	$25
TE	12,000,000	$25
JCP&L	15,600,000	no par
MP	940,000	$100
PE	10,000,000	$0.01
As of December 31, 2025 and 2024, there were
no
preferred stock or preference stock outstanding.

LONG-TERM DEBT AND OTHER LONG-TERM OBLIGATIONS
The following tables present outstanding long-term debt and finance lease obligations for FirstEnergy and JCP&L as of December 31, 2025 and 2024:

	As of December 31, 2025		As of December 31,
FirstEnergy	Maturity Date	Interest Rate	2025	2024
			(In millions)
FMBs and secured notes - fixed rate	2026-2059	2.650% - 8.250%	$5,214	$4,963
Unsecured notes - fixed rate	2026-2050	2.250% - 6.875%	21,176	18,631
Finance lease obligations			10	12
Unamortized debt discounts			(20)	(14)
Unamortized debt issuance costs			(150)	(122)
Unamortized fair value adjustments			1	3
Currently payable long-term debt			(723)	(977)

Total long-term debt and other long-term obligations			$25,508	$22,496

	As of December 31, 2025		As of December 31,
JCP&L	Maturity Date	Interest Rate	2025	2024
			(In millions)
Unsecured notes - fixed rate	2029-2037	2.750% - 6.400%	$3,050	$2,350
Finance lease obligations			4	5
Unamortized debt premiums/discounts			(7)	(4)
Unamortized debt issuance costs			(22)	(11)
Currently payable long-term debt			(2)	(1)

Total long-term debt and other long-term obligations			$3,023	$2,339

See Note 7., “Leases,” of the Combined Notes to Financial Statements of the Registrants for additional information related to finance leases.
FirstEnergy had the following redemptions and issuances during the twelve months ended December 31, 2025:

Company	Type	Redemption/Issuance Date	Interest Rate	Maturity	Amount (In millions)	Description
Redemptions
FE	Senior Unsecured Notes	March, 2025	2.05%	2025	$300	FE redeemed unsecured notes that became due.

TrAIL	Senior Unsecured Notes	May, 2025	3.76%	2025	$75	TrAIL redeemed unsecured notes that became due.

TrAIL	Senior Unsecured Notes	June, 2025	3.85%	2025	$550	TrAIL redeemed unsecured notes that became due.

FE	Senior Unsecured Convertible Notes	June, 2025	4.00%	2026	$1,206	FE repurchased approximately $1,206 million of the principal amount of its 2026 Convertible Notes for $1,225 million, including a premium of approximately $19 million.

JCP&L	Senior Unsecured Notes	October, 2025	4.30%	2026	$650	On October 16, 2025, JCP&L redeemed $650 million of 4.30% senior notes due 2026.

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Company	Type	Redemption/Issuance Date	Interest Rate	Maturity	Amount (In millions)	Description
Redemptions

FE	Senior Unsecured Notes	December, 2025	1.60%	2026	$300	On December 31, 2025, FE redeemed $300 million of 1.60% senior notes due 2026.

Issuances

TrAIL	Senior Unsecured Notes	April, 2025	5.00%	2031	$600	Proceeds were used to redeem senior notes that came due in 2025, to refinance existing debt, for working capital, and for other general corporate purposes.

ATSI	Senior Unsecured Notes	May, 2025	5.00%	2030	$225	Proceeds were used to refinance existing debt, to finance capital expenditures, for working capital, and for other general corporate purposes.

OE	Senior Unsecured Notes	May, 2025	4.95%	2029	$300	Proceeds were used to refinance existing debt, to finance capital expenditures, for working capital, and for other general corporate purposes.

MAIT	Senior Unsecured Notes	June, 2025	5.00%	2031	$200	Proceeds were used to refinance existing debt, to finance capital expenditures, for working capital, and for other general corporate purposes.

PE	FMBs	June, 2025	5.00%	2030	$200	Proceeds were used to refinance existing debt, to finance capital expenditures, for working capital, and for other general corporate purposes.

TE	Senior Secured Notes	June, 2025	5.18%	2030	$100	Proceeds were used to refinance existing debt, to finance capital expenditures, for working capital, and for other general corporate purposes.

FE	Senior Unsecured Convertible Notes	June, 2025	3.63%	2029	$1,350	Proceeds were used to refinance existing debt, to repurchase a portion of its 2026 Convertible Notes, and for other general corporate purposes.

FE	Senior Unsecured Convertible Notes	June, 2025	3.88%	2031	$1,150	Proceeds were used to refinance existing debt, to repurchase a portion of its 2026 Convertible Notes, and for other general corporate purposes.

FET	Senior Unsecured Notes	August, 2025	4.75%	2033	$450	Proceeds were used to refinance existing debt, to finance capital expenditures, for working capital, and for other general corporate purposes.

JCP&L	Senior Unsecured Notes	September, 2025	4.15%	2029	$350	Proceeds were used to refinance existing debt, including the repayment of the remaining $650 million aggregate principal amount of JCP&L’s 4.30% senior notes due 2026, to finance capital expenditures, and for other general corporate purposes.

JCP&L	Senior Unsecured Notes	September, 2025	4.40%	2031	$500	Proceeds were used to refinance existing debt, including the repayment of the remaining $650 million aggregate principal amount of JCP&L’s 4.30% senior notes due 2026, to finance capital expenditures, and for other general corporate purposes.

JCP&L	Senior Unsecured Notes	September, 2025	5.15%	2036	$500	Proceeds were used to refinance existing debt, including the repayment of the remaining $650 million aggregate principal amount of JCP&L’s 4.30% senior notes due 2026, to finance capital expenditures, and for other general corporate purposes.

(1)	Excludes principal payments on securitized bonds.

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FE Convertible Notes Issuance
On May 4, 2023, FE issued $1.5 billion aggregate principal amount of 2026 Convertible Notes, with a fixed interest rate of 4.00% per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2023. The 2026 Convertible Notes are unsecured and unsubordinated obligations of FE, and will mature on May 1, 2026, unless required to be converted or repurchased in accordance with their terms. FE may not elect to redeem the 2026 Convertible Notes prior to the maturity date. The 2026 Convertible Notes are included within “Long-term debt and other long-term obligations” on the FirstEnergy Consolidated Balance Sheets. Proceeds from the issuance were approximately $1.48 billion, net of issuance costs.
Through the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the 2026 Convertible Notes may convert all or any portion of their 2026 Convertible Notes at their option at any time at the conversion rate then in effect. FE will settle conversions of the 2026 Convertible Notes, if any, by paying cash for the aggregate principal amount of the 2026 Convertible Notes being converted and its conversion obligation in excess of such aggregate principal amount.
The amount of consideration that a holder will receive upon conversion will be determined by reference to the volume-weighted average price of FE’s common stock for each trading day in a 40 trading day observation period. For any conversions on or after February 1, 2026, this period would be the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding the maturity date.
On June 12, 2025, FE issued $1.35 billion aggregate principal amount of its 2029 Convertible Notes and $1.15 billion aggregate principal amount of its 2031 Convertible Notes.
The 2029 Convertible Notes and 2031 Convertible Notes bear interest at a rate of 3.625% per year and 3.875% per year, respectively, payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2026. The 2029 Convertible Notes and 2031 Convertible Notes are unsecured and unsubordinated obligations of FE and will mature on January 15, 2029 and January 15, 2031, respectively, unless earlier converted or repurchased in accordance with their terms.
The notes are included within “Long-term debt and other long-term obligations” on the FirstEnergy Consolidated Balance Sheets. Proceeds from the issuance were approximately $2.47 billion, net of issuance costs.
Holders may convert notes at their option at any time prior to the close of business on the business day immediately preceding: (i) October 15, 2028, with respect to the 2029 Convertible Notes, and (ii) October 15, 2030, with respect to the 2031 Convertible Notes, only under certain conditions:

•
During any calendar quarter, if the last reported sale price of FE’s common stock for at least 20 trading days during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•
During the five consecutive business day period immediately after any 10 consecutive trading day period in which the trading price per $1,000 principal amount of the 2029 Convertible Notes and 2031 Convertible Notes for each trading day of such 10 trading-day
period was less than 98% of the product of the last reported sale price of FE’s common stock and the conversion rate on each such trading day; or

•	Upon the occurrence of certain corporate events specified in the indenture governing the 2029 Convertible Notes and 2031 Convertible Notes.
On or after October 15, 2028, in the case of the 2029 Convertible Notes, and on or after October 15, 2030, in the case of the 2031 Convertible Notes, until the close of business on the second scheduled trading day immediately preceding the maturity date of the relevant series of notes, holders may convert all or any portion of their notes of

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such series at any time, regardless of the foregoing conditions. FE will settle conversions of such notes by paying cash up to the aggregate principal amount of the notes to be converted and paying or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the notes being converted, subject to the applicable terms of the indentures.
The conversion rate for each of the series of notes will initially be 20.9275 shares of FE’s common stock per $1,000 principal amount of such notes (equivalent to an initial conversion price of approximately $47.78 per share of FE’s common stock). The initial conversion price of such notes represents a premium of approximately 20% over the last reported sale price of FE’s common stock on the New York Stock Exchange on June 9, 2025. The conversion rate and the corresponding conversion price will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date with respect to a series of notes (and, in the case of the 2031 Convertible Notes, if FE delivers a notice of redemption with respect to the 2031 Convertible Notes), FE will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes of such series in connection with such corporate event or redemption as applicable.
FE may not redeem the 2029 Convertible Notes prior to the maturity date of the 2029 Convertible Notes. On or after January 15, 2029 and prior to the 40th trading day immediately before the maturity date of the 2031 Convertible Notes, FE may redeem for cash all or any of the portion of the 2031 Convertible Notes, subject to certain partial redemption limitations and only under certain conditions.
If FE undergoes a fundamental change (as defined in the relevant indenture), subject to certain conditions, holders of the 2026 Convertible Notes, 2029 Convertible Notes and/or 2031 Convertible Notes may require FE to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the convertible notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (as defined in the relevant indenture). In addition, following certain corporate events that occur prior to the maturity date with respect to a series of convertible notes (and, in the case of the 2031 Convertible Notes, if FE delivers a notice of redemption with respect to the 2031 Convertible Notes), FE will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes of such series in connection with such corporate event or redemption, as applicable.
Separate from the issuance of the 2029 Convertible Notes and 2031 Convertible Notes, FE repurchased approximately $1.2 billion aggregate principal amount of the 2026 Convertible Notes, using a portion of the proceeds from the offering of the 2029 Convertible Notes and 2031 Convertible Notes described above. FE may, in the future, effect additional repurchases of remaining outstanding 2026 Convertible Notes.
FET Senior Notes and Registration Rights
On August 13, 2025, FET issued $450 million of senior unsecured notes due in 2033, in a private offering that included a registration rights agreement in which FET agreed to conduct an exchange offer of these senior notes for the like principal amounts registered under the Securities Act within 366 days of closing of the offering. On November 4, 2025, FET filed a registration statement on Form
S-4
for the exchange offer with the SEC, which was declared effective on December 3, 2025. On January 21, 2026, FET completed the exchange offer of these senior notes for like principal amounts registered under the Securities Act.
JCP&L Senior Notes and Registration Rights
On December 5, 2024, JCP&L issued $700 million of senior unsecured notes due in 2035 in a private offering that included a registration rights agreement in which JCP&L agreed to conduct an exchange offer of these senior notes for like principal amounts registered under the Securities Act. On April 1, 2025, JCP&L filed a registration statement on Form
S-4
with the SEC, which became effective on April 11, 2025.

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On September 4, 2025, JCP&L issued: (i) $350 million of senior unsecured notes due in 2029; (ii) $500 million of senior unsecured notes due in 2031; and (iii) $500 million of senior unsecured notes due in 2036, in a private offering that included a registration rights agreement in which JCP&L agreed to conduct an exchange offer of these senior notes for the like principal amounts registered under the Securities Act within 366 days of closing of the offering.
Scheduled Debt Repayments
The following table presents scheduled debt repayments or debt that has been noticed for redemption for outstanding long-term debt, excluding finance leases, fair value purchase accounting adjustments and unamortized debt discounts and premiums, for the next five years as of December 31, 2025.

FirstEnergy (In millions)	2026	2027	2028	2029	2030
Scheduled debt repayments	$720	$2,003	$2,453	$3,064	$2,456

JCP&L (In millions)	2026	2027	2028	2029	2030
Scheduled debt repayments	$—	$—	$—	$350	$—
Securitized Bonds
Environmental Control Bonds
The consolidated financial statements of FirstEnergy include environmental control bonds issued by two bankruptcy remote, special purpose limited liability companies that are indirect subsidiaries of MP and PE. Proceeds from the bonds were used to construct environmental control facilities. Principal and interest owed on the environmental control bonds is secured by, and payable solely from, the proceeds of the environmental control charges. Creditors of FirstEnergy, other than the limited liability company SPEs, have no recourse to any assets or revenues of the special purpose limited liability companies. As of December 31, 2025 and 2024, $156 million and $188 million of environmental control bonds were outstanding, respectively.
Phase-In
Recovery Bonds
In June 2013, the SPEs formed by the Ohio Companies issued approximately $445 million of pass-through trust certificates supported by phase-in
recovery bonds to securitize the recovery of certain
all-electric
customer heating discounts, fuel and purchased power regulatory assets. The phase-in
recovery bonds are payable only from, and secured by, phase in recovery property owned by the SPEs. The bondholder has no recourse to the general credit of FirstEnergy or any of the Ohio Companies. Each of the Ohio Companies, as servicer of its respective SPE, manages and administers the phase in recovery property including the billing, collection and remittance of usage-based charges payable by retail electric customers. The SPEs are considered VIEs and each one is consolidated into its applicable utility. As of December 31, 2025 and 2024, $159 million and $175 million of the phase-in
recovery bonds were outstanding, respectively.
FMBs
The Ohio Companies, FE PA, MP and PE each have a first mortgage indenture under which they can issue FMBs secured by a direct first mortgage lien on substantially all of their property and franchises, other than specifically excepted property. The outstanding debt under the FMBs of specific FE PA predecessors (WP and Penn) were assumed by FE PA.
Debt Covenant Default Provisions
FirstEnergy has various debt covenants under certain financing arrangements, including its revolving credit facilities and term loans. The most restrictive of the debt covenants relate to the nonpayment of interest and/or

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principal on such debt and the maintenance of certain financial ratios. The failure by FirstEnergy to comply with the covenants contained in its financing arrangements could result in an event of default, which may have an adverse effect on its financial condition. As of December 31, 2025, FirstEnergy remains in compliance with all debt covenant provisions.
Additionally, there are cross-default provisions in a number of the financing arrangements. These provisions generally trigger a default in the applicable financing arrangement of an entity if it, or any of its significant subsidiaries, default under another financing arrangement in excess of a certain principal amount, typically $100 million. Such defaults by any of the Electric Companies or Transmission Companies would cross-default certain FE financing arrangements containing these provisions, and a certain FET Financing arrangement, with respect to the Transmission Companies only. Such defaults by AE Supply would not cross-default to applicable financing arrangements of FE. Also, defaults by FE would generally not cross-default applicable financing arrangements of any of FE’s subsidiaries. Cross-default provisions are not typically found in any of the senior notes or FMBs of FE or its subsidiaries.
12. SHORT-TERM BORROWINGS AND BANK LINES OF CREDIT
The disclosures in this note apply to both Registrants, unless indicated otherwise.
FirstEnergy had $325 million and $550 million of outstanding short-term borrowings as of December 31, 2025 and 2024, respectively.
JCP&L had $93 million and $22 million of outstanding short-term borrowings as of December 31, 2025 and 2024, respectively.
On October 27, 2025, FE, the Electric Companies, Transmission Companies and FET, each entered into an amended credit facility to, among other things: (i) remove the
10
basis point credit spread adjustment from the interest rate calculation; (ii) permit a one-week
interest period for any Term Benchmark Advance (as defined under each of the Amended Credit Facilities) based upon daily simple SOFR; and (iii) extend the maturity date of each credit facility for an additional one-year
period (a) from October 20, 2028 to October 20, 2029 for the KATCo credit facility, (b) from October 20, 2029 to October 20, 2030 for the FET credit facility and (c) from October 18, 2028 to October 18, 2029 for the remaining Amended Credit Facilities.
As of December 31, 2025, available liquidity under the Credit Facilities totaled approximately $5.6 billion. JCP&L’s available liquidity under its credit facility as of December 31, 2025 was $750 million.
Borrowings under each of the Amended Credit Facilities may be used for working capital and other general corporate purposes. Generally, borrowings under each of the credit facilities are available to each borrower separately and mature on the earlier of 364 days from the date of borrowing or the commitment termination date, as the same may be extended. Each of the Amended Credit Facilities contain financial covenants requiring each borrower, with the exception of FE, to maintain a consolidated debt-to-total-capitalization
ratio (as defined under each of the Amended Credit Facilities) of no more than 65%, and 75% for FET, measured at the end of each fiscal quarter. FE is required under its credit facility to maintain a consolidated interest coverage ratio of not less than
2.50
times, measured at the end of each fiscal quarter for the last four fiscal quarters.
Subject to each borrower’s sublimit, certain amounts are available for the issuance of LOCs (subject to borrowings drawn under the Amended Credit Facilities) expiring up to one year from the date of issuance. The stated amount of outstanding LOCs will count against total commitments available under each of the Amended Credit Facilities and against the applicable borrower’s borrowing sublimit. As of December 31, 2025, FirstEnergy had $185 million in outstanding LOCs, $52 million of which are issued under the Amended Credit Facilities.

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Each of the Amended Credit Facilities do not contain provisions that restrict the ability to borrow or accelerate payment of outstanding advances in the event of any change in credit ratings of the borrowers. Pricing is defined in “pricing grids,” whereby the cost of funds borrowed under the Amended Credit Facilities are related to the credit ratings of the company borrowing the funds. Additionally, borrowings under each of the credit facilities are subject to the usual and customary provisions for acceleration upon the occurrence of events of default, including a cross-default for other indebtedness in excess of
$100 million.
As of December 31, 2025, FE was in compliance with its applicable consolidated interest coverage ratio and the Electric Companies, the Transmission Companies, and FET were each in compliance with their debt-to-total-capitalization
ratio covenants under each of their Amended Credit Facilities.
FirstEnergy Money Pools
FirstEnergy’s regulated operating subsidiary companies also have the ability to borrow from each other and FE to meet their short-term working capital requirements. Effective September 23, 2024, AGC and KATCo became participants in the regulated companies’ money pool. Similar but separate arrangements exist among FirstEnergy’s unregulated companies with AE Supply, FE, FET, FEV and certain other unregulated subsidiaries. As of June 1, 2024, FET no longer participates in the unregulated money pool. FESC administers these money pools and tracks surplus funds of FE and the respective regulated and unregulated subsidiaries, as the case may be, as well as proceeds available from bank borrowings. Companies receiving a loan under the money pool agreements must repay the principal amount of the loan, together with accrued interest, within 364 days of borrowing the funds. The rate of interest is the same for each company receiving a loan from their respective pool and is based on the average cost of funds available through the pool.

	Regulated Companies’ Money Pool		Unregulated Companies’ Money Pool
Average Interest Rates	2025	2024	2025	2024
For the Years Ended December 31,	4.51%	5.74%	4.89%	6.44%
Weighted Average Interest Rates
FirstEnergy
- The annual weighted average interest rates on short-term borrowings through the years ended December 31, 2025 and 2024 were 5.72% and 7.10%, respectively.
JCP&L
- The annual weighted average interest rates on short-term borrowings through the years ended December 31, 2025 and 2024 were 7.58% and 6.76%, respectively.
13. REGULATORY MATTERS
The disclosures in this note apply to FirstEnergy, with the disclosures under “State Regulation”, “New Jersey”, “FERC Regulatory Matters”, “FERC Audit”, “Transmission ROE Methodology”, “Transmission Rate Incentives”, “Transmission Planning Supplemental Projects”, and “Local Transmission Planning Complaint” also applicable to JCP&L.
STATE REGULATION
Each of the Electric Companies retail rates, conditions of service, issuance of securities and other matters are subject to regulation in the states in which it operates - in Maryland by the MDPSC, in New Jersey by the NJBPU, in Ohio by the PUCO, in Pennsylvania by the PPUC, in West Virginia by the WVPSC and in New York by the NYPSC. The transmission operations of PE and TrAIL in Virginia, ATSI in Ohio, the Transmission Companies in Pennsylvania, PE and MP in West Virginia, and PE in Maryland are subject to certain regulations of the VSCC, PUCO, PPUC, WVPSC, and MDPSC, respectively. In addition, under Ohio law, municipalities

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may regulate rates of a public utility, subject to appeal to the PUCO if not acceptable to the utility. Further, if any of the FirstEnergy affiliates were to engage in the construction of significant new transmission facilities, depending on the state, they may be required to obtain state regulatory authorization to site, construct and operate the new transmission facility.
The following table summarizes the key terms of state base rate orders in effect for the Electric Companies as of December 31, 2025:

Company	Rates Effective For Customers	Allowed Debt/Equity Capital Structure	Allowed ROE
CEI (1)	May 2009	51% / 49%	10.5%
FE PA	January 2025	Settled (2)	Settled (2)
MP	March 2024	Settled (2)	9.8%
JCP&L	June 2024	48.1% / 51.9%	9.6%
OE (1)	January 2009	51% / 49%	10.5%
PE (West Virginia)	March 2024	Settled (2)	9.8%
PE (Maryland)	October 2023	47% / 53%	9.5%
TE (1)	January 2009	51% / 49%	10.5%

(1)
On November 19, 2025, the PUCO issued an order in the Ohio Companies’ base rate case that authorized a capital structure of 48.8% debt and 51.2% equity, and an ROE of 9.63%. New rates reflecting this order were not yet in effect as of December 31, 2025.

(2)	Commission-approved settlement agreements did not disclose allowed debt/equity and/or ROE rates.
MARYLAND
PE operates under MDPSC-approved distribution base rates that were effective as of October 19, 2023, and that were subsequently modified by an MDPSC order dated January 3, 2024, which became effective as of March 1, 2024. PE also provides SOS pursuant to a combination of settlement agreements, MDPSC orders and regulations, and statutory provisions. SOS supply is competitively procured in the form of rolling contracts of varying lengths through periodic auctions that are overseen by the MDPSC and a third-party monitor. Although settlements with respect to SOS supply for PE customers have expired, service continues in the same manner until changed by order of the MDPSC. PE recovers its costs plus a return for providing SOS.
The EmPOWER Maryland program, following passage of the Climate Solutions Now Act of 2022, required annual incremental energy efficiency targets of 2% per year from 2022 through 2024, 2.25% per year in 2025 and 2026, and 2.5% per year in 2027 and thereafter. On August 1, 2023, PE filed its proposed plan for the 2024-2026 cycle as required by the MDPSC. Additionally, at the direction of the MDPSC, PE together with other Maryland utilities were required to address GHG reductions in addition to energy efficiency. In compliance with the MDPSC directive, PE submitted three scenarios with projected costs over a three-year cycle of $311 million, $354 million, and $510 million, respectively. On December 29, 2023, the MDPSC issued an order approving the $311 million scenario for most programs, with some modifications. On August 15, 2024, PE filed a revised plan for the remainder of the 2024-2026 cycle to comply with refined GHG reduction targets with a total budget of $314 million, which the MDPSC approved on December 27, 2024. PE recovers EmPOWER Maryland program costs with carrying costs on unamortized balances through an annually reconciled surcharge, with certain costs subject to recovery over a five-year amortization period. Lost distribution revenue attributable to energy efficiency or demand reduction is recovered only through base rates. Consistent with an MDPSC order dated December 29, 2022, phasing out the unamortized balances of EmPOWER Maryland investments, PE is required to expense 67% of its EmPOWER Maryland program costs in 2025, and 100% in 2026 and beyond. All previously unamortized costs for prior cycles are to be collected by the end of 2030, consistent with the 2024-2026 order issued on December 29, 2023. Legislation which took effect on July 1, 2024 is expected to reduce the carrying costs on the EmPOWER Maryland unamortized balances for PE by a total of $25 to $30 million over the period of 2024-2030. On July 31, 2024, the MDPSC issued an order implementing revised EmPOWER Maryland surcharge rates for PE

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in accordance with the new law, denying PE’s request for a hearing that sought to challenge certain portions of the law. On August 30, 2024, PE filed a petition seeking judicial review of its challenge to the law in the Circuit Court for Washington County, Maryland. On August 6, 2025, the Circuit Court for Washington County, Maryland issued an order granting PE’s petition, finding that the legislature may not change terms to apply retroactively to monies already expended. MDPSC and the Maryland Office of People’s Counsel have each appealed the decision. On November 14, 2025, the Appellate Court of Maryland issued an order denying the unopposed motion of the Attorney General of Maryland to Intervene without prejudice to the ability to file an amicus curiae brief, which the Attorney General filed on December 30, 2025. PE’s response brief was filed on January 21, 2026.
NEW JERSEY
JCP&L operates under NJBPU approved rates that took effect as of February 15, 2024, and became effective for customers as of June 1, 2024. JCP&L provides BGS for retail customers who do not choose a third-party EGS and for customers of third-party EGSs that fail to provide the contracted service. All New Jersey EDCs participate in this competitive BGS procurement process and recover BGS costs directly from customers as a charge separate from base rates.
The settlement of the distribution rate case in 2020, provided among other things, that JCP&L would be subject to a management audit, which began in May 2021. On April 12, 2023, the NJBPU accepted the final management audit report for filing purposes and ordered that interested stakeholders file comments on the report by May 22, 2023, which deadline was extended until July 31, 2023. JCP&L and one other party filed comments on July 31, 2023. On July 16, 2025, the NJBPU issued its final order, directing 100 of the 105 recommendations be implemented, including certain modifications. JCP&L filed its implementation plan on September 22, 2025, and began quarterly progress reporting in October 2025.
On September 17, 2021, in connection with
Mid-Atlantic
Offshore Development, LLC, a transmission company jointly owned by Shell New Energies US LLC and EDF Renewables North America, JCP&L submitted a proposal to the NJBPU and PJM to build transmission infrastructure connecting offshore wind-generated electricity to the New Jersey power grid. On October 26, 2022, the JCP&L proposal was accepted, in part, in an order issued by NJBPU. The proposal, as accepted, included approximately $723 million in investments for JCP&L to both build new and upgrade existing transmission infrastructure. JCP&L’s proposal projects an investment ROE of 10.2% and includes the option for JCP&L to acquire up to a 20% equity stake in
Mid-Atlantic
Offshore Development, LLC. The resulting rates associated with the project are expected to be shared among the ratepayers of all New Jersey electric utilities. On April 17, 2023, JCP&L applied for the FERC “abandonment” transmission rates incentive, which would provide for recovery of 100% of the cancelled prudent project costs that are incurred after the incentive is approved, and 50% of the costs incurred prior to that date, in the event that some or all of the project is cancelled for reasons beyond JCP&L’s control. On August 21, 2023, FERC approved JCP&L’s application, effective August 22, 2023.
On October 31, 2023, offshore wind developer, Orsted, announced plans to cease development of two offshore wind projects in New Jersey-Ocean Wind 1 and
2-having
a combined planned capacity of 2,248 MWs. On January 30, 2025, and February 25, 2025, Shell New Energies US LLC and EDF Renewables North America respectively announced that each was exiting its Atlantic Shores partnership to construct wind energy off the shore of New Jersey. On June 4, 2025, Atlantic Shores filed a petition with the NJBPU, requesting consent to terminate its 1.5 GW offshore wind project. These cancellations are not expected to directly affect JCP&L’s awarded projects.
On May 23, 2025, JCP&L filed with the NJBPU a motion seeking declaratory guidance in view of recent offshore wind developments, including a shift in federal energy policy toward more traditional energy resources. JCP&L requested that the NJBPU provide guidance either affirming the current project schedule or, alternatively, authorizing JCP&L to modify the schedule. On June 9, 2025, responses to JCP&L’s motion were filed with the NJBPU, including a cross-motion by the New Jersey Division of Rate Counsel to reopen the offshore wind

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transmission proceeding, which JCP&L opposed. JCP&L advised that it intended to comply with its contractual obligations to construct the transmission project, and that its motion was limited to seeking guidance on the construction milestones. On July 28, 2025, the New Jersey Division of Rate Counsel asked the NJBPU to take judicial notice of a recent NYPSC order terminating its offshore wind transmission infrastructure process in the interest of protecting ratepayers. On August 13, 2025, the NJBPU issued an order requesting that JCP&L delay expenditures of certain of the transmission investment planned by JCP&L for a
2.5-year
period, and directing that JCP&L work with NJBPU staff and PJM to ensure alignment as to the work that is to be continued on the original timeline and the work that is to be delayed consistent with the order.
Consistent with the commitments made in its proposal to the NJBPU, JCP&L formally submitted in November 2023 the first part of its application to the DOE to finance a substantial portion of the project using low-interest
rate loans available under the DOE’s Energy Infrastructure Reinvestment Program of the IRA of 2022. JCP&L submitted the second part of its two-part
application on March 13, 2024, which was approved on May 17, 2024. The DOE Loan Program Office initiated a due diligence review of the application shortly thereafter. On January 16, 2025, the DOE announced a conditional commitment to JCP&L for a loan guarantee of up to approximately $716 million for the project. On August 20, 2025, the DOE terminated its conditional commitment to JCP&L due to the DOE’s determination that a condition precedent could not be satisfied.
On November 9, 2023, JCP&L filed a petition for approval of its EnergizeNJ with the NJBPU that would, among other things, support grid modernization, system resiliency and substation modernization in technologies designed to provide enhanced customer benefits. JCP&L proposes EnergizeNJ will be implemented over a five-year budget period with estimated costs of approximately $935 million over the deployment period, of which, $906 million is capital investments and $29 million is operating and maintenance expenses. Under the proposal, the capital costs of EnergizeNJ would be recovered through JCP&L’s base rates via annual and semi-annual base rate adjustment filings. The 2023 base rate case stipulation that was filed on February 2, 2024, necessitated amendments to the EnergizeNJ program. On February 14, 2024, the NJBPU approved the stipulated settlement between JCP&L and various parties, resolving JCP&L’s request for a distribution base rate increase. On February 27, 2024, as part of the stipulated settlement, JCP&L amended its pending EnergizeNJ petition following receipt of NJBPU approval of the base rate case settlement, to remove the high-priority circuits that are to be addressed in the first phase of its reliability improvement plan and to include the second phase of its reliability improvement plan that is expected to further address certain high-priority circuits that require additional upgrades. On April 10, 2025, JCP&L, joined by various parties, filed a stipulated settlement with the NJBPU resolving JCP&L’s amended EnergizeNJ petition, which the NJBPU approved on April 23, 2025. The settlement provides for total program costs of $339 million, including capital investments in JCP&L’s electric distribution system of approximately $203 million, $132 million of matching capital investment and approximately $4 million of O&M expense. Pursuant to the settlement, the program began on July 1, 2025, and will continue through December 31, 2028. JCP&L has agreed to file a base rate case no later than January 1, 2030.
In February 2025, the NJBPU certified the results of its annual basic generation service auctions through which New Jersey’s four EDCs - including JCP&L - satisfy their generation supply requirements for BGS customers for the period beginning June 1, 2025 through May 31, 2026. The certified results resulted in significant rate increases for New Jersey EDC customers and, by order dated April 23, 2025, the NJBPU directed the four EDCs to submit proposals to mitigate the impact of the rate increases that affected residential customers beginning June 1, 2025. On May 7, 2025, JCP&L filed a petition in response to the April 2025 order, modeling four potential mitigation scenarios. On June 18, 2025, the NJBPU approved a stipulation that included JCP&L, NJBPU Staff and New Jersey Division of Rate Counsel, pursuant to which, among other things, JCP&L agreed to apply a temporary rate credit of $30.00 to each residential electric customer’s monthly bill in July and August 2025 that would be deferred in a regulatory asset and recovered with a charge of $10 applied to each residential bill from September 2025 through February 2026 to recover the amounts deferred, without carry charges, subject to a final reconciliation. As of December 31, 2025, JCP&L’s regulatory asset associated with this temporary rate credit was approximately $20 million.

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On August 13, 2025, the NJBPU issued an Order to Show Cause reviewing JCP&L’s 2024 Annual System Performance Report, which includes information regarding JCP&L’s systems level of electric service reliability performance during the prior calendar year. Failure to attain NJBPU’s minimum reliability levels may subject JCP&L to a penalty. The NJBPU order alleges JCP&L has failed to achieve minimum reliability levels for calendar years 2022, 2023, and 2024, and directed JCP&L to file an answer demonstrating why the NJBPU should not impose certain penalties upon JCP&L for such failure, which JCP&L filed on October 10, 2025. JCP&L is unable to predict the outcome or estimate the impact of this matter.
On January 14, 2026, the NJBPU issued an order authorizing JCP&L to modify its Lost Revenue Adjustment Mechanism rate rider in its tariff. The modification allows JCP&L to recover the revenue impact of sales losses of approximately $16 million
(pre-tax)
primarily resulting from the implementation of JCP&L’s Energy Efficiency and Conservation Plan during the one-year
period from July 1, 2023, through June 30, 2024. The modification was effective February 1, 2026.
OHIO
Until the rates approved in the 2024 base rate case go into effect, the Ohio Companies will continue to operate under PUCO-approved base distribution rates that became effective in 2009. The Ohio Companies operated under ESP IV through May 31, 2024, which provided for the supply of power to non-shopping
customers at a market-based price set through an auction process. From June 1, 2024, until January 31, 2025, the Ohio Companies operated under ESP V, as modified by the PUCO, and as further described below. On December 18, 2024, the PUCO approved the Ohio Companies’ notice to withdraw ESP V and approved the Ohio Companies’ proposal for returning to ESP IV, with modifications. ESP IV, as modified, continues the DCR rider, which supports continued investment related to the distribution system for the benefit of customers, with an annual revenue cap of $390 million. In addition, ESP IV, as modified, includes: (1) continuation of a base distribution rate freeze until ESP VI becomes effective or the Ohio Companies’ obtain the PUCO’s staff agreement; (2) a goal across FirstEnergy to reduce CO2 emissions by 90% below 2005 levels by 2045; and (3) contributions, totaling $6.39 million per year to: (a) fund energy conservation, economic development and job retention programs in the Ohio Companies’ service territories; and (b) establish fuel-funds in each of the Ohio Companies’ service territories to assist low-income
customers.
On April 5, 2023, the Ohio Companies filed an application with the PUCO for approval of ESP V, for an eight-year term beginning June 1, 2024, and continuing through May 31, 2032. On May 15, 2024, the PUCO issued an order approving ESP V with modifications, which became effective June 1, 2024, and would have continued through May 31, 2029. ESP V, as modified by the PUCO, provided for, among other things, the continuation of existing riders related to purchased power, transmission and uncollectibles, the continuation of the DCR rider with proposed annual revenue cap increases until new base rates are established, the continuation of the AMI rider, and the addition of new riders for recovery of storm and vegetation management expenses. Many of the terms and conditions were to be reconsidered in the base rate case. The ESP V order additionally directed the Ohio Companies to file another base distribution rate case not later than May 31, 2028, contribute $32.5 million during the term of ESP V to fund low-income
customer bill assistance programs and bill assistance for income-eligible senior citizens, and to develop an electric vehicle education program to assist customers in transitioning to electric vehicles which was recognized in the second quarter of 2024 within “Other operating expenses” at the Regulated Distribution segment and on FirstEnergy’s Consolidated Statements of Income. Due to the risks and uncertainty resulting from the Ohio Companies’ application for rehearing being denied by operation of law, on October 29, 2024, the Ohio Companies filed a notice of their intent to withdraw ESP V and proposed the terms under which they would resume operating under ESP IV. On December 18, 2024, the PUCO approved the Ohio Companies’ notice of withdrawal. Also on December 18, 2024, the PUCO approved the Ohio Companies’ proposal for returning to ESP IV, with modifications. Consistent with ESP IV, the PUCO authorized the Ohio Companies’ reinstatement of the DCR rider, with an annual revenue cap of $390 million, and denied the Ohio Companies’ request to continue ESP IV’s DCR rider revenue cap increases of $15 million per year. Additionally, the PUCO ordered that storm costs deferred under ESP V since June 1, 2024, remain on the Ohio Companies’

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books and subject to review in a future case. The PUCO also denied the Ohio Companies’ request to lift the base rate freeze in ESP IV, permitting the Ohio Companies’ pending base rate case to continue, but prohibiting new rates from going into effect until either the effective date of ESP VI, or the staff agrees that the freeze be lifted and new rates be implemented. On January 22, 2025, the PUCO approved the Ohio Companies’ revised ESP IV tariffs, effective February 1, 2025, at which time the Ohio Companies resumed operating under ESP IV. On April 7, 2025, certain intervenors filed an appeal to the Supreme Court of Ohio challenging the Ohio Companies’ return to ESP IV. On May 22, 2025, the Ohio Supreme Court granted the Ohio Companies motion to intervene in the appeal. On July 7, 2025, OCC and NOAC filed their Appellants’ brief. Appellees, including the PUCO and the Ohio Companies, filed their briefs on August 26, 2025, to which OCC and NOAC replied on September 15, 2025.
On January 31, 2025, the Ohio Companies filed an application with the PUCO for ESP VI, for a term beginning on the date new base distribution rates from the pending base rate case go into effect, in an effort to align with the ongoing base distribution rate case, and continuing through May 31, 2028. ESP VI proposed to continue providing power to non-shopping
customers at market-based prices set through an auction process, and proposed to continue riders supporting investment in the Ohio Companies’ distribution system, including Rider DCR with annual reliability performance-based revenue cap increases of $37 million to $43 million, and an AMI rider for recovery of approved grid modernization investments. ESP VI additionally proposed riders to support continued maintenance of the distribution system, including recovery of vegetation management and storm restoration operations and maintenance expenses. In addition, ESP VI proposed energy efficiency programs for low-income
customers, and included a commitment to spend $6.5 million annually over the ESP VI term, without recovery from customers, on initiatives to assist low-income
customers, as well as education and incentives to help ensure customers have good experiences with electric vehicles. On May 15, 2025, the Ohio Governor signed HB 15, which repealed the statute authorizing ESPs in Ohio, effective August 14, 2025. On December 17, 2025, the PUCO dismissed the Ohio Companies’ application for ESP VI due to the repeal of the ESP statute.
On March 14, 2025, as directed by the PUCO in its December 18, 2024, order approving the Ohio Companies’ revised ESP IV tariffs, the Ohio Companies filed with the PUCO a request to commence their statutorily required quadrennial review of ESP IV and establish a proposed schedule. On July 10, 2025, the Ohio Companies withdrew the request for the PUCO to establish a procedural schedule following the May 15, 2025 signing by the Ohio Governor of HB 15 ending the statutory mandate to conduct the quadrennial review, effective August 14, 2025. The OCC filed its response to the Ohio Companies’ notice of withdrawal on July 25, 2025, to which the Ohio Companies replied on August 1, 2025. The matter remains pending before the PUCO.
On May 31, 2024, the Ohio Companies filed their application for an increase in base distribution rates based on a 2024 calendar year test period. The Ohio Companies requested a net increase in base distribution revenues of approximately $94 million with a return on equity of 10.8% and capital structures of 44% debt and 56% equity for CEI, 46% debt and 54% equity for OE, and 45% debt and 55% equity for TE, which reflects a roll-in
of current riders such as DCR and AMI. Key components of the base rate case filing included a proposal to change pension and OPEB recovery to the delayed recognition method and to implement a mechanism to establish a regulatory asset (or liability) to recover (or refund) net differences between the amount of pension and OPEB expense requested in the proceeding and the actual amount each year using this method. Additionally, the Ohio Companies requested recovery of certain incurred costs, including the impact of major storms, a program to convert streetlights to LEDs, and others. On June 14, 2024, the Ohio Companies filed supporting testimony and on July 31, 2024, filed an update with an adjusted net increase of base distribution revenues of approximately $190 million and incorporated matters in the rate case as directed by the PUCO’s ESP V order. On December 18, 2024, the PUCO issued an order approving the Ohio Companies’ withdrawal of ESP V. On January 22, 2025, the PUCO approved the Ohio Companies’ revised ESP IV tariffs, effective February 1, 2025, at which time the Ohio Companies resumed operating under ESP IV. On January 27, 2025, the Ohio Companies notified the PUCO of their intention to update their application for an increase in base distribution rates to remove ESP V related provisions from the base rate case. On November 19, 2025, the PUCO issued an order in the rate case lifting the rate freeze and approving a net increase in base distribution revenues of the Ohio Companies of approximately

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$34 million, with a return on equity of 9.63% and a hypothetical capital structure of 48.8% debt and 51.2% equity for all three Ohio Companies, which reflects a roll-in
of current riders such as DCR and AMI. The PUCO authorized continuance of Rider DCR with a cap increase commensurate with capital investments through January 31, 2025, and approved the Ohio Companies’ proposal to change pension and OPEB recovery to the delayed recognition method. Additionally, the order authorizes recovery of certain deferred costs for storm restoration, operations and maintenance, and energy efficiency programs. As a result of the order, the Ohio Companies recognized a $352 million pre-tax
impairment charge related to future recovery disallowances of certain previously capitalized amounts. On November 26, 2025, the Ohio Companies filed proposed compliance tariffs. On December 19, 2025, the Ohio Companies and other parties filed applications for rehearing and on December 29, 2025, the Ohio Companies filed a memorandum against intervenors’ applications for rehearing. On January 7, 2026, the PUCO issued an entry granting rehearing in order to determine whether its November 19, 2025 base rate case opinion and order should be affirmed, abrogated, or modified on rehearing. On January 9, 2026, the Ohio Companies filed an expedited motion for ruling on the proposed compliance tariffs and on February 4, 2026, PUCO staff issued a letter recommending that most of the Ohio Companies’ proposed compliance tariffs be approved. The Ohio Companies cannot predict the outcome of the rehearing, but do not expect material changes to the November 2025 order.
On May 16, 2022, May 15, 2023, and May 15, 2024, the Ohio Companies filed their SEET applications for determination of the existence of significantly excessive earnings under ESP IV for calendar years 2021, 2022, and 2023, respectively. On May 15, 2025, the Ohio Companies filed their SEET application for determination of the existence of significantly excessive earnings under ESPs IV and V for calendar year 2024. Each application demonstrated that each of the individual Ohio Companies did not have significantly excessive earnings. These matters remain pending before the PUCO.
In the fourth quarter of 2020, motions were filed with the PUCO requesting that the PUCO amend the Ohio Companies’ riders for collecting the OVEC-related charges required by HB 6 to provide for refunds in the event such provisions of HB 6 are repealed. Neither the Ohio Companies nor FE benefit from the OVEC-related charges the Ohio Companies collect. Instead, the Ohio Companies were further required by HB 6 to remit all the OVEC-related charges they collect to non-FE
Ohio electric distribution utilities until August 14, 2025, at which time HB 15 became effective and the Ohio Companies stopped collecting OVEC-related charges. The Ohio Companies contested the motions, which are pending before the PUCO.
In 2020, the four proceedings below were opened by the PUCO relating to HB 6. The matters, described in full below, were resolved pursuant to the terms of an order issued by the PUCO on January 7, 2026. The order, which adopted without modification the terms of the stipulation and recommendation filed with the PUCO by the Ohio Companies and fourteen intervenors on December 19, 2026, vacated the approximately $250 million in monetary penalties assessed by the PUCO in its order issued on November 19, 2025. Instead, the January 7, 2026 PUCO order directed the Ohio Companies to pay their customers, among other things, restitution and refunds totaling approximately $275 million ($213 million after-tax),
of which, $25 million is recorded in “Other current liabilities” and approximately $250 million is recorded within “Regulatory Liabilities” on FirstEnergy’s Consolidated Balance Sheets. The refunds will be paid out over three billing cycles beginning in February 2026 and the matters are now resolved:

•
On September 8, 2020, the OCC filed motions in the Ohio Companies’ corporate separation audit and DMR audit dockets, requesting the PUCO to open an investigation and management audit, hire an independent auditor, and require FirstEnergy to show it did not improperly use money collected from consumers or violate any utility regulatory laws, rules or orders in its activities regarding HB 6. On December 30, 2020, in response to the OCC’s motion, the PUCO reopened the DMR audit docket, and directed PUCO staff to solicit a third-party auditor and conduct a full review of the DMR to ensure funds collected from customers through the DMR were only used for the purposes established in ESP IV. On June 2, 2021, the PUCO selected an auditor, and the auditor filed the final audit report on January 14, 2022, which made certain findings and recommendations. The report found that spending

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of DMR revenues was not required to be tracked, and that DMR revenues, like all rider revenues, are placed into the regulated money pool as a matter of routine, where the funds lose their identity. Therefore, the report could not suggest that DMR funds were used definitively for direct or indirect support for grid modernization. The report also concluded that there was no documented evidence that ties revenues from the DMR to lobbying for the passage of HB 6, but also could not rule out with certainty uses of DMR funds to support the passage of HB 6. The report further recommended that the regulated companies’ money pool be audited more frequently and the Ohio Companies adopt formal dividend policies. Final comments and responses were filed by parties during the second quarter of 2022. The proceeding was stayed in its entirety, including discovery and motions, continuously at the request of the U.S. Attorney for the Southern District of Ohio beginning in August 2022 and was lifted on February 26, 2024. On February 26, 2024, the Attorney Examiner consolidated this proceeding with the expanded DCR rider audit proceeding described below and on November 22, 2024, the administrative law judge ordered that the bifurcated portion of the corporate separation audit, discussed further below, be consolidated with the already-consolidated DMR audit and expanded DCR rider audit proceeding. Evidentiary hearings were held between June 10, 2025, and June 27, 2025. Initial and reply briefs were filed by the parties on July 21, 2025, and August 4, 2025, respectively.

•
On September 15, 2020, the PUCO opened a new proceeding to review the political and charitable spending by the Ohio Companies in support of HB 6 and the subsequent referendum effort, and directed the Ohio Companies to show cause, demonstrating that the costs of any political or charitable spending in support of HB 6, or the subsequent referendum effort, were not included, directly or indirectly, in any rates or charges paid by customers. The Ohio Companies initially filed a response stating that the costs of any political or charitable spending in support of HB 6, or the subsequent referendum effort, were not included, directly or indirectly, in any rates or charges paid by customers, but on August 6, 2021, filed a supplemental response explaining that, in light of the facts set forth in the DPA and the findings of the DCR rider audit report further discussed below, political or charitable spending in support of HB 6, or the subsequent referendum effort, affected pole attachment rates paid by approximately $15,000. On October 26, 2021, the OCC filed a motion requesting the PUCO to order an independent external audit to investigate FE’s political and charitable spending related to HB 6, and to appoint an independent review panel to retain and oversee the auditor. In November and December 2021, parties filed comments and reply comments regarding the Ohio Companies’ original and supplemental responses to the PUCO’s September 15, 2020, show cause directive. On May 4, 2022, the PUCO selected a third-party auditor to determine whether the show cause demonstration submitted by the Ohio Companies is sufficient to ensure that the cost of any political or charitable spending in support of HB 6 or the subsequent referendum effort was not included, directly or indirectly, in any rates or charges paid by ratepayers. The proceeding was stayed in its entirety, including discovery and motions, continuously at the request of the U.S. Attorney for the Southern District of Ohio beginning in August 2022 and the stay was lifted on February 26, 2024. On September 30, 2024, the third-party auditor’s report was filed. The audit examined 53 payments totaling approximately $75 million made in support of the passage of HB 6 and subsequent referendum efforts, and concluded that less than $5 million was allocated to the Ohio Companies. The audit report affirmed the Ohio Companies’ conclusion in its August 6, 2021 filing that a rate impact of less than $15,000 was charged to the Ohio Companies’ pole attachment customers associated with political and charitable spending in support of HB 6. On October 22, 2024, parties filed comments on the audit report, and on November 5, 2024, parties filed reply comments. On September 5, 2025, the administrative law judge set a procedural schedule, but stayed it on December 29, 2025.

•
In connection with an ongoing audit of the Ohio Companies’ policies and procedures relating to the code of conduct rules between affiliates, on November 4, 2020, the PUCO initiated an additional corporate separation audit as a result of the FirstEnergy leadership transition announcement made on October 29, 2020, as further discussed below. The additional audit is to ensure compliance by the Ohio Companies and their affiliates with corporate separation laws and the Ohio Companies’ corporate separation plan. The additional audit is for the period from November 2016 through October 2020. The

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final audit report was filed on September 13, 2021. The audit report makes no findings of major non-compliance
with Ohio corporate separation requirements, minor
non-compliance
with eight requirements, and findings of compliance with 23 requirements. Parties filed comments and reply comments on the audit report. The proceeding was stayed in its entirety, including discovery and motions, continuously at the request of the U.S. Attorney for the Southern District of Ohio beginning in August 2022 and the stay was lifted on February 26, 2024. On September 10, 2024, the Ohio Companies filed testimony describing their compliance with Ohio corporate separation laws and the implementation of the recommendations made in the audit reports. On September 20, 2024, intervenors filed testimony recommending fines for alleged violations of the Ohio corporate separation requirements. Evidentiary hearings were held on October 9 and 10, 2024; the scope of the hearings excluded allegations involving activities related to the passage of HB 6 and the former PUCO chairman, which were later addressed in hearings held between June 10, 2025, and June 27, 2025, as further described below. Initial and reply briefs have been filed by the Ohio Companies, PUCO staff and the intervening parties.

•
On September 3, 2024, the Ohio Companies filed an application to amend their corporate separation plan to incorporate certain recommendations from prior audit reports, which include, but are not limited to, improving controls for non-regulated
competitive employees’ physical space and access to data, updating and implementing a process to annually review the cost allocation manual, developing state specific codes of conduct practices, and implementing additional training related to the cost allocation manual and the state codes of conduct. On October 23, 2024, the administrative law judge issued an entry suspending automatic approval of the amended corporate separation plan and establishing a procedural schedule.

•
In connection with an ongoing annual audit of the Ohio Companies’ DCR rider for 2020, and as a result of disclosures in FirstEnergy’s Form
10-K
for the year ended December 31, 2020 (filed on February 18, 2021), the PUCO expanded the scope of the audit on March 10, 2021, to include a review of certain transactions that were either improperly classified, misallocated, or lacked supporting documentation, and to determine whether funds collected from customers were used to pay the vendors, and if so, whether or not the funds associated with those payments should be returned to customers through the DCR rider or through an alternative proceeding. On August 3, 2021, the auditor filed its final report on this phase of the audit, and the parties submitted comments and reply comments on this audit report in October 2021. Additionally, on September 29, 2021, the PUCO expanded the scope of the audit in this proceeding to determine if the costs of the naming rights for FirstEnergy Stadium have been recovered from the Ohio Companies’ customers. On November 19, 2021, the auditor filed its final report, in which the auditor concluded that the FirstEnergy Stadium naming rights expenses were not recovered from Ohio customers. On December 15, 2021, the PUCO further expanded the scope of the audit to include an investigation into an apparent nondisclosure of a side agreement in the Ohio Companies’ ESP IV settlement proceedings, but stayed its expansion of the audit until otherwise ordered by the PUCO. The proceeding was stayed in its entirety, including discovery and motions, continuously at the request of the U.S. Attorney for the Southern District of Ohio beginning in August 2022 and the stay was lifted on February 26, 2024. On February 26, 2024, the Attorney Examiner consolidated this proceeding with the Rider DMR audit proceeding described above, and further lifted the stay of the portion of the investigation relating to an apparent nondisclosure of a side agreement. On November 22, 2024, the administrative law judge ordered that the bifurcated portion of the corporate separation audit be consolidated with the already-consolidated DMR audit and the expanded DCR rider audit proceeding. Evidentiary hearings were held between June 10, 2025, and June 27, 2025. Initial and reply briefs were filed by the parties on July 21, 2025, and August 4, 2025, respectively.

See Note 14., “Commitments, Guarantees and Contingencies,” of the Combined Notes to Financial Statements of the Registrants below for additional details on the government investigations and subsequent litigation surrounding the investigation of HB 6.

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PENNSYLVANIA
FE PA has five rate districts in Pennsylvania - four that correspond to the territories previously serviced by ME, PN, Penn, and WP and one rate district that corresponds to WP’s service provided to The Pennsylvania State University. The rate districts created by the PA Consolidation will not reach full rate unity until the earlier of 2033 or the conclusion of three base rate cases filed after January 1, 2025. FE PA operates under rates approved by the PPUC, effective as of January 1, 2025. FE PA operates under a DSP through the May 31, 2027 delivery period, which provides for the competitive procurement of generation supply for customers who do not choose an alternative EGS or for customers of alternative EGSs that fail to provide the contracted service.
Pursuant to Pennsylvania Act 129 of 2008 and PPUC orders, the Pennsylvania Companies implemented energy efficiency and peak demand reduction programs with demand reduction targets, relative to 2007-2008 peak demands, at 2.9% MW for ME, 3.3% MW for PN, 2.0% MW for Penn, and 2.5% MW for WP; and energy consumption reduction targets, as a percentage of the Pennsylvania Companies’ historic 2009 to 2010 reference load at 3.1% MWh for ME, 3.0% MWh for PN, 2.7% MWh for Penn, and 2.4% MWh for WP. The fourth phase of FE PA’s energy efficiency and peak demand reduction program, which runs for the five-year period beginning June 1, 2021 through May 31, 2026, was approved by the PPUC on June 18, 2020, providing cost recovery of approximately $390 million to be recovered through Energy Efficiency and Conservation Phase IV Riders for each FE PA rate district.
On November 26, 2025, FE PA submitted a petition for approval of its Phase V Energy Efficiency and Conservation Plan, which includes energy efficiency and peak demand reduction programs with demand reduction targets, relative to 2007-2008 peak demands, at 2.01% MW, and energy consumption reduction targets, as a percentage of FE PA’s historic 2009 to 2010 reference load, at 2.00% MWh. The proposed plan includes cost recovery of approximately $390 million to be recovered through its Phase V Energy Efficiency and Conservation Charge Rider and runs for a five-year period beginning June 1, 2026, through May 31, 2031. Hearings were held on January 29, 2026. The parties have reached a full settlement in principle and expect to file with the PPUC a Joint Petition for Complete Settlement on or before February 19, 2026. An order is expected from the PPUC in the first quarter of 2026.
On February 3, 2026, FE PA filed a proposed DSP for provision of generation for the June 1, 2027 through May 31, 2031 delivery period, to be sourced through competitive procurements for customers who do not receive service from an alternative EGS. Under the 2027-2031 DSP, supply would be provided through a mix of 12, 24, and in the case of residential customers,
60-month
energy contracts, as well as spot market purchases for industrial customers. A final order is expected from the PPUC by November 2026.
WEST VIRGINIA
MP and PE provide electric service to all customers through traditional cost-based, regulated utility ratemaking and operate under WVPSC-approved rates that became effective March 27, 2024. MP and PE recover net power supply costs, including fuel costs, purchased power costs and related expenses, net of related market sales revenue through the ENEC. MP’s and PE’s ENEC rate is typically updated annually and MP and PE filed their ENEC filing on August 29, 2025, for rates effective January 1, 2026.
On April 21, 2022, the WVPSC issued an order approving, effective May 1, 2022, a tariff to offer solar power on a voluntary basis to West Virginia customers and requiring MP and PE to subscribe at least 85% of the planned 50 MWs of solar generation before seeking approval for surcharge cost recovery. MP and PE must seek separate approval from the WVPSC to recover any solar generation costs in excess of the approved solar power tariff. On April 24, 2023, MP and PE sought approval for surcharge cost recovery from the WVPSC for three of the five solar sites, representing 30 MWs of generation. On August 23, 2023, the WVPSC approved the customer surcharge and granted approval to construct three of the five solar sites. The surcharge went into effect January 1, 2024. Two of the five solar generation sites went into service in 2024, with the third in April 2025. On

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December 4, 2024, MP and PE submitted for approval a settlement agreement to increase its solar surcharge rate. The WVPSC approved the settlement without modification on December 27, 2024, and new rates went into effect on January 1, 2025. In November 2025, MP and PE submitted a settlement agreement to the WVPSC seeking approval to adjust the solar surcharge rate, which was approved without modification on January 15, 2026. Pursuant to the settlement agreement, a modest decrease in the solar surcharge rate became effective January 15, 2026.
On August 29, 2025, MP and PE filed with the WVPSC their annual ENEC case requesting an increase in ENEC rates by approximately $14 million, proposed to be effective January 1, 2026, which represents a 0.8% increase of total revenues. The proposed increase is driven primarily by an under-recovery balance as of June 30, 2025, and higher costs for fuel and reagents. On December 12, 2025, the parties filed a settlement agreement with the WVPSC, which was approved in full without modification on December 23, 2025.
On August 29, 2025, MP and PE filed with the WVPSC their biennial review of their vegetation management program and surcharge. MP and PE have proposed an approximate $3.2 million decrease in the surcharge rates due to an over-recovery balance as of June 30, 2025, and higher costs for fuel and reagents. The WVPSC held a hearing regarding rate matters on December 15, 2025. An order from the WVPSC is expected by the end of first quarter 2026.
On October 1, 2025, MP and PE filed their integrated resource plan with the WVPSC. To ensure that MP and PE can meet their PJM adequacy requirements, the plan proposes, among other things, near-term market capacity purchases, and the addition of 70 MWs of solar generation by 2028 and 1,200 MWs of natural gas combined cycle generation by 2031. On November 26, 2025, the WVPSC issued a procedural order setting a hearing in May 2026.
On February 13, 2026, MP and PE filed a CPCN to construct and operate a 1,200 MW combined cycle gas turbine plant and 70 MWs of solar generation capacity for an estimated capital investment totaling approximately $2.7 billion as of the date of the filing. The request also includes a surcharge designed to recover financing costs during development and construction of the projects, as well as to transition to recovery in base rates once the projects are placed in-service
and approved through a base rate case. An order is expected from the WVPSC in the second half of 2026. See Note 14, “Commitments, Guarantees and Contingencies - Environmental Matters - Clean Water Act,” of the Combined Notes to Financial Statements of the Registrants for additional details on the EPA’s ELG.
FERC REGULATORY MATTERS
Under the Federal Power Act, FERC regulates rates for interstate wholesale sales and transmission of electric power, regulatory accounting and reporting under the Uniform System of Accounts, and other matters, including construction and operation of hydroelectric projects. With respect to their wholesale services and rates, the Electric Companies, AE Supply and the Transmission Companies are subject to regulation by FERC. FERC regulations require JCP&L, MP, PE and the Transmission Companies to provide open access transmission service at FERC-approved rates, terms and conditions. Transmission facilities of JCP&L, MP, PE and the Transmission Companies are subject to functional control by PJM and transmission service using their transmission facilities is provided by PJM under the PJM Tariff.
The following table summarizes the key terms of FERC rate orders in effect for transmission customer billings for FirstEnergy’s transmission owner entities as of December 31, 2025:

Company	Allowed Debt/Equity Capital Structure	Allowed ROE
ATSI	Actual (13-month average)	9.88	% (1)
JCP&L	Actual (13-month average)	10.2%
MP	Lower of Actual (13-month average) or 56% equity	10.45%
PE	Lower of Actual (13-month average) or 56% equity	10.45%
KATCo (2)	49.3% equity (3)	10.45%

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Company	Allowed Debt/Equity Capital Structure	Allowed ROE
MAIT	Lower of Actual (13-month average) or 60% equity	10.3%
TrAIL	Actual (year-end)	12.7% (4) /11.7	% (5)

(1)	Reflects a 0.5% reduction to the 10.38% approved ROE due to the January 2025 Sixth Circuit ruling eliminating the 50 basis point adder associated with RTO membership (see Transmission ROE Incentive ).
(2)	On January 1, 2024, WP transferred certain of its Pennsylvania-based transmission assets to KATCo.
(3)	Capital structure will convert to an actual (13-month average) in January 2027.
(4)	TrAIL the Line and Black Oak Static Var Compensator.
(5)	All other projects.
FERC regulates the sale of power for resale in interstate commerce in part by granting authority to public utilities to sell wholesale power at market-based rates upon showing that the seller cannot exert market power in generation or transmission or erect barriers to entry into markets. The Electric Companies and AE Supply each have the necessary authorization from FERC to sell their wholesale power, if any, in interstate commerce at market-based rates, although in the case of the Electric Companies major wholesale purchases remain subject to review and regulation by the relevant state commissions. The Electric Companies and AE Supply are required to renew their respective authorizations every three years, and on December 16, 2025, the companies filed applications for the next renewal period.
Federally enforceable mandatory reliability standards apply to the bulk electric system and impose certain operating, record-keeping and reporting requirements on the Electric Companies, AE Supply, and the Transmission Companies. NERC is the Electric Reliability Organization designated by FERC to establish and enforce these reliability standards, although NERC has delegated day-to-day
implementation and enforcement of these reliability standards to six regional entities, including RFC. All of the facilities that FirstEnergy operates are located within the RFC region. FirstEnergy actively participates in the NERC and RFC stakeholder processes, and otherwise monitors and manages its companies in response to the ongoing development, implementation and enforcement of the reliability standards implemented and enforced by RFC.
FirstEnergy believes that it is in material compliance with all currently-effective and enforceable reliability standards. Nevertheless, in the course of operating its extensive electric utility systems and facilities, FirstEnergy occasionally learns of isolated facts or circumstances that could be interpreted as excursions from the reliability standards. If and when such occurrences are found, FirstEnergy develops information about the occurrence and develops a remedial response to the specific circumstances, including in appropriate cases “self-reporting” an occurrence to RFC. Moreover, it is clear that NERC, RFC and FERC will continue to refine existing reliability standards as well as to develop and adopt new reliability standards. Any inability on FirstEnergy’s part to comply with the reliability standards for its bulk electric system could result in the imposition of financial penalties, or obligations to upgrade or build transmission facilities, that could have a material adverse effect on its financial condition, results of operations, and cash flows.
FERC Audit
FERC’s Division of Audits and Accounting initiated a nonpublic audit of FESC in February 2019. Among other matters, the audit is evaluating FirstEnergy’s compliance with certain accounting and reporting requirements under various FERC regulations. On February 4, 2022, FERC filed the final audit report for the period of January 1, 2015, through September 30, 2021, which included several findings and recommendations that FirstEnergy has accepted. The audit report included a finding and related recommendation on FirstEnergy’s methodology for allocation of certain corporate support costs to regulatory capital accounts under certain FERC regulations and reporting. Effective in the first quarter of 2022 and in response to the finding, FirstEnergy implemented a new methodology for the allocation of these corporate support costs to regulatory capital accounts for its regulated distribution and transmission companies on a prospective basis. With the assistance of an independent outside firm, FirstEnergy completed an analysis during the third quarter of 2022 of these costs and

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how it impacted certain FERC-jurisdictional wholesale transmission customer rates for the audit period of 2015 through 2021. As a result of this analysis, FirstEnergy reclassified certain transmission capital assets to operating expenses for the audit period. FirstEnergy fully recovered approximately
$105 million ($13 million at JCP&L) of these costs reclassified to operating expenses in its transmission formula rate revenue requirements as of December 31, 2024.
On December 8, 2023, FERC audit staff issued a letter advising that two unresolved audit matters, related to FirstEnergy’s plan to recover the reclassified operating expenses in formula transmission rates and a since terminated fuel consulting contract, were being referred to other offices within FERC for further review. On July 5, 2024, and September 26, 2024, the FERC Office of Enforcement issued additional data requests related to the 2022 reclassification of operating expenses, to which FirstEnergy replied. On September 10, 2024, and January 13, 2025, the FERC Office of Enforcement issued further data requests related to the classification and recovery of a since terminated fuel consulting contract, to which FirstEnergy responded. The FERC Office of Enforcement took no action with respect to the referred matters, and on December 23, 2025, FERC staff notified FirstEnergy that the audit is concluded.
Transmission ROE Incentive
On February 24, 2022, the OCC filed a complaint with FERC against ATSI, AEP’s Ohio affiliate and American Electric Power Service Corporation, and Duke Energy Ohio, Inc. asserting that FERC should reduce the ROE utilized in the utilities’ transmission formula rates by eliminating the 50 basis point adder associated with RTO membership, effective February 24, 2022. The OCC contends that this result is required because Ohio law mandates that transmission owning utilities join an RTO and that the 50 basis point adder is applicable only where RTO membership is voluntary. On December 15, 2022, FERC denied the complaint as to ATSI and Duke Energy Ohio, Inc., but granted it as to AEP’s Ohio affiliate. AEP’s Ohio affiliate and OCC appealed FERC’s orders to the Sixth Circuit. On January 17, 2025, the Sixth Circuit ruled that the 50 basis point adder is available only where RTO membership is voluntary, that Ohio law requires Ohio’s transmission utilities to be members of an RTO, and that it was unlawful for FERC to excise the adder from AEP’s Ohio affiliate rates, but not from the Duke Energy Ohio, Inc. and ATSI rates. During 2024, as a result of the ruling, ATSI recognized a $46 million pre-tax
charge, with interest, of which $42 million is reported in “Transmission Revenues” and $4 million is reported in “Miscellaneous income, net” on the FirstEnergy Consolidated Statements of Income at the Stand-Alone Transmission segment, to reflect the expected refund owed to transmission customers back to February 24, 2022. On June 20, 2025 and June 24, 2025, ATSI and AEP’s Ohio affiliate, respectively, applied for the Supreme Court of the U.S. to review the Sixth Circuit’s decision. On November 10, 2025, the Supreme Court of the U.S. denied ATSI’s petition for the court to review the case. On November 13, 2025, the Sixth Circuit issued a mandate sending the case back to FERC for further proceedings.
Transmission ROE Methodology
A proposed rulemaking proceeding concerning transmission rate incentives provisions of Section 219 of the 2005 Energy Policy Act was initiated in March of 2020 and remains pending before FERC. Among other things, the rulemaking explored whether utilities should collect an “RTO membership” ROE incentive adder for more than three years. FirstEnergy is a member of PJM, and its transmission subsidiaries could be affected by the proposed rulemaking. FirstEnergy participated in comments on the supplemental rulemaking that were submitted by a group of PJM transmission owners and by various industry trade groups. If there were to be any changes to FirstEnergy’s transmission incentive ROE, such changes will be applied on a prospective basis; provided however, due to the Sixth Circuit’s ruling in the Transmission ROE Incentive matter described above, ATSI is collecting the ROE incentive adder subject to refund.
Transmission Planning Supplemental Projects
On September 27, 2023, the OCC filed a complaint against ATSI, PJM and other transmission utilities in Ohio alleging that the PJM Tariff and operating agreement are unjust, unreasonable, and unduly discriminatory

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0

because they include no provisions to ensure PJM’s review and approval for the planning, need, prudence and cost-effectiveness of the PJM Tariff Attachment
M-3
“Supplemental Projects.” Supplemental Projects are projects that are planned and constructed to address local needs on the transmission system. The OCC demands that FERC: (i) require PJM to review supplemental projects for need, prudence and cost-effectiveness; (ii) appoint an independent transmission monitor to assist PJM in such review; and (iii) require that Supplemental Projects go into rate base only through a “stated rate” procedure whereby prior FERC approval would be needed for projects with costs that exceed an established threshold. Subsequently, intervenors expanded the scope of this proceeding to all of the transmission utilities in PJM, including JCP&L. ATSI and the other transmission utilities in Ohio and PJM filed comments.
Local Transmission Planning Complaint
On December 19, 2024, the Industrial Energy Consumers of America, a group representing large industrial customers, and state consumer advocates filed a complaint at FERC that asserts that transmission owners are overbuilding “local transmission facilities” with corresponding unjustified increases in transmission rates. The complaint demands that FERC: (i) prohibit transmission owners from planning “local transmission facilities” that are rated at 100 kV or higher; (ii) appoint “independent transmission monitors” to conduct such planning; and (iii) condition construction of local transmission facilities on the facility having been planned by the “independent transmission monitor.” FirstEnergy is participating in this matter through a consortium of PJM transmission owners and through certain trade groups, including EEI. FirstEnergy, together with the PJM transmission owners, filed a motion to dismiss the complaint on March 20, 2025, which is pending before FERC. FirstEnergy is unable to predict the outcome or estimate the impact that this complaint may have on its Transmission Companies, however, whether this lawsuit moves forward could have a material impact on FirstEnergy and its transmission capital investment strategy.
Ghiorzi v. PJM
In December 2023, PJM assigned certain baseline RTEP projects to NextEra Energy Transmission, which subsequently informed PJM that it would not construct the projects. On April 3, 2025, following the reassignment by PJM of certain baseline RTEP projects in Maryland and Virginia to PE, two individuals filed a complaint at FERC challenging this outcome, which FERC denied on February 2, 2026. The complainants asserted that PJM erred in reassigning the work to PE because such reassignment projects: (i) did not reflect the cost estimates or cost caps included in NextEra Energy Transmission’s bid; and (ii) would be constructed with different routing than as originally proposed. FirstEnergy and PE are unable to predict the outcome or estimate the impact that this complaint may have.
Valley Link Formula Transmission Rate
On March 14, 2025, the Valley Link joint venture filed an application for forward-looking formula transmission rates to provide for cost recovery for the portfolio of selected projects. Among other things, the transmission rate application provides for a capital structure of 40% debt and 60% equity, and a base ROE of 10.9% with associated templates and protocols, as well as transmission rate incentives, including the abandonment rate incentive, the CWIP rate incentive, the RTO participation adder incentive, the hypothetical capital structure incentive, and the precommercial regulatory asset incentive. On May 14, 2025, FERC issued an initial order that, among other things, accepted the requested abandonment rate incentive, CWIP rate incentive, RTO participation adder incentive, and precommercial regulatory asset rate incentive, and allowed the formula rate to go into effect on May 13, 2025, as requested, subject to refund, pending further settlement and hearing proceedings. The most recent settlement conference was held on December 9, 2025, at which the parties agreed to a procedural schedule to govern the next phase of the settlement process. The capital structure incentive and the other open rate design matters are being addressed in the confidential settlement negotiations.

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Abandonment Transmission Rate Incentive
On February 26, 2025, PJM completed its 2024 RTEP Open Window 1 process and, among other actions, designated each of ATSI and PE to construct certain transmission projects. On July 11, 2025, ATSI and PE filed a joint application for the abandonment incentive with FERC, which, was approved on September 9, 2025. Effective September 10, 2025, ATSI and PE each became eligible to recover 50% of the project costs incurred prior to September 10, 2025, and 100% of the project costs incurred thereafter for any projects subsequently cancelled for reasons beyond the control of utility management.
PJM Capacity Market Reforms
On January 16, 2026, the Trump administration and the governors of all thirteen PJM states released a Statement of Principles Regarding PJM. This Statement of Principles is designed to, among other things, increase capacity available in the PJM market. PJM is seeking input from its stakeholders on matters related to the Statement of Principles, including: (1) proposals for a backstop capacity auction, price (cap), term, and quantity; (2) on whether to extend the existing capacity auction price collar; and (3) accelerating large load interconnections bringing their own generation. FirstEnergy is participating in the stakeholder processes that are described in the Statement of Principles, including by submitting a letter on January 30, 2026, in response to PJM’s request for input on the question of whether to extend the existing capacity auction price collar. In the letter, FirstEnergy supported extending the price collar but noted that PJM may wish to lower costs to customers by lowering the price collar through administrative or other mechanisms.
Large Load Interconnection Rulemaking
On October 23, 2025, the U.S. Secretary of Energy directed FERC to conduct a rulemaking procedure to develop regulations that would speed interconnection to the transmission system of large loads, including “Artificial Intelligence” data centers and “hybrid” data center/electric generation facilities. The Energy Secretary advanced 14 principles to guide this outcome, including that such large loads should be responsible for paying the costs of any network transmission system upgrades required for interconnection of such large loads, and that these large loads should have the option for building such network transmission upgrades. The Energy Secretary requested that FERC take final action by April 30, 2026. On October 27, 2025, FERC noticed the Energy Secretary’s directive for comment, and subsequently established November 21, 2025 as the deadline for initial comments and December 5, 2025 as the deadline for reply comments. FET and its transmission affiliates, as well as over 150 other parties, filed comments on the established deadlines. FirstEnergy is unable to predict the outcome of this rulemaking procedure. To the extent the new regulations do not permit transmission utilities to fully recover costs associated with transmission network upgrades required to serve new large loads, our strategy of investing in transmission could be adversely affected.
14. COMMITMENTS, GUARANTEES AND CONTINGENCIES
The disclosures in this note apply to both Registrants, unless indicated otherwise.

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FIRSTENERGY - GUARANTEES AND OTHER ASSURANCES
FirstEnergy has various financial and performance guarantees and indemnifications which are issued in the normal course of business. These contracts include performance guarantees, stand-by
LOCs, debt guarantees, surety bonds and indemnifications. FirstEnergy enters into these arrangements to facilitate commercial transactions with third parties by enhancing the value of the transaction to the third party. The maximum potential amount of future payments FirstEnergy and its subsidiaries could be required to make under these guarantees as of December 31, 2025, was approximately
$1.1 billion, as summarized below:

Guarantees and Other Assurances	Maximum Exposure
(In millions)
FE’s Guarantees on Behalf of its Consolidated Subsidiaries
Deferred compensation arrangements	$395
Vehicle leases	75
McElroy Run transfer	129
Other	15

614

FE’s Guarantees on Other Assurances
Surety Bonds	161
Deferred compensation arrangements	93
LOCs	185

439

Total Guarantees and Other Assurances	$1,053

In 2025, FET, DominionHV and Transource issued an equity support agreement to enable Valley
Lin
k to enter into a credit facility with a third party. The equity support agreement expires once all Valley Link credit agreement obligations are satisfied or when FET has fulfilled its support obligations under the equity support agreement. As of December 31, 2025, the fair value of FET’s support obligations relating to the Valley Link credit facility was immaterial.
JCP&L - GUARANTEES AND OTHER ASSURANCES
JCP&L has various financial and performance guarantees and indemnifications which are issued in the normal course of business. These contracts include stand-by
LOCs and surety bonds. JCP&L enters into these arrangements to facilitate commercial transactions with third parties by enhancing the value of the transaction to the third party. The maximum potential amount of future payments JCP&L could be required to make under these guarantees as of December 31, 2025, was $48 million, as summarized below:

Guarantees and Other Assurances	Maximum Exposure
(In millions)
Guarantees on Other Assurances
Surety Bonds	$20
LOCs	28

Total Guarantees and Other Assurances	$48

FIRSTENERGY - COLLATERAL AND CONTINGENT-RELATED FEATURES
In the normal course of business, FE and its subsidiaries may enter into physical or financially settled contracts for the sale and purchase of electric capacity, energy, fuel and emission allowances. Certain agreements contain provisions that require FE or its subsidiaries to post collateral. This collateral may be posted in the form of cash or credit support with thresholds contingent upon FE’s or its subsidiaries’ credit rating from each of the major

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credit rating agencies. The collateral and credit support requirements vary by contract and by counterparty.
As of December 31, 2025, $

 million of collateral, in the form of LOCs, has been posted by FE or its subsidiaries. FE or its subsidiaries are holding $
33
 million of net cash collateral as of December 31, 2025, from certain generation suppliers, and such amount is included in “Other current liabilities” on FirstEnergy’s Consolidated Balance Sheets.
These credit-risk-related contingent features stipulate that if the subsidiary were to be downgraded or lose its investment grade credit rating (based on its senior unsecured debt rating), it would be required to provide additional collateral.
The following table discloses the potential additional credit rating contingent contractual collateral obligations as of December 31, 2025:

Potential Collateral Obligations	Electric Companies and Transmission Companies	FE	Total
	(In millions)
Contractual Obligations for Additional Collateral
Upon Further Downgrade	$99	$1	$100
Surety Bonds (collateralized amount) (1)	113	153	266

Total Exposure from Contractual Obligations	$212	$154	$366

(1)
Surety Bonds are not tied to a credit rating. Surety Bonds’ impact assumes maximum contractual obligations, which is ordinarily 100% of the face amount of the surety bond except with respect to $22 million of surety obligations for which the collateral obligation is capped at 60% of the face amount, and typical obligations require 30 days to cure.

JCP&L - COLLATERAL AND CONTINGENT-RELATED FEATURES
In the normal course of business, JCP&L may enter into physical or financially settled contracts for the sale and purchase of electric capacity, energy, fuel and emission allowances. Certain agreements contain provisions that require JCP&L to post collateral. This collateral may be posted in the form of cash or credit support with thresholds contingent upon JCP&L’s credit rating from each of the major credit rating agencies. The collateral and credit support requirements vary by contract and by counterparty.
JCP&L has posted $28 million of collateral in the form of LOCs as of December 31, 2025. JCP&L is holding $2 million of net cash collateral as of December 31, 2025, from certain generation suppliers, and such amount is included in “Other current liabilities” on JCP&L’s Balance Sheets.
These credit-risk-related contingent features stipulate that if JCP&L were to be downgraded or lose its investment grade credit rating (based on its senior unsecured debt rating), it would be required to provide additional collateral. The following table discloses the potential additional credit rating contingent contractual collateral obligations as of December 31, 2025:

Potential Collateral Obligations	JCP&L
(In millions)
Contractual Obligations for Additional Collateral
Upon Further Downgrade	$67
Surety Bonds (collateralized amount) (1)	20

Total Exposure from Contractual Obligations	$87

(1)
Surety Bonds are not tied to a credit rating. Surety Bonds’ impact assumes maximum contractual obligations, which is ordinarily 100% of the face amount of the surety bond except with respect to $1 million of surety obligations for which the collateral obligation is capped at 60% of the face amount, and typical obligations require 30 days to cure.

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ENVIRONMENTAL MATTERS
Various federal, state and local authorities regulate the Registrants with regard to air and water quality, hazardous and solid waste management and disposal, and other environmental matters. While the Registrants’ environmental policies and procedures are designed to achieve compliance with applicable environmental laws and regulations, such laws and regulations are subject to periodic review and potential revision by the implementing agencies. The Registrants cannot predict the timing or ultimate outcome of any of these reviews or how any future actions taken as a result thereof may materially impact their business, results of operations, cash flows and financial condition. In general, environmental requirements applicable to the electric power sector are becoming increasingly prescriptive and stringent, and the EPA finalized a number of rules in 2024 that could impact the Registrants. However, the Trump administration has issued certain executive orders and stated its intention to rescind, revise or replace some existing environmental regulations and the ultimate impact of recently finalized rules, several of which are in litigation, and any replacement rules are uncertain.
On March 12, 2025, the EPA announced its intent to reevaluate or reconsider numerous environmental regulations, many of which apply to the Registrants. The specific timing or outcome of this initiative remains unknown, but regular required rulemaking processes and procedures still apply, and litigation is also anticipated to occur. The disclosures herein do not attempt to discern potential impacts of these deregulatory actions until and unless formal rulemaking or other regulatory actions are announced and the potential impacts to operations can be discerned.
The disclosures below apply to FirstEnergy and the disclosures under “Regulation of Waste Disposal,” are also applicable to JCP&L.
Clean Air Act
FirstEnergy complies with SO
2
and NOx emission reduction requirements under the CAA and SIP by burning lower-sulfur fuel, utilizing combustion controls and post-combustion controls and/or using emission allowances.
CSAPR requires reductions of NOx and SO
2
emissions in two phases (2015 and 2017), ultimately capping SO
2
emissions in affected states to 2.4 million tons annually and NOx emissions to 1.2 million tons annually. CSAPR allows trading of NOx and SO
2
emission allowances between electric generation facilities located in the same state and interstate trading of NOx and SO
2
emission allowances with some restrictions. On July 28, 2015, the D.C. Circuit ordered the EPA to reconsider the CSAPR caps on NOx and SO
2
emissions from electric generation facilities in 13 states, including West Virginia. This followed the 2014 Supreme Court of the U.S. ruling generally upholding the EPA’s regulatory approach under CSAPR but questioning whether the EPA required upwind states to reduce emissions by more than their contribution to air pollution in downwind states. The EPA issued a CSAPR Update on September 7, 2016, reducing summertime NOx emissions from electric generation facilities in 22 states in the eastern U.S., including West Virginia, beginning in 2017. Various states and other stakeholders appealed the CSAPR Update to the D.C. Circuit in November and December 2016. On September 13, 2019, the D.C. Circuit remanded the CSAPR Update to the EPA citing that the rule did not eliminate upwind states’ significant contributions to downwind states’ air quality attainment requirements within applicable attainment deadlines.
Also in March 2018, the State of New York filed a CAA Section 126 petition with the EPA alleging that NOx emissions from nine states (including West Virginia) significantly contribute to New York’s inability to attain the ozone National Ambient Air Quality Standards. The petition sought suitable emission rate limits for large stationary sources that are allegedly affecting New York’s air quality within the three years allowed by CAA Section 126. On September 20, 2019, the EPA denied New York’s CAA Section 126 petition. On October 29, 2019, the State of New York appealed the denial of its petition to the D.C. Circuit. On July 14, 2020, the D.C. Circuit reversed and remanded the New York petition to the EPA for further consideration. On March 15, 2021, the EPA issued a revised CSAPR Update that addressed, among other things, the remands of the prior CSAPR

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Update and the New York Section 126 petition. In December 2021, MP purchased NOx emissions allowances to comply with 2021 ozone season requirements. On April 6, 2022, the EPA published proposed rules seeking to impose further significant reductions in EGU NOx emissions in 25 upwind states, including West Virginia, with the stated purpose of allowing downwind states to attain or maintain compliance with the 2015 ozone National Ambient Air Quality Standards. On February 13, 2023, the EPA disapproved 21 SIPs, which was a prerequisite for the EPA to issue a final Good Neighbor Plan or FIP. On June 5, 2023, the EPA issued the final Good Neighbor Plan with an effective date 60 days thereafter. Certain states, including West Virginia, have appealed the disapprovals of their respective SIPs, and some of those states have obtained stays of those disapprovals precluding the Good Neighbor Plan from taking effect in those states. On August 10, 2023, the 4th Circuit granted West Virginia an interim stay of the disapproval of its SIP and on January 10, 2024, after a hearing held on October 27, 2023, granted a full stay which precludes the Good Neighbor Plan from going into effect in West Virginia. In addition to West Virginia, certain other states, and certain trade organizations, including the Midwest Ozone Group of which FE is a member, separately filed petitions for review and motions to stay the Good Neighbor Plan itself at the D.C. Circuit. On September 25, 2023, the D.C. Circuit denied the motions to stay the Good Neighbor Plan. On October 13, 2023, the aggrieved parties filed an Emergency Application for an Immediate Stay of the Good Neighbor Plan with the Supreme Court of the U.S. Oral argument was heard on February 21, 2024. On June 27, 2024, the Supreme Court of the U.S. granted a stay of the Good Neighbor Plan pending disposition of the petition for review in the D.C. Circuit. On February 6, 2025, the EPA filed a motion at the D.C. Circuit to hold the proceedings in abeyance for 60 days to allow the EPA time to familiarize itself with the Good Neighbor Plan and in particular, time to brief the new administration about these consolidated petitions and the underlying Rule to allow them to decide what action, if any, is necessary. On March 10, 2025, the EPA filed a motion for remand with the D.C. Circuit identifying issues with the Good Neighbor Plan that make reconsideration appropriate. The D.C. Circuit granted the motion for remand and cancelled oral argument. Consistent with its March 12, 2025 announcement, the EPA intends to undertake reconsideration of the rule and complete any new rulemaking by the fourth quarter of 2026. On January 27, 2026, the EPA proposed phase 1 of its reconsideration of the rule applicable to eight states outside of FirstEnergy’s service area. FirstEnergy will continue to monitor any further actions by the EPA for any potential impact to its business and results of operations.
Climate Change
In recent years, certain regulators in the U.S. have focused efforts on increasing disclosures by companies related to climate change and mitigation efforts. At the federal level, presidential administrations have held differing views on prioritizing actions to address GHG emissions and, by extension, climate change. Those differing views have led to policy changes, creating uncertainty about environmental requirements and associated impacts.
In December 2009, the EPA released its final “Endangerment and Cause or Contribute Findings for GHGs under the Clean Air Act,” known as the 2009 Endangerment Finding, concluding that concentrations of several key GHGs constitute an “endangerment” and may be regulated as “air pollutants” under the CAA and mandated measurement and reporting of GHG emissions from certain sources, including electric generation facilities. The 2009 Endangerment Finding is the basis of the EPA’s authority to regulate GHG emissions under the CAA.
In January 2025, Executive Order 14514 was issued and, among other deregulatory actions, directed the EPA Administrator to make recommendations on the “legality and continuing applicability” of the EPA’s 2009 Endangerment Finding, which forms the basis for the EPA’s GHG regulations. On March 12, 2025, the EPA announced a series of planned deregulatory actions that it would be taking related to such executive order, including reconsideration of the regulations to limit power plant GHG emissions. On July 29, 2025, the EPA announced a proposal to rescind its 2009 Endangerment Finding. On February 12, 2026, the EPA issued a final rule rescinding its 2009 Endangerment Finding, thereby eliminating the basis for much of the EPA’s regulation of GHG emissions. However, depending on the outcome of any appeals and any future EPA actions, compliance with the GHG emissions limits could require additional capital expenditures or changes in operation at the Fort Martin and Harrison power stations.

On May 23, 2023, the EPA published a proposed rule pursuant to CAA Section 111 (b) and (d) in line with the decision in West Virginia v. Environmental Protection Agency intended to reduce power sector GHG emissions (primarily CO2 emissions) from fossil fuel based EGUs. On April 25, 2024, the EPA issued a final rule, which we refer to as the GHG rule, that imposed stringent GHG emissions limitations based on fuel type and unit retirement date. In May 2024, a group of 25 states, including West Virginia, filed a challenge to the rule in the D.C. Circuit. Also in May 2024, other utility groups, including the Midwest Ozone Group and Electric Generators for a Sensible Transition, both of which MP is a member, filed petitions for review of the GHG rule as well as motions to stay the rule in the D.C. Circuit. The D.C. Circuit subsequently granted a motion from the EPA placing the litigation in abeyance until further order of the Court. On June 17, 2025, the EPA published a proposed rule to repeal the GHG rule. The EPA is expected to issue a final rule repealing all or portions of the GHG rule in February 2026.
At the state level, there are several initiatives to reduce GHG emissions. Certain northeastern states are participating in the Regional Greenhouse Gas Initiative and western states, including California, have implemented programs to control emissions of certain GHGs and enhance public disclosures relating to the same. Additional policies reducing GHG emissions, such as demand reduction programs, renewable portfolio standards and renewable subsidies have been implemented across the nation.
FirstEnergy has pledged to achieve carbon neutrality by 2050 with respect to GHGs within FirstEnergy’s direct operational control (known as Scope 1 emissions). FirstEnergy’s ability to achieve its GHG reduction goal is subject to its ability to make operational changes and is conditioned upon numerous risks, many of which are outside of its control. With respect to FirstEnergy’s coal-fired facilities in West Virginia, which serve as the primary source of its Scope 1 emissions, it has identified that the end of the useful life date is 2035 for Fort Martin and 2040 for Harrison. MP filed its
10-year
integrated resource plan with the WVPSC on October 1, 2025, which highlighted, among other things, the need for new dispatchable generation in West Virginia. Determination of the useful life of the regulated coal-fired generation could result in changes in depreciation, and/or continued collection of net plant in rates after retirement, securitization, sale, impairment, or regulatory disallowances. If FirstEnergy is unable to recover these costs, it could have a material adverse effect on FirstEnergy’s financial condition, results of operations, and cash flow. FirstEnergy cannot currently estimate the financial impact of climate change policies, although potential legislative or regulatory programs restricting CO2 emissions, or litigation alleging damages from GHG emissions, could require material capital and other expenditures or result in changes to its operations.
FirstEnergy continues to monitor climate change policies at both the federal and state level. Based on the EPA’s final rule rescinding the 2009 Endangerment Filing and other anticipated rulemaking, we may experience a reduction in GHG reporting and other regulatory obligations at the federal level over the near term. Multiple lawsuits opposing the EPA’s rescission were filed after it was finalized and the legal conflict is expected to be extensive. In light of the pending legal challenges, FirstEnergy is unable to predict the impact on its business and operations.
Clean Water Act
Various water quality regulations, the majority of which are the result of the federal Clean Water Act and its amendments, apply to FirstEnergy’s facilities. In addition, the states in which FirstEnergy operates have water quality standards applicable to FirstEnergy’s operations.
On September 30, 2015, the EPA finalized new, more stringent effluent limits for the Steam Electric Power Generating category (40 CFR Part 423) for arsenic, mercury, selenium and nitrogen for wastewater from wet scrubber systems and zero discharge of pollutants in ash transport water. The treatment obligations were to phase-in
as permits were renewed on a five-year cycle from 2018 to 2023. However, on April 13, 2017, the EPA granted a Petition for Reconsideration and on September 18, 2017, the EPA postponed certain compliance deadlines for two years. On August 31, 2020, the EPA issued a final rule revising the effluent limits for discharges from wet scrubber systems, retaining the
zero-discharge
standard for ash transport water, (with some limited discharge allowances), and extending the deadline for compliance to December 31, 2025, for both. In addition, the EPA allows for less stringent limits for sub-categories
of generating units based on capacity utilization, flow volume from the scrubber system, and unit retirement date. On March 29, 2023, the EPA published proposed revised ELGs applicable to coal-fired electric generation facilities that include more stringent effluent limitations for wet scrubber systems and ash transport water, and new limits on landfill leachate. The rule was issued as final by the EPA on April 25, 2024. On May 30, 2024, the Utility Water Act Group, of which FirstEnergy is a member, filed a Petition for Review of the 2024 ELG Rule with the U.S. Court of Appeals for the Fifth and Eighth Circuit Courts, and on June 18, 2024, the Utility Water Group filed a motion to stay the rule pending disposition on the merits. A number of other parties have challenged the final rule in various petitions for review across several circuits. Those petitions and motions for stay have been consolidated in the U.S. Court of Appeals for the Eighth Circuit. On October 10, 2024, the U.S. Court of Appeals for the Eighth Circuit denied the motions for stay. Depending on the outcome of appeals and the EPA’s review, compliance with the 2024 ELG rule could require additional capital expenditures or changes in operation at closed and active landfills, and at the Ft. Martin and Harrison power stations from what was approved by the WVPSC in September 2022 to comply with the 2020 ELG rule. On February 19, 2025, the U.S. Department of Justice filed a motion on behalf of the EPA in the U.S. Court of Appeals for the Eighth Circuit, seeking to hold the litigation in abeyance for a period of 60 days while the new leadership at the EPA evaluates the rule and determines how it wishes to proceed. On February 28, 2025, U.S. Court of Appeals for the Eighth Circuit granted the EPA’s motion. On March 12, 2025, the EPA announced a series of planned deregulatory actions, including reconsideration of the 2024 ELG rule. On December 31, 2025, the EPA published a final ELG Deadline Extensions Rule extending certain compliance deadlines included in the 2024 ELG Rule by five years.
Regulation of Waste Disposal
Federal and state hazardous waste regulations have been promulgated as a result of the Resource Conservation and Recovery Act, as amended, and the Toxic Substances Control Act. Certain CCRs, such as coal ash, were exempted from hazardous waste disposal requirements pending the EPA’s evaluation of the need for future regulation.
In April 2015, the EPA finalized regulations for the disposal of CCRs
(non-hazardous),
establishing national standards for landfill design, structural integrity design and assessment criteria for surface impoundments, groundwater monitoring and protection procedures and other operational and reporting procedures to assure the safe disposal of CCRs from electric generation facilities. On September 13, 2017, the EPA announced that it would reconsider certain provisions of the final regulations. On July 29, 2020, the EPA published a final rule again revising the date that certain CCR impoundments must cease accepting waste and initiate closure to April 11, 2021. The final rule allowed for an extension of the closure deadline based on meeting identified site-specific criteria. On November 30, 2020, AE Supply submitted a closure deadline extension request to the EPA seeking to extend the cease accepting waste date for the McElroy’s Run CCR impoundment facility to October 2024, which request was withdrawn by AE Supply on July 9, 2024, prior to the completion of the technical review by the EPA. As of May 31, 2024, AE Supply ceased accepting waste at the McElroy’s Run CCR impoundment facility from Pleasants Power Station. During 2024, as a result of the evaluation of closure options for McElroy’s Run CCR impoundment facility and the adjacent landfill, AE Supply reviewed its ARO and future expected costs to remediate, resulting in an increase to the ARO liability of $87 million. AE Supply transferred the McElroy’s Run CCR impoundment facility and adjacent dry landfill and related remediation obligations on March 4, 2025, pursuant to the environmental liability transfer agreement dated February 3, 2025 with a subsidiary of IDA Power, LLC. Pursuant to the agreement, AE Supply established a $160 million escrow account that AE Supply will fund over five years and is secured by a surety bond, which is guaranteed by FE. In connection with the transfer, AE Supply recognized a $130 million liability, based on a 4.8% weighted average discount rate over the contract term, associated with its remaining obligation to fund the escrow account over the next five years, and derecognized the ARO, resulting in an immaterial impact to earnings. During the twelve months ended December 31, 2025, AE Supply made $46 million of cash payments to the escrow account.

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On May 8, 2024, the EPA issued the legacy CCR rule, which finalized changes to the CCR regulations addressing inactive surface impoundments at inactive electric utilities, known as legacy CCR surface impoundments. The rule extends 2015 CCR Rule requirements for groundwater monitoring and protection, operational and reporting procedures as well as closure requirements to impoundments and landfills that were not originally included for coverage by the 2015 CCR Rule. Furthermore, the EPA’s interpretations of the EPA CCR regulations continue to evolve through enforcement and other regulatory actions. FirstEnergy is currently assessing the potential impacts of the final rule, including a review of additional sites to which the new rule might be applicable. On February 13, 2025, the U.S. Department of Justice filed a motion on behalf of the EPA in the D.C. Circuit, seeking to hold the litigation, which was filed on August 8, 2024, by the Utility Solid Waste Act Group with FE as a member, in abeyance for a period of 120 days while the new leadership at the EPA evaluates the rule and determines how it wishes to proceed, which the D.C. Circuit granted. On March 12, 2025, the EPA announced a series of planned deregulatory actions, including reconsideration of the final legacy CCR rule. FirstEnergy continues to monitor the EPA’s actions related to CCR regulations; however, the ultimate impact is unknown at this time and is subject to the outcome of the litigation and any future state regulatory actions. Depending on the outcome of appeals and the EPA’s rule, compliance with the final legacy CCR rule could require remedial actions, including removal of coal ash. See Note 9., “Asset Retirement Obligations,” of the Combined Notes to Financial Statements of the Registrants above for a description of the
$139 million increase to its ARO that FirstEnergy recorded during 2024 as a result of its analysis and reduced in the fourth quarter of 2025 based on the completion of engineering studies and field analysis of certain sites. JCP&L did not have any potential legacy CCR disposal sites that were applicable to the 2024 legacy CCR rules. During the fourth quarter of 2025, FirstEnergy completed engineering studies and field analysis for certain of its legacy CCR disposal sites and determined that certain of those sites did not meet criteria to be applicable to the CCR rules. As a result, during the fourth quarter of 2025, FirstEnergy recorded a $49 million decrease to its ARO.
Certain of the FirstEnergy companies have been named as potentially responsible parties at waste disposal sites, which may require cleanup under the CERCLA. Allegations of disposal of hazardous substances at historical sites and the liability involved are often unsubstantiated and subject to dispute; however, federal law provides that all potentially responsible parties for a particular site may be liable on a joint and several basis. Environmental liabilities that are considered probable have been recognized on FirstEnergy’s Consolidated Balance Sheets as of December 31, 2025, based on estimates of the total costs of cleanup, FirstEnergy’s proportionate responsibility for such costs and the financial ability of other unaffiliated entities to pay. Total liabilities of approximately $97 million have been accrued through December 31, 2025, of which approximately $70 million are for environmental remediation of former MGP and gas holder facilities in New Jersey, which are being recovered by JCP&L through a non-bypassable societal benefits charge. FE or its subsidiaries could be found potentially responsible for additional amounts or additional sites, but the loss or range of losses cannot be determined or reasonably estimated at this time.
OTHER LEGAL PROCEEDINGS
United States v. Larry Householder, et al.
On July 21, 2020, a complaint and supporting affidavit containing federal criminal allegations were unsealed against the now former Ohio House Speaker Larry Householder and other individuals and entities allegedly affiliated with Mr. Householder. In March 2023, a jury found Mr. Householder and his co-defendant,
Matthew Borges, guilty and in June 2023, the two were sentenced to prison for 20 and five years, respectively. Messrs. Householder and Borges have appealed their sentences; the Sixth Circuit recently rejected their appeal upholding their convictions. Also, on July 21, 2020, and in connection with the U.S. Attorney’s Office’s investigation, FirstEnergy received subpoenas for records from the U.S. Attorney’s Office for the Southern District of Ohio. FirstEnergy was not aware of the criminal allegations, affidavit or subpoenas before July 21, 2020. On January 17, 2025, the U.S. Attorney’s Office announced that a federal grand jury charged two former FirstEnergy senior officers with one count of participating in a Racketeer Influenced and Corrupt Organizations Act conspiracy. The allegations in the indictment are largely based on the conduct described in the DPA.

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On July 21, 2021, FE entered into a three-year DPA with the U.S. Attorney’s Office that, subject to court proceedings, resolves this matter as to FE. Under the DPA, FE agreed to the filing of a criminal information charging FE with one count of conspiracy to commit honest services wire fraud. The DPA required that FirstEnergy, among other obligations: (i) continue to cooperate with the U.S. Attorney’s Office in all matters relating to the conduct described in the DPA and other conduct under investigation by the U.S. government; (ii) pay a criminal monetary penalty totaling
$230 million within sixty days, consisting of (x) $115 million paid by FE to the U.S. Treasury and (y) $115 million paid by FE to the ODSA to fund certain assistance programs, as determined by the ODSA, for the benefit of low-income
Ohio electric utility customers; (iii) publish a list of all payments made in 2021 to either 501(c)(4) entities or to entities known by FirstEnergy to be operating for the benefit of a public official, either directly or indirectly, and update the same on a quarterly basis during the term of the DPA; (iv) issue a public statement, as dictated in the DPA, regarding FE’s use of 501(c)(4) entities; and (v) continue to implement and review its compliance and ethics program, internal controls, policies and procedures designed, implemented and enforced to prevent and detect violations of U.S. laws throughout its operations, and to take certain related remedial measures. The $230 million payment will neither be recovered in rates or charged to FirstEnergy customers, nor will FirstEnergy seek any tax deduction related to such payment. The entire amount of the monetary penalty was recognized as an expense in the second quarter of 2021 and paid in the third quarter of 2021. As of July 22, 2024, FirstEnergy had successfully completed the obligations required within the three-year term of the DPA. Under the DPA, FirstEnergy has an obligation to continue: (i) publishing quarterly a list of all payments to 501(c)(4) entities and all payments to entities known by FirstEnergy operating for the benefit of a public official, either directly or indirectly; (ii) not making any statements that contradict the DPA; (iii) notifying the U.S. Attorney’s Office of any changes in FirstEnergy’s corporate form; and (iv) cooperating with the U.S. Attorney’s Office until the conclusion of any related investigation, criminal prosecution, and civil proceeding brought by the U.S. Attorney’s Office, including the aforementioned federal indictment against two former FirstEnergy senior officers. Within 30 days of those matters concluding, and FirstEnergy’s successful completion of its remaining obligations, the U.S. Attorney’s Office will dismiss the criminal information. On February 26, 2025, the U.S. Attorney’s Office filed a status report confirming these commitments.
Legal Proceedings Relating to U.S. v. Larry Householder, et al.
Certain FE stockholders and FirstEnergy customers also filed several lawsuits against FirstEnergy and certain current and former directors, officers and other employees, and the complaints in each of these suits is related to allegations in the complaint and supporting affidavit relating to HB 6 and the now former Ohio House Speaker Larry Householder and other individuals and entities allegedly affiliated with Mr. Householder. The plaintiffs in each of the below cases seek, among other things, to recover an unspecified amount of damages (unless otherwise noted).

•
In re FirstEnergy Corp. Securities Litigation
(S.D. Ohio); on July 28, 2020, and August 21, 2020, purported stockholders of FE filed putative class action lawsuits alleging violations of the federal securities laws. Those actions have been consolidated and a lead plaintiff, the Los Angeles County Employees Retirement Association, has been appointed by the court. A consolidated complaint was filed on February 26, 2021. The consolidated complaint alleges, on behalf of a proposed class of persons who purchased FE securities between February 21, 2017 and July 21, 2020, that FE and certain current or former FE officers violated Sections 10(b) and 20(a) of the Exchange Act by issuing alleged misrepresentations or omissions concerning FE’s business and results of operations. The consolidated complaint also alleges that FE, certain current or former FE officers and directors, and a group of underwriters violated Sections 11, 12(a)(2) and 15 of the Securities Act as a result of alleged misrepresentations or omissions in connection with offerings of senior notes by FE in February and June 2020. On March 30, 2023, the court granted plaintiffs’ motion for class certification. On April 14, 2023, FE filed a petition in the Sixth Circuit seeking to appeal that order. On August 13, 2025, the Sixth Circuit vacated the S.D. Ohio’s order granting class certification. On November 6, 2025, the S.D. Ohio held oral argument to further consider class certification in light of the Sixth Circuit’s decision.

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FE believes that it is probable that it will incur a loss in connection with the resolution of this lawsuit. Given the ongoing nature and complexity of such litigation, FE cannot yet reasonably estimate a loss or range of loss.

•
MFS Series Trust I, et al. v. FirstEnergy Corp., et al. and Brighthouse Funds II - MFS Value Portfolio, et al. v. FirstEnergy Corp., et al.
(S.D. Ohio); on December 17, 2021 and February 21, 2022, purported stockholders of FE filed complaints against FE, certain current and former officers, and certain then-current and former officers of Energy Harbor Corp. The complaints allege that the defendants violated Sections 10(b) and 20(a) of the Exchange Act by issuing alleged misrepresentations or omissions regarding FE’s business and its results of operations, and seek the same relief as the In re FirstEnergy Corp. Securities Litigation described above. FE believes that it is probable that it will incur losses in connection with the resolution of these lawsuits. Given the ongoing nature and complexity of such litigation, FE cannot yet reasonably estimate a loss or range of loss.

The outcome of any of these lawsuits is uncertain and could have a material adverse effect on FE’s or its subsidiaries’ reputation, business, financial condition, results of operations, liquidity, and cash flows.
Other Legal Matters
There are various lawsuits, claims (including claims for asbestos exposure) and proceedings related to the Registrants’ normal business operations pending against them or their subsidiaries. The loss or range of loss in these matters is not expected to be material to the Registrants. The other potentially material items not otherwise discussed above are described under Note 13., “Regulatory Matters” of the Combined Notes to Financial Statements of the Registrants.
The Registrants accrue legal liabilities only when it concludes that it is probable that it has an obligation for such costs and can reasonably estimate the amount of such costs. In cases where the Registrants determine that it is not probable, but reasonably possible that they have a material obligation, they disclose such obligations and the possible loss or range of loss if such estimate can be made. If it were ultimately determined that the Registrants have legal liability or are otherwise made subject to liability based on any of the matters referenced above, it could have a material adverse effect on the Registrants’ financial condition, results of operations, and cash flows.
15. SEGMENT INFORMATION
The disclosures in this note apply to both Registrants, unless indicated otherwise.
FirstEnergy
FE and its subsidiaries are principally involved in the transmission, distribution and generation of electricity through its reportable segments: Distribution, Integrated and Stand-Alone Transmission. The external reportable segments are consistent with the internal financial reports used by FirstEnergy’s Chairman, President and Chief Executive Officer, its CODM, to regularly assess the performance of each segment. FirstEnergy’s CODM uses earnings attributable to FE from continuing operations to assess performance, including considering actual versus budget variances to make operating decisions and allocate resources to the segments.
FirstEnergy’s
Distribution
segment, which consists of the Ohio Companies and FE PA, distributes electricity through FirstEnergy’s electric operating companies in Ohio and Pennsylvania. The Distribution segment serves approximately 4.3 million customers in Ohio and Pennsylvania across its distribution footprint and purchases power for its default service or standard service offer requirements. The segment’s results reflect the costs of securing and delivering electric generation to customers, including the deferral and amortization of certain costs.
FirstEnergy’s
Integrated
segment includes the distribution and transmission operations of JCP&L, MP and PE, as well as MP’s regulated generation operations. The Integrated segment distributes electricity to approximately

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2 million customers in New Jersey, West Virginia and Maryland across its distribution footprint; provides transmission infrastructure in New Jersey, West Virginia, Maryland and Virginia to transmit electricity and operates 3,610 MWs of regulated generation capacity located primarily in West Virginia and Virginia, which includes three solar generation sites, representing 30 MWs of generation capacity. The segment’s results reflect the costs of securing and delivering electric generation to customers, including the deferral and amortization of certain costs. Additionally, on October 1, 2025, MP and PE filed their integrated resource plan with the WVPSC proposing, among other things, the addition of
70
MWs of solar generation by 2028, and
1,200
MWs of natural gas combined cycle generation by 2031, which are expected to require an estimated capital investment of approximately $
2.5
 billion, as detailed in the filing. See Note 13., “Regulatory Matters,” of the Combined Notes to Financial Statements of the Registrants for additional details.
FirstEnergy’s
Stand-Alone Transmission
segment, which consists of FE’s ownership in FET and KATCo, includes transmission infrastructure owned and operated by the Transmission Companies and used to transmit electricity. The segment’s revenues are primarily derived from forward-looking formula rates, pursuant to which the revenue requirement is updated annually based on a projected rate base and projected costs, which is subject to an annual true-up
based on actual rate base and costs. The segment’s results also reflect the net transmission expenses related to the delivery of electricity on FirstEnergy’s transmission facilities.
FirstEnergy’s
Corporate/Other
reflects corporate support and other costs not charged or attributable to the Electric Companies or Transmission Companies, including FE’s retained pension and OPEB assets and liabilities of former subsidiaries, interest expense on FE’s holding company debt and other investments or businesses that do not constitute an operating segment, including FEV’s investment of
33-1/3%
equity ownership in Global Holding. On July 16, 2025, FEV sold its entire
33-1/3%
equity ownership in Global Holding, the holding company for a joint venture in the Signal Peak mining and coal transportation operations, at book value to WMB Marketing Ventures, LLC and Pinesdale LLC for $47.5 million. Reconciling adjustments for the elimination of inter-segment transactions are shown separately in the following table of Segment Financial Information. Also included in Corporate/Other for segment reporting is 67 MWs of generation capacity, representing AE Supply’s OVEC capacity entitlement. As of December 31, 2025, Corporate/Other had approximately $6.8 billion of external FE holding company debt.

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Financial information for FirstEnergy’s business segments and reconciliations to consolidated amounts is presented below:

(In millions) For the Years Ended	Distribution	Integrated	Stand-Alone Transmission	Total Reportable Segments	Corporate/ Other	Reconciling Adjustments	FirstEnergy Consolidated
December 31, 2025
External revenues	$7,508	$5,678	$1,886	$15,072	$18	$—	$15,090
Internal revenues	39	5	19	63	—	(63)	—

Total revenues	$7,547	$5,683	$1,905	$15,135	$18	$(63)	$15,090
Other operating expenses (1)	2,479	1,416	328	4,223	(90)	(11)	4,122
Depreciation (1)	655	562	369	1,586	78	—	1,664
Amortization (deferral) of regulatory assets, net	(103)	(12)	6	(109)	—	—	(109)
Ohio settlement charges	275	—	—	275	—	—	275
Equity method investment earnings, net	—	—	—	—	—	—	—
Interest expense (1)	399	284	322	1,005	338	(126)	1,217

Income taxes (benefits) (1)	74	190	99	363	(75)	—	288
Other expense (income) items (2)	3,680	2,655	424	6,759	3	126	6,888
Earnings (losses) attributable to FE from continuing operations	363	588	357	1,308	(288)	—	1,020
Cash Flows from Investing Activities
Capital investments	$1,344	$1,842	$1,601	$4,787	$(82)	$—	$4,705
December 31, 2024
External revenues	$6,824	$4,871	$1,768	$13,463	$9	$—	$13,472
Internal revenues	39	5	19	63	—	(63)	—

Total revenues	$6,863	$4,876	$1,787	$13,526	$9	$(63)	$13,472
Other operating expenses (1)	2,378	1,254	347	3,979	75	(10)	4,044
Depreciation (1)	648	521	336	1,505	76	—	1,581
Amortization (deferral) of regulatory assets, net	(171)	(66)	6	(231)	—	—	(231)
Equity method investment earnings, net	—	—	—	—	58	—	58
Interest expense (1)	432	262	275	969	360	(185)	1,144
Income taxes (benefits) (1)	135	153	173	461	(84)	—	377
Other expense (income) items (2)	2,817	2,217	356	5,390	62	185	5,637

(In millions) For the Years Ended	Distribution	Integrated	Stand-Alone Transmission	Total Reportable Segments	Corporate/ Other	Reconciling Adjustments	FirstEnergy Consolidated
Earnings (losses) attributable to FE from continuing operations	624	535	294	1,453	(475)	—	978
Cash Flows from Investing Activities
Capital investments	$1,130	$1,542	$1,266	$3,938	$92	$—	$4,030
December 31, 2023
External revenues	$6,813	$4,315	$1,731	$12,859	$11	$—	$12,870
Internal revenues	41	5	17	63	—	(63)	—

Total revenues	$6,854	$4,320	$1,748	$12,922	$11	$(63)	$12,870
Other operating expenses (1)	2,129	1,156	338	3,623	(34)	(10)	3,579
Depreciation (1)	620	462	304	1,386	75	—	1,461
Amortization (deferral) of regulatory assets, net	(259)	(10)	8	(261)	—	—	(261)
Equity method investment earnings, net	—	—	—	—	175	—	175
Interest expense (1)	390	257	245	892	340	(108)	1,124
Income taxes (benefits) (1)	147	37	146	330	(63)	—	267
Other expense (income) items (2)	3,240	2,118	308	5,666	(22)	108	5,752
Earnings (losses) attributable to FE from continuing operations	587	300	399	1,286	(163)	—	1,123
Cash Flows from Investing Activities
Capital investments	$936	$1,212	$1,093	$3,241	$115	$—	$3,356

(In millions)	Distribution	Integrated	Stand-Alone Transmission	Total Reportable Segments	Corporate/ Other	Reconciling Adjustments	FirstEnergy Consolidated
As of December 31, 2025
Total Assets	$20,653	$20,352	$14,903	$55,908	$1,793	$(1,797)	$55,904
Total Goodwill	$3,222	$1,953	$443	$5,618	$—	$—	$5,618
As of December 31, 2024
Total Assets	$19,949	$18,637	$13,528	$52,114	$1,975	$(2,045)	$52,044
Total Goodwill	$3,222	$1,953	$443	$5,618	$—	$—	$5,618

(1)	FirstEnergy considers this line to be a significant expense.
(2)
Consists of Fuel, Purchased power, General taxes, Ohio settlement charges, Impairment of assets, Debt redemption costs, Miscellaneous income, net, Capitalized financing costs, Pension and OPEB mark-to-market
adjustments, and Income attributable to noncontrolling interest.

JCP&L
JCP&L is principally involved in the transmission and distribution of electricity through its reportable segments: Distribution and Transmission. The external reportable segments are consistent with the internal financial reports used by JCP&L’s President, its CODM, to regularly assess the performance of each segment. JCP&L’s CODM uses net income to assess performance, including considering actual versus budget variances to make operating decisions and allocate resources to the segments.
JCP&L’s Distribution segment distributes electricity to approximately 1.2 million customers in New Jersey across its distribution footprint and procures electric supply to serve its BGS customers through a statewide auction process approved by the NJBPU. The segment’s results reflect the costs of securing and delivering electric generation to customers, including the deferral and amortization of certain costs.
JCP&L’s Transmission segment includes transmission infrastructure owned and operated by JCP&L that is used to transmit electricity. The segment’s revenues are primarily derived from forward-looking formula rates, pursuant to which the revenue requirement is updated annually based on a projected rate base and projected costs, which is subject to an annual true-up
based on actual rate base and costs. The segment’s results also reflect the net transmission expenses related to the delivery of electricity on JCP&L’s transmission facilities.
Financial information for JCP&L’s reportable segments and reconciliations are presented below:

(In millions) For the Years Ended	Distribution	Transmission	Total Reportable Segments	Reconciling Adjustments	JCP&L
December 31, 2025
External revenues	$2,379	$259	$2,638	$—	$2,638
Internal revenues	175	—	175	(175)	—

Total revenues	$2,554	$259	$2,813	$(175)	$2,638
Other operating expenses (1)	791	64	855	(175)	680
Depreciation (1)	209	54	263	—	263
Deferral of regulatory assets, net	(134)	—	(134)	—	(134)
Interest expense - non-affiliates (1)	98	34	132	—	132
Interest expense - affiliates (1)	6	—	6	—	6
Income taxes	71	36	107	—	107
Other expense (income) items (2)	1,309	(31)	1,278	—	1,278
Net Income	204	102	306	—	306
Cash Flows from Investing Activities:
Capital investments	$454	$651	$1,105	$—	1,105

(In millions) For the Years Ended	Distribution (3)	Transmission	Total Reportable Segments	Reconciling Adjustments	JCP&L
December 31, 2024
External revenues	$2,073	$242	$2,315	$—	$2,315
Internal revenues	152	—	152	(152)	—

Total revenues	$2,225	$242	$2,467	$(152)	$2,315
Other operating expenses (1)	745	61	806	(152)	654
Depreciation (1)	203	46	249	—	249
Deferral of regulatory assets, net	(124)	—	(124)	—	(124)
Interest expense - non-affiliates (1)	75	22	97	—	97
Interest expense - affiliates (1)	20	—	20	—	20
Income taxes	52	35	87	—	87
Other expense (income) items (2)	1,100	(10)	1,090	—	1,090
Net Income	154	88	242	—	242
Cash Flows from Investing Activities:
Capital investments	$360	$519	$879	$—	879

(In millions) For the Years Ended	Distribution (3)	Transmission	Total Reportable Segments	Reconciling Adjustments	JCP&L
December 31, 2023
External revenues	$1,823	$204	$2,027	$—	$2,027
Internal revenues	111	—	111	(111)	—

Total revenues	$1,934	$204	$2,138	$(111)	$2,027
Other operating expenses (1)	601	65	666	(111)	555
Depreciation (1)	190	41	231	—	231
Deferral of regulatory assets, net	(67)	—	(67)	—	(67)
Interest expense - non-affiliates (1)	86	24	110	—	110
Interest expense - affiliates (1)	14	—	14	—	14
Income taxes	11	22	33	—	33
Other expense (income) items (2)	1,036	(10)	1,026	—	1,026
Net Income	63	62	125	—	125
Cash Flows from Investing Activities:
Capital investments	$232	$401	$633	—	633

(In millions)	Distribution (3)	Transmission	Total Reportable Segments	Reconciling Adjustments	JCP&L
As of December 31, 2025
Total assets	$7,941	$3,168	$11,109	—	$11,109
Total goodwill	$1,213	$598	$1,811	—	$1,811
As of December 31, 2024
Total assets (3)	$7,198	$2,715	$9,913	—	$9,913
Total goodwill	$1,213	$598	$1,811	—	$1,811

(1)	JCP&L considers this line to be a significant expense.
(2)	Consists of Purchased power, General taxes, Miscellaneous income, net, Capitalized financing costs, and Pension and OPEB mark-to-market adjustments.
(3)
Previously issued 2024 and 2023 JCP&L amounts have been revised due to the correction of immaterial errors as discussed in Note 1., “Organization and Basis of Presentation,” of the Combined Notes to Financial Statements of the Registrants.

16. TRANSACTIONS WITH AFFILIATES
The disclosures in this note apply to JCP&L only.
The affiliated company transactions for JCP&L for the years ended December 31, 2025, 2024 and 2023 are as follows:

	For the Years Ended December 31,
	2025	2024	2023
	(In millions)
Revenues	$1	$1	$1
Expenses:
FESC support services (1)	180	166	174
Other affiliate support services (1)	13	26	9
Interest income	1	—	—
Interest expense	6	20	14

(1)	Includes amounts capitalized of $77 million, $74 million and $61 million for 2025, 2024 and 2023, respectively.
FE does not bill directly or allocate any of its costs to any subsidiary company. FESC provides corporate support and other services, including executive administration, accounting and finance, risk management, human resources, corporate affairs, communications, information technology, legal services and other similar services at cost, in accordance with its cost allocation manual, to affiliated FirstEnergy companies under FESC agreements. Allocated costs are for services that are provided on behalf of more than one company, or costs that cannot be precisely identified and are allocated using formulas developed by FESC. Intercompany transactions are generally settled under commercial terms within thirty days. JCP&L can also receive charges from and charge affiliates other than FESC at cost.
JCP&L recognizes an allocation of the net periodic pension and OPEB costs/credits from its affiliates, primarily FESC.
Under the FirstEnergy regulated money pool, JCP&L has the ability to borrow from its regulated affiliates and FE to meet its short-term working capital requirements. Affiliated company notes receivables and payables related to the money pool are reported as Notes receivable from affiliated companies or Short-term borrowings - affiliated companies on the Balance Sheets. Affiliate accounts receivable and accounts payable balances relate to intercompany transactions that have not yet settled through the FirstEnergy money pool.
JCP&L is party to an intercompany income tax allocation agreement with FirstEnergy that provides for the allocation of consolidated tax liabilities.
17. REVISION OF PREVIOUSLY ISSUED QUARTERLY FINANCIAL STATEMENTS (Unaudited)
The disclosures in this note apply to JCP&L.
As discussed in Note 1.,“Organization and Basis of Presentation,” during the fourth quarter of 2025, JCP&L identified an error in the recording of certain expenses for smart meter cost of removal associated with the deployment of its AMI program resulting in an understatement of expense on the Statements of Income and Comprehensive Income and Regulatory assets/liabilities on the Balance Sheets since 2023. JCP&L evaluated the error, and the specific impact on each affected prior period was not material, however, as a result of the cumulative impact, JCP&L determined to revise previously issued financial statements to correct the error and in doing so also corrected certain other previously identified immaterial errors, including the misclassification of certain retired assets.

F-9
7

JCP&L will revise previously reported financial information for this error in its future filings, as applicable. A summary of the corrections to the impacted financial statement line items to JCP&L’s previously issued unaudited quarterly Statements of Income and Comprehensive Income, Balance Sheets, Statements of Cash Flows and the Statements of Common Stockholder’s Equity are as follows:
JCP&L Interim Statements of Income and Comprehensive Income

	For the Three Months Ended March 31, 2025			For the Three Months Ended March 31, 2024
(In millions)	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
Deferral of regulatory assets, net	$(22)	$2	$(20)	$(39)	$2	$(37)
Other operating expenses	145	—	145	187	(1)	186
Total operating expenses	492	2	494	462	1	463
Operating income	74	(2)	72	4	(1)	3
Income before income taxes	65	(2)	63	(12)	(1)	(13)
Income taxes	16	—	16	(4)	—	(4)
Net income (loss)	49	(2)	47	(8)	(1)	(9)
Comprehensive income	49	(2)	47	(8)	(1)	(9)

	For the Three Months Ended June 30, 2025			For the Six Months Ended June 30, 2025
(In millions)	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
Deferral of regulatory assets, net	$(14)	$2	$(12)	$(36)	$4	$(32)
Other operating expenses	133	4	137	278	4	282
Total operating expenses	493	6	499	985	8	993
Operating income	99	(6)	93	173	(8)	165
Income before income taxes	88	(6)	82	153	(8)	145
Income taxes	22	(2)	20	38	(2)	36
Net income	66	(4)	62	115	(6)	109
Comprehensive income	66	(4)	62	115	(6)	109

	For the Three Months Ended June 30, 2024			For the Six Months Ended June 30, 2024
(In millions)	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
Deferral of regulatory assets, net	$(34)	$4	$(30)	$(73)	$5	$(68)
Other operating expenses	158	(1)	157	345	(2)	343
Total operating expenses	458	3	461	920	3	923
Operating income	99	(3)	96	103	(3)	100
Income before income taxes	78	(3)	75	66	(3)	63
Income taxes	21	(1)	20	17	(1)	16
Net income	57	(2)	55	49	(2)	47
Comprehensive income	57	(2)	55	49	(2)	47

	For the Three Months Ended September 30, 2025			For the Nine Months Ended September 30, 2025
(In millions)	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
Amortization (deferral) of regulatory assets, net	$11	$2	$13	$(25)	$6	$(19)
Other operating expenses	158	—	158	436	4	440
Total operating expenses	692	2	694	1,677	10	1,687
Operating income	172	(2)	170	345	(10)	335
Income before income taxes	160	(2)	158	313	(10)	303
Income taxes	41	(1)	40	79	(3)	76
Net income	119	(1)	118	234	(7)	227
Comprehensive income	119	(1)	118	234	(7)	227

	For the Three Months Ended September 30, 2024			For the Nine Months Ended September 30, 2024
(In millions)	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
Amortization (deferral) of regulatory assets, net	$(25)	$2	$(23)	$(98)	$8	$(90)
Other operating expenses	179	1	180	524	(1)	523
Total operating expenses	605	3	608	1,525	7	1,532
Operating income	160	(3)	157	263	(7)	256
Income before income taxes	150	(3)	147	216	(7)	209
Income taxes	41	(1)	40	58	(2)	56
Net income	109	(2)	107	158	(5)	153
Comprehensive income	109	(2)	107	158	(5)	153
JCP&L Interim Balance Sheets

	As of March 31, 2025			As of March 31, 2024
(In millions)	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
PP&E - In service	$8,807	$34	$8,841	$8,340	$12	$8,352
Accumulated provision for depreciation	2,415	30	2,445	2,371	8	2,379
PP&E Excluding CWIP	6,392	4	6,396	5,969	4	5,973
Total PP&E	7,053	4	7,057	6,469	4	6,473
Regulatory assets/(liabilities)	292	(20)	272	9	(10)	(1)
Total investments and other noncurrent assets	2,683	(20)	2,663	2,353	(9)	2,344
Total assets	10,073	(16)	10,057	9,212	(5)	9,207
Accumulated deferred income taxes, net	1,223	(4)	1,219	986	(1)	985
Total noncurrent liabilities	3,981	(4)	3,977	3,692	—	3,692
Total liabilities	5,075	(4)	5,071	4,946	—	4,946
Retained earnings	1,341	(12)	1,329	1,216	(5)	1,211
Total common stockholder’s equity	4,998	(12)	4,986	4,266	(5)	4,261

	As of June 30, 2025			As of June 30, 2024
(In millions)	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
PP&E - In service	$8,940	$30	$8,970	$8,458	$16	$8,474
Accumulated provision for depreciation	2,434	30	2,464	2,388	12	2,400
PP&E Excluding CWIP	6,506	—	6,506	6,070	4	6,074
Total PP&E	7,232	—	7,232	6,581	4	6,585

	As of June 30, 2025			As of June 30, 2024
(In millions)	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
Regulatory assets/(liabilities)	354	(23)	331	95	(13)	82
Total investments and other noncurrent assets	2,763	(23)	2,740	2,444	(13)	2,431
Total assets	10,450	(23)	10,427	9,498	(9)	9,489
Accumulated deferred income taxes, net	1,257	(7)	1,250	1,037	(2)	1,035
Total noncurrent liabilities	4,017	(7)	4,010	3,742	(2)	3,740
Total liabilities	5,385	(7)	5,378	4,574	(2)	4,572
Retained earnings	1,407	(16)	1,391	1,273	(7)	1,266
Total common stockholder’s equity	5,065	(16)	5,049	4,924	(7)	4,917

	As of September 30, 2025			As of September 30, 2024
(In millions)	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
PP&E - In service	$9,002	$55	$9,057	$8,521	$15	$8,536
Accumulated provision for depreciation	2,380	55	2,435	2,402	12	2,414
PP&E Excluding CWIP	6,622	—	6,622	6,119	3	6,122
Total PP&E	7,460	—	7,460	6,707	3	6,710
Regulatory assets/(liabilities)	410	(24)	386	153	(15)	138
Total investments and other noncurrent assets	2,843	(24)	2,819	2,515	(15)	2,500
Total assets	11,490	(24)	11,466	9,611	(12)	9,599
Accumulated deferred income taxes, net	1,292	(7)	1,285	1,109	(3)	1,106
Total noncurrent liabilities	5,380	(7)	5,373	3,831	(3)	3,828
Total liabilities	6,394	(7)	6,387	4,576	(3)	4,573
Retained earnings	1,436	(17)	1,419	1,382	(9)	1,373
Total common stockholder’s equity	5,096	(17)	5,079	5,035	(9)	5,026
JCP&L Interim Statements of Common Stockholder’s of Equity

	As of September 30, 2024
(In millions)	As Reported	Adjustment	As Revised
Balance, January 1, 2024	$4,132	$(4)	$4,128
Net loss	(8)	(1)	(9)
Balance, March 31, 2024	4,266	(5)	4,261
Net income	57	(2)	55
Balance, June 30, 2024	4,924	(7)	4,917
Net income	109	(2)	107
Balance, September 30, 2024	5,035	(9)	5,026

	As of September 30, 2025
(In millions)	As Reported	Adjustment	As Revised
Balance, January 1, 2025	$4,977	$(10)	$4,967
Net income	49	(2)	47
Balance, March 31, 2025	4,998	(12)	4,986
Net income	66	(4)	62
Balance, June 30, 2025	5,065	(16)	5,049
Net income	119	(1)	118
Balance, September 30, 2025	5,096	(17)	5,079

JCP&L Interim Statements of Cash Flows

	For the Three Months Ended March 31, 2025			For the Three Months Ended March 31, 2024
(In millions)	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$49	$(2)	$47	$(8)	$(1)	$(9)
Adjustments to reconcile net income to net cash from operating activities-
Depreciation, amortization and impairments	43	2	45	71	2	73
Deferred income taxes and investment tax credits, net	23	—	23	27	—	27
Net cash provided from operating activities	205	—	205	83	1	84
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital investments	$(206)	$—	$(206)	$(194)	$(1)	$(195)
Net cash used for investing activities	(226)	—	(226)	(215)	(1)	(216)
Net change in cash, cash equivalents, and restricted cash	$—	$—	$—	$—	$—	$—

	For the Six Months Ended June 30, 2025			For the Six Months Ended June 30, 2024
(In millions)	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$115	$(6)	$109	$49	$(2)	$47
Adjustments to reconcile net income to net cash from operating activities-
Depreciation, amortization and impairments	94	4	98	108	5	113
Deferred income taxes and investment tax credits, net	53	(2)	51	77	(1)	76
Net cash provided from operating activities	326	(4)	322	164	2	166
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital investments	$(477)	$4	$(473)	$(387)	$(2)	$(389)
Net cash used for investing activities	(527)	4	(523)	(421)	(2)	(423)
Net change in cash, cash equivalents, and restricted cash	$—	$—	$—	$—	$—	$—

	For the Nine Months Ended September 30, 2025			For the Nine Months Ended September 30, 2024
(In millions)	As Reported	Adjustment	As Revised	As Reported	Adjustment	As Revised
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$234	$(7)	$227	$158	$(5)	$153
Adjustments to reconcile net income to net cash from operating activities-
Depreciation, amortization and impairments	171	6	177	144	8	152
Deferred income taxes and investment tax credits, net	85	(3)	82	148	(2)	146
Net cash provided from operating activities	381	(4)	377	427	1	428
CASH FLOWS FROM FINANCING ACTIVITIES:
Capital investments	$(782)	$4	$(778)	$(599)	$(1)	$(600)
Net cash used for investing activities	(877)	4	(873)	(648)	(1)	(649)
Net change in cash, cash equivalents, and restricted cash	$708	$—	$708	$—	$—	$—

F-10
2

Jersey Central Power & Light Company

Offer to Exchange

$350,000,000 aggregate principal amount of 4.150% Senior Notes due 2029 that have not been registered under the Securities Act

for

$350,000,000 aggregate principal amount of 4.150% Senior Notes due 2029 registered under the Securities Act

and

$500,000,000 aggregate principal amount of 4.400% Senior Notes due 2031 that have not been registered under the Securities Act

for

$500,000,000 aggregate principal amount of 4.400% Senior Notes due 2031 registered under the Securities Act

and

$500,000,000 aggregate principal amount of 5.150% Senior Notes due 2036 that have not been registered under the Securities Act

for

$500,000,000 aggregate principal amount of 5.150% Senior Notes due 2036 registered under the Securities Act

PROSPECTUS

The exchange offer will expire at 5:00 P.M., New York City time,

on    , 2026, unless extended.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

JCP&L is a corporation organized under the laws of New Jersey. Section 14A: 3-5 of the New Jersey Business Corporations Act (the “NJBCA”) empowers a corporation to, subject to such standards and restrictions, if any, as are set forth in its bylaws, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The bylaws of JCP&L, dated January 9, 2008 (the “JCP&L Bylaws”) contain indemnification provisions that provide that, to the fullest extent permitted under the NJBCA, subject to certain restrictions described below, the Company will indemnify defend and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed actions, suits or proceedings by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, settlements, penalties and fines actually and reasonably incurred by him or her in connection with the defense or settlement of such, action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; and, with respect to any criminal action or proceeding, either he or she had reasonable cause to believe such conduct was lawful or no reasonable cause to believe such conduct was unlawful. The JCP&L Bylaws provide that JCP&L shall pay, to the full extent then permitted by law, expenses, including attorney’s fees, incurred by a member of the JCP&L Board in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person.

In addition, FirstEnergy maintains directors’ and officers’ liability insurance policies that cover the members of the JCP&L board of directors and officers of FirstEnergy and its subsidiaries, including the managers and officers of JCP&L.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Jersey Central Power & Light Company (incorporated by reference to JCP&L’s Form S-4 filed April 1, 2025, Exhibit 3.1, File No. 333-286328).

3.2	Amended and Restated Bylaws of Jersey Central Power & Light Company (incorporated by reference to JCP&L’s Form S-4 filed April 1, 2025, Exhibit 3.2, File No. 333-286328).

4.1	Indenture, dated as of July 1,1999, by and between Jersey Central Power & Light Company and The Bank of New York Mellon Trust Company as eventual successor to U.S. Trust Company of New York, which was the original trustee (incorporated by reference to JCP&L’s Form S-4 filed April 1, 2025, Exhibit 3.3, File No. 333-286328).

4.2	Registration Rights Agreement, dated as of September 4, 2025, by and among Jersey Central Power & Light Company, J.P. Morgan Securities LLC, PNC Capital Markets LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers of the 4.150% Senior Notes due 2029 (incorporated by reference to JCP&L’s Current Report on Form 8-K filed September 5, 2025, Exhibit 10.1, File No. 001-03141).

Exhibit No.	Description

4.3	Registration Rights Agreement, dated as of September 4, 2025, by and among Jersey Central Power & Light Company, J.P. Morgan Securities LLC, PNC Capital Markets LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers of the 4.400% Senior Notes due 2031 (incorporated by reference to JCP&L’s Current Report on Form 8-K filed September 5, 2025, Exhibit 10.2, File No. 001-03141).

4.4	Registration Rights Agreement, dated as of September 4, 2025, by and among Jersey Central Power & Light Company, J.P. Morgan Securities LLC, PNC Capital Markets LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers of the 5.150% Senior Notes due 2036 (incorporated by reference to JCP&L’s Current Report on Form 8-K filed September 5, 2025, Exhibit 10.3, File No. 001-03141).

4.5	Company Order, dated as of September 4, 2025 with respect to the Senior Notes due 2029.

4.6	Company Order, dated as of September 4, 2025 with respect to the Senior Notes due 2031.

4.7	Company Order, dated as of September 4, 2025 with respect to the Senior Notes due 2036.

4.8	Form of 4.150% Senior Note due 2029 (incorporated by reference to JCP&L’s Current Report on Form 8-K filed September 5, 2025, Exhibit 4.3, File No. 001-03141).

4.9	Form of 4.400% Senior Note due 2031 (incorporated by reference to JCP&L’s Current Report on Form 8-K filed September 5, 2025, Exhibit 4.4, File No. 001-03141).

4.10	Form of 5.150% Senior Note due 2036 (incorporated by reference to JCP&L’s Current Report on Form 8-K filed September 5, 2025, Exhibit 4.5, File No. 001-03141).

4.11	First Supplemental Indenture, dated as of October 31, 2007, by and among Jersey Central Power & Light Company and The Bank of New York, as resigning trustee, and The Bank of New York Trust Company, N.A., as successor trustee (incorporated by reference to JCP&L’s Form S-4 filed April 1, 2025, Exhibit 4.5, File No. 333-286328).

5.1	Opinion of Morgan, Lewis & Bockius LLP, counsel to Jersey Central Power & Light Company.

10.1	Credit Agreement, dated as of October 18, 2021, by and among Jersey Central Power & Light Company, the banks and other financial institutions party thereto on the date hereof, as lenders, and Mizuho Bank, Ltd., as administrative agent (incorporated by reference to JCP&L’s Form S-4 filed April 1, 2025, Exhibit 10.1, File No. 333-286328).

10.2	Amendment No. 1 to Credit Agreement, dated as of April 27, 2023, by and among Jersey Central Power & Light Company, the banks and other financial institutions party thereto on the date hereof, as lenders, and Mizuho Bank, Ltd., as administrative agent (incorporated by reference to JCP&L’s Form S-4 filed April 1, 2025, Exhibit 10.2, File No. 333-286328).

10.3	Amendment No. 2 to Credit Agreement, dated as of October 20, 2023, by and among Jersey Central Power & Light Company, the banks and other financial institutions party thereto on the date hereof, as lenders, and Mizuho Bank, Ltd., as administrative agent (incorporated by reference to JCP&L’s Form S-4 filed April 1, 2025, Exhibit 10.3, File No. 333-286328).

10.4	Amendment No. 3 to Credit Agreement, dated as of October 24, 2024, by and among Jersey Central Power & Light Company, the banks and other financial institutions party thereto on the date hereof, as lenders, and Mizuho Bank, Ltd., as administrative agent (incorporated by reference to JCP&L’s Form S-4 filed April 1, 2025, Exhibit 10.4, File No. 333-286328).

10.5	Service Agreement, dated as of January 1, 2024, by and between FirstEnergy Transmission, LLC, each of the associate companies listed on the signature pages thereto, and FirstEnergy Service Company (incorporated by reference to JCP&L’s Form S-4 filed April 1, 2025, Exhibit 10.5, File No. 333-286328).

Exhibit No.	Description

10.6	Second Revised, Amended and Restated Mutual Assistance Agreement, dated as of January 1, 2024, by and among certain subsidiaries of FirstEnergy Corp. listed on the signature pages thereto (incorporated by reference to JCP&L’s Form S-4 filed April 1, 2025, Exhibit 10.6, File No. 333-286328).

10.7	Amendment No. 4 to Credit Agreement, dated as of October 27, 2025, among JCP&L, as borrower, the banks and other financial institutions party thereto, as lenders, and Mizuho Bank, Ltd., as administrative agent (incorporated by reference to JCP&L’s Form 10-Q filed October 28, 2025, Exhibit 10.12, File No. 001-03141).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney.

25.1	Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A. to act as trustee under the Indenture, dated as of July 1, 1999.

99.1	Form of Letter of Transmittal.

99.2	Form of Letter to Clients.

99.3	Form of Letter to Registered Holders and The Depository Trust Company Participants.

107	Filing Fee Table.

*

Certain schedules and similar attachments have been omitted in reliance on Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, State of New Jersey, on April 9, 2026.

JERSEY CENTRAL POWER & LIGHT COMPANY

By:	/s/ Teresa Reed
Name: Teresa Reed
Title: Vice President, State Finance and Regulatory

Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* W. Douglas Mokoid	President and Director (Principal Executive Officer)	April 9, 2026

* Lisa Schultz	Controller (Principal Accounting Officer)	April 9, 2026

* Teresa Reed	Vice President, State Finance and Regulatory (Principal Financial Officer)	April 9, 2026

* Linda Bowden	Director	April 9, 2026

* John E. Harmon	Director	April 9, 2026

* A. Wade Smith	Director	April 9, 2026

* Toby L. Thomas	Director	April 9, 2026

*

The undersigned by signing his name hereto does sign and execute this registration statement on Form S-4 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ James A. Arcuri
James A. Arcuri
Attorney-in-Fact